As filed with the Securities and Exchange Commission on November 8, 2024

Registration No. 333-277161

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C., 20549

________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________

VERSUS SYSTEMS INC.
(Exact Name of Registrant as specified in its Charter)

________________________

British Columbia	7374	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1558 West Hastings Street
Vancouver BC V6G 3J4 Canada
(604) 639-4457
(Address and telephone number of principal executive offices)

________________________

Luis Goldner
Versus Systems Inc.
2900-500 Burrard Street

Vancouver BC V6C 0A3 Canada
(604) 639-4457
(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________

Copies of communications to:

Richard Pearlman
Christina Ahrens
Igler and Pearlman, P.A.
2457 Care Drive, Suite 203
Tallahassee, Florida 32308
Telephone: (850) 445-5564

___________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the requisite votes are obtained pursuant to the solicitation by Versus Systems Inc. referred to in this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

☐ Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)

☐ Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

VERSUS SYSTEMS INC.
2900-550 Burrard Street
Vancouver, BC V6C 0A3 Canada

TO THE SHAREHOLDERS OF VERSUS SYSTEMS INC.:

We have called a special meeting (the “Meeting”) of our shareholders (the “Shareholders”) to be held virtually via live webcast at https://meetnow.global/MMFM7V4, on December 18, 2024 at 10:30 a.m. (Vancouver time). At the Meeting, our Shareholders of record on the record date, determined by our board of directors to be the close of business on November 8, 2024, will be asked:

(1)    To consider, and, if thought fit, to pass, with or without variation, a special resolution (the “Continuance Resolution”) set out in the accompanying proxy statement/prospectus, authorizing and approving the Continuance of Versus Systems Inc. from the Province of British Columbia in accordance with the Business Corporations Act (British Columbia) into the State of Delaware in accordance with the Delaware General Corporation Law (the “Continuance”), as more fully described in the accompanying proxy statement/prospectus;

(2)    To consider, and, if thought fit, to pass, a special resolution (the “Issuance Resolution”) set out in the accompanying proxy statement/prospectus, authorizing and approving the issuance of 2,155,172 common shares, warrants to purchase an additional 1,077,586 shares, and such 1,077,586 shares upon the exercise of such warrants, upon conversion of a $2.5 million promissory note held by ASPIS Cyber Technologies, Inc., which is an affiliate of our largest shareholder, Cronus Equity Capital Group, LLC (the “Issuance”), as more fully described in the accompanying proxy statement/prospectus; and

(3)    To transact any other business that may properly be brought before the Meeting or any adjournment or postponement thereof.

Registered Shareholders of the Company have the right to dissent with respect to the Continuance Resolution (the “Dissent Rights”). Those registered Shareholders who validly exercise their Dissent Rights will be entitled to be paid fair value of their shares. In order to validly exercise the Dissent Rights, registered Shareholders must strictly comply with the dissent procedures as set out in Sections 237 to 247 of the Business Corporations Act (British Columbia), a copy of which is attached to the accompanying proxy statement/prospectus as Appendix E and as more particularly described in the proxy statement/prospectus.

Further information about these proposals and the Meeting is contained in the accompanying proxy statement/prospectus. We encourage you to read the proxy statement/prospectus in its entirety.

Sincerely,
/s/ Luis Goldner
CHIEF EXECUTIVE OFFICER

SEE “RISK FACTORS” BEGINNING ON PAGE 13 OF THIS PROXY STATEMENT/ PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER AS A SHAREHOLDER OF THE COMPANY IN REGARDS TO THE CONTINUANCE AND THE SPECIAL MEETING.

This proxy statement/prospectus is first being mailed to holders of our common shares on or about November 19, 2024.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

November 19, 2024.

ADDITIONAL INFORMATION

The accompanying document is the proxy statement/prospectus of Versus Systems Inc. (the “Company”). This proxy statement/prospectus does not contain all of the information included in the registration statement or in the exhibits to the registration statement to which the accompanying proxy statement/prospectus relates. The accompanying proxy statement/prospectus incorporates important business and financial information about the Company from documents that are not included in or delivered with the accompanying proxy statement/prospectus. This information is available to you without charge upon your written or oral request. The Company files reports and other business and financial information with the SEC electronically, and the SEC maintains a website located at www.sec.gov containing this information. Such information is also available under the Company’s profile on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.

In addition, if you have questions about the accompanying proxy statement/prospectus or would like additional copies of the accompanying proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, please contact the Secretary of Versus Systems Inc. at 2900-550 Burrard Street, Vancouver, BC V6C 0A3 Canada. You will not be charged for any of these documents that you request.

If you would like to request documents, please do so no later than five business days before the date of the Meeting to be held on December 18, 2024 to ensure timely delivery.

VERSUS SYSTEMS INC.
2900-550 Burrard Street
Vancouver, BC V6C 0A3 Canada

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 18, 2024 AT 10:30 A.M.

TO THE SHAREHOLDERS OF VERSUS SYSTEMS INC.:

NOTICE IS HEREBY GIVEN that a special meeting (the “Meeting”) of the shareholders (the “Shareholders”) of Versus Systems Inc., a British Columbia corporation (the “Company,” “we,” “us,” or “our”) will be held virtually via live webcast at https://meetnow.global/MMFM7V4, on December 18, 2024 at 10:30 a.m. (Vancouver time). At the Meeting, our Shareholders of record on the record date, determined by our board of directors to be the close of business on November 8, 2024, will be asked to vote on the following matters:

(1)    To consider, and, if thought fit, to pass, with or without variation, a special resolution (the “Continuance Resolution”) set out in the accompanying proxy statement/prospectus, authorizing and approving the Continuance of the Company from the Province of British Columbia in accordance with the Business Corporations Act (British Columbia) into the State of Delaware in accordance with the Delaware General Corporation Law (the “Continuance”), as more fully described in the accompanying proxy statement/prospectus; and

(2)    To consider, and, if thought fit, to pass, a special resolution (the “Issuance Resolution”) set out in the accompanying proxy statement/prospectus, authorizing and approving the issuance of 2,155,172 common shares, warrants to purchase an additional 1,077,586 shares, and such 1,077,586 shares upon the exercise of such warrants, upon conversion of a $2.5 million promissory note held by ASPIS Cyber Technologies, Inc., which is an affiliate of our largest shareholder, Cronus Equity Capital Group, LLC (the “Issuance”), as more fully described in the accompanying proxy statement/prospectus; and

(3)    To transact any other business that may properly be brought before the Meeting or any adjournment or postponement thereof.

Our board of directors recommends that you vote “FOR” the above proposals:

The accompanying proxy statement/prospectus forms a part of this notice and describes the terms and conditions of the Continuance.

Our board of directors has fixed the record date of November 8, 2024 to determine the Shareholders of the Company who are entitled to receive notice of and to vote at, the Meeting or any adjournment or postponement of the Meeting. At the Meeting, each holder of record of common shares, no par value, on the record date will be entitled to one vote per common share held on each matter properly brought before the Meeting.

Your attention is directed to the accompanying proxy statement/prospectus, which summarizes the items to be voted upon. Shareholders who do not expect to attend the Meeting in person and who are entitled to vote are requested to date, sign and return the enclosed proxy as promptly as possible in the enclosed envelope.

THE VOTE OF EACH SHAREHOLDER IS IMPORTANT. YOU CAN VOTE YOUR SHARES BY ATTENDING THE MEETING OR BY COMPLETING AND RETURNING THE PROXY CARD SENT TO YOU. PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE A PROXY ISSUED IN YOUR NAME.

INFORMATION REGARDING PROXIES AND VOTING AT THE MEETING

Solicitation of Proxies

This proxy statement/prospectus is furnished in connection with the solicitation of proxies by the management of the Company for use at the Meeting of the holders (the “Shareholders”) of common shares (the “shares” or “common shares”) of the Company to be held virtually via live webcast at https://meetnow.global/MMFM7V4, on December 18, 2024 at 10:30 a.m. (Vancouver time), for the purposes set forth in the notice of special general meeting (the “Notice”) accompanying this proxy statement/prospectus. Solicitation of proxies will be primarily by mail, but may also be undertaken by way of telephone, internet, facsimile or oral communication by the directors, officers and regular employees of the Company, at no additional compensation. Costs associated with the solicitation of proxies will be borne by the Company.

Appointment and Revocation of Proxyholders

Accompanying this proxy statement/prospectus is an instrument of proxy for use at the Meeting. Shareholders who are unable to attend the Meeting in person and wish to be represented by proxy are required to date and sign the enclosed instrument of proxy and return it in the enclosed return envelope. All properly executed instruments of proxy for Shareholders must be mailed so as to reach or be deposited at the offices of Computershare Investor Services (Attention: Proxy Department) at 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1 not later than 48 hours (excluding Saturdays, Sundays and statutory holidays in the Province of British Columbia) prior to the time set for the Meeting or any adjournment thereof. An instrument of proxy may also be voted using a touch tone telephone at 1-866-732-VOTE (8683). Alternatively, a registered Shareholder can complete internet voting by logging on at www.investorvote.com and entering the CONTROL NUMBER located on the address box of the Shareholder’s instrument of proxy.

The persons designated in the instrument of proxy are officers and/or directors of the Company. A Shareholder has the right to appoint a person (who need not be a Shareholder) other than the persons designated in the accompanying instrument of proxy, to attend at and represent the Shareholder at the Meeting. To exercise this right, a Shareholder should insert the name of the designated representative in the blank space provided on the instrument of proxy and strike out the names of management’s nominees. Alternatively, a Shareholder may complete another appropriate instrument of proxy.

Signing of Proxy

The instrument of proxy must be signed by the Shareholder or the Shareholder’s duly appointed attorney authorized in writing or, if the Shareholder is a corporation, under its corporate seal or by a duly authorized officer or attorney of that corporation. An instrument of proxy signed by a person acting as attorney or in some other representative capacity (including a representative of a corporate Shareholder) should indicate that person’s capacity (following his or her signature) and should be accompanied by the appropriate instrument evidencing qualification and authority to act (unless such instrument has previously been filed with the Company).

Revocability of Proxies

A Shareholder who has submitted an instrument of proxy may revoke it at any time prior to the exercise thereof. In addition to any manner permitted by law, a proxy may be revoked by instrument in writing executed by the Shareholder or by his or her duly authorized attorney or, if the Shareholder is a corporation, under its corporate seal or executed by a duly authorized officer or attorney of that corporation and deposited either: (i) at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournments thereof, at which the instrument of proxy is to be used; or (ii) with the Chairman of the Meeting on the day of the Meeting, or any adjournment thereof. In addition, an instrument of proxy may be revoked: (i) by the Shareholder personally attending the Meeting and voting the securities represented thereby or, if the Shareholder is a corporation, by a duly authorized representative of the corporation attending at the Meeting and voting such securities; or (ii) in any other manner permitted by law.

Voting of Proxies and Exercise of Discretion by Proxyholders

All shares represented at the Meeting by properly executed proxies will be voted on any ballot that may be called for and, where a choice with respect to any matter to be acted upon has been specified in the instrument of proxy, the shares represented by the instrument of proxy will be voted in accordance with such instructions. The management designees named in the accompanying instrument of proxy will vote or withhold from voting the shares in respect of which they are appointed in accordance with the direction of the Shareholder appointing him or her on any ballot that may be called for at the Meeting. In the absence of such direction, such shares will be voted “FOR” the proposed resolutions at the Meeting. The accompanying instrument of proxy confers discretionary authority upon the persons named therein with respect to amendments of or variations to the matters identified in the accompanying Notice and with respect to other matters that may properly be brought before the Meeting. In the event that amendments or variations to matters identified in the Notice are properly brought before the Meeting or any further or other business is properly brought before the Meeting, it is the intention of the management designees to vote in accordance with their best judgment on such matters or business. At the time of printing this proxy statement/prospectus, the management of the Company knows of no such amendment, variation or other matter to come before the Meeting other than the matters referred to in the accompanying Notice.

Record Date and Quorum

The board of directors of the Company has fixed November 8, 2024 as the record date for the Meeting for Shareholders. Only Shareholders at the close of business on November 8, 2024 are entitled to receive notice of the Meeting and to vote thereat and at any adjournment or postponement thereof in accordance with the voting rights set out in the current Articles of the Company. Under the current Articles of the Company, a quorum of Shareholders is present at a meeting if there are two Shareholders, or one or more proxyholder(s) representing two Shareholders, or one Shareholder and a proxyholder representing another Shareholder.

Multiple Proxies and/or Voting Instruction Forms

Registered Shareholders of the Company have the right to dissent with respect to the Continuance Resolution (the “Dissent Rights”). Those registered Shareholders who validly exercise their Dissent Rights will be entitled to be paid fair value of their shares. In order to validly exercise the Dissent Rights, registered Shareholders must strictly comply with the dissent procedures as set out in Sections 237 to 247 of the Business Corporations Act (British Columbia), a copy of which is attached to the accompanying proxy statement/prospectus as Appendix E and as more particularly described in the proxy statement/prospectus.

BY ORDER OF THE BOARD OF DIRECTORS
By:	/s/ Luis Goldner
Luis Goldner
Chief Executive Officer and Director

Dated: November 19, 2024

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INFORMATION CONTAINED IN PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the SEC, constitutes a prospectus under the U.S. Securities Act with respect to the shares of the Company. This proxy statement/prospectus also constitutes a notice of meeting with respect to the Meeting. You should rely only on the information contained in this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in this proxy statement/prospectus. This proxy statement/prospectus is dated November 19, 2024, and you should assume that the information contained in this proxy statement/prospectus is accurate only as of such date.

On November 9, 2022, the Company completed a one-for-15 reverse stock split of the Company’s common shares. On December 28, 2023, the Company completed a one-for-16 reverse stock split of the Company’s common shares. All share and per share data reflect the reverse stock splits on a retroactive basis.

This proxy statement/prospectus does not constitute an offer to sell, buy or exchange or a solicitation of an offer to sell, buy or exchange any securities, or the solicitation of any vote, proxy or approval, by any person in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such an offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation.

Management is soliciting proxies of all Shareholders primarily by mail and electronic means, and all such costs will be borne by the Company. The Company will reimburse brokers, banks and other nominees for their expenses in sending proxy solicitation materials to the beneficial owners of common shares and obtaining their proxies.

This proxy statement/prospectus and proxy-related materials are being sent to all Shareholders. The Company does not send proxy-related materials directly to beneficial (non-registered) Shareholders and is not relying on the notice-and-access provisions of applicable securities laws for delivery of proxy-related materials to Shareholders. The Company will deliver proxy-related materials to nominees, custodians and fiduciaries, and they will be asked to promptly forward them to the beneficial (non-registered) Shareholders. The Company will reimburse such nominees, custodians and fiduciaries for their expenses in sending proxy-related materials to the beneficial (non-registered) Shareholders and obtaining their proxies. If you are a beneficial (non-registered) Shareholder, your nominee should send you a voting instruction form or form of proxy with this proxy statement/prospectus. The Company has also elected to pay for the delivery of our proxy-related materials to objecting beneficial (non-registered) Shareholders.

Shareholders should not construe the contents of this proxy statement/prospectus as legal, tax or financial advice and should consult with their own legal, tax, financial and other professional advisors.

Except where the context otherwise requires or where otherwise indicated, references to the “Company” “we”, “us” and “our” in this proxy statement/prospectus refer to Versus Systems Inc. and its consolidated subsidiaries.

Notice Regarding Tax Consequences of the Continuance

Shareholders should be aware that the Continuance may have tax consequences in Canada, the U.S. and/or in the jurisdictions in which the Shareholders are resident which may not be described fully herein. The tax consequences to such Shareholders of the Continuance is dependent on investors’ individual circumstances, including (but not limited to) their jurisdiction of residence. It is recommended that Shareholders consult their own tax advisors in this regard.

QUESTIONS AND ANSWERS

When and where will the Meeting be held?

The Meeting will be held virtually via live webcast at https://meetnow.global/MMFM7V4, on December 18, 2024 at 10:30 a.m. (Vancouver time).

What are the transactions I am being asked to vote on at the Meeting?

You are being asked to vote on two proposals, which we refer to as the Continuance proposal and the Issuance proposal. The Continuance Resolution will approve the Continuance, which will result in the Company ceasing to be governed by the laws of British Columbia, Canada and instead being governed by the corporate laws of the State of Delaware. The Issuance Resolution will approve the issuance of 2,155,172 common shares, warrants to purchase an additional 1,077,586 shares, and such 1,077,586 shares upon the exercise of such warrants, upon conversion of a $2.5 million promissory note (the “Note”) held by ASPIS Cyber Technologies, Inc. (“ASPIS”), which is an affiliate of our largest shareholder, Cronus Equity Capital Group, LLC (“Cronus”). The board of directors recommends that you vote “FOR” these proposals.

Why are we proposing this Continuance?

The Continuance is being proposed in order to reorganize the Company as a Delaware corporation. We believe the Continuance to Delaware will more accurately reflect our operations, which have largely been based in the United States and provide other expected and potential benefits. We have the following principal reasons for proposing this Continuance:

•        We have more of a business connection to the United States than to Canada. Our executive officers, customers and employees are all located in the United States and the majority of directors on our board of directors are located in the United States.

•        We access capital markets primarily though the Nasdaq Capital Market, where our common shares and some of our warrants are quoted for trading. The Nasdaq Capital Market is located in the United States.

•        On January 1, 2024, we lost our exemption as a foreign private issuer for the purposes of the United States Securities and Exchange Commission (the “SEC”). As we are considered a domestic issuer for SEC reporting requirements, as well as a reporting issuer in the Province of British Columbia, we currently have to prepare our financial statements and reporting to meet the accounting standards and reporting requirements of both countries. This dual-reporting of the results of our operations represents a significant added expense for the Company. We expect to spend less money on legal and regulatory compliance as a Delaware company.

•        The Continuance is also intended to enhance Shareholder value over the long term primarily by increasing our acceptance in the capital markets and improving the marketability of our common stock.

•        We expect the move would facilitate merger and acquisition activity with other U.S.-based entities when using equity as a portion of the purchase price. Stock-for-stock exchanges between U.S. entities can have favorable tax treatment for the acquired company as compared to transactions between a Canadian and U.S. entity.

•        It allows for improved employee incentives using tax-advantaged equity instruments, given that the overwhelming majority of our management and employees (in addition to our clients, and our Shareholders) are in the U.S.

In recommending the Continuance, our board of directors considered that potential investors, lenders and strategic partners in the United States are more comfortable dealing with U.S. corporations than British Columbia or other foreign corporations. The board chose to effect a continuance, which will result in the Company ceasing to be governed by the corporate laws of British Columbia, Canada and instead being governed by the corporate laws of the State of Delaware, because it believes the more favorable corporate environment afforded by Delaware will help us compete more effectively with other public companies, many of which are incorporated in Delaware, in raising capital and in attracting and retaining skilled, experienced outside directors.

Additionally, the Continuance will eliminate cross-border financing issues and concerns of United States institutional lenders, which we believe will provide the Company with greater access to needed financing to meet our growing business requirements.

Please read “The Continuance — Reasons for the Change in Domicile” beginning on page 32.

Will the Continuance dilute my ownership interest?

No. The Continuance will not dilute your ownership interest. Immediately after the Continuance is consummated you will own the same percentage of common stock of the Delaware-governed company (“Versus Delaware”) as you own common shares of the British Columbia-governed company (“Versus British Columbia”) immediately prior to the completion of the Continuance.

When do we expect to complete the Continuance?

We intend to complete the Continuance promptly after the Shareholders approve the Certification of Corporate Domestication and the Certificate of Incorporation at the Meeting, although our board of directors may delay completion of the Continuance for some period of time after Shareholder approval pending receipt of third party consents or for other business reasons.

Why was Delaware selected as the new jurisdiction of incorporation of the Company?

The State of Delaware has adopted comprehensive, modern and flexible corporate laws that are updated and revised periodically to meet changing business needs. The board of directors believes the more favorable corporate environment afforded by Delaware will help the Company compete more effectively with other public companies, many of which are incorporated in Delaware, in raising capital and in attracting and retaining skilled, experienced outside directors.

Will the Continuance affect current operations? What about the future?

The Continuance will have no immediate major impact on how the Company conducts day-to-day operations. The location of future operations will generally depend on the needs of the Company’s business, independent of the Company’s place of incorporation. However, the Company is hopeful that the change in governing jurisdiction from British Columbia to Delaware will more appropriately reflect its shift in strategy and will (i) improve the Company’s access to capital markets, increase funding and strategic flexibility and reduce the cost of capital, (ii) improve the Company’s ability to execute an acquisitive growth strategy using our capital stock as consideration, and (iii) better focus management efforts on each U.S. and international operation and better attract and retain key employees.

What vote is required to approve the Continuance proposal?

In order for the Company to effect the Continuance, it needs the affirmative vote of at least two-thirds of the shares present in person or represented by proxy at the Meeting and entitled to vote thereat. Therefore, if you abstain or otherwise do not vote on the Continuance proposal, it will have the effect of a vote “against” the proposal.

Will I be able to trade my shares during the time it takes to complete the Continuance?

Yes.

What will happen to my existing common shares of Versus British Columbia upon the completion of the Continuance? Do I have to exchange my share certificates?

Promptly after the effective time of the Continuance, the Company will mail to each record holder of certificates that immediately prior to the effective time of the Continuance represented Versus British Columbia common shares, a letter of transmittal and instructions for use in surrendering those certificates. Upon the surrender of each certificate formerly representing Versus British Columbia common shares, together with a properly completed letter of transmittal, the Company will issue in exchange a share certificate of Versus Delaware, and the stock certificate representing shares in the British Columbia company will be cancelled. Until so surrendered and exchanged, each certificate of Versus British Columbia common shares will represent solely the right to receive shares in Versus Delaware.

What will happen to outstanding warrants and stock options in connection with the Continuance?

As of the effective time of the Continuance, all warrants and options to purchase our common shares granted or issued prior to the effective time of the Continuance will convert automatically, on a one-for-one basis, into warrants and options to purchase shares of common stock in Versus Delaware that are identical to the warrants and options to purchase Versus British Columbia common shares in all material respects. The common stock underlying such warrants and options to purchase shares of common stock in Versus Delaware are being registered under the registration statement of which this proxy statement/prospectus is a part.

What will occur in the Issuance?

On August 22, 2024, the Company received a letter from The Nasdaq Capital Market (“Nasdaq”), notifying the Company that it is no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2.5 million. In addition, as of August 22, 2024, the Company did not meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations. As of the date of this proxy statement/prospectus, the Company continues to not comply with any such standard.

As part of a plan to regain compliance with Nasdaq rules, the Company entered into a Business Funding Agreement (the “Funding Agreement”) with ASPIS, pursuant to which ASPIS agreed to make a $2.5 million investment in the Company. ASPIS has delivered to the Company $500,000. ASPIS is obligated to deliver the remaining $2,000,000 on November 15, 2024, but the Company has informally agreed to defer that until Nasdaq has progressed further with its review of the Company’s plan and we have distributed this proxy statement/prospectus to our shareholders. In exchange, the Company issued to ASPIS a senior convertible promissory note (the “Note”) that provides for, upon approval by the Company’s shareholders of the Issuance and the Continuance, the amount funded under the Funding Agreement plus, at ASPIS’s option, any unpaid interest, into units (“Units”) of the Company, each equal to (a) one common share and (b) a warrant to purchase one-half common share for $4.00 per share.

Also pursuant to the Funding Agreement, we and ASPIS also entered into a subscription agreement (the “Subscription Agreement”) pursuant to which ASPIS agreed to purchase from the Company and the Company agreed to sell to ASPIS the Note, the Units, and the common shares issuable upon exercise of the warrants (collectively, the “Securities”).

Why are we proposing this Issuance?

Because our common stock is listed on Nasdaq, the Issuance requires shareholder approval under Nasdaq Listing Rules 5635(c) and 5635(d).

Nasdaq Listing Rule 5635(c) requires shareholder approval of security issuances at below fair market value made to officers, directors, employees or consultants, or affiliated entities of any such persons. The Issuance will result in shares of common stock being issued to ASPIS. ASPIS is an affiliate of our largest shareholder, Cronus. Company Chief Executive Officer and director Luis Goldner is also a director of ASPIS. Therefore, the Issuance is subject to Nasdaq Listing Rule 5635(c).

Nasdaq Listing Rule 5635(d) requires shareholder approval in connection with a transaction other than a public offering involving the sale or issuance of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the greater of the “Minimum Price.” For purposes of Rule 5635(d), the “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (for the five trading days immediately preceding the signing of the binding agreement. The price of the common stock contained in the Units and issuable upon the exercise of the warrants contained in the Units may be below the Minimum Price. Therefore, the issuance is subject to Nasdaq Listing Rule 5635(d).

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Will the Issuance dilute my ownership interest?

Yes. The Issuance will dilute your ownership interest. Upon the Issuance (and upon the exercise of any warrants), you will own a proportionately smaller percentage of common stock of Versus Delaware as you presently own common shares of Versus British Columbia.

When do we expect to complete the Issuance?

We intend to complete the Continuance promptly after the shareholders approve the Issuance Resolution and we file the Certification of Corporate Domestication and the Certificate of Incorporation with Delaware, although our board of directors and ASPIS may delay completion of the Issuance for some period of time after Shareholder approval pending receipt of third party consents or for other contractually permissible business reasons.

What vote is required to approve the Issuance proposal?

In order for the Company to effect the Issuance, it needs the affirmative vote of at least a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote thereat. Therefore, if you abstain or otherwise do not vote on the Continuance proposal, it will have the effect of a vote “against” the proposal.

Who is entitled to vote at the Meeting?

All holders of record of Versus British Columbia common shares as of the close of business on November 8, 2024, the record date, are entitled to vote, or to grant proxies to vote, at the Meeting. On the record date, there were 2,506,015 Versus British Columbia common shares issued and outstanding. Each common share is entitled to cast one vote.

Who is soliciting these proxies?

Your vote and proxy are being solicited by our board of directors for use at the Meeting. The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly and mailing of this proxy statement/prospectus, the proxy and any additional information furnished to our Shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, depositories, fiduciaries and custodians holding our common shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to the beneficial owners of our common shares. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to our directors, officers or other regular employees for such services. The Company does not presently intend to employ any other party to assist in the solicitation process.

How do I vote my shares?

By completing, signing and returning your proxy card in the enclosed postage-prepaid envelope, you will authorize the persons named on the proxy card to vote your shares according to your instructions. You may also vote in person by delivering a completed proxy card at the Meeting or by voting in person at the meeting. Please vote as soon as possible even if you currently plan to attend the Meeting in person, so that your shares may be represented and voted at the Meeting.

Voting by proxy means you are giving the person or persons named in your form of proxy the authority to attend the Meeting or any adjournment or postponement thereof and vote your shares on your behalf. Please mark your vote, sign, date and follow the return instructions provided in the enclosed form of proxy to give Management the authority to vote your shares at the Meeting or any adjournment or postponement thereof in accordance with your voting instructions. You can also choose another person or company to be your proxyholder, including someone who is not a Shareholder, by following the instructions set out below in the “Appointment and Revocation of Proxyholders” section of this proxy statement/prospectus.

To be eligible to vote by proxy at the Meeting, the form of proxy must be returned to the offices of Computershare Investor Services (Attention: Proxy Department) at 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1 not later than 48 hours (excluding Saturdays, Sundays and statutory holidays in the Province of British Columbia) prior to the time set for the Meeting or any adjournment thereof. The time limit for deposit of proxies may be waived or extended by the chair of the Meeting at their discretion, without notice. Shareholders who are planning to return the form of proxy are encouraged to review the proxy statement/prospectus carefully before submitting the form of proxy.

To be valid, the form of proxy must be executed by the Shareholder or such Shareholder’s attorney duly authorized in writing, or, if the Shareholder is a body corporate, by a duly authorized officer or attorney. If the form of proxy is executed by an attorney for a Shareholder that is an individual or by an officer or attorney for a Shareholder that is a company or association, documentation evidencing the power to execute the form of proxy may be required with signing capacity stated. If not dated, the form of proxy will be deemed to have been dated the date that it is sent to the Shareholder.

The persons designated in the instrument of proxy are officers and/or directors of the Company. A Shareholder has the right to appoint a person (who need not be a Shareholder) other than the persons designated in the accompanying instrument of proxy, to attend at and represent the Shareholder at the Meeting. To exercise this right, a Shareholder should insert the name of the designated representative in the blank space provided on the instrument of proxy and strike out the names of management’s nominees. Alternatively, a Shareholder may complete another appropriate instrument of proxy. In either case, Shareholders should return the proxy to at the offices of Computershare Investor Services (Attention: Proxy Department) at 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1 not later than 48 hours (excluding Saturdays, Sundays and statutory holidays in the Province of British Columbia) prior to the time set for the Meeting or any adjournment thereof. The time limit for the deposit of proxies may be waived or extended by the chair of the Meeting at their discretion, without notice.

If you appoint a proxyholder other than designees of Management, such proxyholder must attend and vote at the Meeting for your vote to be counted.

A Shareholder executing the form of proxy may indicate the manner in which the appointee is to vote with respect to any specific item by checking the appropriate space. The persons named in the enclosed form of proxy will vote their shares in respect of which they are appointed by proxy on any ballot that may be called for in accordance with the instructions thereon. If no instructions are specified in the proxy with respect to a matter to be acted upon, the proxy confers discretionary authority with respect to that matter upon the proxyholder named in the accompanying form of proxy.

On any matter to be acted upon or any ballot that may be called for at the Meeting, the shares represented by each properly executed form of proxy in favour of the persons designated in the enclosed form of proxy received by the Company will be voted or withheld from voting in accordance with the specifications given by the Shareholder. In the absence of such specifications in a form of proxy where the Shareholder has appointed the persons whose names have been pre-printed in the enclosed form of proxy as the Shareholder’s nominee at the Meeting, the shares represented by such proxies will be voted “FOR” each of the matters specified in this proxy statement/prospectus, including the Continuance Resolution and the Issuance Resolution.

The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments to or variations of matters identified in the Notice of Meeting and with respect to other matters, if any, which may properly come before the Meeting. As at the date of this proxy statement/prospectus, Management knows of no such amendments, variations, or other matters to come before the Meeting. However, where a Shareholder has appointed the persons whose names have been pre-printed in the enclosed form of proxy as the Shareholder’s nominee at the Meeting, if any amendments or variations to matters identified in the Notice of Meeting or other matters which are not now known to Management should properly come before the Meeting, the enclosed form of proxy may be voted on such matters in accordance with the best judgment of the person voting the proxy.

Can I revoke my proxy once submitted?

A Shareholder who has submitted an instrument of proxy may revoke it at any time prior to the exercise thereof. In addition to any manner permitted by law, a proxy may be revoked by instrument in writing executed by the Shareholder or by his or her duly authorized attorney or, if the Shareholder is a corporation, under its corporate seal or executed by a duly authorized officer or attorney of the corporation and deposited either: (i) at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournments thereof, at which the instrument of proxy is to be used; or (ii) with the chair of the Meeting on the day of the Meeting, or any adjournment thereof. In addition, an instrument of proxy may be revoked: (i) by the Shareholder personally attending the Meeting and voting the securities represented thereby or, if the Shareholder is a corporation, by a duly authorized representative of the corporation attending at the Meeting and voting such securities; or (ii) in any other manner permitted by law.

How do I vote if my broker holds my shares in “street name”?

You should follow the voting instructions provided by your securities broker.

If my shares are held in “street name,” will my broker automatically vote them for me?

No. Under the rules governing banks and brokers who submit a proxy card with respect to shares held in street name, such banks and brokers have the discretion to vote on routine matters, but not on non-routine matters. The approval of the Continuance and of the Issuance are non-routine matters. For non-routine matters such as the Continuance and the Issuance, your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions. If you do not give your broker instructions, your shares will be treated as broker non-votes with respect to the Continuance and the Issuance. Abstentions and broker non-votes will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the outcome of the Continuance and the Issuance.

What do I do if I want to change my vote?

Any Shareholder giving a proxy has the power to revoke the proxy at any time before the proxy is voted. In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by the Shareholder or by his attorney authorized in writing, or, if the Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited at the offices of our transfer agent, Computershare, Inc., located at 510 Burrard Street, Vancouver, BC, V6C 3B9, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

What do I do if I receive multiple proxy cards?

If you receive multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all of your shares are voted.

How will my shares be voted if I do not indicate how I wish to vote?

If you sign the proxy card but do not indicate how you wish to vote on the Continuance or Issuance proposals, the persons named on the proxy card will vote FOR the approvals of the Continuance and the Issuance.

What will constitute a quorum at the special meeting?

The quorum for the transaction of business at a meeting of Shareholders is two Shareholders, or one or more proxyholder(s) representing two Shareholders, or one Shareholder and a proxyholder representing another Shareholder. If there is only one Shareholder, the quorum is one person present and being, or representing by proxy, such Shareholder.

SUMMARY

THIS SUMMARY PROVIDES AN OVERVIEW OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER. YOU SHOULD READ THE MORE DETAILED INFORMATION SET FORTH IN THIS DOCUMENT AND THE DOCUMENTS TO WHICH WE REFER YOU. WE HAVE INCLUDED PAGE REFERENCES TO DIRECT YOU TO MORE COMPLETE DESCRIPTIONS OF THE TOPICS PRESENTED IN THIS SUMMARY. IN THIS DOCUMENT, THE SYMBOL “CDN$” REFERS TO CANADIAN DOLLARS AND THE SYMBOL “$” REFERS TO UNITED STATES DOLLARS. IN THIS DOCUMENT REFERENCES TO “THE COMPANY”, “VERSUS”, “WE” AND “OUR” REFER TO VERSUS SYSTEMS INC.

Versus Systems Inc.

Versus Systems Inc. offers a suite of proprietary business-to-business software tools that are meant to drive user engagement through gamification and rewards. These tools and games allow the Company’s partners to offer in-game prizing and rewards, including merchandise, coupons, digital goods, and sweepstakes entries — inside their websites, their venues, or their streaming media content. The Company’s customers are mostly sports teams, venues, and advertising agencies, that typically use the Company’s products as part of their live events or as part of an advertising campaign with the goal of engaging fans, increasing consented first-party data, and increasing sales. At December 31, 2022 and 2023, the Company had 16 and five active customers, respectively. The Company was formed as a corporation under the laws of British Columbia by way of an amalgamation under the name McAdam Resources, Inc. in the Province of Ontario on December 1, 1988 and subsequently extra-provincially registered in British Columbia on February 2, 1989. The Company changed its name to Boulder Mining Corporation on May 9, 1995 in Ontario and on September 25, 1996 in British Columbia. The Company continued into British Columbia on January 2, 2007 and concurrently changed its name to Opal Energy Corp. The Company changed its name to Versus Systems Inc. on June 30, 2016, and concurrently ceased or divested its mining related business and began operating its current software platform business.

In June 2021, the Company completed an acquisition of multimedia, production, and interactive gaming company Xcite Interactive Inc., a provider of online audience engagement through its owned and operated XEO technology platform. The Company provides products and services to professional sports franchises in Major League Baseball (MLB), National Hockey League (NHL), National Basketball Association (NBA) and the National Football League (NFL) to drive audience engagement.

The Company operates through its majority-owned subsidiary, Versus, LLC, a Nevada limited liability company that was organized on August 21, 2013, and through its wholly owned subsidiary, Xcite Interactive Inc, a Delaware company that was reorganized as such on April 1, 2019.

The Company’s principal executive offices in Canada are located at 2900-550 Burrard Street, Vancouver, BC V6C 0A3 Canada, and our telephone number is (604) 639-4457.

The Company’s principal executive offices in the U.S. are located at 1370 St Andrews Pl, Los Angeles, CA 90028, and our telephone number at that address is (424) 226-8588. Our website address is www.versussystems.com. The information on or accessed through our website is not incorporated in this proxy statement/prospectus. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issues that file electronically with the SEC.

Recent Developments.    In September 2024 the Company closed down its operations within the United Kingdom, Versus Systems UK, Ltd. The United Kingdom had limited activity during 2023 and 2024.

The Company is actively pursuing a range of strategic alternatives aimed at maximizing shareholder value and strengthening its market position. In October 2024, the Company entered into the Funding Agreement. Pursuant to the Funding Agreement, ASPIS has delivered to the Company $500,000 and agreed to, on or before November 15, 2024 to deliver to the Company $2,000,000. However, the Company has informally agreed to defer that until Nasdaq has progressed further with its review of the Company’s plan and we have distributed this proxy statement/prospectus to our shareholders. In consideration therefore, the Company issued to ASPIS the Promissory Note that provides for, upon approval by the Company’s shareholders of the Continuation (and its consummation) and the Issuance, automatic conversion of the funded amount plus, at ASPIS’s option, any accrued and unpaid interest thereon, into units of the Company, each equal to (a) one common share of the Company and (b) a warrant to purchase one-half of one Common Share at a purchase price of $4.00 per one whole share, exercisable for five years.

This will result in ASPIS being issued 2,155,172 common shares and warrants to purchase an additional 1,077,586 shares. Upon the Issuance, ASPIS would hold approximately 45.8% of the outstanding common shares of the Company. This percentage does not account for shares issuable upon exercise of the warrants or ASPIS’s option under the Note to convert any accrued and unpaid cash interest into additional securities.

Additionally, the Company entered into a Technology License and Software Development Agreement (the “License Agreement”) in October 2024 which provides for the Company to license its gamification, engagement and QR code technology to ASPIS for use in ASPIS’s website business and for development of additional functionality for the Versus Technology.

Pursuant to the License Agreement, the Company granted ASPIS a perpetual, non-exclusive, non-transferable (except as provided in the License Agreement) license to use certain Versus technology in ASPIS’s website business that provides cybersecurity technology. ASPIS will pay for any required technology modifications, improvements and developments to such technology in addition to a license fee of $165,000 per month beginning in January 2025. The Company will retain ownership of its technology and ASPIS will hold an exclusive license to use it in the cybersecurity industry so long as ASPIS continues to pay the license fee.

Furthermore, in October 2024, the Company warrant holders exercised 240,490 warrants issued in a December 2023 offering upon such exercise, the Company issued 240,490 common shares at a price of $3.68 per share, bringing $885,003.20 in cash into the Company. This new infusion of capital has enhanced the balance sheet of the Company, further optimizing our capital position.

In parallel, we are exploring various strategic options, including potential acquisitions, mergers, reverse mergers, and the sale of non-core assets. These alternatives would be designed to create synergies, streamline operations, and generate revenue. We are also seeking strategic partnerships and evaluating opportunities for capital raises to support our growth initiatives. Furthermore, the Company is focused on enhancing operational efficiency by optimizing processes and upgrading technology systems to reduce costs and improve profitability. Strengthening our financial health through better cash flow management and prudent financial practices is also a key priority. These comprehensive efforts are aimed at positioning the Company for long-term success and delivering sustainable value to our shareholders.

The Company is undertaking a strategic transition by shifting its governing jurisdiction from British Columbia to Delaware. This change is expected to better align with our evolving business strategy and deliver several key benefits. Firstly, the transition to Delaware is anticipated to enhance our access to investors and financial institutions within the United States. Delaware’s renowned business-friendly legal environment and proximity to the U.S. Northeast’s economic and financial centers is expected to facilitate easier access to funding, increase our strategic flexibility, and reduce the overall cost of capital. This improved access to funding would be crucial in supporting our future growth initiatives and financing our strategic plans.

Secondly, the move is expected to bolster our ability to execute an acquisitive growth strategy. By operating under Delaware’s well-established corporate laws, we believe that we will be better positioned to use our capital stock as consideration for acquisitions and be able to structure transactions with more legal certainty. This capability will allow us to pursue strategic opportunities more effectively, expand our business portfolio, and achieve our growth objectives through well-structured transactions.

Additionally, the change in jurisdiction will enable us to more effectively focus management efforts on our U.S. and international operations. This realignment would help streamline our governance and operational strategies across different regions, thereby enhancing our ability to manage and optimize each market effectively. Furthermore, the enhanced profile of companies incorporated in Delaware with operations in the U.S. is likely to make the Company more attractive to key employees and executives, aiding in the recruitment and retention of top talent critical for driving innovation and growth.

In conjunction with these changes, the Company is also exploring opportunities to raise capital through its shareholders. Engaging with our shareholder base could provide an additional source of funding that aligns with our strategic goals. Accretive capital raises would support our expansion plans, enable us to capitalize on growth opportunities, and strengthen our financial position.

Overall, the shift to Delaware, combined with the exploration of acquisition opportunities and investor engagement, is part of our broader strategy to enhance operational effectiveness, execute our growth strategy, and maximize shareholder value.

The Meeting

Matters to be voted on

The Company’s Shareholders will be asked to approve the Continuance and the Issuance by way of special resolutions. The complete text of the proposed Continuance Resolution is attached to this proxy statement/prospectus as Appendix A. The Continuance will have the effect of changing the Company’s domicile from the Province of British Columbia to the State of Delaware. The Certificate of Corporate Domestication is referred to in the Continuance Resolution and is attached hereto as Appendix B. The Certificate of Incorporation is referred to in the Continuance Resolution and is attached hereto as Appendix C. The Bylaws to be adopted by Versus Delaware are attached hereto as Appendix D. The complete text of the proposed Issuance Resolution is attached to this proxy statement/prospectus as Appendix F.

Vote needed to approve the Continuance

Approval of the Continuance requires the affirmative vote of at least two-thirds of the shares present in person or represented by proxy at the Meeting and entitled to vote thereat.

Vote needed to approve the Issuance

Approval of the Issuance requires the affirmative vote of at least a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote thereat.

The Continuance

At the Meeting, Shareholders will be asked to consider, and if deemed appropriate, to pass, with or without variation, the Continuance Special Resolution authorizing the board of directors of the Company to file a written application to obtain an authorization letter from the Registrar of Companies for the Province of British Columbia (the “Registrar”) to proceed with the continuance (the “Continuance”) of the Company from the Business Corporations Act (British Columbia) (“BCBCA”) to the Delaware General Corporation Law (the “DGCL”) and to approve the Certificate of Corporate Domestication, the Certificate of Incorporation and the Bylaws.

The Continuance will affect certain of the rights of Shareholders as they currently exist under the BCBCA. Shareholders should consult their legal advisors regarding the implications of the Continuance that may be of particular importance to them.

The Company is currently organized under the corporate laws of British Columbia, Canada. The Company is proposing to change its governing jurisdiction from British Columbia, Canada to Delaware under the Delaware General Corporation Law (the “DGCL”) through a process known as a continuance under the BCBCA, and known as a domestication under the DGCL. A domestication or a continuance is a process by which a corporation that is not incorporated under the laws of Delaware may change its jurisdiction of incorporation to Delaware. Under the DGCL, if the laws of its home jurisdiction allow for it, a company may be “domesticated” as a Delaware corporation by filing the Certificate of Corporate Domestication and the Certificate of Incorporation with the Secretary of State of Delaware. The Company refers to this process in this proxy statement/prospectus as the “Continuance.” In order to give effect to the Continuance, the Company’s board of directors has approved the Certificate of Corporate Domestication and the Certificate of Incorporation under Section 388 of the DGCL and has recommended that Shareholders approve the Certificate of Corporate Domestication and the Certificate of Incorporation. After the completion of the Continuance, the Company will be a Delaware corporation governed by the DGCL. The Company will continue to conduct the business in which it is currently engaged. We do not expect the Continuance to result in any material effect on the Company’s operations. The business and operations of the Company following the Continuance will be identical in most respects to the Company’s current business and operations, except that the Company will no longer be subject to the corporate laws of British Columbia and instead will be subject to the DGCL. Versus Delaware will be liable for all the debts and obligations of Versus British Columbia, and the officers and directors of Versus Delaware will be the officers and directors of Versus British Columbia. The differences between the laws are not expected to materially affect the Company’s business but will affect your rights as a Shareholder. The differences between the applicable laws of the two jurisdictions are discussed in greater detail under “Comparative Rights of Shareholders” commencing on page 42 of this proxy statement/prospectus.

To effect the Continuance of a corporation out of the Province of British Columbia a corporation must first make application to the British Columbia Registrar of Companies, who must be satisfied that the proposed Continuance into another jurisdiction will not adversely affect creditors or shareholders of the corporation.

Reference in this proxy statement/prospectus to “Versus British Columbia” are to Versus Systems Inc., a British Columbia corporation, as we are currently incorporated. References to “Versus Delaware” are to Versus Systems Inc., a Delaware corporation, as we would be domesticated under the DGCL if the Continuance is approved by our Shareholders.

Our board of directors recommends that you vote FOR the Continuance.

Reasons for the Continuance

The Continuance is being proposed in order to reorganize the Company as a Delaware corporation. We believe the Continuance to Delaware will more accurately reflect our operations, which have largely been based in the United States and provide other expected and potential benefits. We have the following principal reasons for proposing this Continuance:

•        We have more of a business connection to the United States than to Canada. Our executive officers, customers and employees are all located in the United States and the majority of directors on our board of directors are located in the United States.

•        We access capital markets primarily though the Nasdaq Capital Market, where our common shares and some of our warrants are quoted for trading. The Nasdaq Capital Market is located in the United States.

•        On January 1, 2024, we lost our exemption as a foreign private issuer for the purposes of the United States Securities and Exchange Commission (the “SEC”). As we are considered a domestic issuer for SEC reporting requirements, as well as a reporting issuer in the Province of British Columbia, we currently have to prepare our financial statements and reporting to meet the accounting standards and reporting requirements of both countries. This dual-reporting of the results of our operations represents a significant added expense for the Company. We expect to spend less money on legal and regulatory compliance as a Delaware company.

•        The Continuance is also intended to enhance Shareholder value over the long term primarily by increasing our acceptance in the capital markets and improving the marketability of our common shares.

•        We expect the move would facilitate merger and acquisition activity with other U.S.-based entities when using equity as a portion of the purchase price. Stock-for-stock exchanges between U.S. entities can have favorable tax treatment for the acquired company as compared to transactions between a Canadian and U.S. entity.

•        It allows for improved employee incentives using tax-advantaged equity instruments, given that the overwhelming majority of our management and employees (in addition to our clients, and our Shareholders) are in the U.S.

In recommending the Continuance, our board of directors considered that potential investors, lenders and strategic partners in the United States are more comfortable dealing with U.S. corporations than British Columbia or other foreign corporations. The board chose the State of Delaware to be our domicile because it believes the more favorable corporate environment afforded by Delaware will help us compete more effectively with other public companies, many of which are incorporated in Delaware, in raising capital and in attracting and retaining skilled, experienced outside directors.

Additionally, the Continuance will eliminate cross-border financing issues and concerns of United States institutional lenders, thereby providing the Company greater access to needed financing to meet our business requirements.

For a discussion of the risk factors associated with the Continuance, please read the discussion under “Risk Factors” beginning on page 13.

Required Vote

In order to become effective, the Continuance Special Resolution must be approved by an affirmative vote of at least two thirds of the votes cast at the Meeting or by proxy by the Shareholders, voting together as a single class. The full text of the Continuance Special Resolution is set out in Appendix A.

Factors You Should Consider

The Continuance will not have any effect on your relative equity or voting interests in the Company. You will continue to hold exactly the same number and type of shares as you currently hold. The Continuance will, however, result in changes to your rights and obligations under applicable corporate and/or company laws. In addition, the Continuance may have tax consequences for you.

Risk Factors Related to the Proposals

Factors such as possible adverse tax consequences following the Continuance may affect your interest in owning our common shares. In evaluating the merits of the proposals, you should carefully consider the risk factors included in this proxy statement/prospectus beginning on page 13.

How the Continuance Will Affect Your Rights as a Shareholder

You will continue to hold the same shares you now hold following the Continuance. However, the rights of stockholders under Delaware law and under the Certificate of Incorporation and Bylaws that the Company will adopt in connection with the Continuance, which are in the forms attached hereto as Appendices C and D, respectively, differ in certain substantive ways from the rights of shareholders under the BCBCA and the Company’s current governance documents. For a discussion of the differences between the rights of stockholders under Delaware law compared to the rights of shareholders under British Columbia law, see “Comparison of Shareholder Rights.”

The following, which is qualified in its entirety by the Certificate of Incorporation and Bylaws, is a summary of certain provisions of the Certificate of Incorporation and Bylaws that will govern the management of the Company:

•        Special Meetings of Stockholders.    The Company’s Certificate of Incorporation and Bylaws provide that, subject to any special rights of the holders of any series of preferred stock and except as otherwise required by law, special meetings of the Company’s stockholders may be called only by or at the direction of the Chairman of the Company’s board of directors, or by the Chief Executive Officer or President, or by a resolution adopted by a majority of the whole board of directors, but such special meetings may not be called by any other person or persons.

•        Advance Notice Procedures.    The Company’s Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of the Company’s stockholders, and for stockholder nominations of persons for election to the Company’s board of directors to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Company’s board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the Company’s Bylaws do not give the Company’s board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the Company’s Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

•        Authorized but Unissued Shares.    The Company’s authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

•        Business Combinations with Interested Stockholders.    The Company will be subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15 percent or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the Company’s board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by the Company’s stockholders.

•        No Cumulative Voting for Directors.    The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Company’s Certificate of Incorporation does not provide for cumulative voting. As a result, the holders of shares of our common stock representing a majority of the voting power of all of the outstanding shares of our capital stock of will be able to elect all of the directors then standing for election.

•        Amendment/Repeal of Certificate of Incorporation or Bylaws.    The Certificate of Incorporation and the Bylaws provide that the Company’s board of directors may adopt, amend or repeal the Bylaws. The Certificate of Incorporation also provides that Stockholders may not adopt, amend, alter or repeal the Bylaws, or adopt any provision inconsistent therewith, unless such action is approved by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Company entitled to vote thereon, and that the affirmative vote of the holders of at least two-thirds of the voting power of the shares of the then outstanding voting stock of the Company, voting together as a single class, shall be required to amend, repeal, or adopt any provisions of the Certificate of Incorporation.

•        Removal; Vacancies.    Any director may be removed from office by the stockholders only for cause by the affirmative vote of the holders of at least a majority of the outstanding voting power of the stockholders. Vacancies occurring on the Company’s board of directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Company’s board of directors, although less than a quorum, or by a sole remaining director, at any meeting of the Company’s board of directors. A person elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be duly elected and qualified.

The Continuance will not create a new legal entity, nor will it prejudice or affect the continuity of the Company. Once continued, the Company will remain a legal person, retain its rights and obligations as such, and remain a party to any judicial or administrative proceeding to which it is a party. After the Continuance, the Company will have 200,000,000 authorized shares of common stock and 100,000,000 authorized shares of preferred stock. The Continuance is not expected to have any material business or tax consequences for the Company or its Shareholders, except as otherwise described herein. The summaries of the Certificate of Incorporation and the Bylaws of the Company are qualified in their entirely by the full text of such documents, which are attached to this proxy statement/prospectus as Appendices C and D, respectively.

Price Volatility

The Company cannot predict what effect the Continuance will have on the market price of its common stock prevailing from time to time or the liquidity of its shares.

Accounting Treatment of the Continuance

For U.S. and Canadian accounting purposes, the Continuance of the Company from a British Columbia corporation to a Delaware corporation represents a non-substantive exchange to be accounted for in a manner consistent with a transaction between entities under common control. All assets, liabilities, revenues and expenses will be reflected in the accounts of Versus Delaware based on existing carrying values at the date of the exchange. The historical comparative figures of Versus Systems Inc. will be those of Versus British Columbia.

Material tax consequences for Shareholders

The following is a brief summary of the material tax consequences the Continuance will have for Shareholders. Shareholders should consult their own tax advisers with respect to their particular circumstances. A more detailed summary of the factors affecting the tax consequences for Shareholders is set out under “Material United States Federal Tax Consequences” and “Material Canadian Income Tax Consequences” on pages 60 and 54, respectively, of this proxy statement/prospectus.

United States federal income tax consequences

The Continuance should qualify as a tax-deferred reorganization for U.S. federal income tax purposes under Section 368(a) of the Internal Revenue Code. Accordingly, U.S. holders (as defined below) generally should not recognize gain or loss on the Continuance of the Company from Canada to the U.S. However, under some circumstances Section 367(b) of the Internal Revenue Code may impose an inclusion of “earnings and profits” of the Company as a deemed dividend or otherwise require a recognition of gain for certain U.S. Shareholders. For a more complete discussion of the U.S. federal income tax consequences of the Continuance, and a disclosure of the assumptions upon which this summary is based, please see “Material United States Federal Income Tax Consequences” on page 60.

THE TAX SUMMARIES IN THIS PROXY STATEMENT/PROSPECTUS PROVIDE GENERAL INFORMATION ONLY. THEY ARE NOT MEANT TO PROVIDE ANY OF THE SHAREHOLDERS OF THE COMPANY WITH LEGAL OR TAX ADVICE, AND SHOULD NOT BE INTERPRETED IN THAT MANNER. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ADVISED TO CONSULT WITH THEIR OWN TAX AND LEGAL ADVISORS REGARDING THE U.S. AND CANADIAN INCOME TAX CONSEQUENCES OF THE CONTINUANCE IN THEIR PARTICULAR CIRCUMSTANCES.

Canadian tax consequences

On completion of the Continuance, the Company will become resident in the U.S. The Company will be deemed to have disposed of all property owned by it immediately before the Continuance at a price equal to the fair market value of the property. The deemed disposition may cause net taxable capital gains and income to arise for which the Company will incur Canadian tax liability. Upon the Continuance, the Company will also be subject to a corporate emigration tax of 5% on the amount by which the fair market value of all of the Company’s property exceeds the aggregate of its liabilities and the amount of paid-up capital on all of its issued and outstanding shares.

Despite the foregoing, as at the date of this proxy statement/prospectus, the Company’s management believes that no Canadian federal taxes should be payable by the Company as a result of the Continuance. However, there can be no assurance that the Canada Revenue Agency (“CRA”) will accept the valuations or the positions that the Company has adopted in calculating the amount of Canadian tax that will be payable upon the Continuance, including the Company’s calculation of the amount of historical tax losses that are available to offset any taxes that would otherwise be payable upon the Continuance.

The Continuance of the Company to Delaware will not cause the Shareholders to be considered to have disposed of their shares. Accordingly, Shareholders will not realize any capital gains or capital losses as a result of the Continuance.

Following the Continuance, individual taxpayers resident in Canada will no longer be eligible for the dividend tax credit on any dividends they receive from the Company. To the extent that U.S. withholding taxes are imposed on dividends paid by the Company to Canadian-resident Shareholders, they will generally be entitled to claim a foreign tax credit against their Canadian income tax.

U.S.-resident Shareholders of the Company will not generally be subject to Canadian tax by reason only of the Continuance.

For a more complete discussion of the Canadian federal income tax consequences of the Continuance, and a disclosure of the assumptions upon which this summary is based, please see “Material Canadian Income Tax Consequences” on page 54.

The Issuance

At the Meeting, Shareholders will be asked to consider, and if deemed appropriate, to pass, the Issuance Resolution.

On August 22, 2024, the Company received a letter from Nasdaq, notifying the Company that it is no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2.5 million. In the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, the Company reported stockholders’ equity of approximately $1,797,764, which is below the minimum stockholders’ equity required for continued listing pursuant to Nasdaq Listing Rule 5550(b)(1). In addition, the Company does not meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations.

As part of a plan to regain compliance with Nasdaq rules, the Company entered into the Funding Agreement with ASPIS, pursuant to which ASPIS agreed to make a $2.5 million investment in the Company. ASPIS has delivered to the Company $500,000. ASPIS is obligated to deliver the remaining $2,000,000 on November 15, 2024, but the Company has informally agreed to defer that until Nasdaq has progressed further with its review of the Company’s plan and we have distributed this proxy statement/prospectus to our shareholders. In exchange, the Company issued to ASPIS the Note that provides for, upon approval by the Company’s shareholders of the Issuance and the Continuance, the amount funded under the Funding Agreement plus, at ASPIS’s option, any unpaid interest, into the Units, each equal to (a) one common share and (b) a warrant to purchase one-half common share.

Also pursuant to the Funding Agreement, entered into the Subscription Agreement pursuant to which ASPIS agreed to purchase from the Company and the Company agreed to sell to ASPIS Securities.

On October 7, 2024, the Company and ASPIS also entered into the License Agreement, which provides for the Company to license its gamification, engagement and QR code technology (the “Versus Technology”) to ASPIS for use in ASPIS’s website business and for development of additional functionality for the Versus Technology.

Our board of directors recommends that you vote FOR the Issuance.

Nasdaq Rules and the Issuance

Because our common stock is listed on Nasdaq, the Issuance requires shareholder approval under Nasdaq Listing Rules 5635(c) and 5635(d).

Nasdaq Listing Rule 5635(c) requires shareholder approval of security issuances at below fair market value made to officers, directors, employees or consultants, or affiliated entities of any such persons. The Issuance will result in shares of common stock being issued to ASPIS, which is an affiliate of our largest shareholder Cronus. Company Chief Executive Officer and director Luis Goldner is also a director of ASPIS. Therefore, the Issuance is subject to Nasdaq Listing Rule 5635(c).

Nasdaq Listing Rule 5635(d) requires shareholder approval in connection with a transaction other than a public offering involving the sale or issuance of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the greater of the “Minimum Price.” For purposes of Rule 5635(d), the “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (for the five trading days immediately preceding the signing of the binding agreement. The price of the common stock contained in the Units and issuable upon the exercise of the warrants contained in the Units may be below the Minimum Price. Therefore, the Issuance is subject to Nasdaq Listing Rule 5635(d).

For a discussion of the risk factors associated with the Continuance, please read the discussion under “Risk Factors” beginning on page 13.

Reasons for the Issuance

The Issuance is being proposed to comply with the Nasdaq rules described above and to continue the listing of the Company’s common stock on Nasdaq. We believe the Issuance is the most effective way of accomplishing such goals. We have the following principal reasons for proposing this Issuance:

•        The net proceeds from the issuance of the ASPIS Securities will provide an amount of capital that is expected to result in a minimum shareholders’ equity in excess of that required by Nasdaq until September 2025, or later.

•        The additional capital will also provide funds to facilitate the continued operation and expansion of the Company.

•        The familiarity of the Company with ASPIS due to Cronus being the Company’s largest shareholder and Company Chief Executive Officer and director Luis Goldner also serving on ASPIS’s board of directors.

•        The board of directors’ evaluation of the relative risks and benefits of the conflicts of interest presented by the factors described in the preceding bullet point.

•        The expectation that the Company will license to ASPIS the Versus Technology and realize a material amount of revenue therefrom. and the Company pursuant to the License and Agreement.

•        The financial resources of ASPIS being sufficient to consummate its purchase obligations under the Subscription Agreement and Funding Agreement.

•        The speed with which ASPIS was able to enter into the Subscription Agreement, the Funding Agreement, and the License Agreement and ASPIS’s understanding of the Company’s need for moving so quickly.

Required Vote

In order to become effective, the Issuance Resolution must be approved by an affirmative vote of at least a majority of the votes cast at the Meeting or by proxy by the Shareholders, voting together as a single class. The full text of the Issuance Resolution is set out in Appendix F.

Factors You Should Consider

The Issuance will proportionately dilute your relative equity or voting interests in the Company and may result in volatility in the market price of our common stock prevailing from time to time or the liquidity of such shares.

Risk Factors Related to the Proposals

Factors such as dilution may affect your interest in owning our common shares. In evaluating the merits of the proposals, you should carefully consider the risk factors included in this proxy statement/prospectus beginning on page 13.

Reporting Obligations under Securities Laws

In the Company’s annual assessment of its foreign private issuer status on June 30, 2023, it determined that it no longer meets the requirements of a foreign private issuer. As a result, as of January 1, 2024, the Company was no longer permitted to follow the corporate governance practices of its home country (Canada) and to avail itself of the reduced disclosure requirements and applicable exemptions from U.S. securities rules and regulations. Effective on January 1, 2024, the Company transitioned to U.S. domestic reporting status and became subject to the reporting requirements of domestic U.S. issuers. The Continuance, once completed, will not result in any change to our becoming subject to the reporting requirements of domestic U.S. issuers, or to our requirements to file our audited annual financial statements with the SEC on Annual Reports on Form 10-K and our unaudited interim financial statements with the SEC on Quarterly Reports on Form 10-Q. In addition, upon completion of the Continuance, we will continue to be required to prepare our consolidated financial statements in accordance with United States Generally Accepted Accounting Principles (“US GAAP”) in the U.S.

Differences were noted related to the right-of-use (ROU) asset and impairment of intangible assets when converting the Company’s 2021 and 2022 financial statements to U.S. GAAP. The initial recognition of the ROU asset is the same under IFRS and U.S. GAAP, however, the subsequent measurement differs. This resulted in minor adjustments of the ROU asset as of December 31, 2021 and 2022. As of December 31, 2022, the Company conducted an impairment analysis of goodwill and intangible assets. In IFRS, the recoverable amount is the higher of fair value less costs of disposal and value in use. In U.S. GAAP, the recoverable amount is the carrying amount less fair value. This resulted in an additional $665,000 impairment charge as of December 31, 2022.

Regulatory Approvals

We will have to comply with Delaware and British Columbia regulatory requirements in order to complete the Continuance to Delaware. Our board of directors has approved the Certificate of Corporate Domestication pursuant to which the Company will be continued into a corporation under the DGCL. The Company’s board of directors recommends the adoption of the Certificate of Corporate Domestication by our Shareholders for the reasons set forth herein.

In British Columbia, in order to complete the Continuance to Delaware we must:

•        receive approval of the Continuance Resolution from holders holding at least two-thirds of the shares entitled to be voted at the Meeting represented in person or by proxy;

•        apply to the Registrar of Companies of British Columbia for authorization;

•        receive authorization from the Registrar of Companies of British Columbia; and

•        pay a filing fee to the Registrar of Companies of British Columbia. The authorization given by the registrar expires six months after the date on which that authorization was given.

Under Delaware law, in order to complete the Continuance to Delaware we must:

•        file the Certificate of Corporate Domestication and the Certificate of Incorporation with the Delaware Secretary of State;

•        pay a filing fee to the Delaware Secretary of State.

Upon completion of the Continuance, our charter documents will be comprised of the Certificate of Corporate Domestication, the Certificate of Incorporation and the Bylaws, in the forms attached hereto as Appendix B, Appendix C and Appendix D.

Authorized Capital

The Certificate of Incorporation of Versus Systems, Inc., the form of which is attached hereto as Appendix C, will provide that the authorized capital of the Versus Delaware will be 200,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share.

Our articles presently provide that our authorized capital is an unlimited number of common shares, no par value, and an unlimited number of Series A Shares, no par value.

Dissenters’ Rights

Our Shareholders have dissent rights under Section Part 8, Division 2 of the Business Corporation Act (British Columbia) in regards to the Continuance. Shareholders who exercise their dissent rights can require the Company to purchase their shares for cash at fair market value. To exercise dissent rights, our Shareholders must be shareholders of record as of the record date, give written notice to the Company that they are exercising their dissent rights before the vote on the resolution from which they dissent and not vote their shares in favor of the proposals. Shareholders who do not satisfy these requirements are not entitled to receive payment for their shares.

Please refer to “Dissenters’ Rights” on page 40 for a more comprehensive discussion regarding your dissent rights under the BCBCA. The full text of Section 237 – 247 of the British Columbia Business Corporation Act is included as Appendix E to this proxy statement/prospectus.

DISSENT RIGHTS ARE SUBJECT TO A NUMBER OF TECHNICAL LEGAL REQUIREMENTS. SHAREHOLDERS WHO DO NOT COMPLY STRICTLY WITH THOSE LEGAL REQUIREMENTS COULD LOSE THEIR RIGHTS. SHAREHOLDERS WHO WISH TO EXERCISE THEIR DISSENT RIGHTS SHOULD SEEK QUALIFIED INDEPENDENT LEGAL ADVICE.

The Company’s recommendations to Shareholders

Taking into consideration all of the factors and reasons for the conversion set forth above and elsewhere in this proxy statement/prospectus, the board of directors has approved the Continuance and the Issuance and recommends that Shareholders of the Company vote FOR approval of the Continuance and the Issuance.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this proxy statement/prospectus may contain certain forward-looking statements (collectively, “forward-looking statements”) within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the United States Private Securities Litigation Reform Act of 1995, as amended, and “forward-looking information” under applicable Canadian securities laws. Statements in this document that are not historical facts, including statements about the Company’s beliefs and expectations and recent business and economic trends, constitute forward-looking statements. Words such as “estimate,” “project,” “target,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “should,” “would,” “may,” “foresee,” “plan,” “will,” “guidance,” “look,” “outlook,” “future,” “assume,” “forecast,” “focus,” “continue,” or the negative of such terms or other variations thereof and terms of similar substance used in connection with any discussion of current plans, estimates and projections are subject to change based on a number of factors, including those outlined in this section. Such forward-looking statements may include, but are not limited to, statements related to: future financial performance and the future prospects of the businesses and operations of the Company; information concerning the Continuance; the anticipated benefits of the Continuance; the tax impact of the Continuance on the Shareholders; the timing of the Meeting; and the timing of the implementation of the Proposed Transactions.

Forward-looking statements in this proxy statement/prospectus are based on certain key expectations and assumptions made by the Company. Although the management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The material assumptions upon which such forward-looking statements are based include, among others, assumptions with respect to: the ability to receive, in a timely manner and on satisfactory terms, Shareholder approval of the Continuance; applicability of certain U.S. and Canadian securities regulations and exemptions; the reaction of the capital markets to the Continuance; the future marketability of the Company’s common stock; general business, economic and market conditions; the competitive environment; anticipated and unanticipated tax consequences; and anticipated and unanticipated costs.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Important factors that could cause actual results and expectations to differ materially from those indicated by such forward-looking statements include, without limitation, the risks and uncertainties set forth under the section entitled “Risk Factors” beginning on page 13 of this proxy statement/prospectus.

The forward-looking statements contained in this proxy statement/prospectus are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this proxy statement/prospectus or other specified date and speak only as of such date. The Company disclaims any intention or obligation to update or revise any forward-looking statements in this proxy statement/prospectus as a result of new information or future events, except as may be required under applicable securities law.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this proxy statement/prospectus when evaluating whether to vote your shares to approve the Continuance. If any of the following risks occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the market price of our common stock could decline, and you could lose some or all of your investment.

Risks Relating to the Continuance

Upon the consummation of the Continuance, we will become a Delaware corporation and because the rights of stockholders under Delaware law differ from the rights of Shareholders under British Columbia law, you may have fewer protections as a stockholder.

Following the consummation of the Continuance, our affairs will be governed by the Certificate of Corporate Domestication and the Certificate of Incorporation and be subject at all times to the DGCL. The rights of stockholders to take action against our directors, actions by minority stockholders and the fiduciary responsibility of directors will be governed by the DGCL and common law principles derived from cases in Delaware. The rights of stockholders and the fiduciary responsibilities of directors under Delaware law differ somewhat from those under British Columbia law. For a discussion of the differences between the rights of stockholders under Delaware law compared to the rights of Shareholders under British Columbia law, see “Comparison of Shareholder Rights.”

Upon the consummation of the Continuance, we may be subject to Canadian income tax liabilities that may adversely affect our working capital.

Upon the Continuance, we will be deemed to have disposed of all of our property at its fair market value, which may cause net taxable capital gains and income for which we may incur Canadian tax liability. Furthermore, if the fair market value of our property immediately before the Continuance exceeds the aggregate of our liabilities at that time and the amount of paid-up capital at that time on all of our issued common shares, we will incur an additional Canadian emigration tax liability.

The anticipated benefits of our reorganization may not be realized.

We will incur additional direct costs and expenses related to the Continuance, including attorneys’ fees, accountants’ fees, financial printing expenses and filing fees. While we believe that the Continuance will result in operational, administrative and other benefits that significantly outweigh the related costs and expenses, it cannot assure you that those benefits will be realized.

Risks Relating to the Issuance

If we complete the Issuance, you will incur immediate and substantial dilution.

The price per share of common stock to be issued in the Issuance is higher than the book value per share of our outstanding common stock. Current shareholders will experience immediate dilution. In addition, you may also experience additional dilution upon the issuance of shares underlying the warrants.

If we do not successfully raise additional capital, improve our operating cash flow, or complete a strategic transaction, our board of directors may decide to pursue a dissolution and liquidation of our Company. In such an event, the amount of cash available for distribution to our stockholders will depend heavily on the timing of such liquidation as well as the amount of cash that must be reserved for commitments and contingent liabilities, as to which we can give you no assurance.

There can be no assurance that we will successfully raise additional capital, that we will improve our operating cash flow, or that we will be able to complete a strategic transaction. If none of those occur, our board of directors may decide to pursue a dissolution and liquidation of our Company. In such an event, the amount of cash available for distribution to our stockholders will depend heavily on the timing of such decision and, ultimately, such liquidation, since the amount of cash available for distribution continues to decrease as we fund our operations while pursuing a financing, improved operations, or a strategic transaction. As of September 30, 2024, the Company has not achieved positive cash flow from operations and is not able to finance day to day activities through operations and as such, there is substantial doubt as to the Company’s ability to continue as a going concern.

In addition, we may be subject to litigation or other claims related to a dissolution and liquidation of our Company. If a dissolution and liquidation were to be pursued, our board of directors, in consultation with our advisors, would need to evaluate these matters and make a determination about a reasonable amount to reserve. Accordingly, holders of our common stock could lose all or a significant portion of their investment in the event of a liquidation, dissolution or winding up of our Company. A liquidation would be a lengthy and uncertain process with no assurance of any value ever being returned to our stockholders.

If we are unable to regain compliance with the listing requirements of the Nasdaq Capital Market, our common stock may be delisted from the Nasdaq Capital Market which could have a material adverse effect on our financial condition and could make it difficult for you to sell your shares.

Our common stock is listed on the Nasdaq Capital Market, and we are therefore subject to its continued listing requirements, including requirements with respect to the market value of publicly held shares, market value of listed shares, minimum bid price per share, and minimum stockholders’ equity, among others, and requirements relating to board and committee independence. If we fail to satisfy one or more of the requirements, we may be delisted from the Nasdaq Capital Market.

On September 16, 2024, we received a notice, or Notice, from the Nasdaq Stock Market, or Nasdaq, that we are not currently in compliance with the $1.00 minimum bid price requirement for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2), or the Minimum Bid Price Requirement. The Notice indicated that, consistent with Nasdaq Listing Rule 5810(c)(3)(A), we have 180 days, or until March 16, 2025, to regain compliance with the Minimum Bid Price Requirement by having the bid price of our common stock meet or exceed $1.00 per share for at least ten consecutive business days. The Notice had no immediate effect on the listing of our common stock, and our common stock continues to trade on the Nasdaq Capital Market under the symbol “VS” at this time.

In the event we do not regain compliance with the Minimum Bid Price Requirement by March 16, 2025, we may be eligible for an additional 180 calendar day compliance period if, on the last day of the initial compliance period, we meet the market value of publicly held shares requirement for continued listing as well as all other standards for initial listing of our common stock on The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provide Nasdaq written notice of our intention to cure the bid price deficiency during the second compliance period. If we do not indicate our intent to cure the deficiency, or if it appears to Nasdaq that it is not possible for us to cure the deficiency, we will not be eligible for the second compliance period and our common stock will become subject to delisting. In the event that we receive notice that our common stock is being delisted, the Nasdaq listing rules permit us to appeal a delisting determination by the staff to a hearings panel.

We intend to actively monitor the bid price of our common stock and will consider available options to regain compliance with the listing requirements, including such actions as effecting a reverse stock split, for which our board of directors has received stockholder approval. There can be no assurance, however, that we will be able to regain compliance with the Minimum Bid Price Requirement, and even if we do, there can be no assurance that we will be able to maintain compliance with the continued listing requirements for the Nasdaq Capital Market or that our common stock will not be delisted in the future. In addition, we may be unable to meet other applicable listing requirements of the Nasdaq Capital Market, including maintaining minimum levels of stockholders’ equity or market values of our common stock in which case, our common stock could be delisted notwithstanding our ability to demonstrate compliance with the Minimum Bid Price Requirement.

Delisting from the Nasdaq Capital Market may adversely affect our ability to raise additional financing through the public or private sale of equity securities, may significantly affect the ability of investors to trade our securities and may negatively affect the value and liquidity of our common stock. Delisting also could have other negative results, including the potential loss of employee confidence, the loss of institutional investors or interest in business development opportunities.

If we are delisted from Nasdaq and we are not able to list our common stock on another exchange, our common stock could be quoted on the OTC Bulletin Board or in the “pink sheets.” As a result, we could face significant adverse consequences including, among others:

•        a limited availability of market quotations for our securities;

•        a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and little or no analyst coverage for us;

•        an inability to qualify for exemptions from state securities registration requirements, which may require us to comply with applicable state securities laws; and

•        a decreased ability to issue additional securities (including pursuant to registration statements on Form S-3) or obtain additional financing in the future.

Risks Related to Our Business

As we have incurred recurring losses and negative operating cash flows since our inception, and there is no assurance that we will be able to continue as a going concern absent additional financing, which we may not be able to obtain on favorable terms or at all.

We have incurred net losses since our incorporation in 2016 and we cannot be certain if or when we will produce sufficient revenue from our operations to support our costs. Even if profitability is achieved in the future, we may not be able to sustain profitability on a consistent basis. We expect to continue to incur substantial losses and negative cash flow from operations for the foreseeable future. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale of our existing and future products.

Our ability to obtain additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue our operations or obtain funds by entering into agreements on unattractive terms, which would likely have a material adverse effect on our business, stock price and our relationships with third parties with whom we have business relationships, at least until additional funding is obtained. If we do not have sufficient funds to continue operations, we could be required to seek bankruptcy protection or other alternatives that would likely result in our stockholders losing some or all of their investment in us.

We do not have any credit facilities as a source of future funds, and there can be no assurance that we will be able to raise sufficient additional capital on acceptable terms, or at all. We may seek additional capital through a combination of private and public equity offerings, debt financings and strategic collaborations. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, and these newly issued securities may have rights, preferences or privileges senior to those of existing stockholders. Debt financing, if obtained, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, could increase our expenses and require that our assets secure such debt. Moreover, any debt we incur must be repaid regardless of our operating results.

We are an early, commercial-stage company with a limited operating history.

We were incorporated in 2016 and we have had limited sales to date. As such, we have limited historical financial data upon which to base our projected revenue, planned operating expenses or upon which to evaluate our business and our commercial prospects. Based on our limited experience in developing and marketing our existing products and services as well as launching new products, we may not be able to effectively:

•        drive adoption of our current and future products and services;

•        attract and retain customers for our products and services;

•        provide appropriate levels of customer training and support for our products and services;

•        implement an effective marketing strategy to promote awareness of our products and services;

•        develop, manufacture and commercialize new products or achieve an acceptable return on our manufacturing or research and development efforts and expenses;

•        anticipate and adapt to changes in our market or predict future performance;

•        accommodate customer expectations and demands with respect to our products and services;

•        grow our market share by marketing and selling our products and services to new and additional market segments;

•        maintain and develop strategic relationships with vendors to acquire necessary information to our existing or future products and services;

•        adapt or scale our activities to meet potential demand at a reasonable cost;

•        avoid infringement and misappropriation of third-party intellectual property;

•        obtain any necessary licenses to third-party intellectual property on commercially reasonable terms;

•        obtain valid and enforceable patents that give us a competitive advantage;

•        protect our proprietary technology; and

•        attract, retain and motivate qualified personnel.

If our products and services fail to achieve and sustain sufficient market acceptance, we will not generate expected revenue and our business may not succeed.

We cannot be sure that our current or future services will gain acceptance in the marketplace at levels sufficient to support our costs. We must successfully develop and commercialize our technology for use in a variety of applications. Even if we are able to implement our technology and develop products successfully, we and/or our sales and distribution partners may fail to achieve or sustain market acceptance of our products across the full range of our intended applications.

We have a relatively limited operating history and limited revenues to date and thus are subject to risks of business development and you have only a limited basis on which to evaluate our ability to achieve our business objective.

Because we have a relatively limited operating history and limited revenues to date, you should consider and evaluate our operating prospects in light of the risks and uncertainties frequently encountered by early-stage operating companies in rapidly evolving markets. These risks include:

•        that we may not have sufficient capital to achieve our growth strategy;

•        that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

•        that our growth strategy may not be successful; and

•        that fluctuations in our operating results will be significant relative to our revenues.

Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed. To date, we have had minimal revenues. Even if we do achieve profitability, we cannot predict the level of such profitability. If we continue to sustain losses over an extended period of time, we may be unable to continue our business.

Our recent organizational changes and cost cutting measures may not be successful.

Since January 2023, we implemented reduction-in-force affecting approximately 87% of our workforce. The objective of this workforce reduction was to realign our workforce to meet our needs and to improve operating efficiency and reduce our cash burn. However, these restructuring and cost cutting activities may yield unintended consequences and costs, such as attrition beyond our intended reduction-in-force, a reduction in morale among our remaining employees, and the risk we may not achieve the anticipated benefits of such reduction-in-force measure, all of which may have an adverse effect on our results of operations or financial condition. In addition, while positions have been eliminated, certain functions necessary to our reduced operations remain, and we may be unsuccessful in distributing the duties and obligations of departed employees among our remaining employees. We may also discover the reductions in workforce and cost cutting measures will make it difficult for us to resume development activities we have suspended or pursue new initiatives, requiring us to hire qualified replacement personnel, which may require us to incur additional and unanticipated costs and expenses. As a result of the loss of services of a significant percentage of our personnel, including one executive officer and nearly all of our full-time engineering staff, we may be unable to continue our operations and meet our ongoing obligations. Any of these unintended consequences will likely have a material adverse impact on our business, financial condition, and results of operations.

Future acquisitions or strategic investments could disrupt our business and harm our business, results of operations or financial condition.

We may in the future explore potential acquisitions of companies or strategic investments to strengthen our business, including those of businesses larger than ours. Even if we identify an appropriate acquisition candidate, we may not be successful in negotiating the terms or financing of the acquisition, and our due diligence may fail to identify all of the problems, liabilities or other shortcomings or challenges of an acquired business.

Acquisitions involve numerous risks, any of which could harm our business, including:

•        straining our financial resources to acquire a company;

•        anticipated benefits may not materialize as rapidly as we expect, or at all;

•        diversion of management time and focus from operating our business to address acquisition integration challenges;

•        retention of employees from the acquired company or from our company;

•        cultural challenges associated with integrating employees from the acquired company into our organization;

•        integration of the acquired company’s accounting, management information, human resources and other administrative systems;

•        the need to implement or improve controls, procedures and policies at a business that prior to the acquisition may have lacked effective controls, procedures and policies; and

•        litigation or other claims in connection with the acquired company, including claims from terminated employees, former shareholders or other third parties.

Failure to appropriately mitigate these risks or other issues related to such strategic investments and acquisitions could result in reducing or completely eliminating any anticipated benefits of transactions, and harm our business generally. Future acquisitions could also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, amortization expenses or the impairment of goodwill, any of which could have a material adverse effect on our business, results of operations or financial condition.

We may require additional funding for our growth plans, and such funding may result in a dilution of your investment.

We attempted to estimate our funding requirements in order to implement our growth plans. If the costs of implementing such plans should exceed these estimates significantly or if we come across opportunities to grow through expansion plans that cannot be predicted at this time, and our funds generated from our operations prove insufficient for such purposes, we may need to raise additional funds to meet these funding requirements.

These additional funds may be raised by issuing equity or debt securities or by borrowing from banks or other resources. We cannot assure you that we will be able to obtain any additional financing on terms that are acceptable to us, or at all. If we fail to obtain additional financing on terms that are acceptable to us, we will not be able to implement such plans fully if at all. Such financing even if obtained, may be accompanied by conditions that limit our ability to pay dividends or require us to seek lenders’ consent for payment of dividends, or restrict our freedom to operate our business by requiring lender’s consent for certain corporate actions.

Further, if we raise additional funds by way of a rights offering or through the issuance of new shares, any shareholders who are unable or unwilling to participate in such an additional round of fund raising may suffer dilution in their investment.

We may not have sufficient capital to fund our ongoing operations, effectively pursue our strategy or sustain our initiatives.

Our remaining liquidity and capital resources may not be sufficient to allow us to fund our ongoing operations, effectively pursue our strategy or sustain our initiatives. The report of our independent registered public accounting firm on our consolidated financial statements for the years ended December 31, 2023 and 2022 stated that our recurring losses from operations, accumulated deficit as of December 31, 2023, inability to achieve positive cash flows from operations and inability to fund day to day activities through operations indicates that a material uncertainty exists that may cast significant doubt on our ability to continue as a going concern. If we require additional capital resources, we may seek such funds directly from third party sources; however, we may not be able to obtain sufficient equity capital and/or debt financing from third parties to allow us to fund our expected ongoing operations or we may not be able to obtain such equity capital or debt financing on acceptable terms or conditions. Factors affecting the availability of equity capital or debt financing to us on acceptable terms and conditions include:

•        our current and future financial results and position;

•        the collateral availability of our otherwise unsecured assets;

•        the market’s, investors’ and lenders’ view of our industry and products;

•        the perception in the equity and debt markets of our ability to execute our business plan or achieve our operating results expectations; and

•        the price, volatility and trading volume and history of our common shares.

If we are unable to obtain the equity capital or debt financing necessary to fund our ongoing operations, pursue our strategy and sustain our initiatives, we may be forced to scale back our operations even further or our expansion initiatives, and our business and operating results will be materially adversely affected.

Our operations are significantly dependent on changes in public and customer tastes and discretionary spending patterns. Our inability to successfully anticipate customer preferences or to gain popularity for games may negatively impact our profitability.

Our success depends significantly on public and customer tastes and preferences, which can be unpredictable. If we are unable to successfully anticipate customer preferences or increase the popularity of the games that have embedded at our platforms, the revenue and overall customer expenditures may fail to be realized, and thereby negatively impact our profitability. In response to such developments, we may need to increase our marketing and product development efforts and expenditures, we may also adjust our product pricing, we may modify the platform itself, or take other actions, which may further erode our profit margins or otherwise adversely affect our results of operations and financial condition. In particular, we may need to expend considerable cost and effort in carrying out extensive research and development to assess the potential interest in our platform and to remain abreast with continually evolving technology and trends.

While we may incur significant expenditures of this nature, including in the future, there can be no assurance that any such expenditures or investments by us will yield expected or commensurate returns or results, within a reasonable or anticipated time, or at all.

If we cannot continue to develop, acquire, market and offer new products and services or enhancements to existing products and services that meet customer requirements, our operating results could suffer.

The process of developing and acquiring new technology products and services and enhancing existing offerings is complex, costly and uncertain. If we fail to anticipate customers’ rapidly changing needs and expectations, our market share and results of operations could suffer. We must make long-term investments, develop, acquire or obtain appropriate intellectual property and commit significant resources before knowing whether our predictions will accurately reflect customer demand for our products and services. If we misjudge customer needs in the future, our products and services may not succeed and our revenues and earnings may be harmed. Additionally, any delay in the development, acquisition, marketing or launch of a new offering or enhancement to an existing offering could result in customer attrition or impede our ability to attract new customers, causing a decline in our revenue or earnings.

We have made significant investments in new products and services that may not achieve expected returns.

We have made and may continue to make investments in research, development and marketing for existing products, services and technologies, including developing a content promotion platform for brands, new feature sets for our core products, and entirely new products and platforms that we are developing for specific customers, as well as new technology or new applications of existing technology. Investments in new technology are speculative. Commercial success depends on many factors, including but not limited to innovativeness, developer support, and effective distribution and marketing. If customers do not perceive our latest offerings as providing significant new functionality or other value, they may reduce their purchases of our services or products, unfavorably affecting our revenue and profits. We may not achieve significant revenue from new product, service or distribution channel investments, or new applications of existing new product, service or distribution channel investments, for several years, if at all. New products and services may not be profitable, and even if they are profitable, operating margins for some new products and businesses may not be as high as the margins we have experienced historically. Furthermore, developing new technologies is complex and can require long development and testing periods. Significant delays in new releases or significant problems in creating new products or offering new services could adversely affect our revenue and profits.

Our user base is declining, and if we fail to retain existing users or add new users, our results of operations and financial condition may be materially and adversely affected

The size of our users’ level of engagement are critical to our success. Our financial performance will be significantly determined by our success in adding, retaining, and engaging active users of our products.. If people do not perceive our products to be useful, reliable, and trustworthy, we may not be able to attract or retain users or otherwise maintain or increase the frequency and duration of their engagement. A decrease in user retention, growth, or engagement could render us less attractive to video game publishers and developers, which may have a material and adverse impact on our revenue, business, financial condition, and results of operations. Any number of factors could potentially negatively affect user retention, growth, and engagement, including if:

•        users increasingly engage with competing products;

•        we fail to introduce new and improved products or if we introduce new products or services that are not favorably received;

•        we are unable to successfully balance our efforts to provide a compelling user experience with the decisions made by us with respect to the frequency, prominence, and size of ads and other commercial content that we display;

•        there are changes in user sentiment about the quality or usefulness of our products or concerns related to privacy and sharing, safety, security, or other factors;

•        we are unable to manage and prioritize information to ensure users are presented with content that is interesting, useful, and relevant to them;

•        there are adverse changes in our products that are mandated by legislation, regulatory authorities, or litigation, including settlements or consent decrees;

•        technical or other problems prevent us from delivering our products in a rapid and reliable manner or otherwise affect the user experience;

•        we adopt policies or procedures related to areas such as sharing our user data that are perceived negatively by our users or the general public;

•        we fail to provide adequate customer service to users, developers, or advertisers; or

•        we, our software developers, or other companies in our industry are the subject of adverse media reports or other negative publicity.

If we are unable to build and/or maintain relationships with publishers and developers or other content creators, our revenue, financial results, and future growth potential may be adversely affected.

If we fail to keep up with industry trends or technological developments, our business, results of operations and financial condition may be materially and adversely affected.

The gaming industry is rapidly evolving and subject to continuous technological changes. Our success depends on our ability to continue to develop and implement services and solutions that anticipate and respond to rapid and continuing changes in technology and industry developments and offerings to serve the evolving needs of our customers. If we do not sufficiently invest in new technology and industry developments, or evolve and expand our business at sufficient speed and scale, or if we do not make the right strategic investments to respond to these developments and successfully drive innovation, our services and solutions, our results of operations, and our ability to develop and maintain a competitive advantage and continue to grow could be negatively affected. In addition, we operate in a quickly evolving environment in which there currently are, and we expect will continue to be, new technology entrants. New services or technologies offered by competitors or new entrants may make our offerings less differentiated or less competitive, when compared to other alternatives, which may adversely affect our results of operations. Technological innovations may also require substantial capital expenditures in product development as well as in modification of products, services or infrastructure. We cannot assure you that we can obtain financing to cover such expenditures. Failure to adapt our products and services to such changes in an effective and timely manner could materially and adversely affect our business, financial condition and results of operations.

We are subject to cybersecurity risks.

Cybersecurity risks and attacks continue to increase. Cybersecurity attacks are evolving and not always predictable. Attacks include malicious software, threats to information technology infrastructure, denial-of-service attacks on websites, attempts to gain unauthorized access to data, and other breaches. Data breaches can originate with authorized or unauthorized persons. Authorized persons could inadvertently or intentionally release confidential or proprietary information, and recipients could misuse data. Such events could lead to interruption of our operations or business, unauthorized release or use of information, compromise of data, damage to our reputation, damage to our customers or vendors, and increased costs to prevent, respond to or mitigate any events.

We are a holding company and depend upon our subsidiaries for our cash flows.

We are a holding company. All of our operations are conducted, and almost all of our assets are owned, by our subsidiaries. Consequently, our cash flows and our ability to meet our obligations depend upon the cash flows of our subsidiaries and the payment of funds by these subsidiaries to us in the form of dividends, distributions or otherwise. The ability of our subsidiaries to make any payments to us depends on their earnings, the terms of their indebtedness, including the terms of any credit facilities, of which there are currently none, and legal restrictions. While there are no restrictions on the ability of our subsidiaries to make any payments to us, such restrictions may arise in the future. Any failure to receive dividends or distributions from our subsidiaries when needed could have a material adverse effect on our business, results of operations or financial condition.

Our insurance coverage may not adequately protect us against all future risks, which may adversely affect our business and prospects.

We maintain insurance coverage, including for fire, acts of god and perils, terrorism, burglary, money, fidelity guarantee, professional liability including errors and omissions and breach of contract, commercial property, commercial general liability, cyber events including incident response costs, legal, forensic and breach management costs, cyber-crimes, system damage, rectification costs, business interruption and reputational harm, as well as directors’ and officers’ liability insurance and employee health and medical insurance, with standard exclusions in each instance. While we maintain insurance in amounts that we consider reasonably sufficient for a business of our nature and scale, with insurers that we consider reliable and credit worthy, we may face losses and liabilities that are uninsurable by their nature, or that are not covered, fully or at all, under our existing insurance policies. Moreover, coverage under such insurance policies would generally be subject to certain standard or negotiated exclusions or qualifications and, therefore, any future insurance claims by us may not be honored by our insurers in full, or at all. In addition, our premium payments under our insurance policies may require a significant investment by us.

To the extent that we suffer loss or damage that is not covered by insurance or that exceeds our insurance coverage, the loss will have to be borne by us and our business, cash flow, financial condition, results of operations and prospects may be adversely affected.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we are required to comply with certain Securities and Exchange Commission (“SEC”) and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

We are dependent upon our executive officers and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers. We believe that our success depends on the continued service of our executive officers. We do not have key-man insurance on the life of any of our executive officers. The unexpected loss of the services of one or more of our executive officers could have a detrimental effect on us.

Our executive officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, executive officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. We do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

Our business may be harmed if our licensing partners, or other third parties with whom we do business, act in ways that put our brand at risk.

We offer a business-to-business software platform that allows video game publishers and developers, as well as other interactive media content creators, to offer in-game prizing and rewards, based on the completion of in-content challenges. We anticipate that our business partners shall be given access to sensitive and proprietary information or control over our intellectual property in order to provide services and support to our teams. These third parties may misappropriate our information or intellectual property and engage in unauthorized use of it or otherwise act in a way that places our brand at risk. The failure of these third parties to provide adequate services and technologies, the failure of third parties to adequately maintain or update their services and technologies or the misappropriation or misuse of this information or intellectual property could result in a disruption to our business operations or an adverse effect on our reputation, and may negatively impact our business.

If we fail to keep our existing users, to acquire new users, to successfully implement an award-prizes model for our user community, our business, profitability and prospects may be adversely affected.

Our success depends on our ability to maintain and grow the number of users playing our partners’ games and other media and keeping our users highly engaged. Of particular importance is the successful deployment and expansion of our award-prizes model to our gaming community for purposes of creating predictable recurring revenues.

A decline in the number of our users may adversely affect the engagement level of our users, or the popularity of our award-prizes model, which may in turn reduce our monetization opportunities, and have a material and adverse effect on our business, financial condition and results of operations. If we are unable to attract and retain users, our revenues may fail to grow or decline and our results of operations and financial condition may suffer.

Our failure to protect our intellectual property rights may undermine our competitive position.

We believe that our patents, copyrights, trademarks and other intellectual property are essential to our success. Please see “Business — Intellectual Property” for more details. We depend to a large extent on our ability to develop and maintain the intellectual property rights relating to our existing portfolio of prizing, promotion and financial technologies that enable brands to reach the rapidly growing competitive gaming audience of players, spectators and broadcasters. We have devoted considerable time and energy to the development and improvement of our portfolio of prizing, promotion and financial technologies intellectual property.

We rely primarily on a combination of patents, copyrights, trademarks and trade secrets laws, and contractual restrictions for the protection of the intellectual property used in our business. Nevertheless, these provide only limited protection and the actions we take to protect our intellectual property rights may not be adequate. Our trade secrets may become known or be independently discovered by our competitors. We may have no or limited rights to stop the use of our information by others. Moreover, to the extent that our employees or third parties with whom we do business use intellectual property owned by others in their work for us, disputes may arise as to the rights to such intellectual property. Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

Our services or solutions could infringe upon the intellectual property rights of others or we might lose our ability to utilize the intellectual property of others.

We cannot be sure that our services and solutions do not infringe on the intellectual property rights of third parties, and these third parties could claim that we or our clients are infringing upon their intellectual property rights. These claims could harm our reputation, cause us to incur substantial costs or prevent us from offering some services or solutions in the future. Any related proceedings could require us to expend significant resources over an extended period of time. Any claims or litigation in this area could be time-consuming and costly, damage our reputation and/or require us to incur additional costs to obtain the right to continue to offer a service or solution to our clients. If we cannot secure this right at all or on reasonable terms, or we cannot substitute alternative technology, our results of operations could be materially adversely affected. The risk of infringement claims against us may increase as we expand our industry software solutions.

In recent years, individuals and firms have purchased intellectual property assets in order to assert claims of infringement against technology providers and customers that use such technology. Any such action naming us or our clients could be costly to defend or lead to an expensive settlement or judgment against us. Moreover, such an action could result in an injunction being ordered against our client or our own services or operations, causing further damages.

In addition, we rely on third-party software in providing some of our services and solutions. If we lose our ability to continue using such software for any reason, including in the event that the software is found to infringe the rights of others, we will need to obtain substitute software or seek alternative means of obtaining the technology necessary to continue to provide such services and solutions. Our inability to replace such software, or to replace such software in a timely or cost-effective manner, could materially adversely affect our results of operations.

Third parties may register trademarks or domain names or purchase internet search engine keywords that are similar to our trademarks, brands or websites, or misappropriate our data and copy our platform, all of which could cause confusion to our users, divert online customers away from our products and services or harm our reputation.

Competitors and other third parties may purchase trademarks that are similar to our trademarks and keywords that are confusingly similar to our brands or websites in internet search engine advertising programs and in the header and text of the resulting sponsored links or advertisements in order to divert potential customers from us to their websites. Preventing such unauthorized use is inherently difficult. If we are unable to prevent such unauthorized use, competitors and other third parties may continue to drive potential online customers away from our platform to competing, irrelevant or potentially offensive platform, which could harm our reputation and cause us to lose revenue.

Our business is highly dependent on the proper functioning and improvement of our information technology systems and infrastructure. Our business and operating results may be harmed by service disruptions, or by our failure to timely and effectively scale up and adjust our existing technology and infrastructure.

Our business depends on the continuous and reliable operation of our information technology, or IT, systems. Our IT systems are vulnerable to damage or interruption as a result of fires, floods, earthquakes, power losses, telecommunications failures, undetected errors in software, computer viruses, hacking and other attempts to harm our

IT systems. Disruptions, failures, unscheduled service interruptions or a decrease in connection speeds could damage our reputation and cause our customers and end-users to migrate to our competitors’ platforms. If we experience frequent or constant service disruptions, whether caused by failures of our own IT systems or those of third-party service providers, our user experience may be negatively affected, which in turn may have a material and adverse effect on our reputation and business. We may not be successful in minimizing the frequency or duration of service interruptions. If the number of our end-users increases and more user data are generated on our platform, we may be required to expand and adjust our technology and infrastructure to continue to reliably store and process content.

We use third-party services and technologies in connection with our business, and any disruption to the provision of these services and technologies to us could result in adverse publicity and a failure to maintain or grow our users, which could materially and adversely affect our business, financial condition and results of operations.

Our business partially depends on services provided by, and relationships with, various third parties. We exercise no control over the third parties with whom we have business arrangements. If such third parties increase their prices, fail to provide their services effectively, terminate their service or agreements or discontinue their relationships with us, we could suffer service interruptions, reduced revenues or increased costs, any of which may have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Industry

We are considering a number of strategic alternatives, which could have an adverse impact on our business or the price of our common shares.

We are considering a number of strategic alternatives focused on maximizing shareholder value. These strategic alternatives include, but are not limited to, an acquisition, merger, reverse merger, sale of assets, strategic partnership, capital raise or other transaction, any of which may involve a change in our business plan. There can be no assurance that this process will result in the approval or completion of any particular strategic alternative or transaction in the future, or that any such strategic alternative or transaction, if approved or completed, will yield additional shareholder value. Further, the process of exploring, reviewing, and pursuing strategic alternatives could adversely impact our business or the price of its common shares.

Risks Related to International Operations

The risks related to international operations, in particular in countries outside of the United States, could negatively affect our results.

We expect to incur up to 10% of our total expenses from transactions denominated in currencies other than the United States dollar, such as the Canadian dollar. As such, our operations may be adversely affected by changes in foreign government policies and legislation or social instability and other factors which are not within our control, including, but not limited to, recessions in foreign economies, expropriation, nationalization and limitation or restriction on repatriation of funds, assets or earnings, longer receivables collection periods and greater difficulty in collecting accounts receivable, changes in consumer tastes and trends, renegotiation or nullification of existing contracts or licenses, changes in gaming policies, regulatory requirements or the personnel administering them, currency fluctuations and devaluations, exchange controls, economic sanctions and royalty and tax increases, risk of terrorist activities, revolution, border disputes, implementation of tariffs and other trade barriers and protectionist practices, taxation policies, including royalty and tax increases and retroactive tax claims, volatility of financial markets and fluctuations in foreign exchange rates, difficulties in the protection of intellectual property particularly in countries with fewer intellectual property protections, the effects that evolving regulations regarding data privacy may have on our online operations, adverse changes in the creditworthiness of parties with whom we have significant receivables or forward currency exchange contracts, labor disputes and other risks arising out of foreign governmental sovereignty over the areas in which our operations are conducted. Our operations may also be adversely affected by social, political and economic instability and by laws and policies of such foreign jurisdictions affecting foreign trade, taxation and investment. If our operations are disrupted and/or the economic integrity of our contracts is threatened for unexpected reasons, our business may be harmed.

Our international activities may require protracted negotiations with host governments, national companies and third parties. Foreign government regulations may favor or require the awarding of contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. In the event of a dispute arising in connection with our operations in a foreign jurisdiction where we conduct our business, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdictions of the courts of United States or enforcing United States judgments in such other jurisdictions. We may also be hindered or prevented from enforcing our rights with respect to a governmental instrumentality because of the doctrine of sovereign immunity. Accordingly, our activities in foreign jurisdictions could be substantially affected by factors beyond our control, any of which could have a material adverse effect on it.

Doing business in the industries in which we operate often requires compliance with numerous and extensive procedures and formalities. These procedures and formalities may result in unexpected or lengthy delays in commencing important business activities. In some cases, failure to follow such formalities or obtain relevant evidence may call into question the validity of the entity or the actions taken. Our management is unable to predict the effect of additional corporate and regulatory formalities which may be adopted in the future including whether any such laws or regulations would materially increase our cost of doing business or affect our operations in any area.

We may in the future enter into agreements and conduct activities outside of the jurisdictions where we currently carry on business, which expansion may present challenges and risks that we have not faced in the past, any of which could adversely affect our results of operations and/or our financial condition.

We are subject to foreign exchange and currency risks that could adversely affect our operations, and our ability to mitigate our foreign exchange risk through hedging transactions may be limited.

We expect to incur up to 10% of our expenses in currencies other than the United States dollar; however, a substantial portion of our operating expenses are incurred in United States dollars. Fluctuations in the exchange rate between the U.S. dollar and other currencies may have a material adverse effect on our business, financial condition and operating results. Our consolidated financial results are affected by foreign currency exchange rate fluctuations. Foreign currency exchange rate exposures arise from current transactions and anticipated transactions denominated in currencies other than United States dollars and from the translation of foreign-currency-denominated balance sheet accounts into United States dollar-denominated balance sheet accounts. We are exposed to currency exchange rate fluctuations because portions of our revenue and expenses are denominated in currencies other than the United States dollar, particularly the Canadian dollar. Exchange rate fluctuations could adversely affect our operating results and cash flows and the value of our assets outside of the United States. If a foreign currency is devalued in a jurisdiction in which we are paid in such currency, then our customers may be required to pay higher amounts for our products or services, which they may be unable or unwilling to pay. Changes in exchange rates and our limited ability or inability to successfully hedge exchange rate risk could have an adverse impact on our liquidity and results of operations.

We may be unable to operate in new jurisdictions where our customers operate because of new regulations.

We are subject to regulation in any jurisdiction where our customers access our systems. To expand into any such jurisdiction we may need to operate according to local regulations. In some cases, this may require us to be licensed, or obtain approvals for our products or services. If we do not receive or receive a revocation of a license in a particular jurisdiction for our products or services, we would not be able to sell or place our products or services in that jurisdiction. Any such outcome could materially and adversely affect our results of operations and any growth plans for our business.

Privacy concerns could result in regulatory changes and impose additional costs and liabilities on us, limit our use of information, and adversely affect our business.

Personal privacy has become a significant issue in the United States and many other countries in which we currently operate and may operate in the future. Many federal, state, and foreign legislatures and government agencies have imposed or are considering imposing restrictions and requirements about the collection, use, and disclosure of personal information obtained from individuals. Changes to laws or regulations affecting privacy could impose additional costs and liability on us and could limit our use of such information to add value for customers. If we were required to change our business activities or revise or eliminate services, or to implement burdensome compliance measures, our business and results of operations could be harmed. In addition, we may be subject to fines, penalties, and potential litigation if we fail to comply with applicable privacy regulations, any of which could adversely affect our business, liquidity and results of operations.

Our results of operations could be affected by natural events in the locations in which we operate or where our customers or suppliers operate.

We, our customers, and our suppliers have operations in locations subject to natural occurrences such as severe weather and other geological events, including hurricanes, earthquakes, or flood that could disrupt operations. Any serious disruption at any of our facilities or the facilities of our customers or suppliers due to a natural disaster could have a material adverse effect on our revenues and increase our costs and expenses. If there is a natural disaster or other serious disruption at any of our facilities, it could impair our ability to adequately supply our customers, cause a significant disruption to our operations, cause us to incur significant costs to relocate or re-establish these functions and negatively impact our operating results. While we intend to seek insurance against certain business interruption risks, such insurance may not adequately compensate us for any losses incurred as a result of natural or other disasters. In addition, any natural disaster that results in a prolonged disruption to the operations of our customers or suppliers may adversely affect our business, results of operations or financial condition.

Risks Related to Regulation

We are subject to various laws relating to trade, export controls, and foreign corrupt practices, the violation of which could adversely affect our operations, reputation, business, prospects, operating results and financial condition.

We are subject to risks associated with doing business outside of the United States, including exposure to complex foreign and U.S. regulations such as the Foreign Corrupt Practices Act, or the FCPA, and other anti-corruption laws which generally prohibit U.S. companies and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or retaining business. Violations of the FCPA and other anti-corruption laws may result in severe criminal and civil sanctions and other penalties. It may be difficult to oversee the conduct of any contractors, third-party partners, representatives or agents who are not our employees, potentially exposing us to greater risk from their actions. If our employees or agents fail to comply with applicable laws or company policies governing our international operations, we may face legal proceedings and actions which could result in civil penalties, administration actions and criminal sanctions. Any determination that we have violated any anti-corruption laws could have a material adverse impact on our business. Changes in trade sanctions laws may restrict our business practices, including cessation of business activities in sanctioned countries or with sanctioned entities.

Violations of these laws and regulations could result in significant fines, criminal sanctions against us, our officers or our employees, requirements to obtain export licenses, disgorgement of profits, cessation of business activities in sanctioned countries, prohibitions on the conduct of our business and our inability to market and sell our products or services in one or more countries. Additionally, any such violations could materially damage our reputation, brand, international expansion efforts, ability to attract and retain employees and our business, prospects, operating results and financial condition.

Regulations that may be adopted with respect to the internet and electronic commerce may decrease the growth in the use of the internet and lead to the decrease in the demand for our services.

We may become subject to any number of laws and regulations that may be adopted with respect to the internet and electronic commerce. New laws and regulations that address issues such as user privacy, pricing, online content regulation, taxation, advertising, intellectual property, information security, and the characteristics and quality of online products and services may be enacted. As well, current laws, which predate or are incompatible with the internet and electronic commerce, may be applied and enforced in a manner that restricts the electronic commerce market. The application of such pre-existing laws regulating communications or commerce in the context of the internet and electronic commerce is uncertain. Moreover, it may take years to determine the extent to which existing laws relating to issues such as intellectual property ownership and infringement, libel and personal privacy are applicable to the internet. The adoption of new laws or regulations relating to the internet, or particular applications or interpretations of existing laws, could decrease the growth in the use of the internet, decrease the demand for our services, increase our cost of doing business or could otherwise have a material adverse effect on our business, revenues, operating results and financial condition.

Risks Related to Our Common Shares and Our Warrants

We are subject to the continued listing criteria of Nasdaq, and our failure to satisfy these criteria may result in delisting of our common shares or Unit A Warrants from The Nasdaq Capital Market and could also jeopardize our continued ability to trade in the United States on The Nasdaq Capital Market.

Our common shares and Unit A Warrants are currently listed for trading on The Nasdaq Capital Market. In order to maintain the listing on Nasdaq or any other securities exchange we may trade on, we must maintain certain financial and share distribution targets, including maintaining a minimum number of public shareholders. In addition to objective standards, Nasdaq may delist our securities if, in the exchange’s opinion, our financial condition and/or operating results appear unsatisfactory; if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make continued listing inadvisable; if we sell or dispose of our principal operating assets or cease to be an operating company; if we fail to comply with the listing requirements; or if any other event occurs or any condition exists which, in their opinion, makes continued listing on the exchange inadvisable.

If the Nasdaq were to delist our common shares, investors may face material adverse consequences, including, but not limited to, a lack of trading market for our common shares, reduced liquidity, decreased analyst coverage, and/or an inability for us to obtain additional financing to fund our operations.

The trading price of our common shares has been, and is likely to continue to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control.

Our share price is highly volatile. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies; however, the fluctuation in the price of our common shares is still larger than the stock market in general. As a result of this volatility, you may not be able to sell your common shares at or above the price at which you purchased your common shares and you may lose some or all of your investment. In addition to the general volatility risks of the market, our common shares, we may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common shares. As a company with a relatively small public float, our common shares may experience greater stock price volatility, extreme price run-ups, lower trading volume, large spreads in bid and asked prices, and less liquidity than large-capitalization companies. The aspects of the trading in the common shares may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the value of our common shares. Because of the low public float and the absence of any significant trading volume, the public offering price may not reflect the price at which you would be able to sell shares if you want to sell any shares you own or buy shares if you wish to buy share. If the trading volumes of the common shares are low, persons buying or selling in relatively small quantities may easily influence the prices of the common shares. A low volume of trades could also cause the price of the common shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of the common shares. The volatility also could adversely affect our ability to issue additional common shares or other securities and our ability to obtain stock market based financing in the future. No assurance can be given that an active market in our common shares will develop or be sustained.

The market prices of our common shares and Unit A Warrants are likely to be highly volatile because of several factors, including a limited public float.

The market prices of our common shares and Unit A Warrants have experienced significant price and volume fluctuations and the prices of such securities are likely to be highly volatile in the future. You may not be able to resell our common shares or Unit A Warrants following periods of volatility because of the market’s adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

•        actual or anticipated fluctuations in our operating results;

•        the absence of securities analysts covering us and distributing research and recommendations about us;

•        we may have a low trading volume for a number of reasons, including that a large portion of our stock is closely held;

•        overall stock market fluctuations;

•        announcements concerning our business or those of our competitors;

•        actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;

•        conditions or trends in the industry;

•        litigation;

•        changes in market valuations of other similar companies;

•        future sales of common shares;

•        departure of key personnel or failure to hire key personnel; and

•        general market conditions.

Any of these factors could have a significant and adverse impact on the market prices of our common shares and/or our Unit A Warrants. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading prices of our common shares and/or Unit A Warrants, regardless of our actual operating performance.

One shareholder owns a significant percentage of our common shares and will be able to exert significant control over matters subject to shareholder approval.

One shareholder, Cronus Equity Capital Group, LLC (“Cronus”), beneficially owns 39.50% of our outstanding common shares, which allows Cronus to exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions. As a result, Cronus possesses substantial ability to impact our management and affairs and the outcome of matters submitted to shareholders for approval. In addition, this concentration of ownership and voting power may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their common shares as part of a sale of our company and might reduce the price of our common shares. These actions may be taken even if they are opposed by our other shareholders. See “Principal Shareholders” for more information.

Our common shares have in the past been a “penny stock” under SEC rules, and our Unit A Warrants may be subject to the “penny stock” rules in the future. It may be more difficult to resell securities classified as “penny stock.”

In the past, our common shares were a “penny stock” under applicable SEC rules (generally defined as non-exchange traded stock with a per-share price below US$5.00). While our common shares and Unit A Warrants are not currently considered “penny stock” because they are listed on The Nasdaq Capital Market, if we are unable to maintain that listing and our common shares and/or our Unit A Warrants are no longer listed on The Nasdaq Capital Market, unless we maintain a per-share price above $5.00, our common shares and/or Unit A Warrants will be considered “penny stock.” These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

•        If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

•        If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common shares or our warrants and may affect your ability to resell our common shares and our Unit A Warrants.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common shares or our Unit A Warrants will not be classified as a “penny stock” in the future.

If the benefits of any proposed acquisition do not meet the expectations of investors, shareholders or financial analysts, the market price of our common shares and/or Unit A Warrants may decline.

If the benefits of any proposed acquisition do not meet the expectations of investors or securities analysts, the market price of our common shares and/or Unit A Warrants prior to the closing of the proposed acquisition may decline. The market values of our common shares and/or Unit A Warrants at the time of the proposed acquisition may vary significantly from their prices on the date the acquisition target was identified.

In addition, broad market and industry factors may materially harm the market price of our common shares and/or Unit A Warrants irrespective of our operating performance. The stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to us could depress the price of our common shares and/or Unit A Warrants regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our shareholders may be eligible to sell all or some of their common shares by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, or the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, non-affiliate shareholders may sell freely after six months, subject only to the current public information requirement. Affiliates may sell after six months, subject to the Rule 144 volume, manner of sale (for equity securities), current public information, and notice requirements. Of the approximately 2,506,015 common shares outstanding as of June 30, 2024, approximately 1,484,411 shares were tradable without restriction. Given the limited trading of our common shares, resale of even a small number of our common shares pursuant to Rule 144 or an effective registration statement may adversely affect the market price of our common shares.

We have never paid dividends on our common shares and may not do so in the future.

Holders of our common shares are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our common shares and we do not expect to pay cash dividends on our common shares in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our common shares may have will be in the form of appreciation, if any, in the market value of their common shares.

Holders of our warrants will have no rights as a common shareholder until they acquire our common shares.

Until you acquire our common shares upon exercise of your warrants, you will have no rights as a shareholder in respect of the common shares underlying such warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

Our articles and certain Canadian legislation contain provisions that may have the effect of delaying or preventing a change in control.

Certain provisions of our articles could discourage potential acquisition proposals, delay or prevent a change in control and limit the price that certain investors may be willing to pay for our common shares. The material differences between the British Columbia Business Corporations Act, or BCBCA, and Delaware General Corporation Law, or DGCL, that may have the greatest such effect include, but are not limited to, the following: (i) for certain corporate transactions (such as mergers and amalgamations or amendments to our articles) the BCBCA generally requires the voting threshold to be a special resolution approved by 66 2/3% of shareholders, whereas DGCL generally only requires a majority vote; and (ii) under the BCBCA a holder of 5% or more of our common shares can requisition a special meeting of shareholders, whereas such right does not exist under the DGCL.

In addition, a non-Canadian must file an application for review with the Minister responsible for the Investment Canada Act and obtain approval of the Minister prior to acquiring control of a “Canadian Business” within the meaning of the Investment Canada Act, where prescribed financial thresholds are exceeded. Finally, limitations on the ability to acquire and hold our common shares may be imposed by the Competition Act (Canada). The Competition Act (Canada) establishes a pre-merger notification regime for certain types of merger transactions that exceed certain statutory shareholding and financial thresholds. Transactions that are subject to notification cannot be closed until the required materials are filed and the applicable statutory waiting period has expired or been waived by the Commissioner. However, the Competition Act (Canada) permits the Commissioner of Competition to review any acquisition or establishment, directly or indirectly, including through the acquisition of shares, of control over or of a significant interest in us, whether or not it is subject to mandatory notification. Otherwise, there are no limitations either under the laws of Canada or British Columbia, or in our articles on the rights of non-Canadians to hold or vote our common shares. Any of these provisions may discourage a potential acquirer from proposing or completing a transaction that may have otherwise presented a premium to our shareholders. We cannot predict whether investors will find our company and our common shares less attractive because we are governed by foreign laws.

Because some of our directors and officers are residents of Canada, it may be difficult for investors in the United States to enforce civil liabilities against us based solely upon the U.S. federal securities laws. Similarly, it may be difficult for Canadian investors to enforce civil liabilities against our directors and officers residing outside of Canada.

Some of our directors and officers or other experts named herein are residents of Canada and all or a substantial portion of our assets and those of such persons are located outside the United States. Consequently, it may be difficult for U.S. investors to effect service of process within the United States upon us or our directors or officers who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liabilities under the U.S. federal securities laws. Investors should not assume that Canadian courts: (1) would enforce judgments of U.S. courts obtained in actions against us or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or the securities or blue sky laws of any state within the United States or (2) would enforce, in original actions, liabilities against us or such persons predicated upon the U.S. federal securities laws or any such state securities or blue sky laws.

As we are a reporting company under the Exchange Act, we will be obligated to develop and maintain proper and effective internal controls over financial reporting and any failure to maintain the adequacy of these internal controls may adversely affect investor confidence in our company and, as a result, the value of our common shares.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act, or Section 404, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting. Our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting until our first annual report required to be filed with the SEC following the date we are no longer an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will be required to disclose significant changes made in our internal control procedures on a quarterly basis.

We are beginning the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404, and we may not be able to complete our evaluation, testing and any required remediation in a timely fashion. Our compliance with Section 404 requires that we incur substantial accounting expense and expend significant management efforts. We may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge and compile the system and process documentation necessary to perform the evaluation needed to comply with Section 404.

During the evaluation and testing process of our internal controls, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal control over financial reporting is effective. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition or results of operations. If we are unable to conclude that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, the market price of our common shares could decline, and we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common shares held by non-affiliates exceeds US$700 million as of any November 30 before that time, in which case we would no longer be an emerging growth company as of the following May 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will continue to incur increased costs as a result of operating as a reporting company under the Exchange Act, and our management will continue to be required to devote substantial time to compliance with our reporting company responsibilities and corporate governance practices.

As a reporting company under the Exchange Act, and particularly after we are no longer an “emerging growth company,” we will continue to incur significant legal, accounting and other expenses The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of The Nasdaq Capital Market and other applicable securities rules and regulations impose various requirements on public companies. We are also obligated to file with the Canadian securities regulators similar reports pursuant to securities laws and regulations applicable in all the provinces and territories of Canada in which we will be a reporting issuer. Compliance with these laws and regulations has increased and will continue to increase our legal and financial compliance costs and make some activities more difficult, time-consuming or costly. Our management and other personnel must devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations increase our legal and financial compliance costs and make some activities more time-consuming and costly. For example, these rules and regulations make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors. We cannot predict or estimate the amount of additional future costs we will incur as a public company or the timing of such costs.

U.S. Holders of our common shares may suffer adverse tax consequences if we are treated as a passive foreign investment company.

A non-U.S. corporation generally will be treated as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income (such as interest income) or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. Based on the current and anticipated composition of the income, assets and operations of us and our subsidiaries, we do not believe that we will be a PFIC for U.S. federal income tax purposes for the current taxable year or for future taxable years. However, the application of the PFIC rules is subject to uncertainty in several respects, and a separate determination must be made after the close of each taxable year as to whether we are a PFIC for that year. Changes in the composition of our income or assets may cause us to become a PFIC. Accordingly, there can be no assurance that we will not be a PFIC for any taxable year. If we are a PFIC for any taxable year during which a U.S. Holder (as that term is defined below in “Material U.S. Federal Income Tax Considerations for U.S. Holders”) holds our common shares, such U.S. Holder may be subject to adverse tax consequences. In particular, absent certain elections, a U.S. Holder would generally be subject to U.S. federal income tax at ordinary income tax rates, plus a possible interest charge, in respect of a gain derived from a disposition of our common shares, as well as certain distributions by us. The PFIC rules are complex, and each prospective investor is strongly urged to consult its tax advisors regarding the application of these rules to such investor’s particular circumstances. See “Material United States Federal Income Tax Considerations for U.S. Holders”.

Changes to tax laws may have an adverse impact on us and holders of our common shares.

Changes in tax laws, including amendments to tax laws, changes in the interpretation of tax laws or changes in the administrative pronouncements or positions by the CRA, may also have a material adverse effect on our shareholders and their investment in our common shares. Purchasers of our common shares should consult their tax advisors regarding the potential tax consequences associated with the acquisition, holding and disposition of our common shares in their particular circumstances.

PARTICULARS OF MATTERS TO BE ACTED UPON — THE CONTINUANCE

Background to the Continuance Proposal

The board of directors of the Company has determined that it is advisable for the Company to continue from British Columbia, Canada to Delaware (the “Continuance”). Management has determined that a Continuance will be the most effective means of achieving the desired change of domicile. The BCBCA allows a corporation that is incorporated under British Columbia law to continue into a foreign entity pursuant to a Continuance approved by the shareholders of the British Columbia corporation.

Under the proposed Continuance, if the Shareholders approve the Continuance, then the Certificate of Corporate Domestication and the Certificate of Incorporation and related documents will be filed with the British Columbia Registrar of Companies. The Certificate of Corporate Domestication and the Certificate of Incorporation will also be filed with the Delaware Secretary of State. Upon the filing and subsequent receipt of a stamped copy of the Certificate of Corporate Domestication and the Certificate of Incorporation from the Delaware Secretary of State, the Company will be continued as a Delaware corporation and will be governed by the laws of Delaware. The assets and liabilities of the Delaware corporation immediately after the Continuance will be identical to the assets and liabilities of the British Columbia company immediately prior to the Continuance. The current officers and directors of the British Columbia company will be the officers and directors of the Delaware corporation. The change of domicile will not result in any material change to the business of the Company and will not have any effect on the relative equity or voting interests of our Shareholders. Each previously outstanding common share of the Company will become one share of the common stock of the Delaware corporation. The change in domicile will, however, result in changes in the rights and obligations of current Shareholders under applicable corporate laws. For an explanation of these differences, see “Comparative Rights of Shareholders” beginning on page 42 of this proxy statement/prospectus. In addition, the Continuance may have material tax consequences to Shareholder that may or may not be adverse to any particular Shareholders depending on the Shareholder’s particular circumstances. For a more detailed explanation of the tax consequences, see “Material United States Federal Income Tax Consequences” and “Material Canadian Income Tax Consequences” on pages 60 and 54, respectively, of this proxy statement/prospectus.

Due notice of the time, place and purpose of the Meeting will be mailed to each Shareholder, whether voting or non-voting, at the address of the Shareholder as it appears on the records of the corporation, in accordance with Section 171 of the BCBCA. At the Meeting, the Continuance will be considered and a vote taken for its adoption or rejection. If at least two-thirds of the shares present in person or represented by proxy at the Meeting and entitled to vote thereat vote for the adoption of the Continuance, we will then file a Certificate of Corporate Domestication with the Secretary of State of Delaware. The current officers and directors of the British Columbia company will be the officers and directors of the Delaware company. Upon the filing of the Certificate of Corporate Domestication and Certificate of Incorporation with the Delaware Secretary of State in accordance with Section 308 of the BCBCA and Section 388 of the DGCL, respectively, and payment of all fees prescribed thereby, together with the compliance with all other requirements, the Continuance will become effective in accordance with Section 308 of the BCBCA and Section 388 of the DGCL. Upon receipt of the signed Certificate of Corporate Domestication and payment of all applicable fees, the Delaware Secretary of State will issue a stamped and filed copy of the Certificate of Corporate Domestication and the British Columbia Registrar of Companies will issue a Certificate of Discontinuance, and the Continuance will be effective on the date shown in the Certificate of Corporate Domestication.

Reasons for the change in domicile

The Continuance is being proposed in order to reorganize the Company as a Delaware corporation. We believe the Continuance to Delaware will more accurately reflect our operations, which have largely been based in the United States and provide other expected and potential benefits. We have the following principal reasons for proposing this Continuance:

•        We have more of a business connection to the United States than to Canada. Our executive officers, customers and employees are all located in the United States and the majority of directors on our board of directors are located in the United States.

•        We access capital markets primarily though the Nasdaq Capital Market, where our common shares and some of our warrants are quoted for trading. The Nasdaq Capital Market is located in the United States.

•        On January 1, 2024, we lost our exemption as a foreign private issuer for the purposes of the SEC. As we are considered a domestic issuer for SEC reporting requirements, as well as a reporting issuer in the Province of British Columbia, we currently have to prepare our financial statements and reporting to meet the accounting standards and reporting requirements of both countries. This dual-reporting of the results of our operations represents a significant added expense for the Company. We expect to spend less money on legal and regulatory compliance as a Delaware company.

•        The Continuance is also intended to enhance Shareholder value over the long term primarily by increasing our acceptance in the capital markets and improving the marketability of our common stock.

•        We expect the move would facilitate merger and acquisition activity with other U.S.-based entities when using equity as a portion of the purchase price. Stock-for-stock exchanges between U.S. entities can have favorable tax treatment for the acquired company as compared to transactions between a Canadian and U.S. entity.

•        It allows for improved employee incentives using tax-advantaged equity instruments, given that the overwhelming majority of our management and employees (in addition to our clients and our Shareholders) are in the U.S.

In recommending the Continuance, our board of directors considered that potential investors, lenders and strategic partners in the United States are more comfortable dealing with U.S. corporations than British Columbia or other foreign corporations. The board chose the State of Delaware to be our domicile because it believes the more favorable corporate environment afforded by Delaware will help us compete more effectively with other public companies, many of which are incorporated in Delaware, in raising capital and in attracting and retaining skilled, experienced outside directors.

Additionally, the Continuance will eliminate cross-border financing issues and concerns of United States institutional lenders, thereby providing the Company greater access to needed financing to meet our growing business requirements.

Charter Documents following the Continuance

Upon completion of the Continuance, the Company’s charter documents will be comprised of the Certificate of Domestication, the Certificate of Incorporation and the Bylaws, in the forms attached hereto as Appendix B, C and D, respectively.

Authorized Capital in Connection with Continuance

The Certificate of Incorporation of Versus Delaware, attached hereto as Appendix C, will provide that the authorized capital of the Versus Delaware will be 200,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share.

Our articles presently provide that the Company is authorized to issue an unlimited number of common shares, no par value, and an unlimited number of Class A Shares, no par value.

Financial Statement Reporting

In the Company’s annual assessment of its foreign private issuer status on June 30, 2023, it determined that it no longer meets the requirements of a foreign private issuer. As a result, as of January 1, 2024, the Company was no longer permitted to follow the corporate governance practices of its home country (Canada) and to avail itself of the reduced disclosure requirements and applicable exemptions from U.S. securities rules and regulations. Effective on January 1, 2024, the Company transitioned to U.S. domestic reporting status and became subject to the reporting requirements of domestic U.S. issuers. The Continuance, once completed, will not result in any change to our becoming subject to the reporting requirements of domestic U.S. issuers, or to our requirements to file our audited annual financial statements with the SEC on Annual Reports on Form 10-K and our unaudited interim financial statements with the SEC on Quarterly Reports on Form 10-Q. In addition, upon completion of the Continuance, we will continue to be required to prepare our consolidated financial statements in accordance with United States Generally Accepted Accounting Principles (“US GAAP”) in the U.S.

Effective time of the Continuance

The Continuance will become effective upon:

1.      approval of the Continuance Resolution by our Shareholders at the Meeting or any adjournment thereof;

2.      the delivery of an application for continuance and related documents to the British Columbia Registrar of Companies in accordance with Section 308 of the BCBCA;

3.      receipt of approval from the Registrar;

4.      the delivery of the Certificate of Corporate Domestication and the Certificate of Incorporation to the Delaware Secretary of State in accordance with DGCL Section 388; and

5.      the issuance of the stamped the Certificate of Corporate Domestication and the Certificate of Incorporation by the Secretary of State of Delaware.

We anticipate that the Certificate of Incorporation and the Certificate of Corporate Domestication will be filed promptly after the Meeting of our Shareholders, although our board of directors may delay completion of the Continuance for some period of time after Shareholder approval pending receipt of third party consents or for other business reasons.

Conditions to the consummation of the Continuance

The Company’s board of directors has adopted and approved the Continuance. Therefore, the only condition required for the Company to adopt the Continuance and become continued into Delaware is that the Shareholders must duly approve the Continuance pursuant to the proposed Continuance Resolution. The only material consent, approval or authorization of or filing with any governmental entity required to consummate the Continuance are the approval of the Shareholders of the Company in accordance with the BCBCA and the filing of the Certificate of Corporate Domestication and the Certificate of Incorporation and related documents with the British Columbia Registrar of Companies and the Secretary of State of Delaware.

Exchange of share certificates

No exchange of certificates that, prior to the Continuance, represented our common shares is required with respect to the Continuance and the transactions contemplated by it. Promptly after the effective time of the Continuance, we will mail to each record holder of certificates that immediately prior to the effective time of the Continuance represented our common shares, a letter of transmittal and instructions for use in surrendering those certificates. Upon the surrender of each certificate formerly representing our common shares, together with a properly completed letter of transmittal, we will issue in exchange a share certificate of the Company representing our common stock of the Delaware company, and the stock certificate representing shares in the British Columbia company will be cancelled. Until so surrendered and exchanged, each certificate of our common shares shall represent solely the right to receive shares in the Delaware company.

Warrants and stock options

As of the effective time of the Continuance, all warrants and options to purchase our common shares granted or issued prior to the effective time of the Continuance will convert automatically, on a one-for-one basis, into warrants and options to purchase shares of common stock in Versus Delaware that are identical to the warrants and options to purchase Versus British Columbia common shares in all material respects. The common stock underlying such warrants and options to purchase shares of common stock in Versus Delaware are being registered under the registration statement of which this proxy statement/prospectus is a part.

Shares Being Registered

At the date of this proxy statement/prospectus, there are (i) 2,746,505 of our common shares issued and outstanding, (ii) 15,130 options to purchase our common shares outstanding and (iii) 655,155 warrants to purchase our common shares outstanding The outstanding common shares and the common stock underlying the outstanding warrants and options to purchase shares of common stock are being registered under the registration statement of which this proxy statement/prospectus is a part. This proxy statement/prospectus relates to the common shares of the Company that, upon approval of the special resolution at the Meeting and the completion of the necessary procedures under the BCBCA and the DGCL, will be registered as common stock of our continued Company.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE CONTINUANCE DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS AND RECOMMENDS THAT SHAREHOLDERS APPROVE THE CONTINUANCE.

In reaching its decision, the board of directors reviewed the fairness to the Company and its Shareholders of the proposed Continuance and considered, without assigning relative weights to, the following factors:

•        the Company’s principal executive officers and all of its employees are located in the U.S.;

•        the Company believes that most of the Company’s customers are located in the U.S.;

•        the majority of the Company’s Shareholders are residents outside of Canada;

•        the Company believes that there will be minimal Canadian tax consequences of the proposed Continuance;

•        the Company believes that after the Continuance, the Company will only be required to prepare its consolidated financial statements in accordance with US GAAP;

•        the Company believes that the proposed Continuance will provide the Company with access to a larger capital market; and

•        the Shareholders have an opportunity to vote on the proposed Continuance.

Without relying on any single factor listed above more than any other factor, but rather based upon a consideration of all such factors taken as a whole, the Company’s board of directors has concluded that the Continuance proposal is fair to the Company and its Shareholders. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED CONTINUANCE RESOLUTION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS.

PARTICULARS OF MATTERS TO BE ACTED UPON — THE ISSUANCE

Background to the Issuance Proposal

On August 22, 2024, the Company received a letter from Nasdaq, notifying the Company that it is no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2.5 million. In the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, the Company reported stockholders’ equity of approximately $1,797,764, which is below the minimum stockholders’ equity required for continued listing pursuant to Nasdaq Listing Rule 5550(b)(1). In addition, the Company does not meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations.

As part of a plan to regain compliance with Nasdaq rules, the Company entered into the Funding Agreement with ASPIS, pursuant to which ASPIS agreed to make a $2.5 million investment in the Company. ASPIS has delivered to the Company $500,000. ASPIS is obligated to deliver the remaining $2,000,000 on November 15, 2024, but the Company has informally agreed to defer that until Nasdaq has progressed further with its review of the Company’s plan and we have distributed this proxy statement/prospectus to our shareholders. In exchange, the Company issued to ASPIS the Note that provides for, upon approval by the Company’s shareholders of the Issuance and the Continuance, the amount funded under the Funding Agreement plus, at ASPIS’s option, any unpaid interest, into the Units, each equal to (a) one common share and (b) a warrant to purchase one-half common share for $4.00 per share.

Also pursuant to the Funding Agreement, entered into the Subscription Agreement pursuant to which ASPIS agreed to purchase from the Company and the Company agreed to sell to ASPIS Securities. The Funding Agreement is Appendix G and the Subscription Agreement is Appendix H to this proxy statement/prospectus.

The Company’s board of directors has determined that it is advisable for the Company to issue the ASPIS Securities, as the board has further determined that such issuance is the most effective means of regaining compliance with Nasdaq Listing Rules. If the Company’s shareholders do not approve the Issuance, it is likely that the Company’s common stock will be delisted from trading on Nasdaq. This will result in reduced liquidity of our stock and may inhibit our ability to raise capital in the future.

Under the proposed Issuance, if the Shareholders approve the Issuance, we will issue the ASPIS Securities and, following the Issuance, we expect to regain compliance with Nasdaq listing requirements.

Reasons for the Issuance

The Issuance is being proposed in order to regain compliance with Nasdaq Listing Rules. Because our common stock is listed Nasdaq, the Issuance requires shareholder approval under Nasdaq Listing Rules 5635(c) and 5635(d).

Nasdaq Listing Rule 5635(c) requires shareholder approval of security issuances at below fair market value made to officers, directors, employees or consultants, or affiliated entities of any such persons. The Issuance will result in shares of common stock being issued to ASPIS, which is an affiliate of our largest shareholder Cronus. Company Chief Executive Officer and director Luis Goldner is also a director of ASPIS. Therefore, the Issuance is subject to Nasdaq Listing Rule 5635(c).

Nasdaq Listing Rule 5635(d) requires shareholder approval in connection with a transaction other than a public offering involving the sale or issuance of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the greater of the “Minimum Price.” For purposes of Rule 5635(d), the “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (for the five trading days immediately preceding the signing of the binding agreement. The price of the common stock contained in the Units and issuable upon the exercise of the warrants contained in the Units may be below the Minimum Price. Therefore, the Issuance is subject to Nasdaq Listing Rule 5635(d).

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ISSUANCE DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS AND RECOMMENDS THAT SHAREHOLDERS APPROVE THE ISSUANCE.

In reaching its decision, the board of directors considered:

•        The net proceeds from the issuance of the ASPIS Securities will provide an amount of capital that is expected to result in a minimum shareholders’ equity in excess of that required by Nasdaq for a period of at least until September 2025.

•        The additional capital will also provide funds to facilitate the continued operation and expansion of the Company.

•        The familiarity of the Company with ASPIS due to Cronus being the Company’s largest shareholder and Company Chief Executive Officer and director Luis Goldner also serving on ASPIS’s board of directors.

•        The board of directors’ evaluation of the relative risks and benefits of the conflicts of interest presented by the factors described in the preceding bullet point.

•        The expectation that the Company will license to ASPIS the Versus Technology and realize a material amount of revenue therefrom. and the Company pursuant to the License and Agreement.

•        The financial resources of ASPIS being sufficient to consummate its purchase obligations under the Subscription Agreement and Funding Agreement.

•        The speed with which ASPIS was able to enter into the Subscription Agreement, the Funding Agreement, and the License Agreement and ASPIS’s understanding of the Company’s need for moving so quickly.

Without relying on any single factor listed above more than any other factor, but rather based upon a consideration of all such factors taken as a whole, the Company’s board of directors has concluded that the Continuance proposal is fair to the Company and its Shareholders. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED ISSUANCE RESOLUTION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS.

Our board of directors recommends that you vote FOR the Issuance.

Required Vote

In order to become effective, the Issuance Resolution must be approved by an affirmative vote of at least a majority of the votes cast at the Meeting or by proxy by the Shareholders, voting together as a single class. The full text of the Issuance Resolution is set out in Appendix F.

Factors You Should Consider

The Issuance will proportionately dilute your relative equity or voting interests in the Company and may result in volatility in the market price of our common stock prevailing from time to time or the liquidity of such shares.

Risk Factors Related to the Proposals

Factors such as dilution may affect your interest in owning our common shares. In evaluating the merits of the proposals, you should carefully consider the risk factors included in this proxy statement/prospectus beginning on page 13.

VOTING AND PROXY INFORMATION

Solicitation of Proxies

This proxy statement/prospectus is furnished in connection with the solicitation of proxies by the management of Company for use at the Meeting, for the purposes set forth in the notice of special general meeting (the “Notice”) accompanying this proxy statement/prospectus. Solicitation of proxies will be primarily by mail, but may also be undertaken by way of telephone, internet, facsimile or oral communication by the directors, officers and regular employees of the Company, at no additional compensation. Costs associated with the solicitation of proxies will be borne by the Company.

Appointment and Revocation of Proxyholders

Accompanying this proxy statement/prospectus is an instrument of proxy for use at the Meeting. Shareholders who are unable to attend the Meeting in person and wish to be represented by proxy are required to date and sign the enclosed instrument of proxy and return it in the enclosed return envelope. All properly executed instruments of proxy for Shareholders must be mailed so as to reach or be deposited at the offices of Computershare Investor Services (Attention: Proxy Department) at 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1 not later than 48 hours (excluding Saturdays, Sundays and statutory holidays in the Province of British Columbia) prior to the time set for the Meeting or any adjournment thereof. An instrument of proxy may also be voted using a touch tone telephone at 1-866-732-VOTE (8683). Alternatively, a registered Shareholder can complete internet voting by logging on at www.investorvote.com and entering the CONTROL NUMBER located on the address box of the Shareholder’s instrument of proxy.

The persons designated in the instrument of proxy are officers and/or directors of the Company. A Shareholder has the right to appoint a person (who need not be a Shareholder) other than the persons designated in the accompanying instrument of proxy, to attend at and represent the Shareholder at the Meeting. To exercise this right, a Shareholder should insert the name of the designated representative in the blank space provided on the instrument of proxy and strike out the names of management’s nominees. Alternatively, a Shareholder may complete another appropriate instrument of proxy.

Signing of Proxy

The instrument of proxy must be signed by the Shareholder or the Shareholder’s duly appointed attorney authorized in writing or, if the Shareholder is a corporation, under its corporate seal or by a duly authorized officer or attorney of that corporation. An instrument of proxy signed by a person acting as attorney or in some other representative capacity (including a representative of a corporate Shareholder) should indicate that person’s capacity (following his or her signature) and should be accompanied by the appropriate instrument evidencing qualification and authority to act (unless such instrument has previously been filed with the Company).

Revocability of Proxies

A Shareholder who has submitted an instrument of proxy may revoke it at any time prior to the exercise thereof. In addition to any manner permitted by law, a proxy may be revoked by instrument in writing executed by the Shareholder or by his or her duly authorized attorney or, if the Shareholder is a corporation, under its corporate seal or executed by a duly authorized officer or attorney of that corporation and deposited either: (i) at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournments thereof, at which the instrument of proxy is to be used; or (ii) with the Chairman of the Meeting on the day of the Meeting, or any adjournment thereof. In addition, an instrument of proxy may be revoked: (i) by the Shareholder personally attending the Meeting and voting the securities represented thereby or, if the Shareholder is a corporation, by a duly authorized representative of the corporation attending at the Meeting and voting such securities; or (ii) in any other manner permitted by law.

Voting of Proxies and Exercise of Discretion by Proxyholders

All shares represented at the Meeting by properly executed proxies will be voted on any ballot that may be called for and, where a choice with respect to any matter to be acted upon has been specified in the instrument of proxy, the shares represented by the instrument of proxy will be voted in accordance with such instructions. The management designees named in the accompanying instrument of proxy will vote or withhold from voting the shares in respect of which they are appointed in accordance with the direction of the Shareholder appointing him or her on any ballot that may be called for at the Meeting. In the absence of such direction, such shares will be voted “FOR” the proposed resolutions at the Meeting. The accompanying instrument of proxy confers discretionary authority upon the persons named therein with respect to amendments of or variations to the matters identified in this proxy statement/prospectus and with respect to other matters that may properly be brought before the Meeting. In the event that amendments or variations to matters identified in this proxy statement/prospectus are properly brought before the Meeting or any further or other business is properly brought before the Meeting, it is the intention of the management designees to vote in accordance with their best judgment on such matters or business. At the time of printing this proxy statement/prospectus, the management of the Company knows of no such amendment, variation or other matter to come before the Meeting other than the matters referred to in this proxy statement/prospectus.

Record Date and Quorum

The board of directors of the Company has fixed November 8, 2024 as the record date for the Meeting for Shareholders. Only Shareholders at the close of business on November 8, 2024 are entitled to receive notice of the Meeting and to vote thereat and at any adjournment or postponement thereof in accordance with the voting rights set out in the current Articles of the Company. Under the current Articles of the Company, a quorum of Shareholders is present at a meeting if there are two Shareholders, or one or more proxyholder(s) representing two Shareholders, or one member and a proxyholder representing another Shareholder.

Multiple Proxies and/or Voting Instruction Forms

Registered Shareholders have the right to dissent with respect to the Continuance Resolution (the “Dissent Rights”). Those registered Shareholders who validly exercise their Dissent Rights will be entitled to be paid fair value of their shares. In order to validly exercise the Dissent Rights, registered Shareholders must strictly comply with the dissent procedures as set out in Sections 237 to 247 of the BCBCA, a copy of which is attached to the accompanying proxy statement/prospectus as Appendix E and as more particularly described in the proxy statement/prospectus.

DISSENTERS’ RIGHTS

The following is a summary of the operation of the provisions of the BCBCA relating to Shareholders’ dissent and appraisal rights in respect of the Continuance, does not purport to provide a comprehensive statement of the procedures to be followed by a Shareholder seeking to exercise its dissent and appraisal rights and is qualified in its entirety by reference to the full text of Part 8, Division 2 of the BCBCA, which is reproduced in Appendix E to this proxy statement/prospectus. Section 238 of the BCBCA requires strict compliance with the procedures established therein and failure to comply may result in a Shareholders’ loss of its dissent and appraisal rights pursuant to the BCBCA. Any Shareholder considering the exercise of the right of dissent should seek legal advice, since failure to comply strictly with the provisions of the BCBCA may prejudice its right of dissent.

Persons who are beneficial owners of shares (meaning that their shares are not registered in their own name, but instead, in the name of a broker, custodian, nominee or other intermediary) who wish to dissent should be aware that only registered holders of shares are entitled to dissent. Accordingly, a beneficial owner wishing to exercise the right of dissent must make arrangements for the shares beneficially owned to be registered in their name prior to the time the written objection to the Continuance Resolution is required to be received by the Company or, alternatively, make arrangements for the registered holder of such shares to dissent on their behalf.

Pursuant to Section 238 of the BCBCA, any Shareholder who dissents from the Continuance Resolution (a “Continuance Dissenting Shareholder”) in compliance with Sections 237 to 247 of the BCBCA will be entitled to be paid by the Company the fair value of the shares held by such Continuance Dissenting Shareholder determined as at the point in time immediately before the passing of the Continuance Resolution. A Continuance Dissenting Shareholder must dissent with respect to shares in which it owns a beneficial interest.

The filing of a notice of dissent deprives a Continuance Dissenting Shareholder of the right to vote at the Meeting, except if such Continuance Dissenting Shareholder ceases to be a Continuance Dissenting Shareholder in accordance with the dissent rights. For greater certainty, a Shareholder who wishes to exercise its dissent rights may not vote in favour of the Continuance. A Shareholder who wishes to dissent must deliver written notice of dissent to the Company at its registered office, which is 2900-550 Burrard Street, Vancouver, BC V6C 0A3 Canada, Attn: Chief Financial Officer, at least two days before the date on which the Continuance Resolution is to be voted upon and such notice of dissent must strictly comply with the requirements of Section 242 of the BCBCA.

In particular, the written notice of dissent must set out the number of shares in respect of which the notice of dissent is to be sent and: (a) if such shares constitute all of the shares of which the Shareholder is the registered and beneficial owner, a statement to that effect; (b) if such shares constitute all of the shares of which the Shareholder is both the registered and beneficial owner but if the Shareholder owns additional shares beneficially, a statement to that effect and the names of the registered Shareholders, the number and the class and series, if applicable, of shares held by such registered owners and a statement that written notices of dissent have or will be sent with respect to such shares; or (c) if the dissent rights are being exercised by a registered owner who is not the beneficial owner of such shares, a statement to that effect and the name of the beneficial owner and a statement that the registered owner is dissenting with respect to all shares of the beneficial owner registered in such registered owner’s name.

The Company is required, promptly after the later of (i) the date on which the Company forms the intention to proceed with the Continuance; and (ii) the date on which the written notice of dissent was received, to notify each Continuance Dissenting Shareholder of its intention to act on the Continuance. Upon receipt of such notification, each Continuance Dissenting Shareholder is then required, if the Continuance Dissenting Shareholder wishes to proceed with the dissent, within one month after the date of such notice to send to the Company (a) a written statement that the Continuance Dissenting Shareholder requires the Company to purchase all of its shares; (b) the certificates, if any, representing such shares; and (c) if the dissent right is being exercised by the Continuance Dissenting Shareholder on behalf of a beneficial owner who is not the Continuance Dissenting Shareholder, a statement signed by the beneficial owner which sets out whether the beneficial owner is the beneficial owner of other shares, and if so, (i) the names of the registered owners of such shares; (ii) the number of such shares; and (iii) that dissent is being exercised in respect of such shares. A Shareholder who fails to send the Company, within the required time frame, the written statements described above and the certificates representing the shares in respect of which the Continuance Dissenting Shareholder dissents, forfeits its right to dissent.

On sending the required documentation to the Company, the fair value for a Continuance Dissenting Shareholder’s shares will be determined as follows: (a) if the Company and a Continuance Dissenting Shareholder agree on the fair value of the shares, then the Company must promptly pay that amount to the Continuance Dissenting Shareholder or promptly send notice to the Continuance Dissenting Shareholder that the Company is lawfully unable to pay the Continuance Dissenting Shareholders for their shares; or (b) if a Continuance Dissenting Shareholder and the Company are unable to agree on a fair value, the Continuance Dissenting Shareholder may apply to the Supreme Court of British Columbia to determine the fair value of the shares, and the Company must pay to the Continuance Dissenting Shareholder the fair value determined by such Court or promptly send notice to the Continuance Dissenting Shareholder that the Company is lawfully unable to pay the Continuance Dissenting Shareholders for their shares.

The Company will be lawfully unable to pay the Continuance Dissenting Shareholder the fair value of their shares if the Company is insolvent or would be rendered insolvent by making the payment to the Continuance Dissenting Shareholder. In such event, Continuance Dissenting Shareholders will have 30 days to elect to either (a) withdraw their dissent or (b) retain their status as a claimant and be paid as soon as the Company is lawfully able to do so or, in a liquidation, be ranked subordinate to its creditors but in priority to its Shareholders.

If the Continuance is not implemented for any reason, Continuance Dissenting Shareholders will not be entitled to be paid the fair value for their shares and the Continuance Dissenting Shareholders will be entitled to the return of any share certificates delivered to the Company in connection with the exercise of the dissent rights.

COMPARATIVE RIGHTS OF SHAREHOLDERS

After the Continuance, the Shareholders of the former British Columbia corporation will become the stockholders of shares of common stock of a Delaware corporation organized under the DGCL. Differences between the DGCL and the BCBCA will result in various changes in the rights of Shareholders. The following is a summary description of the more significant differences. This summary description is qualified by reference to the DGCL and the BCBCA.

Comparison of Shareholder Rights

We are a corporation governed by the BCBCA. The following discussion summarizes material differences between the rights of holders of our common shares and the rights of holders of the common share of a typical corporation incorporated under the laws of the state of Delaware, which result from differences in governing documents and the laws of British Columbia and Delaware. This summary is qualified in its entirety by reference to the DGCL, the BCBCA and our articles.

	Delaware	British Columbia
Stockholder/Shareholder Approval of Business Combinations; Fundamental Changes

Under the DGCL, certain fundamental changes such as amendments to the certificate of incorporation, a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation not in the usual and regular course of the corporation’s business, or a dissolution of the corporation, are generally required to be approved by the holders of a majority of the outstanding stock entitled to vote on the matter, unless the certificate of incorporation requires a higher percentage.

However, under the DGCL, mergers in which less than 20% of a corporation’s stock outstanding immediately prior to the effective date of the merger is issued generally do not require stockholder approval. In certain situations, the approval of a business combination may require approval by a certain number of the holders of a class or series of shares. In addition, Section 251(h) of the DGCL provides that stockholders of a constituent corporation need not vote to approve a merger if: (i) the merger agreement permits or requires the merger to be effected under Section 251(h) and provides that the merger shall be effected as soon as practicable following the tender offer or exchange offer, (ii) a corporation consummates a tender or exchange offer for any and all of the outstanding stock of such constituent corporation that would otherwise be entitled to vote to approve the merger, (iii) following the consummation of the offer, the stock accepted for purchase or exchanges plus the stock owned by the consummating corporation equals at least the percentage of stock that would be required to adopt the agreement of merger under the DGCL,

Under the BCBCA and our articles, certain changes to our authorized share structure and the change of our name may be approved by a resolution of the directors the Company. Under the BCBCA and our articles, certain extraordinary company alterations, such as to continuances, into or out of province, certain amalgamations, sales, leases or other dispositions of all or substantially all of the undertaking of a company (other than in the ordinary course of business), liquidations, dissolutions, and certain arrangements are required to be approved by ordinary or special resolution as applicable.

An ordinary resolution is a resolution (i) passed at a shareholders’ meeting by a simple majority, or (ii) passed, after being submitted to all of the shareholders, by being consented to in writing by shareholders who, in the aggregate, hold shares carrying at least two-thirds of the votes entitled to be cast on the resolution.

A special resolution is a resolution (i) passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution at a meeting duly called and held for that purpose or (ii) passed by being consented to in writing by all shareholders entitled to vote on the resolution.

Holders of common shares vote together at all meetings of shareholders except meetings at which only holders of a particular class are entitled to vote.

Under the BCBCA, an action that prejudices or interferes with a right or special right attached to issued shares of a class or series of shares must be approved by a special separate resolution of the holders of the class or series of shares being affected.

Delaware	British Columbia

(iv) the corporation consummating the offer merges with or into such constituent corporation and (v) each outstanding share of each class or series of stock of the constituent corporation that was the subject of and not irrevocably accepted for purchase or exchange in the offer is to be converted in the merger into, or the right to receive, the same consideration to be paid for the shares of such class or series of stock of the constituent corporation irrevocably purchased or exchanged in such offer.

The DGCL does not contain a procedure comparable to a plan of arrangement under BCBCA.

Subject to applicable securities laws, which may impose certain “Issuer bid” or tender offer requirements, under the BCBCA, arrangements with shareholders, creditors and other persons are permitted and a company may make any proposal it considers appropriate “despite any other provision” of the BCBCA. In general, a plan of arrangement is approved by a company’s board of directors and then is submitted to a court for approval. It is customary for a company in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. Plans of arrangement involving shareholders must be approved by a special resolution of shareholders, including holders of shares not normally entitled to vote. The court may, in respect of an arrangement proposed with persons other than shareholders and creditors, require that those persons approve the arrangement in the manner and to the extent required by the court. The court determines, among other things, to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing, which would, among other things, assess the fairness of the arrangement and approve or reject the proposed arrangement.

The BCBCA does not contain a provision comparable to Section 251(h) of the DGCL.

	Delaware	British Columbia
Special Vote Required for Combinations with Interested Stockholders/ Shareholders

Section 203 of the DGCL provides (in general) that a corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder. The prohibition on business combinations with interested stockholders does not apply in some cases, including if: (i) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves (a) the business combination or (b) the transaction in which the stockholder becomes an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or (iii) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve the business combination on or after the time of the transaction in which the person became an interested stockholder.

For the purpose of Section 203, the DGCL, subject to specified exceptions, generally defines an interested stockholder to include any person who, together with that person’s affiliates or associates, (i) owns 15% or more of the outstanding voting stock of the corporation (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or (ii) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within the previous three years.

The BCBCA does not contain a provision comparable to Section 203 of the DGCL with respect to business combinations.

	Delaware	British Columbia
Appraisal Rights; Rights to Dissent

Under the DGCL, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

For example, a stockholder is entitled to appraisal rights in the case of a merger or consolidation if the stockholder is required to accept in exchange for the shares anything other than: (i) shares of stock of the corporation surviving or resulting from the merger or consolidation, or depository receipts in respect thereof; (ii) shares of any other corporation, or depository receipts in respect thereof, that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders; (iii) cash instead of fractional shares of the corporation or fractional depository receipts of the corporation; or (iv) any combination of the shares of stock, depository receipts and cash instead of the fractional shares or fractional depository receipts. As another example, a stockholder is entitled to appraisal rights in connection with the transfer, continuance or domestication of a Delaware corporation to a non-U.S. entity, subject to certain exceptions.

The BCBCA provides that shareholders of a company are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable where the company resolves to (i) alter its articles to alter the restrictions on the powers of the company or on the business it is permitted to carry on; (ii) approve certain amalgamations; (iii) approve an arrangement, where the terms of the arrangement or court orders relating thereto permit dissent; (iv) sell, lease or otherwise dispose of all or substantially all of its undertaking; or (v) continue the company into another jurisdiction.

Dissent may also be permitted if authorized by resolution. A court may also make an order permitting a shareholder to dissent in certain circumstances.

Compulsory Acquisition

Under the DGCL, mergers in which one corporation owns 90% or more of each class of stock of a second corporation may be completed without the vote of the second corporation’s board of directors or stockholders.

The BCBCA provides that if, within 4 months after the making of an offer to acquire shares, or any class of shares, of a company, the offer is accepted by the holders of not less than 90% of the shares (other than the shares held by the offeror or an affiliate of the offeror) of any class of shares to which the offer relates, the offeror is entitled, upon giving proper notice within 5 months after the date of the offer, to acquire (on the same terms on which the offeror acquired shares from those holders of shares who accepted the offer) the shares held by those holders of shares of that class who did not accept the offer. Offerees may apply to the court, within 2 months of receiving notice, and the court may set a different price or terms of payment and may make any consequential orders or directions as it considers appropriate.

	Delaware	British Columbia
Stockholder/Shareholder Consent to Action Without Meeting

Under the DGCL, unless otherwise provided in the certificate of incorporation, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders.

Although it is not customary for public companies to do so, under the BCBCA, shareholder action without a meeting may be taken by a consent resolution of shareholders provided that it satisfies the thresholds for approval in a company’s articles, the BCBCA and the regulations thereunder. A consent resolution is as valid and effective as if it was a resolution passed at a meeting of shareholders.

Special Meetings of Stockholders/ Shareholders	Under the DGCL, a special meeting of stockholders may be called by the board of directors or by such persons authorized in the certificate of incorporation or the bylaws.

Under the BCBCA, the holders of not less than 5% of the issued shares of a company that carry the right to vote at a general meeting may requisition that the directors call a meeting of shareholders for the purpose of transacting any business that may be transacted at a general meeting. Upon receiving a requisition that complies with the technical requirements set out in the BCBCA, the directors must, subject to certain limited exceptions, call a meeting of shareholders to be held not more than 4 months after receiving the requisition. If the directors do not call such a meeting within 21 days after receiving the requisition, the requisitioning shareholders or any of them holding in aggregate not less than 2.5% of the issued shares of the company that carry the right to vote at general meetings may call the meeting.

Distributions and Dividends; Repurchases and Redemptions

Under the DGCL, subject to any restrictions contained in the certificate of incorporation, a corporation may pay dividends out of capital surplus or, if there is no surplus, out of net profits for the current and/or the preceding fiscal year in which the dividend is declared, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding shares having a preference upon the distribution of assets. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board of directors.

A Delaware corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the shares are to be retired and the capital reduced.

Under the BCBCA, a company may pay a dividend in money or other property unless there are reasonable grounds for believing that the company is insolvent, or the payment of the dividend would render the company insolvent.

The BCBCA provides that no special rights or restrictions attached to a series of any class of shares confer on the series a priority in respect of dividends or return of capital over any other series of shares of the same class.

Under the BCBCA, the purchase or other acquisition by a company of its shares is generally subject to solvency tests similar to those applicable to the payment of dividends (as set out above). The Company is permitted, under its articles, to acquire any of its shares, subject to the special rights and restrictions attached to such class or series of shares and the approval of its board of directors.

Under the BCBCA, subject to solvency tests similar to those applicable to the payment of dividends (as set out above), a

	Delaware	British Columbia

company may redeem, on the terms and in the manner provided in its articles, any of its shares that has a right of redemption attached to it. Our common shares are not subject to a right of redemption.

Vacancies on Board of Directors

Under the DGCL, a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of the class of directors to which the newly elected director has been elected expires.

Under the BCBCA and our articles, a vacancy among the directors created by the removal of a director may be filled by the shareholders at the meeting at which the director is removed or, if not filled by the shareholders at such meeting, by the shareholders or by the remaining directors. In the case of a casual vacancy, the remaining directors may fill the vacancy.

Under the BCBCA, directors may increase the size of the board of directors by one third of the number of current directors who were elected or appointed as directors at an annual general meeting of shareholders.

Under the BCBCA and our articles, if as a result of one or more vacancies, the number of directors in office falls below the number required for a quorum, the remaining directors may appoint as directors the number of individuals that, when added to the number of remaining directors, will constitute a quorum and/or call a shareholders’ meeting to fill any or all vacancies among directors and to conduct such other business that may be dealt with at that meeting, but must not take any other action until a quorum is obtained.

Constitution and Residency Of Directors	The DGCL does not have residency requirements, but a corporation may prescribe qualifications for directors under its certificate of incorporation or bylaws.	The BCBCA does not place any residency restrictions on the boards of directors.
Removal of Directors; Terms of Directors

Under the DGCL, except in the case of a corporation with a classified board of directors or with cumulative voting, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

Our articles allow for the removal of a director by special resolution of the shareholders.

According to our articles, all directors cease to hold office immediately before the election or appointment of directors at every annual general meeting, but are eligible for re-election or re-appointment.

	Delaware	British Columbia
Inspection of Books and Records

Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may inspect the corporation’s books and records for a proper purpose.

Under the BCBCA, directors and shareholders may, without charge, inspect certain of the records of a company. Former shareholders, to the extent permitted under our articles, and former directors may also inspect certain of the records, free of charge, but only those records pertaining to the times that they were shareholders or directors.

Public companies must allow all persons to inspect certain records of the company free of charge.

Amendment of Governing Documents

Under the DGCL, a certificate of incorporation may be amended if: (i) the board of directors adopts a resolution setting forth the proposed amendment, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of stockholders; provided that unless required by the certificate of incorporation, no meeting or vote is required to adopt an amendment for certain specified changes; and (ii) the holders of a majority of shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares; provided, that a corporation is not required to conduct a meeting or solicit stockholder votes to amend its charter to (a) effectuate a forward stock split and (b) proportionately increase its authorized shares, so long as the corporation has only one class of stock outstanding and it is not divided into series; and provided further, that for public corporations with a class of securities listed on a national securities exchange, charter amendments to effectuate reverse stock splits or changes in authorized shares (other than as provided above in connection with forward stock splits) will now only require the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon at a stockholder meeting, acting as a single class, provided that the affected class of stock continues to meet the listing requirements of the applicable national securities exchange regarding any minimum number of holders after giving effect to such amendment.

If a class vote on the amendment is required by the DGCL, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL.

Under the BCBCA, a company may amend its articles or notice of articles by (i) the type of resolution specified in the BCBCA, (ii) if the BCBCA does not specify a type of resolution, then by the type specified in the company’s articles, or (iii) if the company’s articles do not specify a type of resolution, then by special resolution. The BCBCA permits many substantive changes to a company’s articles (such as a change in the company’s authorized share structure or a change in the special rights or restrictions that may be attached to a certain class or series of shares) to be changed by the resolution specified in that company’s articles.

Our articles provide that certain changes to our share structure and any creation or alteration of special rights and restrictions attached to a series or class of shares be done by way of a directors’ resolution. A company may, by special resolution of shareholders, create or alter special rights and restrictions attached to a series or class of shares. If, if a right or special right attached to a class or series of shares would be prejudiced or interfered with by such an alteration, the BCBCA requires that holders of such class or series of shares must approve the alteration by a special separate resolution of those shareholders.

Our articles also provide that the shareholders may from time to time, by special resolution, make any alteration to our notice of articles and articles as permitted by the BCBCA.

	Delaware	British Columbia

Under the DGCL, the board of directors may amend a corporation’s bylaws if so authorized in the certificate of incorporation. The stockholders of a Delaware corporation also have the power to amend bylaws.

Indemnification of Directors and Officers

Under the DGCL, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, provided that there is a determination that: (i) the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) in a criminal action or proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity. The DGCL requires indemnification of directors and officers for expenses (including attorneys’ fees) actually and reasonably relating to a successful defense on the merits or otherwise of a derivative or third-party action.

Under the DGCL, a corporation may advance expenses relating to the defense of any proceeding to directors and officers upon the receipt of an undertaking by or on behalf of the individual to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

Under the BCBCA, a company may indemnify: (i) a current or former director or officer of that company; or (ii) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was an affiliate of the company, or if such individual held such office at the company’s request, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment actually and reasonably incurred by him or her in respect of any legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct was lawful. A company cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles. In addition, a company must not indemnify an indemnifiable person in proceedings brought against the indemnifiable person by or on behalf of the company or an associated company. A company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnifiable person in respect of that proceeding only if the indemnifiable person has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amounts advanced. Subject to the aforementioned prohibitions on indemnification, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an indemnifiable person in respect of such eligible proceeding if such indemnifiable person has not been reimbursed for such expenses, and was wholly successful, on the merits or otherwise, in the outcome of such eligible proceeding or

	Delaware	British Columbia

was substantially successful on the merits in the outcome of such eligible proceeding. On application from us or from an indemnifiable person, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of penalties imposed or expenses incurred in any such proceedings and the enforcement of an indemnification agreement.

As permitted by the BCBCA, our articles require us to indemnify our directors, officers, former directors or officers (and such individual’s respective heirs and legal representatives) and permit us to indemnify any person to the extent permitted by the BCBCA.

Limited Liability of Directors

The DGCL permits the adoption of a provision in a corporation’s certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its stockholders by reason of a director’s breach of the fiduciary duty of care. The DGCL does not permit any limitation of the liability of a director for: (i) breaching the duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith; (iii) engaging in intentional misconduct or a known violation of law; (iv) obtaining an improper personal benefit from the corporation; or (v) paying a dividend or approving a stock repurchase that was illegal under applicable law.

Under the BCBCA, a director or officer of a company must (i) act honestly and in good faith with a view to the best interests of the company; (ii) exercise the care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances; (iii) act in accordance with the BCBCA and the regulations thereunder; and (iv) subject to (i) to (iii), act in accordance with the articles of the company. These statutory duties are in addition to duties under common law and equity.

No provision in a contract or the articles of a company may relieve a director or officer of a company from the above duties.

Under the BCBCA, a director is not liable for certain acts if the director has otherwise complied with his or her duties and relied, in good faith, on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the auditor of the company to fairly reflect the financial position of the company, (ii) a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person, (iii) a statement of fact represented to the director by an officer of the company to be correct, or (iv) any record, information or representation that the court considers provides reasonable grounds for the actions of the director, whether or not that record was forged, fraudulently made or inaccurate or that information or representation was fraudulently made or inaccurate. Further, a director is not liable if the director did not know and could not reasonably have known that the act done by the director or authorized by the resolution voted for or consented to by the director was contrary to the BCBCA.

	Delaware	British Columbia
Stockholder/Shareholder Lawsuits

Under the DGCL, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation; provided, however, that under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction which the subject of the suit, but through the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.

Under the BCBCA, a shareholder (including a beneficial shareholder) or director of a company and any person who, in the discretion of the court, is an appropriate person to make an application to court to prosecute or defend an action on behalf of a company (a derivative action) may, with judicial leave: (i) bring an action in the name and on behalf of the company to enforce a right, duty or obligation owed to the company that could be enforced by the company itself or to obtain damages for any breach of such right, duty or obligation or (ii) defend, in the name and on behalf of the company, a legal proceeding brought against the company.

Under the BCBCA, the court may grant leave if: (i) the complainant has made reasonable efforts to cause the directors of the company to prosecute or defend the action; (ii) notice of the application for leave has been given to the company and any other person that the court may order; (iii) the complainant is acting in good faith; and (iv) it appears to the court to be in the interests of the company for the action to be prosecuted or defended.

Under the BCBCA, upon the final disposition of a derivative action, the court may make any order it determines to be appropriate. In addition, under the BCBCA, a court may order a company to pay the complainant’s interim costs, including legal fees and disbursements. However, the complainant may be held accountable for the costs on final disposition of the action.

	Delaware	British Columbia
Oppression Remedy

Although the DGCL imposes upon directors and officers fiduciary duties of loyalty (i.e., a duty to act in a manner believed to be in the best interest of the corporation and its stockholders) and care, there is no remedy under the DGCL that is comparable to the BCBCA’s oppression remedy.

The BCBCA’s oppression remedy enables a court to make an order (interim or final) to rectify the matters complained of if the court is satisfied upon application by a shareholder (as defined below) that the affairs of the company are being conducted or that the powers of the directors are being or have been exercised in a manner that is oppressive, or that some action of the company or shareholders has been or is threatened to be taken which is unfairly prejudicial, in each case to one or more shareholders. The application must be brought in a timely manner. A “shareholder” for the purposes of the oppression remedy includes legal and beneficial owners of shares as well as any other person whom the court considers appropriate.

The oppression remedy provides the court with extremely broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders.

Blank Check Preferred Stock/Shares

Under the DGCL, the certificate of incorporation of a corporation may give the board of directors the right to issue new classes of preferred stock with voting, conversion, dividend distribution, and other rights to be determined by the board of directors at the time of issuance, which could prevent a takeover attempt and thereby preclude stockholders from realizing a potential premium over the market value of their shares.

In addition, the DGCL does not prohibit a corporation from adopting a stockholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude stockholders from realizing a potential premium over the market value of their shares.

Under the BCBCA, once a class of preferred shares has been created, the board of directors may be authorized, without shareholder approval, but subject to the provisions of the articles and BCBCA, to determine the maximum number of shares of each series, create an identifying name for each series and attach such special rights or restrictions, including dividend, liquidation and voting rights, as our board of directors may determine, and such special rights or restrictions, including dividend, liquidation and voting rights, may be superior to those of the common shares. Under the BCBCA, each share of a series of shares must have the same special rights or restrictions as are attached to every other share of that series of shares. In addition, the special rights or restrictions attached to shares of a series of shares must be consistent with the special rights or restrictions attached to the class of shares of which the series of shares is part.

The BCBCA does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

	Delaware	British Columbia
Advance Notification Requirements for Proposals of Stockholders/Shareholders

Delaware corporations typically have provisions in their bylaws that require a stockholder proposing a nominee for election to the board of directors or other proposals at an annual or special meeting of the stockholders to provide notice of any such proposals to the secretary of the corporation in advance of the meeting for any such proposal to be brought before the meeting of the stockholders. In addition, advance notice bylaws frequently require the stockholder nominating a person for election to the board of directors to provide information about the nominee, such as his or her age, address, employment and beneficial ownership of shares of the corporation’s capital stock. The stockholder may also be required to disclose, among other things, his or her name, share ownership and agreement, arrangement or understanding with respect to such nomination.

For other proposals, the proposing stockholder is often required by the bylaws to provide a description of the proposal and any other information relating to such stockholder or beneficial owner, if any, on whose behalf that proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for the proposal and pursuant to and in accordance with the Exchange Act and the rules and regulations promulgated thereunder.

Under the BCBCA, qualified shareholders holding at least one percent (1%) of our issued voting shares or whose shares have a fair market value in excess of CAD$2,000 in the aggregate may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the BCBCA. The notice must include information on the business the shareholder intends to bring before the meeting in the prescribed form. To be a qualified shareholder, a shareholder must currently be and have been a registered or beneficial owner of at least one share of the company for at least two years before the date of signing the proposal.

If the proposal and a written statement in support of the proposal (if any) are submitted at least three months before the anniversary date of the previous annual meeting and the proposal and written statement (if any) meet other specified requirements, then the company must either set out the proposal, including the names and mailing addresses of the submitting person and supporters and the written statement (if any), in the proxy circular of the company or attach the proposal and written statement thereto.

In certain circumstances, the company may refuse to process a proposal.

We have included Advance Notice Provisions (as defined in the “Description of Share Capital” section above) in our articles. Under the Advance Notice Provisions, a shareholder wishing to nominate a director would be required to provide us notice, in the prescribed form, within the prescribed time periods.

MATERIAL CANADIAN INCOME TAX CONSEQUENCES

The following is a summary, as of the date hereof, of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) of the Continuance generally applicable to the Company and to Shareholders who, for the purposes of the Tax Act and at all relevant times, (i) deal at arm’s length with the Company, (ii) are not affiliated with the Company, and (iii) hold common shares of the Company (“Shares”) as capital property. Shares will generally be capital property of a Shareholder unless they are held in the course of carrying on a business of trading or dealing in securities or have been acquired in a transaction or transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Shareholder: (i) that is a “financial institution” for the purposes of the mark-to-market rules in the Tax Act; (ii) an interest in which is or would be a “tax shelter investment”; (iii) that reports its “Canadian tax results” in a currency other than Canadian currency; (iv) that is a “specified financial institution”; (v) that has entered or enters into a “derivative forward agreement” or “synthetic disposition arrangement” with respect to the Shares; (vi) who acquired the Shares under or in connection with an employee stock option plan or any other equity based compensation arrangement; (vii) that is exempt from tax under Part I of the Tax Act; (viii) that is a partnership; (ix) in respect of whom the Company is a foreign affiliate; or (x) that is a corporation resident in Canada and is, or becomes (or does not deal at arm’s length for the purposes of the Tax Act with a corporation resident in Canada that is or becomes), as part of a series of transactions or events that includes the Continuance, controlled by one non-resident person or a group of non-resident persons not dealing with each other at arm’s length for the purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act, all as defined in the Tax Act. Such Shareholders should consult with and rely on their own tax advisors having regard to their particular circumstances.

This summary is based on the facts set out in this proxy statement/prospectus, the current provisions of the Tax Act and the regulations thereunder in force as of the date hereof, all specific proposals (the “Proposed Amendments”) to amend the Tax Act or the regulations thereunder that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, and counsel’s understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”). No assurance can be given that the Proposed Amendments will be enacted in their current proposed form, or at all. This summary does not take into account or anticipate any other changes to the law, whether by legislative, governmental, or judicial decision or action, nor does it take into account provincial, territorial, or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations discussed herein.

This summary assumes that the Company will cease to be resident in Canada for the purposes of the Tax Act at the time of the Continuance and that, from the time of the Continuance and at all relevant times thereafter, the Company will be a resident of the United States for the purposes of the Canada-U.S. Tax Convention (1980), as amended (the “Treaty”) and will be entitled to the full benefits of the Treaty.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations, and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Shareholder. Therefore, Shareholders should consult with and rely on their own tax advisors having regard to their particular circumstances.

Currency Conversion

For the purposes of the Tax Act, all amounts must be determined in Canadian dollars based on an appropriate exchange rate as determined in accordance with the provisions of the Tax Act.

The Company

Upon the Continuance, the Company will cease to be resident in Canada for the purposes of the Tax Act and will thereafter no longer be subject to Canadian income tax on its worldwide income (but will be subject to U.S. federal and state tax). However, if after the Continuance the Company carries on a business through a permanent establishment in Canada (as defined in the Treaty), it will be subject to Canadian income tax on its business profits attributable to that permanent establishment.

For the purposes of the Tax Act, the Company’s taxation year will be deemed to have ended immediately before it ceases to be resident in Canada and a new taxation year will be deemed to have begun at that time. Immediately before its deemed year-end, the Company will be deemed to have disposed of each of its properties for proceeds of disposition equal to the fair market value of such properties and to have reacquired such properties immediately thereafter at a cost amount equal to the fair market value. The Company will be subject to income tax under Part I of the Tax Act on any income and net taxable capital gains realized as a result of the deemed dispositions of its properties.

The Company will also be subject to an additional “emigration tax” under Part XIV of the Tax Act on the amount, if any, by which the fair market value, immediately before its deemed year-end resulting from the Continuance, of all of its property exceeds the total of certain of its liabilities and the paid-up capital of all of its issued and outstanding shares immediately before the deemed year-end. This additional tax is generally payable at the rate of 25 percent (25%), but will be reduced to 5 percent (5%) under the Treaty unless it can reasonably be concluded that one of the main reasons for our Company becoming resident in the United States was to reduce the amount of emigration tax or Canadian withholding tax under Part XIII of the Tax Act.

The Company’s management has reviewed the Company’s assets, liabilities, paid-up capital, and tax loss carryforwards and expects that no Canadian federal income taxes will be payable by the Company as a result of the Continuance. This conclusion is based in part on determinations of factual matters including the fair market value of the Company’s property, and counsel expresses no opinion on such matters of factual determination. Furthermore, facts underlying the Company’s assumptions and conclusions may also change prior to the effective time of the Continuance. The Company has not applied to the CRA for a ruling as to the amount of Canadian federal income taxes payable by the Company as a result of the Continuance and does not intend to apply for such a ruling given the factual nature of the determinations involved. There can be no assurance that the CRA will accept the valuations or the positions that the Company has adopted in calculating the amount of Canadian federal income taxes that will be payable upon the Continuance. Accordingly, there is no assurance that the CRA will conclude after the effective time of the Continuance that no Canadian federal income taxes are due as a result of the Continuance or that the amount of Canadian federal income taxes found to be due will not be significant.

Shareholders Resident in Canada

The following portion of this summary is generally applicable to Shareholders who, for the purposes of the Tax Act and at all relevant times, are, or are deemed to be, resident in Canada (“Canadian Resident Shareholders”).

Continuance

A Canadian Resident Shareholder should not be considered to have disposed of its Shares as a result of the Continuance. A Canadian Resident Shareholder should therefore not be considered to have realized either a capital gain or a capital loss by reason only of the Continuance. The Continuance should also not have an effect on the adjusted cost base of a Canadian Resident Shareholder’s Shares.

Dividends on Shares Following Continuance

Dividends on the Shares received by a Canadian Resident Shareholder following the Continuance will be required to be included in the Canadian Resident Shareholder’s income for the purposes of the Tax Act. Such dividends received by a Canadian Resident Shareholder who is an individual will not be subject to the gross-up and dividend tax credit rules in the Tax Act. A Canadian Resident Shareholder that is a corporation will be required to include such dividends in computing its income and generally will not be entitled to deduct the amount of such dividends in computing its taxable income. A Canadian Resident Shareholder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) or a “substantive CCPC” (as proposed to be defined in the Tax Act pursuant to revised Proposed Amendments released on November 28, 2023) will be subject to an additional tax (refundable in certain circumstances) in respect of its “aggregate investment income” for the year, which is defined to include amounts in respect of certain dividends.

Any U.S. non-resident withholding tax imposed on such dividends should generally be eligible, subject to the detailed rules and limitations under the Tax Act, to be credited against the Canadian Resident Shareholder’s income tax or deducted from the Canadian Resident Shareholder’s income. Canadian Resident Shareholders should consult with and rely on their own tax advisors with respect to the availability of a Canadian foreign tax credit or deduction having regard to their particular circumstances.

Dispositions of Shares Following Continuance

A disposition by a Canadian Resident Shareholder of Shares following the Continuance generally will result in the Canadian Resident Shareholder realizing a capital gain (or a capital loss) to the extent that the proceeds of disposition received, net of any reasonable costs of the disposition, exceed (or are exceeded by) the aggregate adjusted cost base of such shares to such Canadian Resident Shareholder immediately before the disposition. The tax treatment of capital gains and capital losses is discussed below under the heading “Shareholders Resident in Canada — Taxation of Capital Gains and Capital Losses”.

Taxation of Capital Gains and Capital Losses

Generally, a Canadian Resident Shareholder will be required to include in computing its income for a taxation year one-half of any capital gain (a “taxable capital gain”) realized by it in that year. Subject to and in accordance with the provisions of the Tax Act, a Canadian Resident Shareholder must deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized by the Canadian Resident Shareholder in that year, and any excess may be carried back to any of the three preceding taxation years or carried forward to any subsequent taxation year and deducted against net taxable capital gains realized in such years.

A Canadian Resident Shareholder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) or a “substantive CCPC” (as proposed to be defined in the Tax Act pursuant to revised Proposed Amendments released on November 28, 2023) will be subject to an additional tax (refundable in certain circumstances) in respect of its “aggregate investment income” for the year, which is defined to include amounts in respect of taxable capital gains.

Capital gains realized or deemed to be realized by individuals (other than certain trusts) may give rise to a liability for alternative minimum tax as calculated under the detailed rules set out in the Tax Act. The Minister of Finance (Canada) announced proposed changes to the existing rules in the Tax Act relating to alternative minimum tax in the Federal Budget (Canada) on March 28, 2023. Proposed Amendments implementing those changes were released on August 4, 2023.

Foreign tax, if any, levied on any gain realized on a disposition of Shares may be eligible for a foreign tax credit under the Tax Act to the extent and under the circumstances described in the Tax Act. Canadian Resident Shareholders should consult with and rely on their own tax advisors with respect to the availability of a foreign tax credit having regard to their particular circumstances.

Foreign Property Information Reporting

A Canadian Resident Shareholder that is a “specified Canadian entity” (as defined in the Tax Act) for a taxation year or fiscal period and whose total “cost amount” (as defined in the Tax Act) of “specified foreign property” (as defined in the Tax Act), which will include the Shares following the Continuance, at any time in the taxation year or fiscal period exceeds CDN$100,000 will be required to file an information return with the CRA for the taxation year or fiscal period disclosing certain prescribed information in respect of such property. Penalties may apply where a Canadian Resident Shareholder fails to file the required information return in respect of such Canadian Resident Shareholder’s specified foreign property on a timely basis in accordance with the Tax Act. The reporting rules in the Tax Act relating to specified foreign property are complex and this summary does not purport to address all circumstances in which reporting may be required by a Canadian Resident Shareholder. Canadian Resident Shareholders should consult with and rely on their own tax advisors regarding compliance with these reporting requirements having regard to their particular circumstances.

Dissenting Canadian Resident Shareholders

A Canadian Resident Shareholder who properly exercises Dissent Rights in respect of its Shares (a “Dissenting Canadian Resident Shareholder”) will be entitled to be paid the fair value of such Shares by the Company. A Dissenting Canadian Resident Shareholder will be deemed to have received a dividend equal to the amount, if any, paid by the Company (other than any amount in respect of interest, if any, awarded by the Court) in excess of the paid-up capital of its Shares immediately before such payment. Any such deemed dividend must be included in computing the Dissenting Canadian Resident Shareholder’s income for the purposes of the Tax Act.

Such dividends deemed to be received by a Dissenting Canadian Resident Shareholder that is an individual (including a trust) will generally be subject to the gross-up and dividend tax credit rules in the Tax Act normally applicable to taxable dividends received from corporations resident in Canada. Dividends received or deemed to be received by individuals (other than certain trusts) may give rise to a liability for alternative minimum tax as calculated under the detailed rules set out in the Tax Act. The Minister of Finance (Canada) announced proposed changes to the existing rules in the Tax Act relating to alternative minimum tax in the Federal Budget (Canada) on March 28, 2023. Proposed Amendments implementing those changes were released on August 4, 2023.

Generally, such dividends deemed to be received by a Dissenting Canadian Resident Shareholder that is a corporation will be included in computing the corporation’s income, but will be deductible in computing the corporation’s taxable income, subject to certain limitations in the Tax Act. The amount of this deemed dividend could, in some circumstances, be treated as proceeds of disposition under subsection 55(2) of the Tax Act. A Dissenting Canadian Resident Shareholder that is a “private corporation” (as defined in the Tax Act) or a “subject corporation” (as defined for the purposes of Part IV of the Tax Act) generally will be subject to an additional tax (refundable in certain circumstances) to the extent such dividends are deductible in computing the Dissenting Canadian Resident Shareholder’s taxable income.

The difference between the amount paid by the Company to a Dissenting Canadian Resident Shareholder (other than any amount in respect of interest, if any, awarded by the Court) and the deemed dividend, if any, received by the Dissenting Canadian Resident Shareholder, as described above, will be treated as proceeds of disposition of the Shares for the purposes of computing any capital gain (or capital loss). Any such capital gain (or capital loss) will be subject to the same tax treatment as described above under the heading “Shareholders Resident in Canada — Taxation of Capital Gains and Capital Losses”.

The amount of a capital loss realized on the disposition of a Share by a Dissenting Canadian Resident Shareholder that is a corporation may, to the extent and under the circumstances specified in the Tax Act, be reduced by the amount of dividends received or deemed to be received on such share. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns such shares, directly or indirectly, through a partnership or trust. Dissenting Canadian Resident Shareholders who may be affected by these rules should consult with and rely on their own tax advisors having regard to their particular circumstances.

Interest, if any, awarded by the Court to a Dissenting Canadian Resident Shareholder will be included in the Dissenting Canadian Resident Shareholder’s income for the purposes of the Tax Act.

A Dissenting Canadian Resident Shareholder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) or a “substantive CCPC” (as proposed to be defined in the Tax Act pursuant to revised Proposed Amendments released on November 28, 2023) will be subject to an additional tax (refundable in certain circumstances) in respect of its “aggregate investment income” for the year, which is defined to include amounts in respect of interest.

Dissenting Canadian Resident Shareholders should consult with and rely on their own tax advisors having regard to their particular circumstances.

Eligibility for Investment

Provided that the Shares continue to be listed on a “designated stock exchange” (as defined in the Tax Act) (which currently includes the Nasdaq) at the time of the Continuance and thereafter, the Shares will be qualified investments under the Tax Act for a trust governed by a registered retirement savings plan (“RRSP”), registered retirement income fund (“RRIF”), registered education savings plan (“RESP”), registered disability savings plan (“RDSP”), tax-free savings account (“TFSA”), first home savings account (“FHSA”) (collectively, “Registered Plans”), or deferred profit sharing plan.

Notwithstanding the foregoing, the holder of a TFSA, FHSA, or RDSP, annuitant of an RRSP or RRIF, or subscriber of an RESP, as applicable, will be subject to a penalty tax if the Shares are a “prohibited investment” for the purposes of the Tax Act for such Registered Plan. The Shares will not be a prohibited investment for a Registered Plan, provided that the holder of the TFSA, FHSA, or RDSP, annuitant of the RRSP or RRIF, or subscriber of the RESP, as applicable, (i) deals at arm’s length with the Company for the purposes of the Tax Act, and (ii) does not have a “significant interest” (as defined in subsection 207.01(4) of the Tax Act) in the Company. In addition, the Shares will not be a prohibited investment if such shares are “excluded property” (as defined in subsection 207.01(1) of the Tax Act) for a Registered Plan.

Resident Shareholders who hold their Shares in a Registered Plan should consult with and rely on their own tax advisors in this regard having regard to their particular circumstances.

Shareholders Resident in the United States

The following portion of this summary is generally applicable to Shareholders who, at all relevant times, are resident in the United States for the purposes of the Tax Act and the Treaty and entitled to the full benefits of the Treaty, and who do not and will not use or hold their Shares in the course of carrying on a business in Canada (“U.S. Resident Shareholders”). Special rules, which are not discussed in this summary, may apply to a Shareholder that is a non-resident insurer that carries on an insurance business in Canada and elsewhere. Such Shareholders should consult with and rely on their own tax advisors having regard to their particular circumstances.

Continuance

A U.S. Resident Shareholder should not be considered to have disposed of its Shares as a result of the Continuance. A U.S. Resident Shareholder should therefore not be considered to have realized either a capital gain or a capital loss by reason only of the Continuance. The Continuance should also not have an effect on the adjusted cost base of a U.S. Resident Shareholder’s Shares.

Dividends on Shares Following Continuance

Following the Continuance, U.S. Resident Shareholders will not be subject to Canadian withholding tax on dividends received from the Company.

Dispositions of Shares Following Continuance

A U.S. Resident Holder will not be subject to tax under the Tax Act on any capital gain realized on the disposition of Shares after the Continuance, unless such Shares are “taxable Canadian property” of the U.S. Resident Holder at the time of disposition for the purposes of the Tax Act.

Provided that the Shares are listed on a “designated stock exchange” (as defined in the Tax Act) (which currently includes the Nasdaq) at a particular time, the Shares will generally not be taxable Canadian property of a U.S. Resident Holder at that time, unless at any time during the 60-month period preceding that time: (i) 25% or more of the issued shares of any class of our capital stock were owned by or belonged to one or any combination of the U.S. Resident Holder, persons with whom the U.S. Resident Holder did not deal at arm’s length, and partnerships in which the U.S. Resident Holder or a person who did not deal at arm’s length with the U.S. Resident Holder holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of the Shares was derived directly or indirectly from one or any combination of real or immovable properties situated in Canada, Canadian resource properties, timber resource properties, and options in respect of, or interests in, or for civil law rights in, any such properties, whether or not such properties exist.

However, in certain circumstances, the Shares may be deemed to be taxable Canadian property of a U.S. Resident Holder for the purposes of the Tax Act. U.S. Resident Holders whose Shares may be taxable Canadian property should consult with and rely on their own tax advisors having regard to their particular circumstances.

Dissenting U.S. Resident Shareholders

A U.S. Resident Shareholder who properly exercises Dissent Rights in respect of its Shares (a “Dissenting U.S. Resident Shareholder”) will be entitled to be paid the fair value of such Shares by the Company. A Dissenting U.S. Resident Shareholder will be deemed to have received a dividend equal to the amount, if any, paid by the Company (other than any amount in respect of interest, if any, awarded by the Court) in excess of the paid-up capital of its Shares immediately before such payment. Such deemed dividend will be subject to withholding tax under the Tax Act at a rate of twenty-five percent (25%), but under the Treaty the rate of withholding will generally be reduced to fifteen percent (15%) (or to five percent (5%) for a company that holds at least 10% of our voting stock).

The difference between the amount paid by the Company to a Dissenting U.S. Resident Shareholder (other than any amount in respect of interest, if any, awarded by the Court) and the deemed dividend, if any, received by the Dissenting U.S. Resident Shareholder, as described above, will be treated as proceeds of disposition of the Shares for the purposes of computing any capital gain (or capital loss). A Dissenting U.S. Resident Holder will not be subject to tax under the Tax Act on any capital gain so realized, unless the Shares are “taxable Canadian property” of the U.S. Resident Holder at the time of disposition for the purposes of the Tax Act, as discussed above under the heading “Shareholders Resident in the United States — Disposition of Shares Following Continuance”.

Interest, if any, awarded by the Court to a Dissenting U.S. Resident Shareholder will generally not be subject to Canadian withholding tax under the Tax Act.

Dissenting U.S. Resident Shareholders should consult with and rely on their own tax advisors having regard to their particular circumstances.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the anticipated material U.S. federal income tax consequences to U.S. holders, as described below, arising from and relating to the Continuation of the Company.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a U.S. holder as a result of the Continuation. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. holder that may affect the U.S. federal income tax consequences of the Continuation to such U.S. holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. holder. U.S. holders should consult their own financial advisor, legal counsel, or accountant regarding the U.S. federal, state, local, and foreign tax consequences of the Continuation.

Scope of this Disclosure

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), proposed, temporary and final Treasury Regulations promulgated under the Code, published Internal Revenue Service (“IRS”) rulings, published administrative positions of the IRS, and U.S. court decisions that are applicable as of the date of this proxy statement/prospectus. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis. This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income).

U.S. Holders Definition

For purposes of this summary, a U.S. holder is a beneficial owner of shares of the Company that, for U.S. federal income tax purposes, is (a) an individual citizen or resident of the U.S., (b) a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the U.S. or any state thereof, including the District of Columbia, (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of its source, or (d) a trust if (i) such trust has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

Non-U.S. Holders Definition

A non-U.S. holder is a beneficial owner (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) of shares of the Company other than a U.S. holder. Subject to the discussion below under “Information Reporting; Backup Withholding Tax,” a non-U.S. holder generally should not be subject to U.S. federal income tax on gain, if any, recognized pursuant to the Continuation, unless (a) such gain is effectively connected with a U.S. trade or business of the non-U.S. holder (or, if the Convention Between the United States of America and Canada with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended, applies, such gain is attributable to a U.S. permanent establishment of the non-U.S. holder) or, (b) in the case of gain recognized by an individual non-U.S. holder, such individual is present in the U.S. for 183 days or more in the taxable year of the Continuation and certain other conditions are satisfied.

Non-U.S. holders should consult their own financial advisor, legal counsel, or accountant regarding the U.S. federal, state, local, and foreign tax consequences (including the potential application and operation of any tax treaties) of the Continuation.

Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

Except as otherwise specifically stated, this summary does not address the U.S. federal income tax consequences of the Continuation to U.S. holders that are subject to special provisions under the Code, including the following U.S. holders: (a) U.S. holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) U.S. holders that are financial institutions, insurance companies, real estate investment trusts, or regulated investment companies or that are broker-dealers or dealers in securities; (c) U.S. holders that have a “functional currency” other than the U.S. dollar; (d) U.S. holders subject to the alternative minimum tax provisions of the Code; (e) U.S. holders that own shares of the Company as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. holders that acquired shares of the Company through the exercise of employee stock options or otherwise as compensation for services; (g) partners of partnerships that hold shares of the Company or owners of other entities classified as partnerships or “pass-through” entities for U.S. federal income tax purposes that hold shares of the Company; (h) U.S. holders that actually or constructively own five percent or more of our voting shares or five percent or more of the total value of all classes of our shares, except as specifically discussed under the caption heading “— Application of Section 367(b) May Result in the Recognition of a Deemed Dividend or Gain”; (i) U.S. holders that hold shares of the Company other than as a capital asset within the meaning of Section 1221 of the Code; (j) expatriates or former long-term residents of the U.S.; (k) controlled foreign corporations; and (l) passive foreign investment companies. U.S. holders that are subject to special provisions under the Code, including U.S. holders described immediately above, should consult their own financial advisor, legal counsel or accountant regarding the U.S. federal, U.S. state and local, and foreign tax consequences of the Continuation.

Tax Consequences in Other Jurisdictions Not Addressed

This summary does not address the U.S. state or local tax consequences, or the tax consequences in jurisdictions other than the U.S., of the Continuation to U.S. holders. Each U.S. holder should consult its own financial advisor, legal counsel, or accountant regarding the U.S. federal, state, local, and foreign tax consequences of the Continuation.

Transactions Not Addressed

This summary does not address the U.S. federal income tax consequences to U.S. holders of transactions entered into prior to, concurrently with, or subsequent to the Continuation (regardless of whether any such transaction is undertaken in connection with the Continuation), including, but not limited to, the following transactions: (a) any exercise of any stock option, warrant, or other right or obligation to acquire shares of the Company; (b) any conversion of any note, debenture, or other debt instrument of the Company into shares of the Company; or (c) any conversion of one class of shares of the Company into a different class of shares of the Company.

U.S. Federal Income Tax Consequences of the Continuation to U.S. Holders

The Continuation as a Tax-Deferred Reorganization

Qualification of the Continuation as a Tax-Deferred Reorganization

The U.S. federal income tax consequences of the Continuation will depend primarily upon whether the domestication qualifies as a “reorganization” within the meaning of Section 368 of the Code.

Under Section 368(a)(1)(F) of the Code, a reorganization is a “mere change in identity, form, or place of organization of one corporation, however effected” (an “F Reorganization”). Pursuant to the Continuation, the Company will change its governing jurisdiction from the Province of British Columbia to Delaware. It is anticipated that the Continuation will qualify as an F Reorganization.

Assuming the Continuation qualifies as an F Reorganization, U.S. holders will generally not recognize gain or loss for U.S. federal income tax purposes on the Continuation, except as provided below under the caption heading “— Application of Section 367(b) May Result in the Recognition of a Deemed Dividend or Gain,” and the Continuation will generally be treated for U.S. federal income tax purposes as if Versus British Columbia (i) transferred all of its assets and liabilities to Versus Delaware in exchange for all of the outstanding shares of Versus Delaware; and (ii) then distributed the shares of Versus Delaware to the holders of shares of Versus British Columbia in liquidation of Versus British Columbia.

Assuming that the Continuation qualifies as an F Reorganization, the following U.S. federal income tax consequences should result to U.S. holders: (a) the aggregate tax basis of shares of our continued Company received by a U.S. holder in the Continuation should be equal to the aggregate tax basis of the Company shares exchanged therefor by such U.S. holder, increased by any amount included in the income of such U.S. holder as a result of

Section 367 of the Code (as discussed below), and (b) the holding period of shares of our continued Company received by a U.S. holder in the Continuation should include the holding period of the Company shares exchanged therefor by such U.S. holder.

Application of Section 367(b) May Result in the Recognition of a Deemed Dividend or Gain

Section 367(b) of the Code and the related Treasury Regulations may require the recognition of a deemed dividend or gain on the shares of certain U.S. holders for various inbound reorganizations. The Continuation of the Company to Delaware should be considered an inbound reorganization subject to the rules of Section 367(b).

Under Section 367(b) and the related Treasury Regulations, a (i) U.S. holder that owns (actually or constructively) ten percent (10%) or more of the total combined voting power of all classes of a foreign corporation that are entitled to vote or ten percent (10%) or more of the total value of all classes of foreign corporation stock (a “U.S. Shareholder”) and (ii) any foreign corporation that owns shares of the Company and with respect to which a U.S. holder is a U.S. Shareholder, must include in income as a deemed dividend all “earnings and profits amount” of the corporation attributable to the stock it directly owns, within the meaning of Treasury Regulations under Section 367 of the Code, in an inbound Continuation or reorganization. Complex attribution rules apply in determining whether a U.S. holder is a U.S. Shareholder and all U.S. holders should consult their tax advisors with respect to these attribution rules.

A U.S. Shareholder’s earnings and profits amount with respect to shares in the Company is the net positive earnings and profits of the Company (as determined under Treasury Regulations under Section 367) attributable to such shares (as determined under Treasury Regulations under Section 367) but without regard to any gain that would be realized on a sale or exchange of such shares. Treasury Regulations under Section 367 provide that the all earnings and profits amount attributable to a Shareholder’s stock is determined according to the principles of Section 1248 of the Code. In general, Section 1248 of the Code and the Treasury Regulations thereunder provide that the amount of earnings and profits attributable to a block of shares (as defined in Treasury Regulations under Section 1248 of the Code) in a foreign corporation is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the Shareholder held the block of shares.

Therefore, if the Company had earnings and profits prior to the Continuation, a U.S. Shareholder and any foreign corporation that owns shares of the Company and with respect to which a U.S. holder is a U.S. Shareholder would have to recognize income as a deemed dividend on the earnings and profits attributable to their stock. However, the Company believes it does not have any earnings and profits for purposes of these rules, and therefore the imputation of a deemed dividend should not be applicable for a U.S. Shareholder or any foreign corporation that owns shares of the Company with a U.S. Shareholder. It is possible, however, that the amount of the Company’s cumulative net earnings and profits may be greater than expected through the date of the Continuation in which case a U.S. Shareholder and a foreign corporation that owns shares of the Company with a U.S. Shareholder would be required to include all of its earnings and profits amount in income as a deemed dividend under Treasury Regulations under Section 367 as a result of the Continuation.

Under Section 367(b) and the related Treasury Regulations, a U.S. holder that is not a U.S. Shareholder (as defined above) of a foreign corporation that is involved in an inbound reorganization subject to Section 367(b) will be required to recognize gain (but not loss) with respect to its shares in the Continuation or, in the alternative, may elect to recognize the “all earnings and profits” amount attributable to such holder’s shares as described below.

Unless a U.S. holder makes the “all earnings and profits election” as described below, such U.S. holder generally must recognize gain (but not loss) with respect to shares received in the Continuation in an amount equal to the excess of the fair market value of such shares over the U.S. holder’s adjusted tax basis in the shares deemed surrendered in exchange therefor.

In lieu of recognizing any gain as described in the preceding paragraph, a U.S. holder may elect to include in income the all earnings and profits amount attributable to its shares under Section 367(b). There are, however, strict conditions for making this election. This election must comply with applicable Treasury Regulations and generally must include, among other things:

(i)     a statement that the Continuation is a Section 367(b) exchange (within the meaning of the applicable Treasury Regulations);

(ii)    a complete description of the Continuation;

(iii)   a description of any stock, securities or other consideration transferred or received in the Continuation;

(iv)   a statement describing the amounts required to be taken into account for U.S. federal income tax purposes;

(v)    a statement that the U.S. holder is making the election that includes (A) a copy of the information that the U.S. holder received from the Company establishing and substantiating the U.S. holder’s all earnings and profits amount with respect to the U.S. holder’s shares and (B) a representation that the U.S. holder has notified the Company that the U.S. holder is making the election; and

(vi)   certain other information required to be furnished with the U.S. holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations.

In addition, the election must be attached by an electing U.S. holder to such U.S. holder’s timely filed U.S. federal income tax return for the year of the Continuation, and the U.S. holder must send notice of making the election to the Company no later than the date such tax return is filed. In connection with this election, the Company intends to provide each U.S. holder eligible to make such an election with information regarding the Company’s earnings and profits upon request.

As noted above, the Company believes it does not have any earnings and profits through the date of the Continuation for purposes of these rules, and if that proves to be the case, U.S. holders who make this election are not expected to have an income inclusion under Section 367(b) of the Code, provided that the U.S. holder properly executes the election and complies with the applicable notice requirements. However, as noted above, if it were determined that the Company had positive earnings and profits through the date of the Continuation, a U.S. holder that makes the election described herein could have an all earnings and profits amount with respect to its shares, and thus could be required to include that amount in income as a deemed dividend under applicable Treasury Regulations as a result of the Continuation.

Furthermore, if we are a PFIC (as discussed below under the heading “— Dissenting U.S. Holders,”), any “all earnings and profits amount” included in income by a U.S. holder as a result of the Continuation would generally be treated as gain subject to adverse PFIC rules.

U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING WHEN AND WHETHER TO MAKE THIS ELECTION AND, IF THE ELECTION IS DETERMINED TO BE ADVISABLE, THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO THIS ELECTION AND THE CONSEQUENCES TO THEM OF MAKING AN ELECTION.

Finally, certain U.S. holders that are not U.S. Shareholders under the rules described above and whose shares have a fair market value of less than Fifty Thousand Dollars ($50,000) on the date of the Continuation will generally not be required to recognize any gain or loss under Section 367 of the Code in connection with the Continuation, and will generally not be required to include any part of the all earnings and profits amount in income.

Dissenting U.S. Holders

Subject to the PFIC rules discussed below, a U.S. holder that exercises the right to dissent from the Continuation generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the U.S. dollar amount of cash received by such U.S. holder in exchange for the shares of the Company (determined by reference to the spot exchange rate in effect on the date of the exchange or, if the shares are traded on an established securities market and the U.S. holder is a cash basis taxpayer or an electing accrual basis taxpayer, the spot exchange rate in effect on the settlement date) and (ii) the tax basis of such U.S. holder in the shares of the Company determined in U.S. dollars.

Assuming we are not a PFIC and have not been treated as a PFIC during a U.S. holder’s holding period for its shares, such gain or loss will be capital gain or loss, which will be long-term capital gain or loss if the shares of the Company have been held for more than one year. Preferential tax rates apply to long-term capital gains of a U.S. holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. holder that is a corporation. Deductions for capital losses and net capital losses are subject to complex limitations. Capital gain or loss, if any, recognized by a U.S. holder generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. Consequently, a U.S. holder may not be able to use the foreign tax credit arising from any Canadian tax imposed on the exchange of shares unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. U.S. holders are encouraged to consult their own tax advisors regarding the availability of the U.S. foreign tax credit in their particular circumstances.

Any shares that are redeemed by the Company from dissenting Shareholders will be canceled prior to the Continuation, and, accordingly, an exercise of the right to dissent is expected to be treated as a redemption of Versus British Columbia shares that may be subject to the “passive foreign investment company” (“PFIC”) rules. We generally will be classified as a PFIC for U.S. federal income tax purposes if, for any taxable year, either: (1) 75% or more of our gross income consists of certain types of passive income, or (2) the average value (determined on a quarterly basis), of our assets that produce, or are held for the production of, passive income is 50% or more of the value of all of our assets.

For purposes of the PFIC provisions, “gross income” generally means sales revenues less cost of goods sold, plus income from investments and from incidental or outside operations or sources. Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income.

Additionally, if we are classified as a PFIC in any taxable year with respect to which a U.S. holder owned shares, we generally will be treated as a PFIC with respect to such U.S. holder in all succeeding taxable years, regardless of whether we continue to meet the tests described above, unless the U.S. holder made a “deemed sale election.”

We do not believe that we have been or that we currently are a PFIC. Notwithstanding the foregoing, the determination of whether we are a PFIC depends on the particular facts and circumstances (such as the valuation of our assets, including goodwill and other intangible assets) and also may be affected by the application of the PFIC rules, which are subject to differing interpretations. The fair market value of our assets is expected to depend, in part, upon (a) the market price of our shares, which fluctuates, and (b) the composition of our income and assets. In light of the foregoing, no assurance can be provided that we have not been and are not currently a PFIC. U.S. holders should consult their own tax advisors regarding our potential PFIC status.

If we are or have been classified as a PFIC for any taxable year during which a U.S. holder has owned shares, the U.S. holder generally will be subject to special rules (the “Default PFIC Regime”) unless, with respect to its shares, the U.S. holder made (i) a timely and effective QEF election or (ii) a “mark-to-market” election. Under the Default PFIC Regime:

•        the U.S. holder’s gain will be allocated ratably over the U.S. holder’s holding period for such shares;

•        the amount of gain allocated to the U.S. holder’s taxable year in which the U.S. holder recognized the gain, or to the period in the U.S. holder’s holding period before the first day of the first taxable year in which the Company was a PFIC, will be taxed as ordinary income;

•        the amount of gain allocated to other taxable years (or portions thereof) of the U.S. holder and included in such U.S. holder’s holding period would be taxed at the highest tax rate in effect for that year and applicable to the U.S. holder; and

•        an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. holder in respect of the tax attributable to each such other taxable year of such U.S. holder.

If we are a PFIC, a U.S. holder will be required to file an information return on IRS Form 8621 regarding any gain realized on its exchange of shares.

NO ASSURANCE CAN BE GIVEN THAT WE HAVE NOT BEEN OR ARE NOT CURRENTLY A PFIC. THE RULES DEALING WITH PFICS ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE. ALL U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE PFIC RULES, INCLUDING, WITHOUT LIMITATION, WHETHER A QEF ELECTION, A MARK-TO-MARKET ELECTION OR ANY OTHER ELECTION IS AVAILABLE OR HAS BEEN MADE AND THE CONSEQUENCES OF ANY SUCH ELECTION, AND THE IMPACT OF ANY PROPOSED OR FINAL PFIC TREASURY REGULATIONS.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

Effects of the Continuation to Non-U.S. Holders

Other than non-U.S. holders which are foreign corporations with a U.S. Shareholder owner (as defined above under the heading “— Application of Section 367(b) May Result in the Recognition of a Deemed Dividend or Gain,” we do not expect the Continuation to result in any U.S. federal income tax consequences to non-U.S. holders.

Ownership of Versus Delaware Shares

The following describes the U.S. federal income tax considerations relating to the ownership and disposition of Versus Delaware shares by a non-U.S. holder after the Continuation.

Distributions

In general, any distributions made to a non-U.S. holder with respect to Versus Delaware shares, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. holder), will be subject to withholding tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in its Versus Delaware shares and then, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of such shares, which will be treated as described under “— Sale, Exchange or Other Disposition of Versus Delaware Shares” below.

Dividends paid by Versus Delaware to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. holders. If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Sale, Exchange or Other Disposition of Versus Delaware Shares

A non-U.S. holder will generally not be subject to U.S. federal income tax on gain realized on a sale or other disposition of Versus Delaware shares unless:

•        such non-U.S. holder is an individual who was present in the United States for 183 days or more in the taxable year of such disposition and certain other requirements are met, in which case any gain realized will generally be subject to a flat 30% U.S. federal income tax;

•        the gain is effectively connected with a trade or business of such non-U.S. holder in the United States (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. holder), in which case such gain will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. holders, and any such gain of a non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

•        we are or have been a U.S. real property holding corporation at any time during the shorter of the five-year period preceding such disposition and such non-U.S. holder’s holding period and either (A) our stock has ceased to be regularly traded on an established securities market or (B) such non-U.S. holder has owned or is deemed to have owned, at any time during the shorter of the five-year period preceding such disposition and such non-U.S. holder’s holding period, more than 5% of our shares.

If the third bullet point above applies to a non-U.S. holder, gain recognized by such non-U.S. holder on the sale, exchange or other disposition of our shares will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of such shares from a non-U.S. holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a U.S. real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not expect to be classified as a U.S. real property holding corporation immediately following the Continuation. However, such determination is factual in nature and subject to change and no assurance can be provided as to whether we will be a U.S. real property holding corporation with respect to a non-U.S. holder following the Continuation or at any future time.

Foreign Account Tax Compliance Act

Section 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of securities (including shares of Versus Delaware) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of Versus Delaware shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury.

All holders should consult their tax advisors regarding the possible implications of FATCA on their investment in shares of Versus Delaware.

Information Reporting: Backup Withholding Tax

Taxable payments made pursuant to the Continuation generally will be subject to information reporting and backup withholding tax, at the rate of 28%, if a U.S. holder (a) fails to furnish such U.S. holder’s correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. holder that it is subject to backup withholding tax. However, U.S. holders that are corporations generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. holder timely furnishes required information to the IRS. Each U.S. holder should consult its own financial advisor, legal counsel, or accountant regarding the information reporting and backup withholding tax rules.

No IRS Ruling

No ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the Continuation to U.S. holders. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary are based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

ACCOUNTING TREATMENT

For U.S. and Canadian accounting purposes, the Continuance of the Company from a British Columbia corporation to a Delaware corporation represents a non-substantive exchange to be accounted for in a manner consistent with a transaction between entities under common control. All assets, liabilities, revenues and expenses will be reflected in the accounts of Versus Delaware based on existing carrying values at the date of the exchange. The historical comparative figures of the Company will be those of Versus British Columbia.

APPLICATION OF SECURITIES LAWS

In the Company’s annual assessment of its foreign private issuer status on June 30, 2023, it determined that it no longer meets the requirements of a foreign private issuer. As a result, as of January 1, 2024, the Company was no longer permitted to follow the corporate governance practices of its home country (Canada) and to avail itself of the reduced disclosure requirements and applicable exemptions from U.S. securities rules and regulations. Effective on January 1, 2024, the Company transitioned to U.S. domestic reporting status and became subject to the reporting requirements of domestic U.S. issuers. The Continuance, once completed, will not result in any change to our becoming subject to the reporting requirements of domestic U.S. issuers, or to our requirements to file our audited annual financial statements with the SEC on Annual Reports on Form 10-K and our unaudited interim financial statements with the SEC on Quarterly Reports on Form 10-Q. In addition, upon completion of the Continuance, we will continue to be required to prepare our consolidated financial statements in accordance with United States Generally Accepted Accounting Principles (“US GAAP”) in the U.S.

Differences were noted related to the right-of-use (ROU) asset and impairment of intangible assets when converting the Company’s 2021 and 2022 financial statements to U.S. GAAP. The initial recognition of the ROU asset is the same under IFRS and U.S. GAAP, however, the subsequent measurement differs. This resulted in minor adjustments of the ROU asset as of December 31, 2021 and 2022. As of December 31, 2022, the Company conducted an impairment analysis of goodwill and intangible assets. In IFRS, the recoverable amount is the higher of fair value less costs of disposal and value in use. In U.S. GAAP, the recoverable amount is the carrying amount less fair value. This resulted in an additional $665,000 impairment charge as of December 31, 2022.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this proxy statement/prospectus, none of the following persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise in any matter to be acted upon:

•        any director or executive officer of the Company; and

•        any associate or affiliate of any of the foregoing persons.

The shareholdings of the Company’s directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters”. To the Company’s knowledge, no director has advised that he or she intends to oppose the Continuance, as more particularly described herein.

Voting Securities and Principal Holders of Voting Securities

The following discussion of the Company’s voting securities and the principal holders of voting securities speaks as of the date hereof, prior to the Continuance on which you are being asked to vote in this proxy statement/prospectus. For a description of the capital stock of the Company assuming the effectuation of the Continuance, see the section of this proxy statement/prospectus entitled “Description of Capital Stock.”

Voting Shares, Record Date and Principal Shareholders

As at the date of this proxy statement/prospectus, the authorized share capital of the Company consists of an unlimited number of common shares, without par value, and an unlimited number of Class A Shares, without par value, and as of such date there were 2,746,505 common shares issued and outstanding as fully paid and non-assessable, each carrying the right to one vote and no Class A Shares issued and outstanding.

The following table sets forth information relating to the beneficial ownership of our common shares as of October 31, 2024 by:

•        each person, or group of affiliated persons, known by us to beneficially own 5% or more of our outstanding common shares;

•        each of our named executive officers and members of our board of directors; and

•        all executive officers and members of our board of directors as a group.

The amounts and percentages of common shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after October 31, 2024. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as indicated by footnote, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all common shares shown as beneficially owned by them. None of our major shareholders have different voting rights than our common shareholders.

In the table below, the percentage of beneficial ownership of our common shares is based on 2,746,505 shares of our common shares outstanding as of October 31, 2024. Unless otherwise noted below, the address of the persons listed on the table is c/o Versus Systems Inc., 2900-550 Burrard Street, Vancouver, BC V6C 0A3 Canada.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Shares Beneficially Owned(1)
Executive Officers and Directors
Juan Carlos Barrera	—	—
David Catzel	—	—
Geoff Deller	—	—
Luis Goldner	—	—
Executive Officers and Directors as a Group (4 persons)	—	—

5% of Great Beneficial Owners
Cronus Equity Capital Group, LLC(*)	989,903	36.0%

____________

(*)      Paul Feller, the managing member of Cronus Equity Capital Group, LLC, has discretionary authority to vote and dispose of the common shares held by Cronus Equity Capital Group, LLC and may be deemed to be the beneficial owner of these common shares. The address of Cronus Equity Capital Group, LLC is 590 Madison Ave, 21st Floor, New York, NY 10022.

The percentage of our common shares held by Canadian residents, based on securityholder addresses of record, is 2% as of October 31, 2024.

Common Shares

The holders of common shares are entitled to notice of and to vote at all annual general meetings of shareholders (except meetings at which only holders of a specified class or series of shares are entitled to vote) and are entitled to one vote per common share. The holders of common shares are entitled to receive such dividends as the board of directors of the Company declare and, upon liquidation, to receive such assets of the Company as are distributable to holders of common shares.

Class A Shares

The holders of Class A Shares are entitled to notice of and to vote at all annual general meetings of shareholders (except meetings at which only holders of a specified class or series of shares are entitled to vote) and are entitled to one vote per Class A Share. The holders of Class A Shares are entitled to receive such dividends as the board of directors of the Company declare and, upon liquidation, to receive such assets of the Company as are distributable to holders of Class A Shares. As of the date hereof, there are no Class A Shares outstanding.

Voting of Shares — General

Only Shareholders whose names are entered in the Company’s register of shareholders at the close of business on the Record Date will be entitled to receive notice of and to vote at the Meeting. Holders of the Company’s common shares who acquire common shares of the Company after the Record Date will not be entitled to vote at the Meeting in respect of such common shares acquired after the Record Date.

Voting of Shares — Advice to Non-Registered Holders

Only registered holders of common shares, or the persons they appoint as their proxies, are permitted to attend and vote at the Meeting. However, in many cases, common shares beneficially owned by a holder (a “Non-Registered Holder”) are registered either:

a)      in the name of an intermediary (an “Intermediary’) that the Non-Registered Holder deals with in respect of the Shares. Intermediaries include banks, trust companies, securities dealers or brokers, and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans; or

b)      in the name of a clearing agency (such as The Canadian Depository for Securities Limited or “CDS”).

In accordance with the requirements of National Instrument 54-101 — Communication with Beneficial Owners of Securities of a Reporting Issuer of the Canadian Securities Administrators, the Company has distributed copies of the Notice, this proxy statement/prospectus and the instrument of proxy (collectively, the “Meeting Materials”) to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders. The Company will not pay for the costs of delivery of proxy related materials to objecting Non-Registered Holders. The Company is using notice-and access procedures for distributing proxy related materials to Shareholders.

Often, the form of proxy supplied to a Non-Registered Holder by its broker is identical to the form of proxy provided to registered Shareholders; however, its purpose is limited to instructing the registered Shareholder how to vote on behalf of the Non-Registered Shareholder. Intermediaries are required to forward meeting materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Typically, Intermediaries will use a service corporation (such as Broadridge Financial Solutions, Inc. (“Broadridge”)) to forward meeting materials to Non-Registered Holders.

Generally, Non-Registered Holders who have not waived the right to receive meeting materials will:

a)      have received as part of the Meeting Materials a voting instruction form which must be completed, signed and delivered by the Non-Registered Holder in accordance with the directions on the voting instruction form; voting instruction forms sent by Broadridge permit the completion of the voting instruction form by telephone or through Internet based voting procedures; or

b)      less typically, be given a proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of Shares beneficially owned by the Non-Registered Holder but which is otherwise uncompleted. This form of proxy need not be signed by the Non-Registered Holder. In this case, the Non-Registered Holder who wishes to submit a proxy should otherwise properly complete the form of proxy and deposit it with Computershare Investor Services at the address referred to above.

A Non-Registered Holder receiving a voting instruction form cannot use that voting instruction form to vote common shares directly at the Meeting as the voting instruction form must be returned as directed by Broadridge well in advance of the Meeting in order to have the common shares voted.

The purpose of these procedures is to permit Non-Registered Holders to direct the voting of the common shares they beneficially own. Should a Non-Registered Holder wish to attend and vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Holder), the Non-Registered Holder should strike out the names of the persons named in the proxy and insert the Non-Registered Holder’s (or such other person’s) name in the blank space provided or, in the case of a voting instruction form, follow the corresponding instructions on the form. In either case, Non-Registered Holders should carefully follow the instructions of their Intermediaries and their service companies.

Only registered Shareholders have the right to revoke a proxy. Non-Registered Holders who wish to change their vote must in sufficient time in advance of the Meeting, arrange for their respective Intermediaries to change their vote and if necessary revoke their proxy in accordance with the revocation procedures set above.

BUSINESS

Our Corporate Information

The Company was formed as a corporation under the laws of British Columbia by way of an amalgamation under the name McAdam Resources, Inc. in the Province of Ontario on December 1, 1988 and subsequently extra-provincially registered in British Columbia on February 2, 1989. The Company changed its name to Boulder Mining Corporation on May 9, 1995 in Ontario and on September 25, 1996 in British Columbia. The Company continued into British Columbia on January 2, 2007 and concurrently changed its name to Opal Energy Corp. The Company changed its name to Versus Systems Inc. on June 30, 2016, and concurrently ceased or divested its mining related business and began operating its current software platform business.

In June 2021, the Company completed an acquisition of multimedia, production, and interactive gaming company Xcite Interactive Inc., a provider of online audience engagement through its owned and operated XEO technology platform. We provide products and services to professional sports franchises in Major League Baseball (MLB), National Hockey League (NHL), National Basketball Association (NBA) and the National Football League (NFL) to drive audience engagement.

The Company operates through its majority-owned subsidiary, Versus, LLC, a Nevada limited liability company that was organized on August 21, 2013, and through its wholly owned subsidiary, Xcite Interactive Inc, a Delaware company that was reorganized as such on April 1, 2019.

The Company’s principal executive offices in Canada are located at 2900-550 Burrard Street, Vancouver, BC V6C 0A3 Canada, and our telephone number is (604) 639-4457.

The Company’s principal executive offices in the U.S. are located at 1370 St Andrews Pl, Los Angeles, CA 90028, and our telephone number at that address is (424) 226-8588. We are a distributed organization and do not maintain offices in the United States, which is the country where all of our employees reside. Our website address is www.versussystems.com. The information on or accessed through our website is not incorporated in this proxy statement/prospectus. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issues that file electronically with the SEC.

Strategic Review.    The Company is in the process of considering a number of strategic alternatives for the Company focused on maximizing shareholder value. These strategic alternatives include, but are not limited to, an acquisition, merger, reverse merger, sale of assets, strategic partnership, capital raise or other transaction, any of which may involve a change in our business plan. The Company is hopeful that the its change in jurisdiction from British Columbia to Delaware will more appropriately reflect its shift in strategy and will (i) improve the Company’s access to capital markets, increase funding and strategic flexibility and reduce the cost of capital, (ii) improve the Company’s ability to execute an acquisitive growth strategy using its capital stock as consideration, and (iii) better focus management efforts on each U.S. and international operation and better attract and retain key employees.

Workforce Reduction.    On January 1, 2023, the Company had a total of 39 employees. Since January 1, 2023, the Company implemented several lay-offs or employee terminations and experienced employee attrition that have reduced the Company’s workforce at the beginning of this fiscal year by approximately 87%, to five employees at November 1, 2024, including one in sales/marketing, one in engineering/product/design, one in accounts/operation, our CEO, and our CFO. The objective of this workforce reduction was to realign the Company’s workforce to meet the Company’s needs and to improve operating efficiency and reduce cash burn.

Our Mission

Our mission is to reinvent the way our customers interact with consumers through live events, games, apps and streaming content.

Our Company

We offer a suite of proprietary business-to-business software tools that are meant to drive user engagement through gamification and rewards. These tools allow our partners to offer in-game prizing and rewards, including merchandise, coupons, digital goods, and sweepstakes entries — inside their websites, their venues, or their streaming media content.

Our customers are mostly sports teams, venues, and advertising agencies, which typically use our products as part of their live events or as part of an advertising campaign with the goal of engaging fans, increasing consented first-party data, and increasing sales.

Our products and games are designed so that end users of our products can earn prizes by registering on our system and completing in-content challenges like trivia, polls, or casual mobile games. Players can use our system to play a variety of games and earn a wide range of prize types, provided by advertisers and sponsors. Our products, include our in-venue XEO and Filter Fan Cam products for live events, and our new stand-alone “Winfinite” product that can be used by brands, advertising agencies, and content partners to reach potential customers outside of sports venues, on mobile devices. We also have an IP portfolio that can create future licensing and product development opportunities including our recently allowed Artificial Intelligence (“AI”) and Machine Learning (“ML”) series of patent claims.

With the acquisition of Xcite Interactive in June 2021, we acquired a number of key pieces of technology and relationships that have helped to drive our engagement and rewards business, including a live events fan engagement business that has partnered with professional sports franchises in the National Football League (“NFL”), the National Basketball Association (“NBA”), the National Hockey League (“NHL”) and others to increase audience engagement using interactive gaming functions like trivia, polling, and casual games that can be played alongside live experiences whether a player is at-home, in a restaurant, or in-venue at the event itself. Our three largest customers in 2023 were the San Jose Sharks, the Sacramento Kings, and ENT Marketing, a marketing agency that used our platform to promote Coca-Cola products.

We now have three principal software products. Our eXtreme Engagement Online or “XEO” platform is designed primarily for in-venue main-board work in stadiums and arenas. Our Filter Fan Cam (“FFC”) platform is an Augmented Reality filtering tool that can be used for mobile and in-venue applications. In addition, we have a stand-alone gaming and prizing product that we call “Winfinite,” which allows brands, media companies, and advertising agencies to reach out to customers directly on their mobile devices. We license these three software products to teams, ad agencies, and other content creators.

Our Products and Services

We provide the following products and services to our partners and customers:

•        Analytics and support for in-venue products XEO and FFC.    Our in-venue fan engagement products are used at a variety of live-event and other entertainment focused properties like stadiums and arenas, but they can also be used at conferences, theme parks, and restaurants to increase audience and customer engagement. Content partners, including professional sports teams, can use XEO and FFC in conjunction with their existing video screens, “jumbotrons”, “halo boards”, “main boards”, as well as branded apps to reach potential customers with games and interactive experiences that enhance the live event.

•        Support and Analytics for Winfinite.    Winfinite is an interactive advertising tool that allows content creators, marketers, agencies, and other advertisers to create, deploy, and analyze custom, gamified digital campaigns. These campaigns increase key metrics such as customer acquisition, awareness, brand affinity, and incremental sales. The product is highly adaptable with a number of digital platforms and can be integrated into customers’ existing advertising campaigns, Winfinite can also drive data acquisition through its campaigns by offering incentives and prizes in exchange for safely and securely collecting first party consumer data on behalf of our customers in a secure environment.

Research and Development

Our research and development team, including in-house and as-needed contract resources, consists of technical engineering, product management, and user experience, and is responsible for the design, architecture, creation, and quality of our platform. We have invested substantial resources in research and development to enhance our platform features and functionalities and expand the services we offer. We believe the timely development of new, and the enhancement of our existing, services and platform features would enhance our competitive position. We utilize an agile development process to deliver software releases, fixes and updates.

Competition

Interactive media, live-events, in-venue advertising, and rewarded advertising are all highly competitive businesses, characterized by increasing product introductions and rapidly-emerging new platforms and technologies. With respect to competing for customers for our platform, we will compete primarily on the basis of functionality, quality, brand and customer reviews. We will compete for platform placement based on these factors, as well as our relationship with the content owner, historical performance, perception of sales potential and relationships with owners and licensors of brands, properties and other content.

We believe that our small size will provide us some amount of a competitive edge in the near term as we are able to make quick decisions to take advantage of customer preferences and emerging technologies like AI.

With respect to our prizing and rewards platform, we compete with a continually increasing number of companies, including industry leaders such as TapJoy, Honey, Rakuten, and Otello who make their money largely on the free-to-play or free-to-use distribution of coupons and rewards. Beyond these direct competitors, we face a certain amount of competition from pay-to-play “rewards” companies like Skillz, FanDuel, or DraftKings that also use games and monetary rewards to drive user growth — although in their case, they derive the majority of their revenues directly from users rather than brands and sponsors.

We also face increased competition from large media and technology companies with significant online presences, such as Apple, Alphabet/Google, Amazon, Meta, Microsoft, Netflix Shopify, or Yahoo, as those companies move to expand their interactive offerings. This competition could increase if these larger industry players begin to add prizing or rewards into their offerings.

We are also aware of the increasing role of Artificial Intelligence (AI) in the personalized content space, including personalized advertising. We have been researching the space for a number of years and have been filing patents with the United States Patent and Trademark Office (USPTO) to protect our uses of AI and Machine Learning (ML) in trying to optimize both the player and partner experience, but we are aware that the AI space is filled with larger, and better-funded teams, including those from Microsoft, Google, and others.

In addition, given the open nature of the development and distribution for smartphones and tablets, we also compete or will compete with a vast number of small companies and individuals in all of our segments who are able to create and launch software programs and platforms for these devices using relatively limited resources and with relatively limited start-up time or expertise.

Most of our competitors and our potential competitors have one or more advantages over us, including:

•        significantly greater financial and personnel resources;

•        stronger brand and consumer recognition;

•        longer and larger customer histories, including much more consented first-party data;

•        larger datasets from which to derive customer behavior patterns and AI training data;

•        the capacity to leverage their marketing expenditures across a broader portfolio of mobile and non-mobile products;

•        more substantial intellectual property of their own;

•        lower labor and development costs and better overall economies of scale; and

•        broader distribution and presence.

Government Regulation

We are involved in a variety of areas that are subject to governmental oversight. While we have developed a flexible platform designed to adjust to a changing legal and regulatory landscape, there are a number of areas where federal, state and international law could force us to make significant adjustments to our strategies and deployment efforts. As such, as with many companies in both the software and advertising spaces, there are risks associated with the potential impacts of government regulation.

As a company that facilitates the distribution of real-world prizes for in-game and online activities, we are, in some cases and for some campaigns, subject to laws that surround sweepstakes, contests, and games of skill. While we use best efforts to ensure that all contests are compliant with federal, state, and local laws pertaining to the game type, contest type, prize type, and the eligibility of individual players, among other concerns, we are subject to those regulations and those regulations may change. We have filed patents, and have been granted certain patent claims, protecting our ability to use player characteristics like player location, player age, and contest type to adjust eligibility in specific contests with the intent of providing dynamic regulatory compliance. We also have also designed the platform to make it possible to expeditiously cease providing prizes in certain jurisdictions, or cease offering certain types of contests, such as sweepstakes or other contest types, if that becomes necessary. If necessary, we can make these changes without interruption to our campaigns and contests in other jurisdictions.

Certain of our campaigns and contests may be subject to laws and regulations applicable to companies engaged in skill-based contests. As we partner with our brand and content partners to offer prizes that players may earn as a result of their in-game activities, we may be subject in some cases to the federal Deceptive Mail Prevention and Enforcement Act as well as certain state prize, gift, or sweepstakes statutes that may apply to certain experiences that we or our customers and partners may run from time to time. Our system does allow us to adjust terms of service to account for this and other acts. We may also choose not to offer certain campaigns, contests or prizes in certain areas because of these regulations.

In addition, certain states prohibit, restrict, or regulate contests in a number of ways, particularly with respect to payment of entry fees, and the size, value, and/or source of prizes to participants in such contests. Certain other states require companies to register and/or insure certain types of contests. While we do not typically require entry fees or consideration of any type from our players, and thus based on legal research conducted, are not subject to these regulations in most cases, we do remain conscious of these regulations. We may choose to not offer certain prizes or certain contests in certain areas due to these regulations. We can do so without interruption to other services and other jurisdictions. While at this time, our operations are not subject to certain regulations, for example the pay-to-play regulations, given that our platform is free-to-play, we are conscious that because the nature of our services is relatively new and is rapidly evolving, we may not be able to accurately predict which regulations will be applied to our business. We may also at some point become subject to new or amended regulations.

Further, our online in-game prizing and rewards platform, which may be integrated into games whose player bases include individuals ranging from elementary school age children to adults, is subject to laws and regulations relating to privacy and child protection. Through our applications and online platform, we, and the content creators, owners and platform owners that incorporate our proprietary platform into their media or hardware, may monitor and collect certain information about child users of these games and forums. A variety of laws and regulations have been adopted in recent years aimed at protecting children using the internet, such as the Federal Children’s Online Privacy Protection Rule (COPPA). COPPA sets forth, among other things, a number of restrictions related to what information may be collected with respect to children under the age of 13, as the kinds of content that website operators may present to children under such age. There are also a variety of laws and regulations governing individual privacy and the protection and use of information collected from individuals, particularly in relation to an individual’s personally identifiable information (e.g., credit card numbers). We currently employ multiple measures to ensure that we are COPPA-compliant. We screen for age at registration, we address the issue in our terms of service, and we employ a kick-out procedure during member registration whereby anyone identifying themselves as being under the age of 13 during the process may not register for a player account on our website or participate in any of our online experiences or tournaments without linking their account to that of a parent or guardian.

Such regulation would have a material adverse effect on our business and operations. In the area of information security and data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as the 2002 amendment to California’s Information Practices Act, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to implement. And while we believe that we are currently in compliance with these and other data protection regulations, including the privacy regulations set out below, the costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

We are also subject to federal, state and foreign laws regarding privacy and protection of our users’ personal information and related data, including the California Consumer Privacy Act (CCPA), which took effect in January 2020, providing California residents increased privacy rights and protections, including the ability to opt out of sales of their personal information; and we are subject to the European Union’s (EU) General Data Protection Regulation (GDPR) which took effect in May 2018 and established requirements applicable to the handling of personal information of EU residents. The CCPA may increase our compliance costs and exposure to liability. Other U.S. states are considering adopting similar laws.

We post our Terms of Service and Privacy Policy on our website where we set forth our practices concerning the use, transmission and disclosure of player data. We also require players to agree to these terms when they register for our service. Our failure to comply with our posted privacy policy or privacy related laws and regulations could result in proceedings against us by governmental authorities or others, which could damage our reputation and business. In addition, the interpretation of data protection laws, and their application to the Internet is evolving and not settled. There is a risk that these laws may be interpreted and applied in an inconsistent manner by various states, countries and areas of the world where our users are located, and in a manner that is not consistent with our current data protection practices. Complying with these varying national and international requirements could cause us to incur additional costs and change our business practices. Further, any failure by us to adequately protect our users’ privacy and data could result in a loss of player confidence in our services and ultimately in a loss of players, which could adversely impact our business.

Based on legal research conducted, we believe we are currently in compliance with all applicable state and federal laws and regulations related to our business. We continually monitor our activity and changes in such laws in order to ensure, to the best extent possible, that we remain in compliance with such laws. State and federal regulation of internet-based activity, including online prizing and rewards, is evolving and there can be no assurance that future legislation, regulation, judicial decisions, US Attorney, or state attorney general actions will not restrict or prohibit activities such as those made possible by our platform.

Patents and Licenses

Our success and ability to compete depend substantially upon our core technology and intellectual property rights. We generally rely on patent, trademark and copyright laws, trade secret protection and confidentiality agreements to protect our intellectual property rights. In addition, we generally require employees and consultants to execute appropriate nondisclosure and proprietary rights agreements. These agreements acknowledge our exclusive ownership of intellectual property developed for us and require that all proprietary information remain confidential.

We maintain a program designed to identify technology that is appropriate for patent and trade secret protection, and we file patent applications in the United States and, when appropriate, certain other countries for inventions that we consider significant. Our patent claims, extending and expanding on claims filed in the United States in 2014 and internationally through the patent co-operation treaty in 2015, describe a system that seeks to match competitive game players and spectators with prizing from their favorite brands through a unique conditional prize matching system.

As of December 31, 2023, we had over 50 pending patent claims with the U.S. Patent and Trademark Office to expand upon our existing portfolio of prizing, promotion and financial technologies that enable brands to reach the rapidly growing competitive gaming audience of players, spectators and broadcasters. As of December 31, 2023, we had been granted five patents.

We also continue to engage in licensing transactions to secure the right to use third-parties’ patents. Although our business is not materially dependent upon any one patent, our patent rights and the products made and sold under our patents, taken as a whole, are a significant element of our business.

In addition to patents, we also possess other intellectual property, including trademarks, know-how, trade secrets, design rights and copyrights. We control access to and use of our software, technology and other proprietary information through internal and external controls, including contractual protections with employees, contractors, customers and partners. Our software is protected by U.S. and international copyright, patent and trade secret laws. Despite our efforts to protect our software, technology and other proprietary information, unauthorized parties may still copy or otherwise obtain and use our software, technology and other proprietary information. In addition, we have expanded our international operations, and effective patent, copyright, trademark and trade secret protection may not be available or may be limited in foreign countries.

Companies in the industry in which we operate frequently are sued or receive informal claims of patent infringement or infringement of other intellectual property rights. We may receive such claims from companies, including from competitors and customers, some of which have substantially more resources and have been developing relevant technology similar to ours. As and if we become more successful, we believe that competitors will be more likely to try to develop products that are similar to ours and that may infringe on our proprietary rights. It may also be more likely that competitors or other third parties will claim that our products infringe their proprietary rights. Successful claims of infringement by a third party, if any, could result in significant penalties or injunctions that could prevent us from selling some of our products in certain markets, result in settlements or judgments that require payment of significant royalties or damages or require us to expend time and money to develop non-infringing products. We cannot assure you that we do not currently infringe, or that we will not in the future infringe, upon any third-party patents or other proprietary rights, but will not and have never done so intentionally.

Corporate History and Structure

Versus Systems Inc., a corporation formed under the laws of British Columbia, was formed by way of an amalgamation under the name McAdam Resources, Inc. in the Province of Ontario on December 1, 1988 and subsequently extra-provincially registered in British Columbia on February 2, 1989. We changed our name to Boulder Mining Corporation on May 9, 1995 in Ontario and on September 25, 1996 in British Columbia. We continued into British Columbia on January 2, 2007 and concurrently changed our name to Opal Energy Corp. We changed our name to Versus Systems Inc. on June 30, 2016, and concurrently ceased or divested our mining related business and began operating our current software platform business.

In June 2021, we completed the acquisition of multimedia, production, and interactive gaming company Xcite Interactive, a provider of online audience engagement through its proprietary XEO technology platform. We now provide products and services to multiple professional sports organizations across Major League Baseball, the NHL, and the NBA to drive audience engagement.

We operate through our majority-owned subsidiary, Versus LLC, a Nevada limited liability company that was organized on August 21, 2013, and through our wholly owned subsidiary, Xcite Interactive Inc, a Delaware corporation that was reorganized as such on April 1, 2019.

We are in the process of considering a number of strategic alternatives for our company focused on maximizing shareholder value, including, but not limited to, an acquisition, merger, reverse merger, sale of assets, strategic partnership, capital raise or other transaction. We are hopeful that our change in jurisdiction from British Columbia to Delaware, which we expect to effect near the end of 2024, will more appropriately reflect our shift in strategy and will (i) improve our access to capital markets, increase funding and strategic flexibility and reduce the cost of capital, (ii) improve our ability to execute an acquisitive growth strategy using our capital stock as consideration, and (iii) better focus management efforts on each U.S. and international operation and better attract and retain key employees.

Our principal executive offices in Canada are located at 2900-550 Burrard Street, Vancouver, BC V6C 0A3 Canada, and our telephone number at that address is (604) 639-4457. We are a distributed organization and do not maintain offices in the United States, which is the country where all of our employees reside. Our mailing address in the United States is located at 10866 Washington Blvd #150, Culver City, CA 90232, and our telephone number in the United States is (424) 226-8588. Our website address is www.versussystems.com. The information on or accessed through our website is not incorporated in this proxy statement/prospectus. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issues that file electronically with the SEC.

The following chart reflects our organizational structure (including the jurisdiction of formation or incorporation of the various entities):

Name of Subsidiary	Country of Incorporation	Proportion of Ownership Interest
Versus Systems (Holdco), Inc.	United States	81.9%
Versus, LLC	United States	81.9%
Xcite Interactive, Inc.	United States	100%

Employees

The following table summarizes our staff by main category of activity at June 30, 2024, December 31, 2023 and December 31, 2022:

Main Activity	June 30, 2024	December 31, 2023	December 31, 2022
Sales, marketing, and business development	1	1	4
Accounts and operations (including CFO)	2	1	4
Engineering, product, and design	1	2	20
General and administrative (including CEO)	1	4	11
Total	5	8	39

All of our employees are located in the United States and are predominantly full-time employees. We have never had a work stoppage, and none of our employees is represented by a labor organization or under any collective bargaining arrangements. We consider our employee relations to be good. All employees are subject to contractual agreements that specify requirements on confidentiality and restrictions on working for competitors, as well as other standard matters.

PROPERTIES

Our principal executive offices are located at 2900-550 Burrard Street, Vancouver, BC V6C 0A3 Canada. The Canada office is leased. We are a distributed organization and do not maintain a central office that at which our employees work. Our employees primarily work from home or from coworking spaces. We do not intend to lease additional office space. We believe our facilities are adequate for our current needs and we do not believe we will encounter any difficulty in extending the terms of the lease by which we occupy our office. The following is a summary description of our material, tangible fixed assets, including facilities leases:

Office	Address	Rental Term	Space
Canadian Corporate Office	2900-550 Burrard Street, Vancouver, BC V6C 0A3 Canada	Month-to-month	300 sq. ft.

LEGAL PROCEEDINGS

As of the date hereof, the Company is not a party to any material legal or administrative proceedings. There are no proceedings in which any of the Company’s directors, executive officers or affiliates, or any registered or beneficial Shareholder, is an adverse party or has a material interest adverse to our interest. The Company may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including the Company’s management’s time and attention.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations for the periods ended June 30, 2024 and 2023 and the years ended December 31, 2023 and 2022 in conjunction with our audited and unaudited consolidated financial statements and the related notes included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this proxy statement/prospectus.

Overview

We offer a suite of proprietary business-to-business software tools that are meant to drive user engagement through gamification and rewards. These tools allow our partners to offer in-game prizing and rewards, including merchandise, coupons, digital goods, and sweepstakes entries — inside their websites, their venues, or their streaming media content.

Our customers are mostly sports teams, venues, and advertising agencies, who typically use our products as part of their live events or as part of an advertising campaign with the goal of engaging fans, increasing consented first-party data, and increasing sales. At June 30, 2024, we had one active customer. At December 31, 2023, we had five active customers.

Our products and games are designed so that end users of our products could earn prizes by registering on our system and completing in-content challenges like trivia, polls, or casual mobile games. Players could use our system to play a variety of games and earn a wide range of prize types, provided by advertisers and sponsors. Our products, include our in-venue XEO and Filter Fan Cam products for live events, and our new stand-alone “Winfinite” product that can be used by brands, advertising agencies, and content partners to reach potential customers outside of sports venues, on mobile devices. We also have an IP portfolio that could create future licensing and product development opportunities including our recently allowed Artificial Intelligence (“AI”) and Machine Learning (“ML”) series of patent claims.

With the acquisition of Xcite Interactive in June 2021, we acquired a number of key pieces of technology and relationships that have helped to drive our engagement and rewards business, including a live events fan engagement business that has partnered with professional sports franchises in the National Football League (“NFL”), the National Basketball Association (“NBA”), the National Hockey League (“NHL”) and others to increase audience engagement using interactive gaming functions like trivia, polling, and casual games that can be played alongside live experiences whether a player is at-home, in a restaurant, or in-venue at the event itself. Our three largest customers in 2023 were the San Jose Sharks, the Sacramento Kings, and ENT Marketing, a marketing agency that used our platform to promote Coca-Cola products.

We now have three principal software products. Our eXtreme Engagement Online or “XEO” platform is designed primarily for in-venue main-board work in stadiums and arenas. Our Filter Fan Cam (FFC) platform is an Augmented Reality filtering tool that can be used for mobile and in-venue applications. In addition, we have a stand-alone gaming and prizing product that we call “Winfinite,” which allows brands, media companies, and advertising agencies to foster community engagement and build brand affinity directly on their mobile devices. We license these three software products to teams, ad agencies, and other content creators.

Significant Components of Our Results of Operations

Revenue.    In general, we recognize revenue when the amount of revenue can be reliably measured, it is probable that future economic benefits will flow to us, where there is evidence of an arrangement, when the selling price is fixed or determinable, and when specific criteria have been met or there are no significant remaining performance obligations for each of our activities as described below. Foreseeable losses, if any, are recognized in the year or period in which the loss is determined.

We earn revenue through the development and maintenance of custom-built software.

We recognize revenues received from the development and maintenance of custom-built software and other professional services provided upon the satisfaction of our performance obligation in an amount that reflects the consideration to which we expect to be entitled in exchange for those services. Performance obligations can be satisfied either at a single point in time or over time. For those performance obligations that are satisfied at a single point in time, the revenue is recognized at that time. For each performance obligation satisfied over time, we recognize revenue by measuring the progress toward complete satisfaction of that performance obligation.

Our contracts with customers may include multiple performance obligations. For these contracts, we account for individual performance obligations separately if they are capable of being distinct within the context of the contract. Determining which performance obligations are considered distinct may require significant judgment. Judgment is also required to determine the amount of revenue associated with each distinct performance obligation.

Operating Expenses.    We classify our operating expense as research and development, and selling, general and administrative. Personnel costs are the primary component of each of these operating expense categories, which consist of cash-based personnel costs, such as salaries, benefits and bonuses. Additionally, these categories include intangible amortization, amortization expense, interest expense, software costs, professional fees and share-based compensation.

Operating Results

Comparison of Results of Operations for the three months ended June 30, 2024 and June 30, 2023

The following table summarizes our results of operations for the three months ended June 30, 2024 and 2023:

	For the Three Months Ended June 30,
	2024	2023
Statement of Operations and Comprehensive Loss Data:
Revenue	$26,937	$56,053
Cost of revenues	16,231	23,570
Gross Margin	10,706	32,483

Expenses
Research and development	67,203	717,667
Selling, general and administrative	1,443,171	1,625,471
Total Operating Expenses	1,510,374	2,343,138
Operating loss	(1,499,668)	(2,310,655)
Other income (expense)	(74)	—
Net loss	(1,499,742)	(2,310,655)

Other total comprehensive loss:
Change in foreign currency translation, net of tax	121,174	18,849
Total comprehensive loss	$(1,378,568)	(2,291,806)

Basic and diluted loss per share to shareholders	$(0.54)	$(3.05)

Revenue

Our revenues are derived primarily from software licensing. Revenue was $26,937 for the three month period ended June 30, 2024, representing a decrease of $29,116, or 52%, from $56,053 for the three month period ended June 30, 2023. The decrease was primarily due to a significant reduction in the number of clients from June 30, 2023 to June 30, 2024.

Cost of revenues

Cost of revenues was $16,231 for the three month period ended June 30, 2024, representing a decrease of $7,339, or 31%, from $23,570 for the three month period ended June 30, 2023. The decrease was in line with the decrease in revenue

Research and development

Research and development was $67,203 for the three month period ended June 30, 2024, representing a decrease of $650,464, or 91%, from $717,667 for the three month period ended June 30, 2023. The decrease was primarily due to significant reductions in staff related to our company restructuring.

Selling, general and administrative

Selling, general and administrative was $1,443,171 for the three month period ended June 30, 2024, representing a decrease of $182,300, or 11%, from $1,625,471 for the three month period ended June 30, 2023. The decrease was primarily due to a decrease in payroll as the Company reduced head count and a decrease in professional fees, offset by a one-time severance payment of $305,000 during the three months ended June 30, 2024.

Loss from Operations

Loss from operations was $1,499,742 for the three month period ended June 30, 2024, representing a decrease of $810,913, or 35%, from $2,310,655 for the three month period ended June 30, 2023. The decrease was primarily the result of decreased spend on professional fees and payroll.

Operating Results

Comparison of Results of Operations for the six month period ended June 30, 2024 and June 30, 2023

The following table summarizes our results of operations for the six months ended June 30, 2024 and 2023:

	For the Six Months Ended June 30,
	2024	2023
Statement of Operations and Comprehensive Loss Data:
Revenue	$53,440	$214,003
Cost of revenues	40,277	55,927
Gross Margin	13,163	158,076

Expenses
Research and development	106,615	784,807
Selling, general and administrative	2,907,652	3,010,813
Total Operating Expenses	3,014,267	3,795,620
Operating loss	(3,001,104)	(3,637,544)
Other income/(expense)	(321)	—
Net loss	(3,001,425)	(3,637,544)

Other total comprehensive income (loss):
Change in foreign currency translation, net of tax	160,865	28,197
Total comprehensive loss	$(2,840,560)	(3,609,347)

Basic and diluted loss per share to shareholders	$(1.07)	$(5.46)

Revenue

Our revenues are derived primarily from software licensing. Revenue was $53,440 for the six month period ended June 30, 2024, representing a decrease of $160,563, or 75%, from $214,003 for the six month period ended June 30, 2023. The decrease was primarily due to a significant reduction in the number of clients from June 30, 2023 to June 30, 2024.

Cost of revenues

Cost of revenues was $40,277 for the six month period ended June 30, 2024, representing a decrease of $15,650, or 28%, from $55,927 for the six month period ended June 30, 2023. The decrease was in line with the decrease in revenue.

Research and development

Research and development was $106,615 for the six month period ended June 30, 2024, representing a decrease of $678,192, or 86%, from $784,807 for the six month period ended June 30, 2023. The decrease was primarily due to a reduction in staffing levels, including a large portion of our engineering staff, and a reduction in software costs.

Selling, general and administrative

Selling, general and administrative was $2,907,652 for the six month period ended June 30, 2024, representing a decrease of $103,161, or 3%, from $3,010,813 for the six month period ended June 30, 2023. The decrease was primarily due to a decrease in payroll as the Company reduced head count and a decrease in professional fees, offset by a one-time severance payment of $305,000 during the six months ended June 30, 2024.

Loss from Operations

Loss from operations was $3,001,104 for the six month period ended June 30, 2024, representing a decrease of $636,440, or 17%, from $3,637,544 for the six month period ended June 30, 2023. The decrease was primarily the result of decreased spend on professional fees and payroll.

Inflation

The effect of inflation on our revenue and operating results was not significant.

Liquidity and Capital Resources

We had cash of $905,915 and a working capital surplus of $1,796,886 as at June 30, 2024, compared to a cash position of $4,689,007 and working capital surplus of $4,546,227 as at December 31, 2023. The decrease in our cash position and decrease in working capital surplus was related to using cash to fund operations and ongoing losses.

Our financial condition and liquidity is and will continue to be influenced by a variety of factors, including:

•        our ability to generate cash flows from our operations;

•        future indebtedness and the interest we are obligated to pay on this indebtedness;

•        the availability of public and private debt and equity financing;

•        changes in exchange rates which will impact our generation of cash flows from operations when measured in CAD; and

•        our capital expenditure requirements.

Overview

Since inception, we have incurred significant operating losses. For the years ended December 31, 2023 and 2022, we incurred net losses of approximately $10.5 million and $22.4 million, respectively. For the six months ended June 30, 2024 the company incurred a net loss of $3.0 million. During such periods, we have financed our operations primarily through an initial public offering of our common shares in January 2021 and subsequent public offerings, registered direct offerings, and private placements. In February 2023, we completed a registered direct offering of our common shares in which we received gross proceeds of $2.25 million and net proceeds of approximately $2 million. In October 2023, we completed a public direct offering of our common shares in which we received gross proceeds of approximately $3 million and net proceeds of approximately $2.5 million. In November 2023, we completed a private placement of our equity securities in which we received gross proceeds of $2.6 million. Throughout 2023, we received approximately $4.6 million in proceeds from warrant exercises. Our cash and cash equivalents as of December 31, 2023 was $4.7 million. Our primary cash needs are for working capital requirements, capital expenditures and to fund our operations.

We are subject to the risks and uncertainties associated with a new business. We believe that our current resources and the expected revenues from operations will be insufficient to fund our planned operations for the next twelve months. The report of our independent registered public accounting firm on our consolidated financial statements for the year ended December 31, 2023 stated that our recurring losses from operations, accumulated deficit as of December 31, 2023, inability to achieve positive cash flows from operations and inability to fund day to day activities through operations indicates that a material uncertainty exists that may cast significant doubt on our ability to continue as a going concern.

While we plan to increase our cash flow from our operations to address some of our liquidity concerns, to date we have been unable to do so and are experiencing declining revenues. Accordingly, we are evaluating other strategic alternatives. However, to execute our business plan and implement our business strategy, we anticipate that we will need to obtain additional financing and may choose to raise additional funds through public or private equity or debt financings, a bank line of credit, borrowings from affiliates or other arrangements. We cannot be sure that any additional funding, if needed, will be available on terms favorable to us or at all. Furthermore, any additional capital raised through the sale of equity or equity-linked securities may dilute our current shareholders’ ownership in us and could also result in a decrease in the market price of our common shares. The terms of those securities issued by us in future capital transactions may be more favorable to new investors and may include the issuance of warrants or other derivative securities, which may have a further dilutive effect. Furthermore, any debt financing, if available, may subject us to restrictive covenants and significant interest costs. There can be no assurance that we will be able to raise additional capital, when needed, to continue operations in their current form. If we cannot raise needed funds, we might be forced to make substantial reductions in our operating expenses, including reductions in our research and development expenses or headcount reductions, which could adversely affect our ability to implement our business plan and ultimately our viability as a company, or we may be forced to liquidate the company.

Cash Flows

The following summarizes the key components of our cash flows for the six months period ended June 30, 2024 and 2023:

	Six Months Period Ended June 30, 2024	Six Months Period Ended June 30, 2023
Net cash used in operating activities	$(3,783,092)	$(3,514,003)
Net cash used in investing activities	—	(9,670)
Net cash provided by financing activities	—	5,538,655
Net increase (decrease) in cash	$(3,783,092)	$2,014,982

Operating Activities

Net cash used in operating activities for the six month period ended June 30, 2024 was $3,783,092 as compared to $(3,637,544) for the six month period ended June 30, 2023. The increase in cash used in operating activities was primarily attributable to the increase in cash used for prepaid expenses as the Company is required to prepay for its directors and officers insurance.

Investing Activities

Net cash used in investing activities for the six month period ended June 30, 2024 was $0 as compared to $9,670 for the six month period ended June 30, 2023. The change in cash flow used in investing activities was primarily attributable to a significant reduction in payroll capitalized for the development of intangible assets.

Financing Activities

Net cash provided by financing activities was $0 for the six month period ended June 30, 2024 as compared to $5,538,655 for the six month period ended June 30, 2023. The change in cash flow provided by financing activities was mainly attributable to proceeds we received from the issuance of common shares, net of issuance costs, exercise of warrants and options, which was offset by repayments on notes payable and lease liabilities in 2023.

Comparison of Results of Operations for the Years Ended December 31, 2023 and 2022

The following table summarizes our results of operations for the years ended December 31, 2023 and 2022:

	For the Year Ended December 31,
	2023	2022
Statement of Operations and Comprehensive Loss Data:
Revenue	$271,169	$1,108,840
Cost of revenues	103,067	617,049
Gross Margin	168,102	491,791

Expenses
Research and development	1,107,235	2,406,006
Selling, general and administrative	5,944,909	11,838,128
Impairment of goodwill and other intangibles	3,968,332	8,919,002
Total Operating Expenses	11,020,476	23,163,136
Operating loss	(10,852,374)	(22,671,345)
Employee retention credit	(354,105)	—
Change in fair value of warrant liability	—	(361,055)
Other income/(expense)	13,888	162,902
Net loss	(10,512,157)	(22,473,192)

Other total comprehensive loss:
Change in foreign currency translation, net of tax	93,317	154,970
Total comprehensive loss	$(10,418,840)	$(22,318,222)

Basic and diluted earnings per share to shareholders	$(10.66)	$(192.89)

Revenue

Our revenues are derived from three primary sources: software licensing, professional services and advertising. Revenue was $271,169 for the year ended December 31, 2023, representing a decrease of $847,671, or 76%, from $1,108,840 for the year ended December 31, 2022. The decrease was primarily due to a significant reduction in the number of clients from 16 active clients at December 31, 2022 to five active clients at December 31, 2023.

Cost of revenues

Cost of revenues was $103,067 for the year ended December 31, 2023, representing a decrease of $513,982, or 83%, from $617,049 for the year ended December 31, 2022. The decrease was primarily due to significant reductions in staff related to our company restructuring.

Research and development

Research and development was $1,107,235 for the year ended December 31, 2023, representing a decrease of $1,298,771, or 54%, from $2,406,006 for the year ended December 31, 2022. The decrease was primarily due to a reduction in staffing levels, including a large portion of our engineering staff, and a reduction in software costs.

Selling, general and administrative

Selling, general and administrative was $5,944,909 for the year ended December 31, 2023, representing a decrease of $5,893,219, or 50%, from $11,838,128 for the year ended December 31, 2022. The decrease was primarily due to a reduction in staffing levels, from 39 employees at December 31, 2022 to 8 employees at December 31, 2023, and stock compensation expense, which decreased from $1,567,583 in 2022 to $(1,452,380) in 2023.

Impairment of goodwill and other intangible assets

Impairment of goodwill and other intangible assets was $3,968,332 for the year ended December 31, 2023, representing a decrease of $4,950,670 or 56% from $8,919,002 for the year ended December 31, 2022. A number of factors influenced the performance of Xcite Interactive in 2022, including reduced revenue projections, the time and cost involved in creating custom games, the departure of key Xcite employees, and the competitive landscape of the fan engagement industry. As a result, we engaged a third-party to conduct an impairment analysis as of December 31, 2022 and December 31, 2023, which resulted in an $8,919,002 impairment loss in 2022. The $3,968,332 impairment as of December 31, 2023 was related to the impairment of capitalized software from our HP contract and platform.

Loss from Operations

Loss from operations was $10,852,374 for the year ended December 31, 2023, representing a decrease of $11,818,971, or 52%, from $22,671,345 for the year ended December 31, 2022. Decreases in salaries because of reduced staffing levels and software were somewhat offset by decreases in revenue.

Change in fair value of warrant liability

Change in fair value of the warrant liability was $0 for the year ended December 31, 2023, representing an increase of $361,055, from ($361,055) for the year ended December 31, 2022. The warrant liability was a result of having warrants in Canadian dollars and the change in functional currency to the United States dollar on February 1, 2021. The Canadian warrants expired in November 2022.

Inflation

The effect of inflation on our revenue and operating results was not significant.

Liquidity and Capital Resources

Our financial condition and liquidity is and will continue to be influenced by a variety of factors, including:

•        our ability to generate cash flows from our operations;

•        future indebtedness and the interest we are obligated to pay on this indebtedness;

•        the availability of public and private debt and equity financing;

•        changes in exchange rates which will impact our generation of cash flows from operations when measured in CAD; and

•        our capital expenditure requirements.

Overview

Since inception, we have incurred significant operating losses. For the years ended December 31, 2023 and 2022, we incurred net losses of approximately $10.5 million and $22.4 million, respectively. During such periods, we have financed our operations primarily through an initial public offering of our common shares in January 2021 and subsequent public offerings, registered direct offerings, and private placements. In February 2023, we completed a registered direct offering of our common shares in which we received gross proceeds of $2.25 million and net proceeds of approximately $2 million. In October 2023, we completed a public direct offering of our common shares in which we received gross proceeds of approximately $3 million and net proceeds of approximately $2.5 million. In November 2023, we completed a private placement of our equity securities in which we received gross proceeds of $2.6 million. Throughout 2023, we received approximately $4.6 million in proceeds from warrant exercises. Our cash and cash equivalents as of December 31, 2023 was $4.7 million. Our primary cash needs are for working capital requirements, capital expenditures and to fund our operations.

We are subject to the risks and uncertainties associated with a new business. We believe that our current resources and the expected revenues from operations will be insufficient to fund our planned operations for the next twelve months. The report of our independent registered public accounting firm on our consolidated financial statements for the year ended December 31, 2023 stated that our recurring losses from operations, accumulated deficit as of December 31, 2023, inability to achieve positive cash flows from operations and inability to fund day to day activities through operations indicates that a material uncertainty exists that may cast significant doubt on our ability to continue as a going concern.

We plan to increase our cash flow from our operations to address some of our liquidity concerns and are evaluating other strategic alternatives. However, to execute our business plan and implement our business strategy, we anticipate that we will need to obtain additional financing from time to time and may choose to raise additional funds through public or private equity or debt financings, a bank line of credit, borrowings from affiliates or other arrangements. We cannot be sure that any additional funding, if needed, will be available on terms favorable to us or at all. Furthermore, any additional capital raised through the sale of equity or equity-linked securities may dilute our current shareholders’ ownership in us and could also result in a decrease in the market price of our common shares. The terms of those securities issued by us in future capital transactions may be more favorable to new investors and may include the issuance of warrants or other derivative securities, which may have a further dilutive effect. Furthermore, any debt financing, if available, may subject us to restrictive covenants and significant interest costs. There can be no assurance that we will be able to raise additional capital, when needed, to continue operations in their current form. If we cannot raise needed funds, we might be forced to make substantial reductions in our operating expenses, including reductions in our research and development expenses or headcount reductions, which could adversely affect our ability to implement our business plan and ultimately our viability as a company.

Cash Flows

The following summarizes the key components of our cash flows for the years ended December 31, 2023 and 2022:

	Year Ended December 31, 2023	Year Ended December 31, 2022
Net cash used in operating activities	$(5,471,406)	$(9,153,544)
Net cash used in investing activities	(14,514)	(2,536,832)
Net cash provided by financing activities	8,996,080	11,191,067
Net increase (decrease) in cash	$3,510,160	$(499,309)

Operating Activities

Net cash used in operating activities for the year ended December 31, 2023 was $5,471,406 as compared to $9,153,544 for the year ended December 31, 2022. The decrease in cash used in operating activities was primarily attributable to a decrease in the net loss.

Investing Activities

Net cash used in investing activities for the year ended December 31, 2023 was $14,514 as compared to $2,536,832 for the year ended December 31, 2022. The change in cash flow used in investing activities was primarily attributable to a significant reduction in payroll capitalized for the development of intangible assets, and a reduction in the amount of equipment purchased.

Financing Activities

Net cash provided by financing activities was $8,996,080 for the year ended December 31, 2023 as compared to $11,191,067 for the year ended December 31, 2022. The change in cash flow provided by financing activities was mainly attributable to proceeds we received from the issuance of common shares, exercise of warrants and options, and repayments on notes payable.

Indebtedness

Notes Payable

From 2017 to December 31, 2022, we issued $4,750,818 aggregate principal amount of promissory notes primarily to Brian Tingle, one of our directors. The notes bore interest at the prime rate of the Bank of Canada, which has ranged from 2.45% to 3.95% per annum, compounded annually, that was payable quarterly, and had a maturity date of three years from the date of issuance. As of December 31, 2023, all loans have been repaid and we had recorded $0 in accrued interest that was included in accounts payable and accrued liabilities.

Critical Accounting Policies and Estimates

The preparation of consolidated financial statements requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements. Estimates and assumptions are continually evaluated and are based on historical experience and management’s assessment of current events and other facts and circumstances that are considered to be relevant. Actual results could differ from these estimates.

Significant assumptions about the future and other sources of estimation uncertainty that management has made at the end of the reporting year, that could result in a material adjustment to the carrying amounts of assets and liabilities in the event that actual results differ from assumptions made, relate to, but are not limited to, the following:

Estimate for excess credit losses

We apply the Current Expected Credit Loss (CECL) model under ASC 326 for impairment of financial assets. This model requires the recognition of an allowance for credit losses based on expected losses over the life of the asset. If the credit risk of a financial asset decreases in a subsequent period, any previously recognized impairment loss is reversed through profit or loss, limited to the extent that the carrying amount does not exceed what the amortized cost would have been had the impairment not been recognized.

Deferred financing costs

Deferred financing costs consist primarily of direct incremental costs related to our public offerings of our common stock completed in February 2023. Upon completion of our public offering and financing any deferred costs were offset against the proceeds.

Property and equipment

Property and equipment is stated at cost, net of accumulated depreciation and accumulated impairment losses, if any. Such cost includes the cost of replacing part of the property and equipment. All other repair and maintenance costs are recognized in the consolidated statements of operations and comprehensive loss. The initial cost of property and equipment comprises its purchase price or construction cost and any costs directly attributable to bringing it to a working condition for its intended use. The purchase price or construction cost is the aggregate amount of cash consideration paid and the fair value of any other consideration given to acquire the asset. Where an item of property and equipment is comprised of significant components with different useful lives, the components are accounted for as separate items of property and equipment. For all property and equipment, depreciation is calculated over the depreciable amount, which is the cost of an asset less its residual value. Depreciation is calculated starting on the date that property and equipment is available for its intended use.

Intangible assets

Intangible assets acquired separately are measured upon initial recognition at cost, which comprises the purchase price plus any costs directly attributable to the preparation of the asset for its intended use. Intangible assets acquired through business combinations (Xcite Interactive) or asset acquisitions are initially recognized at fair value as at the date of acquisition. After initial recognition, intangible assets are carried at cost less accumulated amortization and any accumulated impairment charges.

Warrant liability

Equity financing transactions may involve issuance of common shares or units. Each unit comprises a certain number of shares and a certain number of warrants. Depending on the terms and conditions of each equity financing transaction, the warrants are exercisable to purchase additional common shares at a price prior to expiry as stipulated by the transaction. Warrants that are part of units are assigned a value based on the residual value, if any.

As of February 1, 2021, the Canadian dollar denominated warrants were considered a derivative liability since the obligation to issue shares was not fixed in our functional currency. The derivative warrant liability was measured as fair value at issue with subsequent changes recognized in the statement of loss and comprehensive loss. A $9,743,659 warrant derivative loss was recorded in the statement of loss and comprehensive loss beginning February 1, 2021 when we changed our functional currency. We use the Black-Scholes Option Pricing Model for valuation of share-based payments and derivative financial assets (e.g. investments in warrants). Option pricing models require the input of subjective assumptions including expected price volatility, interest rates, and forfeiture rates. Changes in the input assumptions can materially affect the fair value estimate and our earnings and equity reserves. The last set of Canadian warrants expired on November 17, 2022.

Income taxes

We account for income taxes utilizing the assets and liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, and net operating loss and tax credit carry forwards, using enacted tax rates and laws that are expected to be in effect when the differences reverse.

A valuation allowance is recorded against deferred tax assets when management does not believe that the realization of DTA’s is more likely than not. While management believes that its judgements and estimates regarding deferred tax assets and liabilities are appropriate, significant differences in actual results may materially affect our future financial results.

We recognize any uncertain income tax positions at the largest amount that is more-likely-than-not to be sustained upon audit by relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Our policy is to recognize interest and/or penalties related to income tax matters in income tax expense. As of June 30, 2024 and 2023, and December 31, 2023 and 2022, we did not record any accruals for interest and penalties. We do not foresee material changes to our uncertain tax positions within the next twelve months.

Determination of share-based payments

The estimation of share-based payments (including warrants and stock options) requires the selection of an appropriate valuation model and consideration as to the inputs necessary for the valuation model chosen. We use the Black-Scholes valuation model at the date of the grant. We make estimates as to the volatility, the expected life, dividend yield and the time of exercise, as applicable. The expected volatility is based on the average volatility of share prices of similar companies over the period of the expected life of the applicable warrants and stock options. The expected life is based on historical data. These estimates may not necessarily be indicative of future actual patterns.

Deferred revenues and revenue recognition

Revenue recognition of sales is recorded on a monthly basis upon delivery or as the services are provided. Cash received in advance for services are recorded as deferred revenue based on the proportion of time remaining under the service arrangement as of the reporting date.

Functional currency

The functional currency for each of our subsidiaries is the currency of the primary economic environment in which the respective entity operates. Such determination involves certain judgements to identify the primary economic environment. We reconsider the functional currency of our subsidiaries if there is a change in events and/or conditions which determine the primary economic environment.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information for Common Shares

Our common shares are presently quoted on The Nasdaq Capital Market (“Nasdaq”), under the symbols “VS” and “VSSYW,” respectively. On October 31, 2024, the closing price of our common shares on the Nasdaq was $1.96.

Holders

As at June 30, 2024, the registrar and transfer agent for our common shares reported that there were 2,506,015 common shares issued and outstanding. Of these, 50,509 were registered to Canadian residents, including 44,860 common shares registered to CDS & Co., which is a nominee of the Canadian Depository for Securities Limited. The 50,509 common shares were registered to 15 shareholders in Canada, one of which is CDS & Co. 2,429,581 of our common shares were registered to residents of the U.S., including 1,432,648 common shares registered to CEDE & Co., which is a nominee of Depository Trust Company. The 2,429,581 common shares were registered to 75 shareholders in the U.S., one of which is CEDE & Co. 25,925 of our common shares, held by three Shareholders, were registered to residents of other foreign countries.

Dividends

The Company has not declared any common share dividends to date and has no present intention of paying any cash dividends on its common shares in the foreseeable future, as it intends to use earnings, if any, to generate growth. The payment by the Company of dividends, if any, in the future, is within the discretion of the Company’s board of directors and will depend upon, among other things, the Company’s earnings, capital requirements and financial condition, as well as other relevant factors. There are no material restrictions in the Company’s articles that restrict it from declaring dividends

Dividend Policy

The Company has never paid any cash dividends on its capital stock and does not anticipate paying any cash dividends on its common stock in the foreseeable future. The Company intends to retain future earnings to fund ongoing operations and future capital requirements of our business. Any future determination to pay cash dividends will be at the discretion of the board of directors and will be dependent upon the Company’s financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Senior Management

The following table sets forth the names and ages of the members of our board of directors and our executive officers and the positions held by each. Our board of directors elects our executive officers annually by majority vote. Each director’s term continues until his or her successor is elected or qualified at the next annual meeting, unless such director earlier resigns or is removed.

Name	Age	Positions and Offices
Luis Goldner	55	CEO and Director
Geoff Deller	43	CFO
David Catzel	71	Independent Director
Juan Carlos Barrera	61	Independent Director/Chairman of the Board

The following is information about the experience and attributes of the members of our board of directors and senior executive officers as of the date of this proxy statement/prospectus. The experience and attributes of our directors discussed below provide the reasons that these individuals were selected for board membership, as well as why they continue to serve in such positions.

Luis Goldner, 55, joined our company as a director in December 2023 and become Chief Executive Officer in October 2024. Mr. Goldner is a senior corporate executive, having managed and operated fortune 500 companies in LATAM and North America. Mr. Goldner has served as Chief Operating Officer of Icaro Media Group Inc. since 2019, and is responsible for global partnerships, consumer trends and operational best practices. From 2018 to 2019, Mr. Goldner was the VP of Business at Skyy Digital Media Group. Previously, Mr. Goldner served as Chief Executive Officer of Intralot do Brazil and Chief Executive Officer for Trust Impressores, a subsidiary of Oberthur Group and was formerly head of business development and Managing director of Estrategia Investimentos SA/Citibank in asset management. Mr. Goldner holds a degree in Economics from Universidade Gama Filho RJ — Brazil.

Geoff Deller, 43, joined our company as Chief Financial Officer in July 2024. Prior to joining the Company, Mr. Deller was President and Chief Investment Officer at Orinoco Capital a multi-family office investment company (2020 to 2024) and interim COO at Stardom Chance Productions (2022 to 2024). He has served as interim COO of an entertainment content and creation company, as well as on the board of advisors and prior to that was CFO and Co-COO of a privately held global consumer products company, in the oral care category (2019 to 2022). Mr. Deller has been in the Investment Banking industry for 21 years, with over 15 years in the United States and more than 5 years in the United Kingdom, Mr. Deller holds a degree in Business Information Systems from Bristol University of the West of England — England.

David Catzel, 71, joined as a director in December 2023. A veteran digital transformation strategist with over 30 years of experience, he has led transformational initiatives for Fortune 500 companies and startups, including T-Mobile, Intel, and Microsoft, collaborating with senior executives to drive digital innovation. He has overseen major projects for organizations such as Ford, ESPN, Lucasfilm, and the governments of California and Singapore. Catzel is a thought leader, public speaker, and author of Generative AI — From Buzzword to Boardroom and The Twelve Things You Need to Know About Digital Transformation. Catzel holds a Business Economics degree from the University of Witwatersrand, South Africa. Since 2023, he has served Senior 5G Connectivity Solutions Specialist for T-Mobile. Previously, he was VP of Digital Transformation at Fuse Connections (2017 – 2020) and Senior Digital Strategist at Microsoft (2020 – 2023).

Juan Carlos Barrera, 61, joined our company as a director in December 2023. Mr. Barrera is a senior corporate executive with extensive experience in finance, international investments, acquisitions and global partnerships. Since 2020, Mr. Barrera has served as Chief Commercial Officer of Icaro Media Group Inc., responsible for strategic partnerships and global strategy. From 2015 to 2019, Mr. Barrera served as President of SKYY Digital Media. He was also previously the CEO of Global Select Wealth Management, and for over twenty years Mr. Barrera worked at Prudential Financial where he served both as Director of Institutional Wealth Management at Prudential International Investments and Director of Institutional Investments at Dryden Wealth Management. Mr. Barrera holds degrees in Economics and Business Administration from Coe College.

Board Practices

Board Composition and Structure; Director Independence

Our business and affairs are managed under the direction of our board of directors. Our board of directors currently consists of seven members. The term of office for each director will be until his or her successor is elected at our annual meeting or his or her death, resignation or removal, whichever is earliest to occur.

While we do not have a stand-alone diversity policy, in considering whether to recommend any director nominee, including candidates recommended by shareholders, we believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities. As set forth in our corporate governance guidelines, when considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors and director nominees will provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Our board of directors expects a culture of ethical business conduct. Our board of directors encourages each member to conduct a self-review to determine if he or she is providing effective service with respect to both our company and our shareholders. Should it be determined that a member of our board of directors is unable to effectively act in the best interests of our shareholders, such member would be encouraged to resign.

Board Leadership Structure

Our articles and our corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure is in the best interests of our company. Luis Goldner currently serves as our Chief Executive Officer and Juan Carlos Barrera serves as Executive Chairman of the Board.

As Executive Chairman of the Board, Mr. Barrera’s key responsibilities will include facilitating communication between our board of directors and management, assessing management’s performance, managing board members, preparation of the agenda for each board meeting, acting as chair of board meetings and meetings of our company’s shareholders and managing relations with shareholders, other stakeholders and the public.

We will take steps to ensure that adequate structures and processes are in place to permit our board of directors to function independently of management. The directors will be able to request at any time a meeting restricted to independent directors for the purposes of discussing matters independently of management and are encouraged to do so should they feel that such a meeting is required.

Foreign Private Issuer Status

In our annual assessment of our foreign private issuer status on June 30, 2023, we determined that we no longer meet the requirements of a foreign private issuer. As a result, as of January 1, 2024, we are no longer permitted to follow the corporate governance practices of our home country (Canada) and to avail ourself of the reduced disclosure requirements and applicable exemptions from U.S. securities rules and regulations. Effective on January 1, 2024, we transitioned to U.S. domestic reporting status and became subject to the reporting requirements of domestic U.S. issuers.

Committees of our Board of Directors

The standing committees of our board of directors consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Each of the committees reports to our board of directors as they deem appropriate and as our board may request. Each committee of our board of directors has a committee charter that will set out the mandate of such committee, including the responsibilities of the chair of such committee.

The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The audit committee is responsible for, among other matters:

•        appointing, retaining and evaluating our independent registered public accounting firm and approving all services to be performed by them;

•        overseeing our independent registered public accounting firm’s qualifications, independence and performance;

•        overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•        reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;

•        establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and

•        reviewing and approving related person transactions.

Our audit committee consists of two of our directors, David Catzel and Juan Carlos Barrera, each of whom meets the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 under the Exchange Act and Nasdaq listing rules. Mr. Barrera serves as chairman of our audit committee. Our board of directors has determined that Mr. Barrera qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K under the Securities Act. The written charter for our audit committee is available on our corporate website at www.versussystems.com. The information on our website is not part of this proxy statement/prospectus.

Compensation Committee

The compensation committee is responsible for, among other matters:

•        reviewing key employee compensation goals, policies, plans and programs;

•        reviewing and approving the compensation of our directors, chief executive officer and other executive officers;

•        producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the SEC;

•        reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and

•        administering our stock plans and other incentive compensation plans.

Our compensation committee consists of two of our directors, Juan Carlos Barrera and David Catzel, each of whom meets the definition of “independent director” under the Nasdaq rules and the definition of non-employee director under Rule 16b-3 promulgated under the Exchange Act. Mr. Barrera serves as chairman of our compensation committee. Our board of directors has adopted a written charter for the compensation committee, which is available on our corporate website at www.versussystems.com. The information on our website is not part of this proxy statement/prospectus.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee will be responsible for, among other matters:

•        determining the qualifications, qualities, skills and other expertise required to be a director and developing and recommending to the board for its approval criteria to be considered in selecting nominees for director;

•        identifying and screening individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;

•        overseeing the organization of our board of directors to discharge our board’s duties and responsibilities properly and efficiently;

•        reviewing the committee structure of the board of directors and the composition of such committees and recommending directors to be appointed to each committee and committee chairmen;

•        identifying best practices and recommending corporate governance principles; and

•        developing and recommending to our board of directors a set of corporate governance guidelines and principles applicable to us.

Our nominating and corporate governance committee consists of two of our directors, David Catzel and Juan Carlos Barrera, each of whom meets the definition of “independent director” under the Nasdaq rules. Mr. Barrera serves as chairman of our nominating and corporate governance committee. Our board of directors has adopted a written charter for the nominating and corporate governance committee, which is available on our corporate website at www.versussystems.com. The information on our website is not part of this proxy statement/prospectus.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of another entity that had one or more of its executive officers serving as a member of our board of directors or compensation committee. None of the members of our compensation committee, when appointed, will have at any time been one of our officers or employees.

Other Committees

Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Director Term Limits

Our board of directors has not adopted policies imposing an arbitrary term or retirement age limit in connection with individuals serving as directors as it does not believe that such a limit is in the best interests of our company. Our nominating and corporate governance committee will annually review the composition of our board of directors, including the age and tenure of individual directors. Our board of directors will strive to achieve a balance between the desirability of its members having a depth of relevant experience, on the one hand, and the need for renewal and new perspectives, on the other hand.

Risk Oversight

Our board of directors oversees the risk management activities designed and implemented by our management. Our board of directors executes its oversight responsibility for risk management both directly and through its committees. The full board of directors also considers specific risk topics, including risks associated with our strategic plan, business operations and capital structure. In addition, our board of directors regularly receives detailed reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Our board of directors has delegated to the audit committee oversight of our risk management process. Our other board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full board of directors as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Code of Ethics

Our board of directors has adopted a Code of Ethics that applies to all of our employees, including our chief executive officer, chief financial officer and principal accounting officer. Our Code of Ethics is available on our website at www.versussystems.com by clicking on “Investors.” If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, financial and accounting officers by posting the required information on our website at the above address within four business days of such amendment or waiver. The information on our website is not part of this proxy statement/prospectus.

Our board of directors, management and all employees of our company are committed to implementing and adhering to the Code of Ethics. Therefore, it is up to each individual to comply with the Code of Ethics and to be in compliance of the Code of Ethics. If an individual is concerned that there has been a violation of the Code of Ethics, he or she will be able to report in good faith to his or her superior. While a record of such reports will be kept confidential by our company for the purposes of investigation, the report may be made anonymously and no individual making such a report will be subject to any form of retribution.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning compensation awarded to, earned by or paid to the individuals who served as our principal executive officer at any time during fiscal 2023 and 2022, and our two other most highly compensated officers in fiscal 2023 and 2022. Mr. Goldner did not become our principal executive officer until 2024 and is, therefore, not included in this table. We have also included in this table each individual who served as Chief Executive Officer during 2023 or 2022. These individuals are referred to in this proxy statement/prospectus as the “named executive officers.” As of May 2024, Mr. Pierce and Mr. Finster were no longer employed by the Company. As of October 2024, Mr. Peachey is no longer employed by the Company, but does provide consulting services to the Company as an independent contractor.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Matthew Pierce	2023	$225,000	$56,250	—	$61,025	—	$342,275
Former Chief Executive Officer	2022	$224,134	$56,250	—	$29,520	—	$309,904
Craig Finster	2023	$225,000	$56,250	—	$73,745	—	$354,995
Former President and Chief Financial Officer	2022	$224,134	$56,250	—	$29,520	—	$309,904
Alex Peachey	2023	$176,090	$60,000	—	$70,305	—	$306,395
Former Chief Technology Officer	2022	$200,000	$30,000	—	$29,520	—	$259,520

____________

(1)      The amounts reported in the “Option Awards” column reflect the aggregate fair value of stock-based compensation awarded during the year computed in accordance with the provisions of the Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC 718. See Note 3 to our consolidated financial statements for the year ended December 31, 2023 including elsewhere in this proxy statement/prospectus regarding assumptions underlying the valuation of equity awards. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

Employment Contracts and Potential Payments Upon Termination or Change in Control

We are evaluating whether to enter employment agreements with our current executive officers.

With respect to the named executive officers, on June 30, 2016, we entered into employment agreement with Matthew Pierce, our Chief Executive Officer, on May 1, 2019, we entered into an employment agreement with Craig Finster, our President and Chief Financial Officer, and on April 20, 2020, we entered into an employment agreement with Keyvan Peymani, our Executive Chairman of the Board. The original terms of the employment agreements were two years.

On June 25, 2024, Mr. Pierce, Mr. Peymani, and Mr. Finster tendered their resignations from the Company and their employment agreements terminated. Subsequently, the Company entered into a separation agreement with each of them. Pursuant to such separation agreements, the Company paid each of them receive a separation payment equal to six months’ salary.

The following is a summary of the compensation arrangements that were provided by and set forth in each now-terminated employment agreement described above:

Executive	Former Title	Annual Base Salary	Annual Cash Bonus	Equity Compensation in Warrants (In Shares)(2)	Equity Compensation in Options (In Shares)(3)
Matthew Pierce	Chief Executive Officer	$225,000	(1)	1,838	735
Craig Finster	Chief Financial Officer	$225,000	(1)	—	26
Keyvan Peymani	Executive Chairman of the Board	$160,000	(1)	—	26

____________

(1)      Each of the executive officers was to receive an annual cash bonus of twenty-five percent (25%) of his base salary, and an annual performance cash bonus in accordance with EBITDA achievement in the relevant fiscal year. In particular, each executive officer was to receive a bonus equal to 50%, 100% or 200% of his base salary if we generated EBITDA of at least $1 million, $2 million or $4 million, respectively, within the then current fiscal year. Each executive officer was also eligible for a discretionary cash bonus determined by our board of directors.

(2)      Representing warrants to purchase our common shares at $741.60 per share, which shall vest in accordance with the achievements of certain performance milestones or service date.

(3)      The options vested in three installments with one-third vesting immediately and one-third vesting on each of the first and second anniversaries of the date of the employment agreement and have an exercise price of $508.80-$604.80 per share.

If the employment agreement was terminated for “good reason” as defined therein and we receives proper notice or if the employment agreement was involuntarily terminated other than for “just cause” as defined therein, then we would have been obligated to pay the executive officer (i) any accrued benefits and (ii) a severance amount equal to the sum of (w) 12 months of his then-current base salary; (x) his maximum discretionary bonus for the then-current fiscal year; (y) his annual bonus for the prior fiscal year; and (z) his maximum performance cash bonus provided in the employment agreement for the then-current fiscal year. In addition, in this circumstance, the executive’s equity compensation was to be fully and immediately vested and exercisable, as applicable. If the employment agreement was terminated without good cause, then the executive officer was to receive his accrued benefits, the prorate bonus and the performance cash bonus, if any, as of the termination date. Upon termination of this agreement, we were obligated to pay the executive officer any lump sum payment due to him under his agreement within ten business days of the date of termination.

The following table summarizes the “good reason” payments:

Executive	Former Title	Annual Base Salary	Good Reason Payment
Matthew Pierce	Chief Executive Officer	$225,000	$731,250
Craig Finster	Chief Financial Officer	$225,000	$731,250
Keyvan Peymani	Executive Chairman of the Board	$160,000	$520,000

Pursuant to the terms of our employment agreements entered into with certain of our executive officers, in the event of a Change of Control, immediately effective as of the date of such Change of Control, unvested Stock Options, Performance Warrants and any other options or equity awards previously granted by us to the executive officers would have become fully and immediately vest, and shall be fully and immediately exercisable by the executive officer. In addition, upon a Change of Control, we would have been obligated to pay the executive officers immediately upon the date of the Change of Control a Performance Bonus of 200% of the base salary of the executive officer for the then-current fiscal year, in addition to any amounts that the executive officer was entitled to receive as a result of such executive officer’s termination of employment or any other event.

The following table summarizes the executive change of control bonuses:

Executive	Former Title	Annual Base Salary	Change of Control Bonus
Matthew Pierce	Chief Executive Officer	$225,000	$450,000
Craig Finster	Chief Financial Officer	$225,000	$450,000
Keyvan Peymani	Executive Chairman of the Board	$160,000	$320,000

In the context of those employment agreements, Change of Control meant the occurrence of any of the following events:

(i)     the receipt by us of an insider report or other statement filed in accordance with the applicable securities legislation of a relevant jurisdiction indicating that any person: (a) has become the beneficial owner, directly or indirectly, of our securities representing more than 50% of our common shares; or (b) has sole and/or shared voting, or dispositive, power over more than 50% of our common shares; or

(ii)    a change in the composition of our board of directors occurring within a two-year period prior to such change, as a result of which fewer than a majority of our directors are Incumbent Directors. “Incumbent Directors” shall mean directors who are either: (a) our directors as of the effective date of the applicable executive officer’s employment agreement (the “Effective Date”); or (b) elected, or nominated for election, to our board of directors with the affirmative votes of at least a majority of the directors on our board of directors who had been directors at the Effective Date or two years prior to such change and who were still in office at the time of such election or nomination; or

(iii)   the solicitation of a dissident proxy, or any proxy not approved by the Incumbent Directors, the purpose of which is to change the composition of our board of directors with the result, or potential result, that fewer than a majority of our directors will be Incumbent Directors; or

(iv)   the consummation of our merger, amalgamation or consolidation of with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, amalgamation, consolidation or reorganization are owned by persons who were not our shareholders immediately prior to such merger, amalgamation, consolidation or reorganization; or

(v)    the commencement by an entity, person or group (other than us or any of our wholly owned subsidiaries) of a tender offer, an exchange offer or any other offer or bid for more than 50% of our common shares; or

(vi)   the consummation of a sale, transfer or disposition by us of all or substantially all of our assets; or

(vii)  the commencement of any proceeding by or against us seeking to adjudicate us as bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of us or our debts, under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or for the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property; or

(viii) the approval by our shareholders of a plan of our complete liquidation or dissolution.

In the case of the occurrence of any of the events set forth above, a Change of Control would have been deemed to occur immediately prior to the occurrence of any such events. An event would not have constituted a Change of Control if its sole purpose was to change the jurisdiction of our organization or to create a holding company, partnership or trust that will be owned in substantially the same proportions by the persons who held our securities immediately before such event. Additionally, a Change of Control was not deemed to have occurred, with respect to an executive officer if such executive officer is part of a purchasing group that consummates the Change of Control event.

Change of Control

On September 28, 2019, our board of directors approved a cash distribution upon a Change of Control, defined as the acquisition by a purchaser, directly or indirectly, of our shares, which, assuming the conversion, exchange or exercise of any of our convertible or exchangeable shares beneficially owned by the purchaser, results in the purchaser beneficially owning shares that would entitle the purchaser for the first time to cast more than 50% of the votes attaching to all shares in our capital that may be cast to elect directors; the sale, lease, exchange or other disposition of all or substantially all of our assets to a purchaser; or an amalgamation, merger, arrangement or other business combination involving us and a purchaser that results in the purchaser or security holders of the purchaser owning, directly or indirectly, shares of the continuing entity that entitle the purchaser or such security holders of the purchaser, as the case may be, to cast more than 50% of the votes attaching to all shares in the capital of the continuing entity that may be cast to elect directors, whereby 5% of the Purchase Premium, defined as the difference between the average of our market capitalization based on the closing price of our common shares over 60 days prior to the announcement of any change of control event, and our final purchase price, if positive, be distributed to our employees and key consultants, subject to the discretion of our board of directors at the recommendation of our compensation committee.

Equity Incentive Plans

On May 17, 2017, our board of directors adopted our 2017 Stock Option Plan, or the 2017 Plan, to provide an additional means to attract, motivate, retain and reward selected employees and other eligible persons. Our stockholders approved the 2017 Plan on or about June 29, 2017. Employees, officers, directors, advisors and consultants that provided services to us or one of our subsidiaries are eligible to receive awards under the 2017 Plan. The total number of common shares that are at any time reserved for issuance under the 2017 Plan and under all other management option plans and employee stock purchase plans, if any, cannot exceed in the aggregate a number of common shares equal to 15% of the number of common shares issued and outstanding at that time. Options have a maximum term of ten years and vesting is determined by our board of directors.

On May 15, 2021, our board of directors adopted a US sub plan as part of our 2017 Stock Option Plan. The US sub plan allows for the explicit grant of incentive stock options (“ISOs”) to US resident non-officer employees. The provision for the sub plan was subject to a confirming shareholder vote within 12 months of its adoption, which vote was taken on November 17, 2021.

As of June 30, 2024, stock option grants for the purchase of an aggregate of 39,238 common shares had been made under the 2017 Plan, and 24,107 of those stock options had been cancelled or exercised. As of that date, there remained 15,130 common shares authorized under the 2017 Plan remained available for award purposes.

Our board of directors may amend or terminate the 2017 Plan at any time, but no such action will affect any outstanding award in any manner materially adverse to a participant without the consent of the participant.

The following information is a brief description of the 2017 Plan:

a)      Number of Shares:    At no time shall the number of common shares reserved for issuance to any one person pursuant to stock options granted under the 2017 Plan or otherwise, unless permitted by regulatory authorities and by a vote of shareholders, exceed five (5%) percent of the outstanding common shares in any 12-month period.

b)      Option Price:    The option price of a stock option granted under the 2017 Plan shall be fixed by our board of directors but shall be not less than the Market Price of our common shares at the time the stock option is granted, or such lesser price as may be permitted pursuant to the rules of any regulatory authority having jurisdiction over our common shares issued, which rules may include provisions for certain discounts in respect to the option price. For the purpose of the 2017 Plan, the “Market Price” at any date in respect of our common shares shall mean, subject to a minimum exercise price of $0.10 per option, the greater of:

a.      the closing price of our common shares on a stock exchange on which our common shares are listed and posted for trading or a quotation system for a published market upon which the price of our common shares is quoted, as may be selected for such purpose by our board of directors (the “Market”), on the last trading day prior to the date the stock option is granted; and

b.      the closing price of our common shares on the Market on the date on which the stock option is granted. In the event that such shares did not trade on such trading day, the Market Price shall be the average of the bid and ask prices in respect of such shares at the close of trading on such trading day as reported thereof. In the event that our common shares are not listed and posted for trading or quoted on any Market, the Market Price shall be the fair market value of such shares as determined by our board of directors in its sole discretion.

c)      Reduction in Option Price:    The option price of a stock option granted under the 2017 Plan to an insider of our company (as that term is defined in the Securities Act (British Columbia)) shall not be reduced without prior approval from the disinterested shareholders of our company.

d)      Payment:    The full purchase price payable for shares under a stock option shall be paid in cash or certified funds upon the exercise thereof. A holder of a stock option shall have none of the rights of a shareholder until the shares are paid for and issued.

e)      Term of Option:    Stock options may be granted under the 2017 Plan for a period not exceeding ten years.

f)      Vesting:    Unless our board of directors determines otherwise at its discretion, a stock option shall vest immediately upon being granted.

g)      Exercise of Option:    Except as specifically provided for in the 2017 Plan, no stock option may be exercised unless the optionee is at the time of exercise an Eligible Person (as defined by the 2017 Plan). If the optionee is an employee or consultant, the optionee shall represent to us that he or she is a bona fide employee or consultant of our company. The 2017 Plan shall not confer upon the optionee any right with respect to continuation of employment by our company. Leave of absence approved by an officer of our company authorized to give such approval shall not be considered an interruption of employment for any purpose of the 2017 Plan. Subject to the provisions of the 2017 Plan, a stock option may be exercised from time to time by delivery to us of written notice of exercise specifying the number of shares with respect to which the stock option is being exercised and accompanied by payment in full, by cash or certified check, of the purchase price of the shares then being purchased.

h)      Non-transferability of Stock Option:    No stock option shall be assignable or transferable by the optionee, except to a personal holding corporation of the optionee, other than by will or the laws of descent and distribution.

i)       Applicable Laws or Regulations:    Our obligation to sell and deliver shares under each stock option is subject to our compliance with any laws, rules and regulations of Canada and any provinces and/or territories thereof applying to the authorization, issuance, listing or sale of securities and is also subject to the acceptance for listing of the shares which may be issued upon the exercise thereof by each stock exchange upon which our common shares are then listed for trading.

j)       Termination of Options.    Unless the option agreement provides otherwise, all stock options will terminate:

a.      in the case of stock options granted to an employee or consultant employed or retained to provide investment relations services, 30 days after the optionee ceases to be employed or retained to provide investment relations services;

b.      in the case of stock options granted to other employees, consultants, directors, officers or advisors, 90 days following

i.       our termination, with or without cause, of the optionee’s employment or other relationship with our company or an affiliate of our company, or

ii.      the termination by the optionee of any such relationship with our company or an affiliate of our company;

iii.     or in the case of death or permanent and total disability of the optionee, all stock options will terminate 12 months following the death or permanent and total disability of the optionee, and the deceased optionee’s heirs or administrators may exercise all or a portion of the stock option during that period.

Any stock options granted under the 2017 Plan that are cancelled, terminated or expire will remain available for granting under the 2017 Plan at the current Market Price

k)      Amendments.    Subject to the approval of regulatory authorities having jurisdiction, our board of directors may from time to time amend or revise the terms of the 2017 Plan, or may terminate the 2017 Plan at any time; provided, however, that no such action shall adversely affect the rights of any optionee under any outstanding stock option without such optionee’s prior consent. Upon the mutual consent of the optionee and our board of directors, the terms of an option agreement may be amended, subject to regulatory approval and shareholder approval as may be required from time to time.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding equity awards to our named executive officers as of December 31, 2023:

	Option Awards			Stock Awards
Name	Number of Shares Underlying Unexercised Options (#) Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not Vested	Market Value of Shares or Units of Stock that have not Vested
Matthew Pierce	3	$604.80	April 2, 2024	—	—
Matthew Pierce	156	$1,087.20	Sept 27, 2024	—	—
Matthew Pierce	8	$715.20	July 24, 2025	—	—
Matthew Pierce	85	$715.20	July 31, 2025	—	—
Matthew Pierce	150	$1,008.00	August 19, 2026	—	—
Matthew Pierce	308	$96.00	August 19, 2027	—	—
Matthew Pierce	2,000	$14.40	February 13, 2028	—	—
Craig Finster	26	$604.80	April 2, 2024	—	—
Craig Finster	156	$1,087.20	Sept 27, 2024	—	—
Craig Finster	8	$715.20	July 24, 2025	—	—
Craig Finster	98	$715.20	July 24, 2025	—	—
Craig Finster	63	$715.20	July 31, 2025	—	—
Craig Finster	150	$1,008.00	August 19, 2026	—	—
Craig Finster	308	$96.00	August 19, 2027	—	—
Craig Finster	2,000	$14.40	February 13, 2028	—	—
Alex Peachey	3	$604.80	April 2, 2024	—	—
Alex Peachey	156	$1,087.20	Sept 27, 2024	—	—
Alex Peachey	8	$715.20	July 24, 2025	—	—
Alex Peachey	76	$715.20	July 24, 2025	—	—
Alex Peachey	63	$715.20	July 31, 2025	—
Alex Peachey	150	$1,008.00	August 19, 2026	—	—
Alex Peachey	308	$96.00	August 19, 2027	—	—
Alex Peachey	2,000	$14.40	February 13, 2028	—	—

Director Compensation

All directors hold office until the next annual meeting of shareholders at which their respective class of directors is re-elected and until their successors have been duly elected and qualified. There are no family relationships among our directors or executive officers. Officers are elected by and serve at the discretion of the Board of Directors. The following table sets forth the information concerning all compensation we paid during the year ended December 31, 2023 to our non-employee directors.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)(10)	Total ($)
Juan Carlos Barrera(1)	—	—	—	—
David Catzel(2)	—	—	—	—
Michelle Gahagan(3)	$100,000	—	$19,761	$119,761
Luis Goldner(4)	—	—	—	—
Keyvan Peymani(5)	$200,000	—	$57,945	$257,945
Jennifer Prince(6)	$100,000	—	$12,261	$112,261
Shannon Pruitt(7)	$100,000	—	$7,676	$107,676
Brian Tingle(8)	$100,000	—	$19,761	$119,761
Paul Vlasic(9)	$100,000	—	$19,761	$119,761

____________

(1)      Mr. Barrera was elected as a director of our company at the shareholder meeting held on December 29, 2023, and was appointed as a director of our company on the same date. Mr. Barrera received no compensation in the year ended December 31, 2023.

(2)      Mr. Catzel was elected as a director of our company at the shareholder meeting held on December 29, 2023, and was appointed as a director of our company on the same date. Mr. Catzel received no compensation in the year ended December 31, 2023.

(3)      Ms. Gahagan resigned as a director of our company on June 25, 2024.

(4)      Mr. Goldner was elected as a director of our company at the shareholder meeting held on December 29, 2023, and was appointed as a director of our company on the same date. Mr. Goldner received no compensation in the year ended December 31, 2023.

(5)      Mr. Peymani resigned as a director of our company on June 25, 2024.

(6)      Ms. Prince was not reelected as a director of our company at the shareholder meeting held on December 29, 2023.

(7)      Ms. Pruit resigned as a director of our company on June 25, 2024.

(8)      Mr. Tingle was not reelected as a director of our company at the shareholder meeting held on December 29, 2023.

(9)      Mr. Vlasic was not reelected as a director of our company at the shareholder meeting held on December 29, 2023.

(10)    The amounts reported in the “Option Awards” column reflect the aggregate fair value of stock-based compensation awarded during the year computed in accordance with the provisions of the Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC 718. See Note 3 to our consolidated financial statements for the year ended December 31, 2023 included elsewhere in this proxy statement/prospectus regarding assumptions underlying the valuation of equity awards. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

DESCRIPTION OF CAPITAL STOCK

Unless the context provides otherwise, the following description of the Company’s capital stock assumes the consummation of the Continuance has already occurred. For a discussion of the Company’s voting securities prior to the Continuance on which you are being asked to vote in the proxy statement/prospectus, see the section of this proxy statement/prospectus entitled “Voting Securities and Principal Holders of Voting Securities.” The following description of the Company’s capital stock is not complete and is subject to and qualified in its entirety by its proposed certificate of incorporation and bylaws, which are attached as Appendices C and D, respectively, to this proxy statement/prospectus, and by the provisions of Delaware law.

Upon consummation of the Continuance, the Company’s authorized share capital will consist of 200,000,000 shares of common stock, par value of $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share. At June 30, 2024, the Company had 2,506,015 issued and outstanding common shares, which will convert into an identical number of shares of common stock in the Continuance, and no outstanding shares of preferred stock.

The following description of the Company’s share capital and provisions of the Company’s proposed Certificate of Incorporation and Bylaws are summaries of material terms and provisions and are qualified by reference to of the Company’s proposed Certificate of Incorporation and Bylaws, copies of which are attached hereto as Appendices C and D, respectively, and have been filed with the SEC as exhibits to this proxy statement/prospectus.

Common Stock

Upon consummation of the Continuance, the holders of the Company’s common stock will be entitled to one vote for each share held at any meeting of stockholders. Subject to the rights of the holders of preferred stock, if any are authorized and outstanding, the holders of common stock are entitled to receive dividends when declared by the directors out of funds or assets properly available for the payment of dividends, in such amount and in such form as the directors may from time to time determine, provided however that such dividends shall not be paid if doing so would reduce the value of the Company’s net assets to less than the total redemption amount of all issued preferred stock (if any) In the event of the Company’s dissolution, liquidation or winding-up and subject to the prior rights of the holders of the preferred stock, holders of common stock will be entitled to share equally in our remaining property and assets, if any, subject to the right of the holders of preferred stock, as a class, to receive, before any distribution of any part of the Company’s assets among the holders of common stock, the redemption amount in respect of such preferred stock, being that amount as determined by our directors at the time of the issuance of such preferred stock.

Preferred Stock

Upon consummation of the Continuance, the Company will be authorized to issue up to 100,000,000 shares of preferred stock. The Company’s board of directors will be authorized, subject to limitations prescribed by law, to provide for the issuance of shares of preferred stock in one or more series, and with respect to each series, to establish the number of shares to be included in each such series, and to fix the voting powers (if any), designations, powers, preferences, and relative, participating, optional or other special rights, if any, of the shares of each such series, and any qualifications, limitations or restrictions thereof. Such shares may be issued in exchange for cash or other property, or as consideration for acquiring other businesses or assets. The powers (including voting powers), preferences, and relative, participating, optional and other special rights of each series of preferred stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any other series at any time outstanding. Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares of preferred stock then outstanding) by the approval of our Board and by the affirmative vote of the holders of a majority in voting power of the outstanding shares of our capital stock entitled to vote generally in an election of directors, without the separate vote of the holders of the preferred stock as a class, irrespective of the provisions of Section 242(b)(2) of the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of the common stock, restricting dividends on our capital stock, diluting the voting power of the common stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of the Company

Warrants

Unit Warrants

As of June 30, 2024, 2023, 896,645 of the Company’s Unit Warrants were outstanding, each of which are exercisable for one common. These warrants expire on various dates through October 17, 2028, and may be exercised at any time prior to the applicable expiration dates.

Warrants Issued as Part of the Units

As of the date of this proxy statement/prospectus, ASPIS owns 1,077,586 warrants. Each of these warrants entitle ASPIS to purchase one-half of one common share at a purchase price of $4.00 per share, exercisable for five years.

Options

As of June 30, 2024, the Company had outstanding options to purchase an aggregate of 15,130 common shares, with a weighted-average exercise price of $146.03 pursuant to the Company’s 2017 Plan.

Anti-Takeover Effects of Provisions of Our Amended and Restated Charter and Our Amended and Restated Bylaws

The provisions of the Company’s proposed Certificate of Incorporation and Bylaws and the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of the Company’s common stock.

The Company’s proposed Certificate of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Company’s board of directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control of us unless such takeover or change in control is approved by the Company’s board of directors.

These provisions include:

•        Special Meetings of Stockholders.    The Company’s proposed Certificate of Incorporation and Bylaws provide that, subject to any special rights of the holders of any series of preferred stock and except as otherwise required by law, special meetings of the Company’s stockholders may be called only by or at the direction of the Chairman of the Company’s board of directors, or by the Chief Executive Officer or President, or by a resolution adopted by a majority of the whole board of directors, but such special meetings may not be called by any other person or persons.

•        Advance Notice Procedures.    The Company’s Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of the Company’s stockholders, and for stockholder nominations of persons for election to the Company’s board of directors to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Company’s board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the Company’s proposed Bylaws do not give the Company’s board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the Company’s proposed Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

•        Authorized but Unissued Shares.    The Company’s authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

•        Business Combinations with Interested Stockholders.    The Company will be subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15 percent or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the Company’s board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by the Company’s stockholders.

•        No Cumulative Voting for Directors.    The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Company’s proposed Certificate of Incorporation does not provide for cumulative voting. As a result, the holders of shares of our common stock representing a majority of the voting power of all of the outstanding shares of our capital stock of will be able to elect all of the directors then standing for election.

Dividends

Declaration and payment of any dividend is subject to the discretion of the Company’s board of directors. The Company’s board of directors is not currently contemplating and does not anticipate declaring any dividends on the Company’s capital stock for the foreseeable future. The ability of the Company’s board of directors to declare dividends may be limited by the terms of any other financing and other agreements entered into by the Company or its subsidiaries from time to time.

Limitations on Liability, Indemnification of Officers and Directors and Insurance

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of fiduciary duties, and the Company’s Certificate of Incorporation includes such an exculpation provision. The Company’s proposed Certificate of Incorporation and Bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of the Company, or for serving at the Company’s request as a director or officer or another position at another corporation or enterprise, as the case may be. The Company’s proposed Certificate of Incorporation and Bylaws also provide that it must indemnify and advance reasonable expenses to its directors and officers, subject to its receipt of an undertaking from the indemnified party as may be required under the DGCL. The Company’s proposed Certificate of Incorporation expressly authorize it to carry directors’ and officers’ insurance to protect the Company’s and its directors, officers and certain employees against some liabilities.

The limitation of liability and indemnification provisions in the Company’s proposed Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against the Company’s directors, even though such an action, if successful, might otherwise benefit the Company’s and its stockholders. However, these provisions do not limit or eliminate the Company’s rights, or those of any stockholder, to seek non-monetary relief such as an injunction or rescission in the event of a breach of a duty of care. The provisions do not alter the liability of directors or officers under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding against any of the Company’s directors, officers or employees for which indemnification is sought.

Listing

After the Continuance, the Company’s common stock and Unit A Warrants will continue to be listed on the Nasdaq Capital Market under the trading symbols “VS” and “VSSYW”, respectively.

Transfer Agent and Registrar

The U.S. transfer agent and registrar for the Company’s common shares is Computershare, Inc., located at 8742 Lucent Boulevard, Suite 300, Highlands Ranch, Colorado 80129. The transfer agent’s telephone number is (303) 262-0705. Upon consummation of the Continuance, Computershare, Inc. will continue to be the U.S. transfer agent and registrar for the Company’s common stock.

EXPERTS

Our audited consolidated financial statements as of and for the years ended December 31, 2023 and 2022 are included herein into this prospectus have been so included in reliance upon the report of Ramirez Jimenez International CPAs (“RJI”), an independent registered public accounting firm, upon the authority of the said firm as experts in accounting and auditing. RJI was appointed by the Company on December 16, 2021. The report on the consolidated financial statements contains an explanatory paragraph regarding our ability to continue as a going concern.

LEGAL MATTERS

Certain legal matters relating to our common shares and certain other matters of Canadian law will be passed upon for us by Fasken Martineau DuMoulin, LLP, Vancouver, British Columbia. Certain matters of U.S. federal law will be passed upon for us by Igler and Pearlman, P.A., Tallahassee, Florida.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

You may obtain this proxy statement/prospectus and its exhibits and schedules, free of charge at the Internet website maintained by the SEC, which contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically with the SEC. The address of the SEC’s Internet website is http://www.sec.gov.

The Company files periodic reports and other documents with the SEC and with Canadian securities regulatory authorities. The documents we file with the SEC are available on EDGAR at www.sec.gov. Additional information relating to the Company is available through the internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR+) which can be accessed at www.sedarplus.ca. Financial information on the Company is provided in the comparative financial statements and management discussion and analysis of the Company which can also be accessed on EDGAR at www.sec.gov or at www.sedarplus.ca, or which may be obtained upon request from the Company at 2900-550 Burrard Street, Vancouver, BC V6C 0A3 Canada, or via fax at (604) 639-4451.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the two prior fiscal years.

VERSUS SYSTEMS INC.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Versus Systems Inc.
Condensed Interim Consolidated Balance Sheets
(Expressed in US Dollars)

	June 30 2024	December 31, 2023
	($)	($)
	(Unaudited)
ASSETS
Current assets
Cash	905,915	4,689,007
Receivables, net of allowance (Note 4)	10,250	18,222
Prepaids	913,658	160,474
Total current assets	1,829,823	4,867,703

Restricted deposit (Note 5)	—	8,679
Property and equipment, net (Note 6)	878	1,935
Total assets	1,830,701	4,878,317

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities (Note 9, Note 10 and Note 12)	23,606	286,427
Deferred revenue	9,331	35,049
Total liabilities	32,937	321,476

Stockholders’ equity
Share capital (Note 11)
Common stock and additional paid in capital, no par value. Unlimited authorized shares; 2,506,015 common shares and no Class A shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	147,290,988	147,130,123
Accumulated other comprehensive income	329,770	248,287
Accumulated deficit	(138,105,958)	(135,434,022)
	9,514,800	11,944,388
Non-controlling interest (Note 7)	(7,717,036)	(7,387,547)
Total stockholders’ equity	1,797,764	4,556,841
Total liabilities and stockholders’ equity	1,830,701	4,878,317

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

Versus Systems Inc.
Consolidated Statements of Operations and Comprehensive Loss (Unaudited)
(Expressed in US Dollars, except share and per share amounts)

	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
	($)	($)	($)	($)
REVENUES
Revenues	26,937	56,053	53,440	214,003
Cost of revenues	16,231	23,570	40,277	55,927
Gross margin	10,706	32,483	13,163	158,076

EXPENSES
Research and development	67,203	717,667	106,615	784,807
Selling, general and administrative	1,443,171	1,625,471	2,907,652	3,010,813
Total operating expenses	1,510,374	2,343,138	3,014,267	3,795,620

Operating loss	(1,499,668)	(2,310,655)	(3,001,104)	(3,637,544)
Other income/(expense), net	(74)	—	(321)	—
Loss before provision	(1,499,742)	(2,310,655)	(3,001,425)	(3,637,544)
Provision for income taxes	—	—	—	—
Net loss	(1,499,742)	(2,310,655)	(3,001,425)	(3,637,544)

Other total comprehensive income (loss):
Change in foreign currency translation, net of tax	121,174	18,849	160,865	28,197
Total other comprehensive income (loss)	121,174	18,849	160,865	28,197
Total comprehensive loss	(1,378,568)	(2,291,806)	(2,840,560)	(3,609,347)

Less: comprehensive income attributable to non-controlling interest	156,197	268,894	329,489	401,588
Comprehensive loss attributable to shareholders	(1,222,371)	(2,022,912)	(2,511,071)	(3,207,759)

Basic and diluted earnings per share to shareholders	(0.54)	(3.05)	(1.07)	(5.46)
Weighted average shares – basic and diluted	2,506,015	669,636	2,506,015	592,896

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

Versus Systems Inc.
Condensed Interim Consolidated Statements of Changes in Equity (Deficit) (Unaudited)
(Expressed in US Dollars)

	Number of Common Shares	Number of Class “A” Shares	Common Shares	Class “A” Shares	Additional paid in Capital	Currency translation adjustment	Accumulated deficit	Stockholders’ equity	Non- controlling Interest	Total stockholders’ equity
			($)	($)	($)	($)	($)	($)	($)	($)
Balance at December 31, 2023	2,506,015	—	134,075,745	—	13,054,378	248,287	(135,434,022)	11,944,388	(7,387,547)	4,556,841
Stock-based compensation	—	—	—	—	160,865	—	—	160,865	—	160,865
Cumulative translation adjustment	—	—	—	—	—	(39,691)	—	(39,691)	—	(39,691)
Loss and comprehensive loss	—	—	—	—	—	—	(1,328,391)	(1,328,391)	(173,292)	(1,501,683)
March 31, 2024	2,506,015	—	134,075,745	—	13,215,243	208,596	(136,762,413)	10,737,171	(7,560,839)	3,176,332
Stock-based compensation	—	—	—	—	—	—	—	—	—	—
Cumulative translation adjustment	—	—	—	—	—	121,174	—	121,174	—	121,174
Loss and comprehensive loss	—	—	—	—	—	—	(1,343,545)	(1,343,545)	(156,197)	(1,499,742)
Balance at June 30, 2024	2,506,015	—	134,075,745	—	13,215,243	329,770	(138,105,958)	9,514,800	(7,717,036)	1,797,764
	Number of Common Shares	Number of Class “A” Shares	Common Shares	Class “A” Shares	Additional paid in Capital	Currency translation adjustment	Accumulated deficit	Stockholders’ equity	Non- controlling Interest	Total stockholders’ equity
			($)	($)	($)	($)	($)	($)	($)	($)
Balance at December 31, 2022	260,761	21	122,353,525	28,247	14,506,758	154,970	(125,907,025)	11,136,475	(6,402,387)	4,734,088
Exercise of warrants	252,625	—	4,446,200	—	—	—	—	4,446,200	—	4,446,200
Shares issued in public offering	156,250	—	2,250,000	—	—	—	—	2,250,000	—	2,250,000
Share issuance costs	—	—	(226,544)	—	—	—	—	(226,544)	—	(226,544)
Stock-based compensation	—	—	—	—	(1,247,113)	—	—	(1,247,113)	—	(1,247,113)
Cumulative translation adjustment	—	—	—	—	—	9,348	—	9,348	—	9,348
Loss and comprehensive loss	—	—	—	—	—	—	(1,194,195)	(1,194,195)	(132,694)	(1,326,889)
March 31, 2023	669,636	21	128,823,181	28,247	13,259,645	164,318	(127,101,220)	15,174,171	(6,535,081)	8,639,090
Stock-based compensation	—	—	—	—	90,893	—	—	90,896	—	90,896
Cumulative translation adjustment	—	—	—	—	—	18,849	—	18,849	—	18,849
Loss and comprehensive loss	—	—	—	—	—	—	(2,041,761)	(2,041,761)	(268,894)	(2,310,655)
Balance at June 30, 2023	669,636	21	128,823,181	28,247	13,350,541	183,167	(129,142,981)	13,242,155	(6,803,975)	6,438,180

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

Versus Systems Inc.
Condensed Interim Consolidated Statements of Cash Flows (unaudited)
(Expressed in US Dollars)

	Six months Ended June 30, 2024	Six months Ended June 30, 2023
	($)	($)
Cash flows from operating activities

OPERATING ACTIVITIES
Net loss	(3,001,425)	(3,637,544)
Adjustments to reconcile net loss to net cash:
Amortization (Note 8)	—	113,391
Amortization of intangible assets	—	1,371,951
Loss on sale of equipment	—	51,771
Accrued interest	—	2,582
Effect of foreign exchange	91,219	56,500
Share-based compensation	160,865	(1,156,217)
Receivables	7,972	39,363
Prepaids	(753,184)	(67,338)
Deferred revenue	(25,718)	(58,720)
Accounts payable and accrued liabilities	(262,821)	(229,742)
Cash flows used in operating activities	(3,783,092)	(3,514,003)

FINANCING ACTIVITIES
Repayment of notes payable – related party	—	(664,697)
Proceeds from warrant exercises	—	4,446,200
Proceeds from share issuances	—	2,250,000
Payments for lease liabilities	—	(131,142)
Payments of share issuance costs	—	(361,706)
Cash flows provided by financing activities	—	5,538,655

INVESTING ACTIVITIES
Proceeds from sale of equipment	—	4,899
Purchase of intangible assets	—	(14,569)
Cash flows used in investing activities	—	(9,670)

Change in cash during the period	(3,783,092)	2,014,981
Cash – Beginning of period	4,689,007	1,178,846
Cash – End of period	905,915	3,193,827

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

VERSUS SYSTEMS INC. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2024 (Expressed in United States dollars) (Unaudited)

1.      NATURE OF OPERATIONS

Versus Systems Inc. (the Company) was continued under the Business Corporations Act (British Columbia) effective January 2, 2007. The Company’s head office and registered and records office is 1558 West Hastings Street, Vancouver, BC, V6C 3J4, Canada. The Company’s common stock is traded on the NASDAQ under the symbol “VS”. The Company’s Unit A warrants are traded on NASDAQ under “VSSYW”. On November 9, 2022, the Company completed a one-for-15 reverse stock split of the Company’s common shares. On December 28, 2023, the Company completed a one-for-16 reverse stock split of the Company’s common shares. All share and per share data are presented to reflect the reverse share splits on a retroactive basis.

The Company is engaged in the technology sector and has developed a proprietary prizing and promotions tool allowing game developers and creators of streaming media, live events, broadcast TV, games, apps, and other content to offer real world prizes inside their content. The ability to win prizes drives increased levels of consumer engagement creating an attractive platform for advertisers.

In June 2021, the Company completed its acquisition of multimedia, production, and interactive gaming company Xcite Interactive, a provider of online audience engagement through its owned and operated XEO technology platform. The Company partners with professional sports franchises across Major League Baseball (MLB), National Hockey League (NHL), National Basketball Association (NBA) and the National Football League (NFL) to drive audience engagement.

The Company is actively pursuing a range of strategic alternatives aimed at maximizing shareholder value and strengthening its market position. We are in the process of evaluating and implementing commercial agreements to expand the distribution of applications that leverage our proprietary technology. These arrangements are intended to enhance market reach, drive user growth, and establish relationships with distribution partners. These collaborations may support technology and development, integrate complementary technologies, and improve our competitive edge.

In parallel, we are exploring various strategic options, including potential acquisitions, mergers, reverse mergers, and the sale of non-core assets. These alternatives would be designed to create synergies, streamline operations, and generate revenue. We are also seeking strategic partnerships and evaluating opportunities for capital raises to support our growth initiatives. Furthermore, the Company is focused on enhancing operational efficiency by optimizing processes and upgrading technology systems to reduce costs and improve profitability. Strengthening our financial health through better cash flow management and prudent financial practices is also a key priority. These comprehensive efforts are aimed at positioning the Company for long-term success and delivering sustainable value to our shareholders.

The Company is undertaking a strategic transition by shifting its governing jurisdiction from British Columbia to Delaware. This change is expected to better align with our evolving business strategy and deliver several key benefits. Firstly, the transition to Delaware is anticipated to enhance our access to investors and financial institutions within the United States. Delaware’s renowned business-friendly legal environment and proximity to the U.S. Northeast’s economic and financial centers is expected to facilitate easier access to funding, increase our strategic flexibility, and reduce the overall cost of capital. This improved access to funding would be crucial in supporting our future growth initiatives and financing our strategic plans.

Secondly, the move is expected to bolster our ability to execute an acquisitive growth strategy. By operating under Delaware’s well-established corporate laws, we believe that we will be better positioned to use our capital stock as consideration for acquisitions and be able to structure transactions with more legal certainty. This capability will allow us to pursue strategic opportunities more effectively, expand our business portfolio, and achieve our growth objectives through well-structured transactions.

VERSUS SYSTEMS INC. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2024 (Expressed in United States dollars) (Unaudited)

1.      NATURE OF OPERATIONS (cont.)

Additionally, the change in jurisdiction will enable us to more effectively focus management efforts on our U.S. and international operations. This realignment would help streamline our governance and operational strategies across different regions, thereby enhancing our ability to manage and optimize each market effectively. Furthermore, the enhanced profile of companies incorporated in Delaware with operations in the U.S. is likely to make the Company more attractive to key employees and executives, aiding in the recruitment and retention of top talent critical for driving innovation and growth.

In conjunction with these changes, the Company is also exploring opportunities to raise capital through its shareholders. Engaging with our shareholder base could provide an additional source of funding that aligns with our strategic goals. Accretive capital raises would support our expansion plans, enable us to capitalize on growth opportunities, and strengthen our financial position.

Overall, the shift to Delaware, combined with the exploration of acquisition opportunities and investor engagement, is part of our broader strategy to enhance operational effectiveness, execute our growth strategy, and maximize shareholder value.

These condensed interim consolidated financial statements have been prepared on the assumption that the Company will continue as a going concern, meaning it will continue in operation for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations. Different bases of measurement may be appropriate if the Company is not expected to continue operations for the foreseeable future. As of June 30, 2024, the Company has not achieved positive cash flow from operations and is not able to finance day to day activities through operations and as such, there is substantial doubt as to the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to attain profitable operations and generate funds therefrom and/or raise equity capital or borrowings sufficient to meet current and future obligations. These condensed interim consolidated financial statements do not include any adjustments as to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These adjustments could be material.

2.      BASIS OF PRESENTATION

Statement of compliance

These condensed interim consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP).

Basis of measurement

These condensed interim consolidated financial statements have been prepared on a historical cost basis, except for financial instruments classified as financial instruments at fair value. In addition, these condensed interim consolidated financial statements have been prepared using the accrual basis of accounting.

Functional and presentation currency

These condensed interim consolidated financial statements are presented in United States dollars, unless otherwise noted, which is the functional currency of the Company and its subsidiaries.

VERSUS SYSTEMS INC. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2024 (Expressed in United States dollars) (Unaudited)

2.      BASIS OF PRESENTATION (cont.)

Basis of consolidation

These condensed interim consolidated financial statements include the accounts of Versus Systems Inc. and its subsidiaries, from the date control was acquired. Control exists when the Company possesses power over an investee, has exposure to variable returns from the investee and has the ability to use its power over the investee to affect its returns. All inter-company balances and transactions, and any unrealized income and expenses arising from inter-company transactions, are eliminated on consolidation. For partially owned subsidiaries, the interest attributable to non-controlling shareholders is reflected in non-controlling interest. Adjustments to non-controlling interest are accounted for as transactions with owners and adjustments that do not involve the loss of control are based on a proportionate amount of the net assets of the subsidiary.

Name of Subsidiary	Place of Incorporation	Proportion of Ownership Interest	Principal Activity
Versus Systems (Holdco) Inc.	United States of America	81.9%	Holding Company
Versus Systems UK, Ltd.	United Kingdom	81.9%	Sales Company
Versus LLC	United States of America	81.9%	Technology Company
Xcite Interactive, Inc.	United States of America	100.0%	Technology Company

Use of estimates

The preparation of these condensed interim consolidated financial statements requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the date of the condensed interim consolidated financial statements. Estimates and assumptions are continually evaluated and are based on historical experience and management’s assessment of current events and other facts and circumstances that are considered to be relevant. Actual results could differ from these estimates.

Significant assumptions about the future and other sources of estimation uncertainty that management has made at the end of the reporting period, that could result in a material adjustment to the carrying amounts of assets and liabilities in the event that actual results differ from assumptions made, relate to, but are not limited to, the following:

i)       Deferred income taxes

Deferred tax assets, including those arising from un-utilized tax losses, require management to assess the likelihood that the Company will generate sufficient taxable earnings in future periods in order to utilize recognized deferred tax assets. Assumptions about the generation of future taxable profits depend on management’s estimates of future cash flows. In addition, future changes in tax laws could limit the ability of the Company to obtain tax deductions in future periods. To the extent that future cash flows and taxable income differ significantly from estimates, the ability of the Company to realize the net deferred tax assets recorded at the reporting date could be impacted.

ii)      Valuation of share-based compensation

The Company uses the Black-Scholes Option Pricing Model for valuation of share-based compensation. Option pricing models require the input of subjective assumptions including expected price volatility, interest rate, and forfeiture rate. Input assumptions changes can materially affect the fair value estimate and the Company’s earnings (losses).

VERSUS SYSTEMS INC. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2024 (Expressed in United States dollars) (Unaudited)

2.      BASIS OF PRESENTATION (cont.)

iii)    Depreciation and Amortization

The Company’s intangible assets and equipment are depreciated and amortized on a straight-line basis, taking into account the estimated useful lives of the assets and residual values. Changes to these estimates may affect the carrying value of these assets, net loss, and comprehensive income (loss) in future periods.

iv)     Determination of functional currency

The functional currency of the Company and its subsidiaries is the currency of the primary economic environment in which each entity operates. Determination of the functional currency may involve certain judgments to determine the primary economic environment. The functional currency may change if there is a change in events and conditions which determines the primary economic environment.

v)      Revenue Recognition

The Company’s contracts with customers may include promises to transfer multiple products and services. For these contracts, the Company accounts for individual performance obligations separately if they are capable of being distinct and distinct within the context of the contract. Determining whether products and services are considered distinct performance obligations may require significant judgment. Judgment is also required to determine the stand-alone selling price, for each distinct performance obligation.

3.      SIGNIFICANT ACCOUNTING POLICIES

Basic and diluted loss per share

Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common shareholders by the weighted average number of shares outstanding during the reporting periods. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share, except that the weighted average shares outstanding are increased to include additional shares for the assumed exercise of stock options and warrants, if dilutive. The number of additional shares is calculated by assuming that outstanding stock options and warrants were exercised and that the proceeds from such exercises were used to acquire common stock at the average market price during the reporting periods. Potentially dilutive options and warrants excluded from diluted loss per share as of June 30, 2024 totaled 911,775 (June 30, 2023 – 127,041).

Property and equipment

Property and equipment is recorded at cost less accumulated amortization and any impairments. Amortization is calculated based on the estimated residual value and estimated economic life of the specific assets using the straight-line method over the period indicated below:
Asset	Rate
Computers	Straight line, 3 years
Right of use assets	Shorter of useful life or lease term

VERSUS SYSTEMS INC. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2024 (Expressed in United States dollars) (Unaudited)

3.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

Financial instruments

Classification

The Company classifies its financial instruments into the following categories: at fair value through profit and loss (FVTPL), at fair value through other comprehensive income (loss) (FVTOCI), or at amortized cost. The classification of financial assets and liabilities is determined at initial recognition. For equity instruments, the Company generally classifies them at FVTPL. However, certain equity investments that are not held for trading may be measured at cost minus impairment if they do not have readily determinable fair values. Debt instruments are classified based on the Company’s business model for managing the financial assets and their contractual cash flow characteristics. Financial liabilities are measured at amortized cost, unless they are required to be measured at FVTPL, such as instruments held for trading or derivatives, or if the Company opts to measure them at FVTPL.

Measurement

The Company applies Accounting Standards Codification (ASC) 820, Fair Value Measurements and Disclosures (ASC 820). ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC 820 requires disclosures to be provided for fair value measurements. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

—     Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

—     Level 2 — Includes other inputs that are directly or indirectly observable in the marketplace.

—     Level 3 — Unobservable inputs which are supported by little or no market activity.

ASC 820 recommends three main approaches for measuring the fair value of assets and liabilities: the market approach, the income approach, and the cost approach. The Company uses the appropriate approach based on the nature of the asset or liability being measured. Financial instruments include cash, receivables, restricted deposit, accounts payable and accrued liabilities. The carrying values of the financial instruments included in current assets and liabilities approximate their fair values due to their short-term maturities.

For fair value measurements categorized within Level 3 of the fair value hierarchy, the Company uses its valuation processes to decide its valuation policies and procedures and analyze changes in fair value measurements from period to period. For assets and liabilities that are recognized in the financial statements at fair value on a recurring basis, the Company determines whether transfers have occurred between levels in the hierarchy by re-assessing categorization (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting.

Financial assets and liabilities at amortized cost

Financial assets and liabilities at amortized cost are initially recognized at fair value plus or minus transaction costs, respectively, and subsequently carried at amortized cost less any impairment.

Financial assets and liabilities at FVTPL

Financial assets and liabilities carried at FVTPL are initially recorded at fair value and transaction costs are expensed in profit or loss. Realized and unrealized gains and losses arising from changes in the fair value of the financial assets and liabilities held at FVTPL are included in profit or loss in the period in which they arise.

VERSUS SYSTEMS INC. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2024 (Expressed in United States dollars) (Unaudited)

3.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

Impairment of financial assets at amortized cost

The Company applies the Current Expected Credit Loss (CECL) model under ASC 326 for impairment of financial assets. This model requires the recognition of an allowance for credit losses based on expected losses over the life of the asset. If the credit risk of a financial asset decreases in a subsequent period, any previously recognized impairment loss is reversed through profit or loss, limited to the extent that the carrying amount does not exceed what the amortized cost would have been had the impairment not been recognized.

Intangible assets excluding goodwill

Derecognition of financial assets

The Company derecognizes financial assets only when the contractual rights to cash flows from the financial assets expire, or when it transfers the financial assets and substantially all of the associated risks and rewards of ownership to another entity. Gains and losses on derecognition are generally recognized in profit or loss.

As at June 30, 2024, the Company does not have any derivative financial assets and liabilities.

Intangible assets acquired separately were carried at cost at the time of initial recognition. Intangible assets acquired in a business combination and recognized separately from goodwill were initially recognized at their fair value at the acquisition date. Expenditure on research activities is recognized as an expense in the period in which it is incurred.

Intangibles with a finite useful life were amortized and those with an indefinite useful life are not amortized. The useful life is the best estimate of the period over which the asset is expected to contribute directly or indirectly to the future cash flows of the Company. The useful life is based on the duration of the expected use of the asset by the Company and the legal, regulatory or contractual provisions that constrain the useful life and future cash flows of the asset, including regulatory acceptance and approval, obsolescence, demand, competition and other economic factors. If an income approach is used to measure the fair value of an intangible asset, the Company considers the period of expected cash flows used to measure the fair value of the intangible asset, adjusted as appropriate for Company-specific factors discussed above, to determine the useful life for amortization purposes. If no regulatory, contractual, competitive, economic or other factors limit the useful life of the intangible to the Company, the useful life is considered indefinite.

Intangibles with a finite useful life were amortized on the straight-line method unless the pattern in which the economic benefits of the intangible asset are consumed or used up are reliably determinable. The Company evaluates the remaining useful life of intangible assets each reporting period to determine whether any revision to the remaining useful life is required. If the remaining useful life is changed, the remaining carrying amount of the intangible asset will be amortized prospectively over the revised remaining useful life. The Company’s intangible assets were amortized on a straight-line basis over 3 years. In the year development costs are incurred, amortization is based on a half year.

Goodwill

The Company allocates goodwill arising from business combinations to reporting units that are expected to receive the benefits from the synergies of the business combination. The carrying amount reporting units to which goodwill has been allocated was tested annually for impairment or when there is an indication that the goodwill may be impaired. Any impairment is recognized as an expense immediately.

VERSUS SYSTEMS INC. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2024 (Expressed in United States dollars) (Unaudited)

3.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

Deferred financing costs

Deferred financing costs consist primarily of direct incremental costs related to the Company’s public offering of its common stock. Upon completion of the Company’s financings any deferred costs were offset against the proceeds.

Impairment of intangible assets excluding goodwill

There are special requirements for the development of software to be sold. The costs incurred to establish the technological feasibility of the software that will be sold are expensed as research and development when incurred. Once technological feasibility has been achieved, the Company capitalizes the remaining costs incurred to develop the software for sale. Costs were capitalized until the product is ready to be sold or marketed to customers, at which time, amortization of the capitalized costs begins.

At the end of each reporting period, the Company reviews the carrying amounts of its intangible assets to determine whether there is any indication that those assets have suffered impairment losses. If any such indication exists, fair value of the reporting unit or an asset group to which the asset belongs is estimated in order to determine the extent of the impairment losses (if any).

If the fair value of an asset (or an asset group/reporting unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or an asset group/reporting unit ) is reduced to fair value.

Income taxes

The Company accounts for income taxes utilizing the assets and liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, and net operating loss and tax credit carry forwards, using enacted tax rates and laws that are expected to be in effect when the differences reverse.

A valuation allowance is recorded against deferred tax assets in these cases then management does not believe that the realization is more likely than not. While management believes that its judgements and estimates regarding deferred tax assets and liabilities are appropriate, significant differences in actual results may materially affect the Company’s future financial results.

The Company recognizes any uncertain income tax positions at the largest amount that is more-likely-than-not to be sustained upon audit by relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense. As of June 30, 2024 and December 31, 2023, the Company did not record any accruals for interest and penalties. The Company does not foresee material changes to its uncertain tax positions within its next twelve months. The Company’s tax years are subject to examination for 2020 and forward for U.S. Federal tax purposes and for 2019 and forward for state tax purposes.

Leases

The Company early adopted ASC 842, Leases, as of January 1, 2019 using the modified retrospective application.

The Company assesses at contract inception whether a contract is or contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The lease term corresponds to the non-cancellable period of each contract.

VERSUS SYSTEMS INC. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2024 (Expressed in United States dollars) (Unaudited)

3.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

All leases are accounted for as operating leases wherein rental payments are expensed on a straight-line basis over the periods of their respective leases. Operating leases (with an initial term of more than 12 months) are included in operating lease right-of-use (ROU) assets, operating lease liabilities (current), and operating lease liabilities (non-current) in the condensed interim consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company utilizes a market-based approach to estimate the incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The operating lease ROU asset also includes any lease prepayments, reduced by lease incentives and accrued rent. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.

Loss contingencies

A loss contingency is recognized if, as a result of a past event, the Company has a present legal or constructive obligation that can be estimated reliably and it is probable that an outflow of economic benefits will be required to settle the obligation. Loss contingencies are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability.

Non-controlling interest

Non-controlling interest in the Company’s less than wholly owned subsidiaries are classified as a separate component of equity. On initial recognition, non-controlling interest is measured at the fair value of the non-controlling entity’s contribution into the related subsidiary. Subsequent to the original transaction date, adjustments are made to the carrying amount of non-controlling interest for the non-controlling interest’s share of changes to the subsidiary’s equity.

Changes in the Company’s ownership interest in a subsidiary that do not result in a loss of control are recorded as equity transactions. The carrying amount of non-controlling interest is adjusted to reflect the change in the non-controlling interest’s relative interest in the subsidiary, and the difference between the adjustment to the carrying amount of non-controlling interests and the Company’s share of proceeds received and/or consideration paid is recognized directly in equity and attributed to owners of the Company.

Valuation of Equity Units Issued in Private Placements

In accordance with U.S. GAAP, particularly ASC 505-10 and ASC 815, the Company has adopted the fair value method for the valuation of equity units issued in private placements, which typically comprise common shares and warrants. For each private placement, the Company separately estimates the fair value of both the common shares and the warrants at the date of issuance. The determination of fair value is based on market conditions, volatility, and other relevant factors at the time of issuance.

1.      Common Shares:    The fair value of the common shares issued is measured based on observable market prices, if available, or estimated using appropriate valuation techniques considering the terms of the shares and market conditions.

2.      Warrants:    Warrants are valued using an appropriate option-pricing model, such as the Black-Scholes or a binomial model. The model incorporates various inputs, including the share price, expected volatility, expected term, risk-free interest rate, and any dividends.

VERSUS SYSTEMS INC. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2024 (Expressed in United States dollars) (Unaudited)

3.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

The total proceeds from the issuance of equity units are allocated between the common shares and the warrants based on their relative fair values at the date of issuance. This allocation is reflected in the equity section of the condensed interim consolidated balance sheet, with the fair value of the warrants recorded as a component of additional paid-in capital in the equity section. If the warrants expire unexercised, the amount remains in additional paid-in capital.

This method of valuation and allocation ensures compliance with the fair value measurement and equity classification requirements of U.S. GAAP.

Share-based compensation

The Company grants stock options to acquire common shares of the Company to directors, officers, employees and consultants. An individual is classified as an employee when the individual is an employee for legal or tax purposes, or provides services similar to those performed by an employee.

The fair value of stock options is measured on the date of grant, using the Black-Scholes option pricing model, and is recognized over the vesting period. Consideration paid for the shares on the exercise of stock options is credited to capital stock.

In situations where equity instruments are issued to non-employees and some or all of the goods or services received by the Company as consideration cannot be specifically identified, they are measured at fair value of the share-based payment. Otherwise, share-based payments are measured at the fair value of goods or services received.

Revenue recognition

In general, the Company recognizes revenue when the amount of revenue can be reliably measured, it is probable that future economic benefits will flow to the Company, where there is evidence of an arrangement, when the selling price is fixed or determinable, and when specific criteria have been met or there are no significant remaining performance obligations for each of the Company’s activities as described below. Foreseeable losses, if any, are recognized in the year or period in which the loss is determined.

The Company earns revenue in two primary ways: 1) the sales of software-as-a-service (SAAS) from its interactive production software platform or 2) development and maintenance of custom-built software or other professional services.

The Company recognizes SAAS revenues from its interactive production sales over the life of the contract as its performance obligations are satisfied. Payment terms vary by contract and can be periodic or one-time payments.

The Company recognizes revenues received from the development and maintenance of custom-built software and other professional services provided upon the satisfaction of its performance obligation in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services. Performance obligations can be satisfied either at a single point in time or over time. For those performance obligations that are satisfied at a single point in time, the revenue is recognized at that time. For each performance obligation satisfied over time, the Company recognizes revenue by measuring the progress toward complete satisfaction of that performance obligation.

For revenues received from the sales of advertising, the Company is deemed the agent in its revenue agreements. The Company does not own or obtain control of the digital advertising inventory. The Company recognizes revenues upon the achievement of agreed-upon performance criteria for the advertising inventory, such as a

VERSUS SYSTEMS INC. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2024 (Expressed in United States dollars) (Unaudited)

3.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

number of views, or clicks. As the Company is acting as an agent in the transaction, the Company recognizes revenue from sales of advertising on a net basis, which excludes amounts payable to partners under the Company’s revenue sharing agreements.

The Company’s contracts with customers may include promises to transfer multiple products and services. For these contracts, the Company accounts for individual performance obligations separately if they are capable of being distinct and distinct within the context of the contract. Determining whether products and services are considered distinct performance obligations may require significant judgment. Judgment is also required to determine the stand-alone selling price, for each distinct performance obligation.

Deferred revenue

Revenue recognition of sales is recorded on a monthly basis upon delivery or as the services are provided. Cash received in advance for services are recorded as deferred revenue based on the proportion of time remaining under the service arrangement as of the reporting date.

Foreign exchange

The functional currency is the currency of the primary economic environment in which the Company operates and has been determined for each entity within the Company. The functional currency for the Company and its subsidiaries is the United States dollar. The functional currency determinations were conducted through an analysis of the consideration factors identified in ASC 830, Foreign Currency Matters.

Foreign currency transactions in currencies other than the United States dollar are recorded at exchange rates prevailing on the dates of the transactions. Foreign currency transaction gains and losses are generally recognized in profit or loss and presented within gain (loss) on foreign exchange.

At the end of each reporting period, the monetary assets and liabilities of the Company and its subsidiaries that are denominated in foreign currencies are translated at the rate of exchange at the date of the condensed interim consolidated balance sheets. Non-monetary assets and liabilities that are denominated in foreign currencies are translated at historical rates. Revenues and expenses that are denominated in foreign currencies are translated at the exchange rates approximating those in effect on the date of the transactions. Foreign currency translation gains and losses are recognized in other comprehensive income and accumulated in equity on the condensed interim consolidated statements of stockholders’ equity.

Comprehensive income (loss)

Comprehensive income (loss) consists of net income (loss) and other comprehensive income (loss) and represents the change in shareholders’ equity (deficit) which results from transactions and events from sources other than the Company’s shareholders. Comprehensive loss differs from net loss for the periods ended June 30, 2024 and 2023, due to the effects of foreign translation gains and losses.

Recent accounting pronouncements not yet adopted

New accounting pronouncements

In August 2023, the FASB issued ASU 2023-05, Business Combinations — Joint Venture Formations (Subtopic 805-60): Recognition and Initial Measurement. This ASU addresses accounting for assets and liabilities contributed to a joint venture. It requires entities to recognize and measure these contributions at

VERSUS SYSTEMS INC. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2024 (Expressed in United States dollars) (Unaudited)

3.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

fair value as of the joint venture formation date. This ASU is applicable to all entities involved in forming joint ventures and is effective for joint ventures formed on or after January 1, 2025. The Company is currently evaluating how this ASU will impact its condensed interim consolidated financial statements and disclosures.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. This ASU enhances the disclosures related to segment reporting for public entities. It requires entities to disclose significant segment expenses for each reportable segment, providing greater transparency in segment performance. The ASU is effective for fiscal years beginning after December 15, 2023, and for interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is currently evaluating how this ASU will impact its condensed interim consolidated financial statements and disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU enhances the transparency and decision usefulness of income tax disclosures. It is designed to provide more detailed information about an entity’s income tax expenses, liabilities, and deferred tax items, potentially affecting how companies report and disclose their income tax-related information. The ASU is effective for public business entities for annual periods beginning after December 15, 2024, including interim periods within those fiscal years. The Company is currently evaluating how this ASU will impact its condensed interim consolidated financial statements and disclosures.

Recent adopted accounting pronouncements

In March 2023, the FASB issued ASU 2023-01, Leases (Topic 842): Common Control Arrangements. This ASU clarifies leasing transactions among entities under common control, emphasizing the use of written terms for lease existence and classification. It is effective for public business entities for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company adopted the amendments in this update during the current year and the adoption did not have a material impact on its condensed interim consolidated financial statements and disclosures.

In March 2023, the FASB issued ASU 2023-02, Investments — Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Tax Credit Structures Using the Proportional Amortization Method. This ASU expands the proportional amortization method to additional types of tax equity investments. It allows entities to apply this method to a broader range of investments that generate tax credits, providing greater flexibility in accounting for these investments. ASU 2023-02 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company adopted the amendments in this update during the current year and the adoption did not have a material impact on its condensed interim consolidated financial statements and disclosures.

In March 2023, the FASB issued ASU 2023-03, which amends various SEC paragraphs in the Accounting Standards Codification. This includes amendments to Presentation of Financial Statements (Topic 205), Income Statement — Reporting Comprehensive Income (Topic 220), Distinguishing Liabilities from Equity (Topic 480), Equity (Topic 505), and Compensation — Stock Compensation (Topic 718). The amendments are in response to SEC Staff Accounting Bulletin No. 120 and other SEC staff announcements and guidance. This ASU does not introduce new guidance and therefore does not have a specified transition or effective date. However, for smaller reporting companies, the ASU is effective for fiscal years beginning after December 15, 2023. The Company adopted the amendments in this update during the current year and the adoption did not have a material impact on its condensed interim consolidated financial statements and disclosures.

VERSUS SYSTEMS INC. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2024 (Expressed in United States dollars) (Unaudited)

3.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative. This ASU introduces changes to the disclosure requirements, aligning them more closely with the SEC’s initiatives for simplification and update. It specifically addresses various amendments in the FASB Accounting Standards Codification in response to the SEC’s drive for clearer and more streamlined disclosures. This ASU is effective for public business entities classified as smaller reporting companies for fiscal years beginning after December 15, 2023. The Company adopted the amendments in this update during the current year and the adoption did not have a material impact on its condensed interim consolidated financial statements and disclosures.

Management does not believe any other recently issued but not yet effective accounting pronouncement, if adopted, would have a material effect on the Company’s present or future consolidated financial statements.

4.      RECEIVABLES

As of June 30, 2024, accounts receivable consists of customer receivables of none and Goods and Services Tax (GST) receivable of $10,250 As of December 31, 2023, accounts receivable consists of customer receivables of $8,680 (net an allowance for credit losses of $2,700) and GST receivable of $9,542.

5.      RESTRICTED DEPOSIT

As at June 30, 2024, restricted deposits consisted of none (December 31, 2023 – $8,679) held in a guaranteed investment certificate as collateral for a corporate credit card.

6.      PROPERTY AND EQUIPMENT

	Computers	Right of Use Asset	Total
	($)	($)	($)
Cost
At December 31, 2022	246,719	749,202	995,921
Additions	—	—	—
Disposals	(222,468)	—	(222,468)
At December 31, 2023	24,251	749,202	773,453
Disposals	(247)		(247)
At June 30, 2024	24,004	749,202	773,206

Accumulated amortization
At December 31, 2022	152,746	749,202	901,948
Amortization for the period	23,754	—	23,754
Disposals	(154,184)	—	(154,184)
At December 31, 2023	22,316	749,202	771,518
Amortization for the period	892		892
Disposals	(82)		(82)
At June 30, 2024	23,126	749,902	772,328

Carrying amounts
At December 31, 2022	93,973	—	93,973
At December 31, 2023	1,935	—	1,935
At June 30, 2024	878	—	878

VERSUS SYSTEMS INC. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2024 (Expressed in United States dollars) (Unaudited)

7.      NON-CONTROLLING INTEREST IN VERSUS LLC

As of December 31, 2018, the Company held a 41.3% ownership interest in Versus LLC, a privately held limited liability company organized under the laws of the state of Nevada. The Company consolidates Versus LLC as a result of having full control over the voting shares. Versus LLC is a technology company that is developing a business-to-business software platform that allows video game publishers and developers to offer prize-based matches of their games to their players.

During 2019, the Company increased its ownership by 25.2% in a series of transactions through the issuance of common shares and warrants.

On March 1, 2022, the Company acquired an additional 15.1% interest in Versus LLC in exchange for 715 common shares of the Company. The common shares were determined to have a fair value of $186,294. As a result, the Company increased its ownership interest to 81.9% and recorded the excess purchase price over net identifiable assets of $4,562,631 against additional-paid-in-capital. The effect on non-controlling interest was a reduction of $4,376,337.

The following table presents summarized financial information before intragroup eliminations for the non-wholly owned subsidiary as of and for the six months ended June 30, 2024 and 2023.
	June 30, 2024	June 30, 2023
Non-controlling interest percentage	18.1%	18.1%
	($)	($)
Assets
Current	1,139,890	1,010,211
Non-current	878	2,046,995
	1,140,768	3,057,206

Liabilities
Current	10,955	140,523
Non-current	45,927,621	42,485,061
	45,938,576	42,625,584
Net liabilities	(44,797,808)	(39,568,378)
Non-controlling interest	(7,717,036)	(6,784,717)
Net loss	(3,001,425)	(2,218,719)
Net loss attributed to non-controlling interest	(329,489)	(401,588)

8.      INTANGIBLE ASSETS

Intangible assets were comprised of a business-to-business software platform that allows video game publishers and developers to offer prize-based matches of their games to their players. The Company continued to develop new apps, therefore additional costs were capitalized during the years ended December 31, 2023 and 2022. During the year ended December 31, 2023, the Company completed an impairment analysis of its intangible assets and concluded the assets were impaired. As a result, they recorded an impairment change in the amount of $3,968,332 during the year ended December 31,2023.

VERSUS SYSTEMS INC. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2024 (Expressed in United States dollars) (Unaudited)

8.      INTANGIBLE ASSETS (cont.)

	Software	Customer Relationships	Trade name	Developed Technology	Total
Cost
At December 31, 2022	14,715,529	3,170,966	420,833	1,209,861	19,517,189
Additions	19,413	—	—	—	19,413
Impairment	(1,656,691)	(1,745,854)	(420,833)	(144,954)	(3,968,332)
At December 31, 2023	13,078,251	1,425,112	—	1,064,907	15,568,270
Additions	—	—	—	—	—
At June 30, 2024	—	—	—	—	—
Accumulated amortization
At December 31, 2022	11,311,681	1,037,144	—	775,000	13,123,825
Amortization	1,766,570	387,968	—	289,907	2,444,445
At December 31, 2023	13,078,251	1,425,112	—	1,064,907	15,568,270
Amortization	—	—	—	—	—
At June 30, 2024	13,078,251	1,425,112	—	1,064,907	15,568,270
Carrying amounts
At December 31, 2022	3,403,848	2,133,822	420,833	434,861	6,393,364
At December 31, 2023	—	—	—	—	—
At June 30, 2024	—	—	—	—	—

9.      ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The Company’s accounts payable and accrued liabilities are comprised of the following:
	June 30, 2024	December 31, 2023
	($)	($)
Accounts payable	12,655	82,579
Due to related parties (Note 10 and Note12)	—	177,500
Accrued liabilities	10,951	26,348
	23,606	286,427

10.    NOTES PAYABLE — RELATED PARTY

During the year ended December 31, 2023, the Company repaid $2,519,835 of principal on its outstanding note payable — related party balances. As at December 31, 2023, the Company had recorded $0 in accrued interest.

During the three and six months ended June 30, 2023 the Company recorded finance expense of $0 (December 31, 2023 – $60,770), related to bringing the notes to their present value.
Amount
($)
Balance, December 31, 2022	2,604,713
Foreign currency adjustment	(35,380)
Repayments	(2,519,835)
Cancellation of remaining debt	(49,498)
Balance, December 31, 2023	—

VERSUS SYSTEMS INC. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2024 (Expressed in United States dollars) (Unaudited)

11.    SHARE CAPITAL

a)      Authorized share capital

The Company is authorized to issue an unlimited number of Class A Shares and an unlimited number of common shares. The Class A Shares and common shares do not have any special rights or restrictions attached, respectively. The Class A shares were converted to common shares on December 22, 2023, and as of December 31, 2023, there were no Class A Shares issued and outstanding and only common shares outstanding.

b)      Issued share capital

During the year ended December 31, 2023, the Company:

i)       Issued 156,250 shares at a price of $14.40 per share for total proceeds of $2,250,000 in a registered direct offering. In connection with the offering, the Company incurred $226,544 in issuance costs as part of the transaction.

ii)      Issued 283,875 common shares pursuant to exercise of 283,875 warrants at a price of $17.37 per share for total proceeds of $4,561,200.

iii)    Issued 815,217 shares at a price of $3.68 per share for total proceeds of $3,000,000 in a registered direct offering. In connection with the offering, the Company incurred $453,345 in issuance costs as part of the transaction.

iv)     Issued 989,903 shares at a price of $2.59 per share for total proceeds of $2,562,660 in a private placement.

v)      Issued 21 shares upon the conversion of Class A shares.

During the six months ended June 30, 2024, the Company:

i)       Did not enter into any capital transactions.

c)      Stock options

The Company may grant incentive stock options to its officers, directors, employees, and consultants. The Company has implemented a rolling Stock Option Plan (the “Plan”) whereby the Company can issue up to 10% of the issued and outstanding common shares of the Company. Options have a maximum term of ten years and vesting is determined by the Board of Directors.

A continuity schedule of outstanding stock options is as follows:
	Number Outstanding	Weighted Average Exercise Price
		($)
Balance – December 31, 2022	14,238	594.08
Granted	25,000	14.40
Exercised	—	—
Forfeited	(10,247)	392.60
Balance – December 31, 2023	28,990	165.38
Granted	—	—
Exercised	—	—
Forfeited	(13,860)	186.49
Balance – June 30, 2024	15,130	146.03

VERSUS SYSTEMS INC. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2024 (Expressed in United States dollars) (Unaudited)

11.    SHARE CAPITAL (cont.)

During the three months ended June 30, 2024 and 2023 the Company recorded share-based compensation of none and $90,896, respectively, relating to options vested during the period. During the six months ended June 30, 2024 and 2023 the Company recorded share-based compensation of $160,865 and $(1,156,217), respectively, relating to options vested during the period.

The Company used the following assumptions in calculating the fair value of stock options for the period ended:
	June 30, 2024	June 30, 2023
Risk-free interest rate	3.93%	3.93%
Expected life of options	3.38 years	5.0 years
Expected dividend yield	Nil	Nil
Volatility	132.65%	132.65%

At June 30, 2024, the Company had incentive stock options outstanding as follows:
Expiry Date	Options Outstanding	Exercise Price	Weighted Average Remaining Life
		($)	(years)
September 27, 2024	572	1,087.20	0.24
July 24, 2025	287	715.20	1.07
July 31, 2025	276	715.20	1.08
June 1, 2026	59	1,689.60	1.92
August 19, 2026	761	1,008.00	2.14
August 17, 2027	1,504	96.00	3.13
September 20, 2027	140	55.20	3.22
February 13, 2028	11,531	14.40	3.62
	15,130	146.03	3.27

d)      Share purchase warrants

A continuity schedule of outstanding share purchase warrants is as follows:
	Number Outstanding	Weighted Average Exercise Price
		($)
Balance – December 31, 2022	329,908	91.84
Exercised	(283,875)	16.19
Expired	—	—
Issued	850,612	3.83
Balance – December 31, 2023	896,645	32.36
Exercised	—	—
Expired	—	—
Issued	—	—
Balance – June 30, 2024	896,645	32.36

During the year ended December 31, 2023, the Company:

VERSUS SYSTEMS INC. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2024 (Expressed in United States dollars) (Unaudited)

11.    SHARE CAPITAL (cont.)

i)       Issued 10,938 placement agent warrants in conjunction with a registered direct offering on February 2, 2023, with an exercise price of $14.40 per share.

ii)      Issued 815,217 warrants in conjunction with a public offering on October 17, 2023, with an exercise price of $3.68 per share.

iii)    Issued 24,457 placement agent warrants in conjunction with a public offering on October 17, 2023, with an exercise price of $4.05 per share.

The Company used the following assumptions in calculating the fair value of the warrants for the period ended:
	June 30, 2024	December 31, 2023
Risk-free interest rate	4.13% – 4.49%	4.13% – 4.49%
Expected life of warrants	1.81 – 4.55 years	2.06 – 4.80 years
Expected dividend yield	Nil	Nil
Volatility	132.78%	132.78%
Weighted average fair value per warrant	$4.44	$4.69

At June 30, 2024, the Company had share purchase warrants outstanding as follows:
Expiration Date	Warrants Outstanding	Exercise Price	Weighted Average Remaining Life
		($)	(years)
January 20, 2026	7,030	1,800.00	1.56
February 28, 2027	20,689	460.80	2.67
December 6, 2027	13,781	20.00	3.43
December 9, 2027	9,876	17.60	3.44
January 18, 2028	25,906	124.80	3.55
February 2, 2028	10,938	14.40	3.60
October 17, 2028	783,968	3.68	4.30
October 17, 2028	24,457	4.05	4.30
	896,645	32.36	4.19

12.    RELATED PARTY TRANSACTIONS

The following summarizes the Company’s related party transactions, not disclosed elsewhere in these condensed interim consolidated financial statements, during the six months ended June 30, 2024 and 2023. Key management personnel includes the Chief Executive Officer (CEO), Chief Financial Officer (CFO) and certain directors and officers and companies controlled or significantly influenced by them.

VERSUS SYSTEMS INC. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2024 (Expressed in United States dollars) (Unaudited)

12.    RELATED PARTY TRANSACTIONS (cont.)

Key Management Personnel
	2024	2023
	($)	($)
Short-term employee benefits paid or accrued to the CEO of the Company, including share-based compensation vested for incentive stock options and performance warrants.	272,177	177,178
Short-term employee benefits paid or accrued to the CFO of the Company, including share-based compensation vested for incentive stock options and performance warrants.	275,032	183,898
Short-term employee benefits paid or accrued to a member of the advisory board of the Company, including share-based compensation vested for incentive stock options and performance warrants.	—	54,518
Short-term employee benefits paid or accrued to the Chief Technology Officer of the Company, including share-based compensation vested for incentive stock options and performance warrants.	213,028	156,193
Short-term employee benefits paid or accrued to a Director of the Company, including share-based compensation vested for incentive stock options and performance warrants.	92,487	138,473
Short-term employee benefits paid or accrued to the Chief People Officer of the Company, including share-based compensation vested for incentive stock options and performance warrants.	—	108,973
Short-term employee benefits paid or accrued to other directors and officers of the Company, including share-based compensation vested for incentive stock options and performance warrants.	28,748	48,777
Total	881,472	868,010

Other Related Party Payments

Office sharing and occupancy costs of $0 (December 31, 2023 – $64,741) were paid or accrued to a corporation that shares management in common with the Company.

Amounts Outstanding

a)      At June 30, 2024, a total of $0 (December 31, 2023 – $177,500) was included in accounts payable and accrued liabilities owing to officers, directors, or companies controlled by them. These amounts are unsecured and non-interest bearing (Note 9).

13.    CONCENTRATION OF RISK

Credit risk

Credit risk is the risk of financial loss to the Company if a counterparty to a financial instrument fails to meet its payment obligations. The Company has no material counterparties to its financial instruments with the exception of the financial institutions which hold its cash. The Company manages its credit risk by ensuring that its cash is placed with a major financial institution with strong investment grade ratings by a primary ratings agency. The Company’s receivables consist of goods and services due from customers and tax due from the Canadian government.

VERSUS SYSTEMS INC. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2024 (Expressed in United States dollars) (Unaudited)

13.    CONCENTRATION OF RISK (cont.)

Financial instrument risk exposure

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board approves and monitors the risk management processes.

Liquidity risk

The Company’s cash is invested in business accounts which are available on demand. The Company has not raised additional capital during the three and six months ended June 30, 2024.

Interest rate risk

The Company’s bank account earns interest income at variable rates. The fair value of its portfolio is relatively unaffected by changes in short-term interest rates. A 1% change in interest rates would have no significant impact on profit or loss for the six months ended June 30, 2024.

Foreign exchange risk

Foreign currency exchange rate risk is the risk that the fair value of financial instruments or future cash flows will fluctuate because of changes in foreign exchange rates. The Company operates in Canada and the United States.

The Company was exposed to the following foreign currency risk as at June 30, 2024 and December 31, 2023:
	June 30, 2024	December 31, 2023
	($)	($)
Cash	262,691	1,630,841
Accounts payable and accrued liabilities	(12,652)	(105,941)
	250,039	1,524,900

As at June 30, 2024, with other variables unchanged, a +/- 10% change in the United States dollar to Canadian dollar exchange rate would impact the Company’s net loss by $25,000 (December 31, 2023 – $152,500).

14.    MANAGEMENT OF CAPITAL

The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company. Capital consists of items within equity (deficit). The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain future development of the business. The Company is not subject to any externally imposed capital requirements.

The Company remains dependent on external financing to fund its activities. In order to sustain its operations, the Company will spend its existing cash on hand and raise additional amounts as needed until the business generates sufficient revenues to be self-sustaining. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

In order to maximize ongoing corporate development efforts, the Company does not pay out dividends. The Company’s investment policy is to keep its cash treasury invested in certificates of deposit with major financial institutions.

There have been no changes to the Company’s approach to capital management during the six months ended June 30, 2024.

VERSUS SYSTEMS INC. NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2024 (Expressed in United States dollars) (Unaudited)

15.    GEOGRAPHICAL SEGMENTED INFORMATION

The Company is engaged in three business activities, the live events business, which includes partnering with multiple professional sports franchises to drive in-stadium audience engagement; a software licensing business creating a recurring revenue stream; and a business-to-business software platform that allows video game publishers and developers to offer prize-based matches of their games to their players.

Details of identifiable assets by geographic segments are as follows:
	Restricted deposits	Deposits	Property and equipment	Intangible assets
June 30, 2024
Canada	$—	$—	$—	$—
USA	—	—	878	—

	$—	$—	$878	$—

June 30, 2023
Canada	$8,672	$—	$—	$—
USA	—	100,000	18,504	5,700,984

	$8,672	$100,000	$18,504	$5,700,984

16.    SUBSEQUENT EVENTS

The Company has evaluated subsequent events after the balance sheet date of June 30, 2024 through August 14, 2024, the date the consolidated financial statements were issued. Based upon its evaluation, management has determined that no subsequent events have occurred that would require recognition in the accompanying condensed interim consolidated financial statements or disclosure in the notes thereto.

CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in United States dollars)

AS OF AND FOR THE YEARS ENDED

DECEMBER 31, 2023 AND 2022

Report of Independent Registered Public Accounting Firm

To the Versus Systems Inc. Board of Directors and Shareholders:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Versus Systems Inc. and its subsidiaries (collectively, the Company) as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity (deficit), and cashflows for the years then ended and the related notes to the consolidated financial statements (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of Versus Systems Inc. as of December 31, 2023 and 2022, and the results of their operations and their cash flows for the years ended December 31, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations. In addition, the Company has not achieved positive cash flows from operations and is not able to finance day to day activities through operations. These events raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to Versus Systems Inc. in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Versus Systems Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the Audit Committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Ramirez Jimenez International CPAs

We have served as Versus Systems Inc. and its subsidiaries auditors since 2021.

Irvine, California
April 1, 2024
PCAOB ID 820

Versus Systems Inc.
Consolidated Balance Sheets
(Expressed in US Dollars)

	December 31, 2023	December 31, 2022
	($)	($)
ASSETS
Current assets
Cash	4,689,007	1,178,847
Receivables, net of allowance for credit losses (Note 5)	18,222	60,749
Prepaid expenses and other current assets	160,474	223,226
Total current assets	4,867,703	1,462,822

Restricted deposit (Note 6)	8,679	8,489
Deposits	—	100,000
Property and equipment, net (Note 7)	1,935	93,973
Intangible assets (Note 10)	—	6,393,364
Total Assets	4,878,317	8,058,648

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued liabilities (Note 11, Note 12 and Note 14)	286,427	522,012
Deferred revenue	35,049	69,275
Notes payable – Related Party (Note 12)	—	2,604,713
Lease liability (Note 19)	—	128,560
Total current liabilities	321,476	3,324,560

Non-current liabilities
Total liabilities	321,476	3,324,560

Equity (Deficit)
Share capital (Note 13)
Class A shares, no par value. Unlimited authorized shares; 0 and 21 issued or outstanding, respectively	—	28,247
Common stock and additional paid in capital, no par value. Unlimited authorized shares; 2,506,015 and 260,761 shares issued and outstanding, respectively	147,130,123	136,860,283
Accumulated other comprehensive income	248,287	154,970
Deficit	(135,434,022)	(125,907,025)
	11,944,388	11,136,475
Non-controlling interest (Note 8)	(7,387,547)	(6,402,387)
	4,556,841	4,734,088
Total Liabilities and Equity	4,878,317	8,058,648

The accompanying notes are an integral part of these consolidated financial statements.

Versus Systems Inc.
Consolidated Statements of Operations and Comprehensive Loss
(Expressed in US Dollars)

	Year Ended December 31, 2023	Year Ended December 31, 2022
	($)	($)
REVENUES
Revenues	271,169	1,108,840
Cost of revenues	103,067	617,049
Gross margin	168,102	491,791

EXPENSES
Research and development	1,107,235	2,406,006
Selling, general and administrative	5,944,909	11,838,128
Impairment of goodwill and other intangibles	3,968,332	8,919,002
Total operating expenses	11,020,476	23,163,136

Operating loss	(10,852,374)	(22,671,345)
Change in fair value of warrant liability	—	(361,055)
Employee retention credit	(354,105)	—
Other income/(expense), net	13,888	162,902
Loss before provision for income taxes	(10,512,157)	(22,473,192)
Provision for income taxes	—	—
Net loss	(10,512,157)	(22,473,192)

Other total comprehensive income (loss):
Change in foreign currency translation, net of tax	93,317	154,970
Total other comprehensive income	93,317	154,970
Total comprehensive loss	(10,418,840)	(22,318,222)

Less: comprehensive income attributable to non-controlling interest	985,160	2,146,185
Comprehensive loss attributable to shareholders	(9,433,680)	(20,172,037)

Basic and diluted earnings per share to shareholders	(10.44)	(192.89)
Shares used in computation	912,717	103,773

The accompanying notes are an integral part of these consolidated financial statements.

Versus Systems Inc.
Consolidated Statements of Changes in Stockholder’s Equity (Deficit)
(Expressed in US Dollars)

	Number of Common Shares	Number of Class “A” Shares	Common Shares	Commitment to issue shares	Class “A” Shares	Additional Paid in Capital	Currency translation adjustment	Deficit	Equity	Non- controlling Interest	Total Equity (Deficit)
			($)	($)	($)	($)	($)	($)	($)	($)	($)
Balance at December 31, 2021	64,810	21	110,226,715	2,703,326	28,247	10,661,294	—	(101,017,387)	22,602,195	(8,632,539)	13,969,656
Shares issued in connection with public offering	169,206	—	12,132,360	—	—	—	—	—	12,132,360	—	12,132,360
Shares issued in connection with private placement	25,768	—	1,119,373	—	—	—	—	—	1,119,373	—	1,119,373
Shares issued in connection with acquisition	262	—	425,445	(2,703,326)	—	2,277,881	—	—	—	—	—
Holdco shares exchanged for common shares	715		186,294					(4,562,631)	(4,376,337)	4,376,337	—
Share issuance costs	—	—	(1,736,662)	—	—	—	—	—	(1,736,662)	—	(1,736,662)
Stock-based compensation	—	—	—	—	—	1,567,583	—	—	1,567,583	—	1,567,583
Cumulative translation adjustment	—	—	—	—	—	—	154,970	—	154,970	—	154,970
Loss and comprehensive loss	—	—	—	—	—	—	—	(20,327,007)	(20,327,007)	(2,146,185)	(22,473,192)
Balance at December 31, 2022	260,761	21	122,353,525	—	28,247	14,506,758	154,970	(125,907,025)	11,136,475	(6,402,387)	4,734,088

Exercise of warrants	283,875	—	4,561,200	—	—	—	—	—	4,561,200	—	4,561,200
Shares issued in connection with private placement	989,903		2,562,660						2,562,660	—	2,562,660
Shares issued in public offering	971,455	—	5,250,003	—	—	—	—	—	5,250,003	—	5,250,003
Class A shares converted	21	(21)	28,247		(28,247)				—	—	—
Share issuance costs	—	—	(679,890)	—	—	—	—	—	(679,890)	—	(679,890)
Stock-based compensation	—	—	—	—	—	(1,452,380)	—	—	(1,452,380)	—	(1,452,380)
Cumulative translation adjustment	—	—	—	—	—	—	93,317	—	93,317	—	93,317
Loss and comprehensive loss	—	—	—	—	—	—	—	(9,526,997)	(9,526,997)	(985,160)	(10,512,157)
Balance at December 31, 2023	2,506,015	—	134,075,745	—	—	13,054,378	248,287	(135,434,022)	11,944,388	(7,387,547)	4,556,841

The accompanying notes are an integral part of these consolidated financial statements.

Versus Systems Inc.
Consolidated Statements of Cash Flows
(Expressed in US Dollars)

	Year Ended December 31, 2023	Year Ended December 31, 2022
	($)	($)
Cash flows from operating activities

OPERATING ACTIVITIES
Net Loss	(10,512,157)	(22,473,192)
Adjustments to reconcile net loss to net cash:
Amortization (Note 7)	23,754	93,543
Amortization of intangible assets (Note 10)	2,444,445	2,937,423
Impairment of goodwill and other intangibles	3,968,332	8,919,002
Finance expense	—	60,770
Loss on sale of equipment	63,385	—
Gain from debt settlement	(49,498)	—
Effect of foreign exchange	61,235	70,157
Change in fair value of warrant liability	—	(361,055)
Share-based compensation	(1,452,380)	1,567,583
Receivables	42,527	62,868
Prepaid expenses and other current assets	62,752	154,700
Deposits	100,000	—
Deferred revenue	(34,226)	(124,231)
Accounts payable and accrued liabilities	(239,073)	(61,112)
Cash flows from operating activities	(5,520,904)	(9,153,544)

FINANCING ACTIVITIES
Repayment of notes payable – related party	(2,519,835)	(63,819)
Proceeds from warrant exercises	4,561,200	—
Proceeds from share issuances	7,812,663	13,251,733
Payments for lease liabilities	(128,560)	(260,185)
Payments of share issuance costs	(679,890)	(1,736,662)
Cash flows from financing activities	9,045,578	11,191,067

INVESTING ACTIVITIES
Purchase of equipment	—	(40,211)
Proceeds from sale of equipment	4,899	—
Development of intangible assets	(19,413)	(2,496,621)
Cash flows from investing activities	(14,514)	(2,536,832)

Change in cash during the period	3,510,160	(499,309)
Cash – Beginning of period	1,178,847	1,678,156
Cash – End of period	4,689,007	1,178,847

Supplemental Cash Flow Information (Note 18)

The accompanying notes are an integral part of these consolidated financial statements.

VERSUS SYSTEMS INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022 (Expressed in United States dollars)

1.      NATURE OF OPERATIONS

Versus Systems Inc. (the Company) was continued under the Business Corporations Act (British Columbia) effective January 2, 2007. The Company’s head office and registered and records office is 1558 West Hastings Street, Vancouver, BC, V6C 3J4, Canada. The Company’s common stock is traded on the NASDAQ under the symbol “VS”. The Company’s Unit A warrants are traded on NASDAQ under “VSSYW”. On November 9, 2022, the Company completed a one-for-15 reverse stock split of the Company’s common shares. On December 28, 2023, the Company completed a one-for-16 reverse stock split of the Company’s common shares. All share and per share data are presented to reflect the reverse share splits on a retroactive basis.

The Company is engaged in the technology sector and has developed a proprietary prizing and promotions tool allowing game developers and creators of streaming media, live events, broadcast TV, games, apps, and other content to offer real world prizes inside their content. The ability to win prizes drives increased levels of consumer engagement creating an attractive platform for advertisers.

In June 2021, the Company completed its acquisition of multimedia, production, and interactive gaming company Xcite Interactive, a provider of online audience engagement through its owned and operated XEO technology platform. The Company partners with professional sports franchises across Major League Baseball (MLB), National Hockey League (NHL), National Basketball Association (NBA) and the National Football League (NFL) to drive audience engagement.

The Company is in the process of considering a number of strategic alternatives for the Company focused on maximizing shareholder value, including, but not limited to, an acquisition, merger, reverse merger, sale of assets, strategic partnership, capital raise or other transaction. The Company is hopeful that the change in governing jurisdiction from British Columbia to Delaware will more appropriately reflect its shift in strategy and will (i) improve our access to capital markets, increase funding and strategic flexibility and reduce the cost of capital, (ii) improve the Company’s ability to execute an acquisitive growth strategy using its capital stock as consideration, and (iii) better focus management efforts on each U.S. and international operation and better attract and retain key employees.

These consolidated financial statements have been prepared on the assumption that the Company will continue as a going concern, meaning it will continue in operation for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations. Different bases of measurement may be appropriate if the Company is not expected to continue operations for the foreseeable future. As of December 31, 2023, the Company has not achieved positive cash flow from operations and is not able to finance day to day activities through operations and as such, there is substantial doubt as to the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to attain profitable operations and generate funds therefrom and/or raise equity capital or borrowings sufficient to meet current and future obligations. These consolidated financial statements do not include any adjustments as to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These adjustments could be material.

2.      BASIS OF PRESENTATION

Basis of presentation

These consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP).

Functional and presentation currency

These consolidated financial statements are presented in United States dollars, unless otherwise noted, which is the functional currency of the Company and its subsidiaries.

VERSUS SYSTEMS INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022 (Expressed in United States dollars)

2.      BASIS OF PRESENTATION (cont.)

Principles of consolidation

These consolidated financial statements include the accounts of Versus Systems Inc. and its subsidiaries, from the date control was acquired. Control exists when the Company possesses power over an investee, has exposure to variable returns from the investee and has the ability to use its power over the investee to affect its returns. All inter-company balances and transactions, and any unrealized income and expenses arising from inter-company transactions, are eliminated on consolidation. For partially owned subsidiaries, the interest attributable to non-controlling shareholders is reflected in non-controlling interest. Adjustments to non-controlling interest are accounted for as transactions with owners and adjustments that do not involve the loss of control are based on a proportionate amount of the net assets of the subsidiary.

Name of Subsidiary	Place of Incorporation	Proportion of Ownership Interest	Principal Activity
Versus Systems (Holdco) Inc.	United States of America	81.9%	Holding Company
Versus Systems UK, Ltd.	United Kingdom	81.9%	Sales Company
Versus LLC	United States of America	81.9%	Technology Company
Xcite Interactive, Inc.	United States of America	100.0%	Technology Company

Reclassifications

Certain amounts in the 2022 consolidated financial statements have been reclassified to conform to the current period presentation. These reclassifications have no impact on previously reported net loss or total equity.

Use of estimates

The preparation of these consolidated financial statements requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements. Estimates and assumptions are continually evaluated and are based on historical experience and management’s assessment of current events and other facts and circumstances that are considered to be relevant. Actual results could differ from these estimates.

Significant assumptions about the future and other sources of estimation uncertainty that management has made at the end of the reporting year, that could result in a material adjustment to the carrying amounts of assets and liabilities in the event that actual results differ from assumptions made, relate to, but are not limited to, the following:

i)       Deferred income taxes

Deferred tax assets, including those arising from un-utilized tax losses, require management to assess the likelihood that the Company will generate sufficient taxable earnings in future periods in order to utilize recognized deferred tax assets. Assumptions about the generation of future taxable profits depend on management’s estimates of future cash flows. In addition, future changes in tax laws could limit the ability of the Company to obtain tax deductions in future periods. To the extent that future cash flows and taxable income differ significantly from estimates, the ability of the Company to realize the net deferred tax assets recorded at the reporting date could be impacted.

ii)      Economic recoverability and probability of future economic benefits of intangible assets

Management has determined that intangible asset costs which were capitalized may have future economic benefits and may be economically recoverable. Management uses several criteria in its assessments of economic recoverability and probability of future economic benefits including anticipated cash flows and estimated economic life.

VERSUS SYSTEMS INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022 (Expressed in United States dollars)

2.      BASIS OF PRESENTATION (cont.)

iii)    Valuation of share-based compensation

The Company uses the Black-Scholes Option Pricing Model for valuation of share-based compensation. Option pricing models require the input of subjective assumptions including expected price volatility, interest rate, and forfeiture rate. Input assumptions changes can materially affect the fair value estimate and the Company’s earnings (losses).

iv)     Depreciation and Amortization

The Company’s intangible assets and equipment are depreciated and amortized on a straight-line basis, taking into account the estimated useful lives of the assets and residual values. Changes to these estimates may affect the carrying value of these assets, net loss, and comprehensive income (loss) in future periods.

v)      Determination of functional currency

The functional currency of the Company and its subsidiaries is the currency of the primary economic environment in which each entity operates. Determination of the functional currency may involve certain judgments to determine the primary economic environment. The functional currency may change if there is a change in events and conditions which determines the primary economic environment.

vi)     Revenue Recognition

The Company’s contracts with customers may include promises to transfer multiple products and services. For these contracts, the Company accounts for individual performance obligations separately if they are capable of being distinct and distinct within the context of the contract. Determining whether products and services are considered distinct performance obligations may require significant judgment. Judgment is also required to determine the stand-alone selling price, for each distinct performance obligation.

3.      SIGNIFICANT ACCOUNTING POLICIES

Basic and diluted loss per share

Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common shareholders by the weighted average number of shares outstanding during the reporting periods. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share, except that the weighted average shares outstanding are increased to include additional shares for the assumed exercise of stock options and warrants, if dilutive. The number of additional shares is calculated by assuming that outstanding stock options and warrants were exercised and that the proceeds from such exercises were used to acquire common stock at the average market price during the reporting periods. Potentially dilutive options and warrants excluded from diluted loss per share as of December 31, 2023 totaled 925,635 (December 31, 2022 — 442,573).

Property and equipment

Property and equipment is recorded at cost less accumulated amortization and any impairments. Amortization is calculated based on the estimated residual value and estimated economic life of the specific assets using the straight-line method over the period indicated below:
Asset	Rate
Computers	Straight line, 3 years
Right of use assets	Shorter of useful life or lease term

VERSUS SYSTEMS INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022 (Expressed in United States dollars)

3.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

Financial instruments

Classification

The Company classifies its financial instruments into the following categories:    at fair value through profit and loss (FVTPL), at fair value through other comprehensive income (loss) (FVTOCI), or at amortized cost. The classification of financial assets and liabilities is determined at initial recognition. For equity instruments, the Company generally classifies them at FVTPL. However, certain equity investments that are not held for trading may be measured at cost minus impairment if they do not have readily determinable fair values. Debt instruments are classified based on the Company’s business model for managing the financial assets and their contractual cash flow characteristics. Financial liabilities are measured at amortized cost, unless they are required to be measured at FVTPL, such as instruments held for trading or derivatives, or if the Company opts to measure them at FVTPL.

Measurement

The Company applies Accounting Standards Codification (ASC) 820, Fair Value Measurements and Disclosures (ASC 820). ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC 820 requires disclosures to be provided for fair value measurements. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

—     Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

—     Level 2 — Includes other inputs that are directly or indirectly observable in the marketplace.

—     Level 3 — Unobservable inputs which are supported by little or no market activity.

ASC 820 recommends three main approaches for measuring the fair value of assets and liabilities:    the market approach, the income approach, and the cost approach. The Company uses the appropriate approach based on the nature of the asset or liability being measured. Financial instruments include Cash, Receivables, Restricted deposit, Deposits, Accounts payable, accruals, Warrant liabilities and Notes payable -related party. The carrying values of the financial instruments included in current assets and liabilities approximate their fair values due to their short-term maturities. The carrying amount of long-term borrowings approximates its fair value due to the fact that the related interest rates approximate market rates for similar debt instruments of comparable maturities. It is not practical to estimate the fair value of the Note payable — related party due to its related party nature.

For fair value measurements categorized within Level 3 of the fair value hierarchy, the Company uses its valuation processes to decide its valuation policies and procedures and analyze changes in fair value measurements from period to period. For assets and liabilities that are recognized in the financial statements at fair value on a recurring basis, the Company determines whether transfers have occurred between levels in the hierarchy by re-assessing categorization (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting.

Financial assets and liabilities at amortized cost

Financial assets and liabilities at amortized cost are initially recognized at fair value plus or minus transaction costs, respectively, and subsequently carried at amortized cost less any impairment.

VERSUS SYSTEMS INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022 (Expressed in United States dollars)

3.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

Financial assets and liabilities at FVTPL

Financial assets and liabilities carried at FVTPL are initially recorded at fair value and transaction costs are expensed in profit or loss. Realized and unrealized gains and losses arising from changes in the fair value of the financial assets and liabilities held at FVTPL are included in profit or loss in the period in which they arise.

Impairment of financial assets at amortized cost

The Company applies the Current Expected Credit Loss (CECL) model under ASC 326 for impairment of financial assets. This model requires the recognition of an allowance for credit losses based on expected losses over the life of the asset. If the credit risk of a financial asset decreases in a subsequent period, any previously recognized impairment loss is reversed through profit or loss, limited to the extent that the carrying amount does not exceed what the amortized cost would have been had the impairment not been recognized.

Intangible assets excluding goodwill

Derecognition of financial assets

The Company derecognizes financial assets only when the contractual rights to cash flows from the financial assets expire, or when it transfers the financial assets and substantially all of the associated risks and rewards of ownership to another entity. Gains and losses on derecognition are generally recognized in profit or loss.

As at December 31, 2023, the Company does not have any derivative financial assets and liabilities.

Intangible assets acquired separately are carried at cost at the time of initial recognition. Intangible assets acquired in a business combination and recognized separately from goodwill are initially recognized at their fair value at the acquisition date. Expenditure on research activities is recognized as an expense in the period in which it is incurred.

Intangibles with a finite useful life are amortized and those with an indefinite useful life are not amortized. The useful life is the best estimate of the period over which the asset is expected to contribute directly or indirectly to the future cash flows of the Company. The useful life is based on the duration of the expected use of the asset by the Company and the legal, regulatory or contractual provisions that constrain the useful life and future cash flows of the asset, including regulatory acceptance and approval, obsolescence, demand, competition and other economic factors. If an income approach is used to measure the fair value of an intangible asset, the Company considers the period of expected cash flows used to measure the fair value of the intangible asset, adjusted as appropriate for Company-specific factors discussed above, to determine the useful life for amortization purposes. If no regulatory, contractual, competitive, economic or other factors limit the useful life of the intangible to the Company, the useful life is considered indefinite.

Intangibles with a finite useful life are amortized on the straight-line method unless the pattern in which the economic benefits of the intangible asset are consumed or used up are reliably determinable. The Company evaluates the remaining useful life of intangible assets each reporting period to determine whether any revision to the remaining useful life is required. If the remaining useful life is changed, the remaining carrying amount of the intangible asset will be amortized prospectively over the revised remaining useful life. The Company’s intangible assets are amortized on a straight-line basis over 3 years. In the year development costs are incurred, amortization is based on a half year.

VERSUS SYSTEMS INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022 (Expressed in United States dollars)

3.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

Goodwill

The Company allocates goodwill arising from business combinations to reporting units that are expected to receive the benefits from the synergies of the business combination. The carrying amount reporting units to which goodwill has been allocated is tested annually for impairment or when there is an indication that the goodwill may be impaired. Any impairment is recognized as an expense immediately.

Deferred financing costs

Deferred financing costs consist primarily of direct incremental costs related to the Company’s public offering of its common stock. Upon completion of the Company’s financings any deferred costs were offset against the proceeds.

Impairment of intangible assets excluding goodwill

There are special requirements for the development of software to be sold. The costs incurred to establish the technological feasibility of the software that will be sold are expensed as research and development when incurred. Once technological feasibility has been achieved, the Company capitalizes the remaining costs incurred to develop the software for sale. Costs are capitalized until the product is ready to be sold or marketed to customers, at which time, amortization of the capitalized costs begins.

At the end of each reporting period, the Company reviews the carrying amounts of its intangible assets to determine whether there is any indication that those assets have suffered impairment losses. If any such indication exists, fair value of the reporting unit or an asset group to which the asset belongs is estimated in order to determine the extent of the impairment losses (if any).

If the fair value of an asset (or an asset group/reporting unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or an asset group/reporting unit ) is reduced to fair value.

Income taxes

The Company accounts for income taxes utilizing the assets and liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, and net operating loss and tax credit carry forwards, using enacted tax rates and laws that are expected to be in effect when the differences reverse.

A valuation allowance is recorded against deferred tax assets in these cases then management does not believe that the realization is more likely than not. While management believes that its judgements and estimates regarding deferred tax assets and liabilities are appropriate, significant differences in actual results may materially affect the Company’s future financial results.

The Company recognizes any uncertain income tax positions at the largest amount that is more-likely-than-not to be sustained upon audit by relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense. As of December 31, 2023 and 2022, the Company did not record any accruals for interest and penalties. The Company does not foresee material changes to its uncertain tax positions within its next twelve months. The Company’s tax years are subject to examination for 2020 and forward for U.S. Federal tax purposes and for 2019 and forward for state tax purposes.

VERSUS SYSTEMS INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022 (Expressed in United States dollars)

3.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

Leases

The Company early adopted ASC 842, Leases, as of January 1, 2019 using the modified retrospective application.

The Company assesses at contract inception whether a contract is or contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The lease term corresponds to the non-cancellable period of each contract.

All leases are accounted for as operating leases wherein rental payments are expensed on a straight-line basis over the periods of their respective leases. Operating leases (with an initial term of more than 12 months) are included in operating lease right-of-use (ROU) assets, operating lease liabilities (current), and operating lease liabilities (non-current) in the consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company utilizes a market-based approach to estimate the incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The operating lease ROU asset also includes any lease prepayments, reduced by lease incentives and accrued rent. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.

Loss contingencies

A loss contingency is recognized if, as a result of a past event, the Company has a present legal or constructive obligation that can be estimated reliably and it is probable that an outflow of economic benefits will be required to settle the obligation. Loss contingencies are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability.

Non-controlling interest

Non-controlling interest in the Company’s less than wholly owned subsidiaries are classified as a separate component of equity. On initial recognition, non-controlling interest is measured at the fair value of the non-controlling entity’s contribution into the related subsidiary. Subsequent to the original transaction date, adjustments are made to the carrying amount of non-controlling interest for the non-controlling interest’s share of changes to the subsidiary’s equity.

Changes in the Company’s ownership interest in a subsidiary that do not result in a loss of control are recorded as equity transactions. The carrying amount of non-controlling interest is adjusted to reflect the change in the non-controlling interest’s relative interest in the subsidiary, and the difference between the adjustment to the carrying amount of non-controlling interests and the Company’s share of proceeds received and/or consideration paid is recognized directly in equity and attributed to owners of the Company.

Valuation of Equity Units Issued in Private Placements

In accordance with U.S. GAAP, particularly ASC 505-10 and ASC 815, the Company has adopted the fair value method for the valuation of equity units issued in private placements, which typically comprise common shares and warrants. For each private placement, the Company separately estimates the fair value of both the common shares and the warrants at the date of issuance. The determination of fair value is based on market conditions, volatility, and other relevant factors at the time of issuance.

VERSUS SYSTEMS INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022 (Expressed in United States dollars)

3.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

1.      Common Shares:    The fair value of the common shares issued is measured based on observable market prices, if available, or estimated using appropriate valuation techniques considering the terms of the shares and market conditions.

2.      Warrants:    Warrants are valued using an appropriate option-pricing model, such as the Black-Scholes or a binomial model. The model incorporates various inputs, including the share price, expected volatility, expected term, risk-free interest rate, and any dividends.

The total proceeds from the issuance of equity units are allocated between the common shares and the warrants based on their relative fair values at the date of issuance. This allocation is reflected in the equity section of the balance sheet, with the fair value of the warrants recorded as a component of additional paid-in capital in the equity section. If the warrants expire unexercised, the amount remains in additional paid-in capital.

This method of valuation and allocation ensures compliance with the fair value measurement and equity classification requirements of U.S. GAAP.

Warrants issued in equity financing transactions

The Company engages in equity financing transactions to obtain funds necessary to continue operations. These equity financing transactions may involve issuance of common shares or units. Each unit comprises a certain number of shares and a certain number of warrants. Depending on the terms and conditions of each equity financing transaction, the warrants are exercisable into additional common shares at a price prior to expiry as stipulated by the transaction.

Warrants that are part of units are assigned a value based on the residual value, if any.

As of February 1, 2021, the warrants were considered a derivative liability since the obligation to issue shares was not fixed in the Company’s functional currency. The derivative warrant liability was measured as fair value at issue with subsequent changes recognized in the consolidated statement of loss and comprehensive loss. A $9,743,659 warrant derivative loss was recorded in the consolidated statement of loss and comprehensive loss beginning February 1, 2021 when the Company changed its functional currency. As of December 31, 2023 and 2022 the associated warrants have expired and the remaining balance of the warrant liability is $0.

The Company uses the Black-Scholes Option Pricing Model for valuation of share-based payments and derivative financial assets (e.g. investments in warrants). Option pricing models require the input of subjective assumptions including expected price volatility, interest rates, and forfeiture rates. Changes in the input assumptions can materially affect the fair value estimate and the Company’s earnings.

Share-based compensation

The Company grants stock options to acquire common shares of the Company to directors, officers, employees and consultants. An individual is classified as an employee when the individual is an employee for legal or tax purposes, or provides services similar to those performed by an employee.

The fair value of stock options is measured on the date of grant, using the Black-Scholes option pricing model, and is recognized over the vesting period. Consideration paid for the shares on the exercise of stock options is credited to capital stock.

In situations where equity instruments are issued to non-employees and some or all of the goods or services received by the Company as consideration cannot be specifically identified, they are measured at fair value of the share-based payment. Otherwise, share-based payments are measured at the fair value of goods or services received.

VERSUS SYSTEMS INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022 (Expressed in United States dollars)

3.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue recognition

In general, the Company recognizes revenue when the amount of revenue can be reliably measured, it is probable that future economic benefits will flow to the Company, where there is evidence of an arrangement, when the selling price is fixed or determinable, and when specific criteria have been met or there are no significant remaining performance obligations for each of the Company’s activities as described below. Foreseeable losses, if any, are recognized in the year or period in which the loss is determined.

The Company earns revenue in two primary ways: 1) the sales of software-as-a-service (SAAS) from its interactive production software platform or 2) development and maintenance of custom-built software or other professional services.

The Company recognizes SAAS revenues from its interactive production sales over the life of the contract as its performance obligations are satisfied. Payment terms vary by contract and can be periodic or one-time payments.

The Company recognizes revenues received from the development and maintenance of custom-built software and other professional services provided upon the satisfaction of its performance obligation in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services. Performance obligations can be satisfied either at a single point in time or over time. For those performance obligations that are satisfied at a single point in time, the revenue is recognized at that time. For each performance obligation satisfied over time, the Company recognizes revenue by measuring the progress toward complete satisfaction of that performance obligation.

For revenues received from the sales of advertising, the Company is deemed the agent in its revenue agreements. The Company does not own or obtain control of the digital advertising inventory. The Company recognizes revenues upon the achievement of agreed-upon performance criteria for the advertising inventory, such as a number of views, or clicks. As the Company is acting as an agent in the transaction, the Company recognizes revenue from sales of advertising on a net basis, which excludes amounts payable to partners under the Company’s revenue sharing agreements.

The Company’s contracts with customers may include promises to transfer multiple products and services. For these contracts, the Company accounts for individual performance obligations separately if they are capable of being distinct and distinct within the context of the contract. Determining whether products and services are considered distinct performance obligations may require significant judgment. Judgment is also required to determine the stand-alone selling price, for each distinct performance obligation.

Deferred revenue

Revenue recognition of sales is recorded on a monthly basis upon delivery or as the services are provided. Cash received in advance for services are recorded as deferred revenue based on the proportion of time remaining under the service arrangement as of the reporting date.

Foreign exchange

The functional currency is the currency of the primary economic environment in which the Company operates and has been determined for each entity within the Company. The functional currency for the Company and its subsidiaries is the United States dollar. The functional currency determinations were conducted through an analysis of the consideration factors identified in ASC 830, Foreign Currency Matters.

VERSUS SYSTEMS INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022 (Expressed in United States dollars)

3.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

Foreign currency transactions in currencies other than the United States dollar are recorded at exchange rates prevailing on the dates of the transactions. Foreign currency transaction gains and losses are generally recognized in profit or loss and presented within gain (loss) on foreign exchange.

At the end of each reporting period, the monetary assets and liabilities of the Company and its subsidiaries that are denominated in foreign currencies are translated at the rate of exchange at the date of the consolidated balance sheet. Non-monetary assets and liabilities that are denominated in foreign currencies are translated at historical rates. Revenues and expenses that are denominated in foreign currencies are translated at the exchange rates approximating those in effect on the date of the transactions. Foreign currency translation gains and losses are recognized in other comprehensive income and accumulated in equity on the consolidated statement of changes in stockholders’ equity (deficit).

Comprehensive income (loss)

Comprehensive income (loss) consists of net income (loss) and other comprehensive income (loss) and represents the change in shareholders’ equity (deficit) which results from transactions and events from sources other than the Company’s shareholders. Comprehensive loss differs from net loss for the year ended December 31, 2023 due to the effects of foreign translation gains and losses.

Recent accounting pronouncements not yet adopted

New accounting pronouncements

In March 2023, the FASB issued ASU 2023-01, Leases (Topic 842): Common Control Arrangements. This ASU clarifies leasing transactions among entities under common control, emphasizing the use of written terms for lease existence and classification. It is effective for public business entities for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company is currently evaluating how this will impact its consolidated financial statements and disclosures.

In March 2023, the FASB issued ASU 2023-02, Investments — Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Tax Credit Structures Using the Proportional Amortization Method. This ASU expands the proportional amortization method to additional types of tax equity investments. It allows entities to apply this method to a broader range of investments that generate tax credits, providing greater flexibility in accounting for these investments. ASU 2023-02 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company is currently evaluating how this ASU will impact its consolidated financial statements and disclosures.

In March 2023, the FASB issued ASU 2023-03, which amends various SEC paragraphs in the Accounting Standards Codification. This includes amendments to Presentation of Financial Statements (Topic 205), Income Statement — Reporting Comprehensive Income (Topic 220), Distinguishing Liabilities from Equity (Topic 480), Equity (Topic 505), and Compensation — Stock Compensation (Topic 718). The amendments are in response to SEC Staff Accounting Bulletin No. 120 and other SEC staff announcements and guidance. This ASU does not introduce new guidance and therefore does not have a specified transition or effective date. However, for smaller reporting companies, the ASU is effective for fiscal years beginning after December 15, 2023. The Company is currently evaluating how this ASU will impact its consolidated financial statements and disclosures.

In August 2023, the FASB issued ASU 2023-05, Business Combinations — Joint Venture Formations (Subtopic 805-60): Recognition and Initial Measurement. This ASU addresses accounting for assets and liabilities contributed to a joint venture. It requires entities to recognize and measure these contributions at fair value as of the joint venture formation date. This ASU is applicable to all entities involved in forming joint

VERSUS SYSTEMS INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022 (Expressed in United States dollars)

3.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

ventures and is effective for joint ventures formed on or after January 1, 2025. Entities may choose to apply these amendments retrospectively if sufficient information is available. The Company is currently evaluating how this ASU will impact its consolidated financial statements and disclosures.

In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative. This ASU introduces changes to the disclosure requirements, aligning them more closely with the SEC’s initiatives for simplification and update. It specifically addresses various amendments in the FASB Accounting Standards Codification in response to the SEC’s drive for clearer and more streamlined disclosures. This ASU is effective for public business entities classified as smaller reporting companies for fiscal years beginning after December 15, 2023. The Company is currently evaluating how this ASU will impact its consolidated financial statements and disclosures.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. This ASU enhances the disclosures related to segment reporting for public entities. It requires entities to disclose significant segment expenses for each reportable segment, providing greater transparency in segment performance. The ASU is effective for fiscal years beginning after December 15, 2023, and for interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is currently evaluating how this ASU will impact its consolidated financial statements and disclosures.

In December 2023, the FASB issued ASU 2023-08, Intangibles — Goodwill and Other — Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets. This ASU requires certain crypto assets to be measured at fair value, with changes in fair value recorded in net income each reporting period. It also mandates additional disclosures about crypto asset holdings. This ASU is effective for all entities for fiscal years beginning after December 15, 2024, including interim periods within those years. Early adoption is permitted. The Company is currently evaluating how this ASU will impact its consolidated financial statements and disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU enhances the transparency and decision usefulness of income tax disclosures. It is designed to provide more detailed information about an entity’s income tax expenses, liabilities, and deferred tax items, potentially affecting how companies report and disclose their income tax-related information. The ASU is effective for public business entities for annual periods beginning after December 15, 2024, including interim periods within those fiscal years. The Company is currently evaluating how this ASU will impact its consolidated financial statements and disclosures.

Recent adopted accounting pronouncements

In January 2017, the FASB issued ASU No. 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, to simplify the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. An entity no longer will determine goodwill impairment by calculating the implied fair value of goodwill by assigning the fair value of a reporting unit to all of its assets and liabilities as if the reporting unit had been acquired in a business combination. Instead, under the amendments in this update, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. The FASB also eliminated the requirements for any reporting unit with a zero or negative carrying amount to perform a qualitative assessment and, if it fails that qualitative test, to perform Step 2 of the goodwill impairment test. It is effective for public business entities for fiscal years beginning after December 15, 2022, with early adoption permitted. The Company adopted the amendments in this update during the current year and the adoption did not have a material impact on its consolidated financial statements and disclosures.

VERSUS SYSTEMS INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022 (Expressed in United States dollars)

3.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which provides an exception to fair value measurement for contract assets and contract liabilities related to revenue contracts acquired in a business combination. ASU 2021-08 requires an entity (acquirer) to recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with Topic 606. At the acquisition date, an acquirer should account for the related revenue contracts in accordance with Topic 606 as if it had originated the contract. It is effective for public business entities for fiscal years beginning after December 15, 2022, with early adoption permitted. The Company adopted the amendments in this update during the current year and the adoption did not have a material impact on its consolidated financial statements and disclosures.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326) Measurement of Credit Losses on Financial Instruments, which significantly changes how entities measure credit losses for most financial assets and certain other instruments. ASU 2016-13 introduces a new model for recognizing credit losses, known as the current expected credit loss (CECL) model, which is based on expected losses rather than incurred losses. Under the CECL model, entities will be required to estimate all expected credit losses over the life of the asset. This update applies to all entities holding financial assets and net investment in leases that are not accounted for at fair value through net income. This ASU is effective for public business entities classified as smaller reporting companies for fiscal years beginning after December 15, 2022. The Company adopted the amendments in this update during the current year and the adoption did not have a material impact on its consolidated financial statements and disclosures.

Management does not believe any other recently issued but not yet effective accounting pronouncement, if adopted, would have a material effect on the Company’s present or future consolidated financial statements.

4.      CHANGE IN FUNCTIONAL AND PRESENTATION CURRENCY

The Company changed its functional currency from the Canadian dollar (CAD) to the United States dollar (USD) as of February 1, 2021. The change in functional currency coincided with the January 2021 initial public offering and listing on the Nasdaq. Considering Versus’ business activities, comprised primarily of United States dollar revenue and expenditures, as well as, United States dollar denominated financings, management determined that the functional currency of the Company is the United States dollar. All assets, liabilities, equity, and other components of stockholders’ equity (deficit) were translated into United States dollars at the exchange rate at the date of change.

5.      RECEIVABLES

As of December 31, 2023, accounts receivable consists of customer receivables of $8,680 (net an allowance for credit losses of $2,700) and Goods and Services Tax (GST) receivable of $9,542. As of December 31, 2022, accounts receivable consists of customer receivables of $46,592 (net an allowance for credit losses of $6,100) and GST receivable of $14,157.

6.      RESTRICTED DEPOSIT

As at December 31, 2023, restricted deposits consisted of $8,679 (December 31, 2022 – $8,489) held in a guaranteed investment certificate as collateral for a corporate credit card.

VERSUS SYSTEMS INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022 (Expressed in United States dollars)

7.      PROPERTY AND EQUIPMENT

	Computers	Right of Use Asset	Total
	($)	($)	($)
Cost
At December 31, 2021	181,390	749,202	930,592
Additions	65,329	—	65,329
At December 31, 2022	246,719	749,202	995,921
Additions	—	—	—
Disposals	(222,468)	—	(222,468)
At December 31, 2023	24,251	749,202	773,453

Accumulated amortization
At December 31, 2021	113,079	523,579	636,658
Amortization for the period	39,667	225,623	265,290
At December 31, 2022	152,746	749,202	901,948
Amortization for the period	23,754	—	23,754
Disposals	(154,184)	—	(154,184)
At December 31, 2023	22,316	749,202	771,518

Carrying amounts
At December 31, 2021	68,311	225,623	293,934
At December 31, 2022	93,973	—	93,973
At December 31, 2023	1,935	—	1,935

8.      NON-CONTROLLING INTEREST IN VERSUS LLC

As of December 31, 2018, the Company held a 41.3% ownership interest in Versus LLC, a privately held limited liability company organized under the laws of the state of Nevada. The Company consolidates Versus LLC as a result of having full control over the voting shares. Versus LLC is a technology company that is developing a business-to-business software platform that allows video game publishers and developers to offer prize-based matches of their games to their players.

During 2019, the Company increased its ownership by 25.2% in a series of transactions through the issuance of common shares and warrants.

On March 1, 2022, the Company acquired an additional 15.1% interest in Versus LLC in exchange for 715 common shares of the Company. The common shares were determined to have a fair value of $186,294. As a result, the Company increased its ownership interest to 81.9% and recorded the excess purchase price over net identifiable assets of $4,562,631 against additional-paid-in-capital. The effect on non-controlling interest was a reduction of $4,376,337.

VERSUS SYSTEMS INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022 (Expressed in United States dollars)

8.      NON-CONTROLLING INTEREST IN VERSUS LLC (cont.)

The following table presents summarized financial information before intragroup eliminations for the non-wholly owned subsidiary as of December 31, 2023 and December 31, 2022.

	2023	2022
Non-controlling interest percentage	18.1%	18.1%
	($)	($)
Assets
Current	2,996,250	1,011,636
Non-current	1,935	2,822,122
	2,998,185	3,843,758

Liabilities
Current	175,051	518,701
Non-current	45,960,372	39,774,321
	46,135,423	40,293,022
Net liabilities	(43,137,238)	(36,449,264)
Non-controlling interest	(7,387,547)	(6,402,387)
Net loss	(10,418,840)	(22,318,222)
Net loss attributed to non-controlling interest	(985,160)	(2,146,185)

9.      ACQUISITION OF XCITE INTERACTIVE, INC.

A) Summary of the Acquisition

On June 3, 2021, the Company closed its acquisition of all the issued and outstanding common shares of Xcite Interactive Inc. (Xcite) in exchange for common shares of the Company. Pursuant to the terms of the acquisition, the Company acquired all the issued and outstanding Xcite common shares.

The acquisition was accounted for using the acquisition method pursuant to ASC 805, “Business Combinations”. Under the acquisition method, assets and liabilities are measured at their estimated fair value on the date of acquisition. The total consideration was allocated to the tangible and intangible assets acquired and liabilities assumed and goodwill in the amount of $6.5 million was recorded.

B) Impairment of Goodwill and Intangible Assets

The Company conducts an annual impairment analysis in accordance with ASC 350 and ASC 360. A number of factors influenced the performance of Xcite Interactive in 2022 and beyond, including reduced revenue projections, the time and cost involved in creating custom games, the departure of key Xcite employees, and the competitive landscape of the fan engagement industry. As a result, the Company engaged a third-party to conduct an impairment analysis as of December 31, 2022.

The analysis determined that the fair value was $3,760,000 resulting in an impairment of $8,919,002. The goodwill balance of $6,580,660 was written down to $0. The additional impairment of $2,673,342 was attributed on a pro-rata basis to the intangible assets related the Xcite acquisition. These assets include customer relationships, tradename, and developed technology.

VERSUS SYSTEMS INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022 (Expressed in United States dollars)

10.    INTANGIBLE ASSETS

Intangible assets are comprised of a business-to-business software platform that allows video game publishers and developers to offer prize-based matches of their games to their players. The Company continued to develop new apps, therefore additional costs were capitalized during the years ended December 31, 2023 and 2022. During the year ended December 31, 2023, the Company completed an impairment analysis of its intangible assets and concluded the assets were impaired. As a result, they recorded an impairment change in the amount of $3,968,332 during the year ended December 31,2023.

	Software	Customer Relationships	Trade name	Developed Technology	Total
Cost
At December 31, 2021	12,218,908	4,840,000	750,000	1,550,000	19,358,908
Additions	2,496,621	—	—	—	2,496,621
Impairments	—	(1,699,034)	(329,167)	(340,139)	(2,338,340)
At December 31, 2022	14,715,529	3,170,966	420,833	1,209,861	19,517,189
Additions	19,413	—	—	—	19,413
Impairment	(1,656,691)	(1,745,854)	(420,833)	(144,954)	(3,968,332)
At December 31, 2023	13,078,251	1,425,112	—	1,064,907	15,568,270
Accumulated amortization
At December 31, 2021	9,582,355	345,714	—	258,333	10,186,402
Amortization	1,729,326	691,430	—	516,667	2,937,423
At December 31, 2022	11,311,681	1,037,144	—	775,000	13,123,825
Amortization	1,766,570	387,968	—	289,907	2,444,445
At December 31, 2023	13,078,251	1,425,112	—	1,064,907	15,568,270
Carrying amounts
At December 31, 2021	2,636,553	4,494,286	750,000	1,291,667	9,172,506
At December 31, 2022	3,403,848	2,133,822	420,833	434,861	6,393,364
At December 31, 2023	0	0	0	0	0

11.    ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The Company’s accounts payable and accrued liabilities are comprised of the following:

	December 31, 2023	December 31, 2022
	($)	($)
Accounts payable (Note 12)	82,579	138,276
Due to related parties (Note 12 and Note 14)	177,500	304,623
Accrued liabilities (Note 12)	26,348	79,113
	286,427	522,012

VERSUS SYSTEMS INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022 (Expressed in United States dollars)

12.    NOTES PAYABLE — RELATED PARTY

During the year ended December 31, 2023, the Company repaid $2,519,835 of principal. As at December 31, 2023, the Company had recorded $0 in accrued interest.

During the year ended December 31, 2022, the Company repaid $64,550 of principal. As at December 31, 2022, the Company had recorded $23,456 in accrued interest which was included in accounts payable and accrued liabilities.

During the year ended December 31, 2023, the Company recorded finance expense of $0 (December 31, 2022 — $60,770), related to bringing the notes to their present value.

Amount
($)
Balance at December 31, 2021	2,786,183
Repayments	(64,550)
Finance expense	60,770
Foreign exchange adjustment	(177,690)
Balance, December 31, 2022	2,604,713
Foreign currency adjustment	(35,380)
Repayments	(2,519,835)
Cancellation of remaining debt	(49,498)
Balance, December 31, 2023	—
Current	—
Non-current	—

13.    SHARE CAPITAL

a)      Authorized share capital

The Company is authorized to issue an unlimited number of Class A Shares. The Class A Shares do not have any special rights or restrictions attached. As of December 31, 2023 and 2022, there were 0 and 21 Class A Shares issued and outstanding, respectively. The Class A shares were converted to common shares on December 22, 2023.

b)      Issued share capital

During the year ended December 31, 2023, the Company:

i)       Issued 156,250 shares at a price of $14.40 per share for total proceeds of $2,250,000 in a registered direct offering. In connection with the offering, the Company incurred $226,544 in issuance costs as part of the transaction.

ii)      Issued 283,875 common shares pursuant to exercise of 283,875 warrants at a price of $17.37 per share for total proceeds of $4,561,200.

iii)    Issued 815,217 shares at a price of $3.68 per share for total proceeds of $3,000,000 in a registered direct offering. In connection with the offering, the Company incurred $453,345 in issuance costs as part of the transaction.

iv)     Issued 989,903 shares at a price of $2.59 per share for total proceeds of $2,562,660 in a private placement.

v)      Issued 21 shares upon the conversion of Class A shares.

VERSUS SYSTEMS INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022 (Expressed in United States dollars)

13.    SHARE CAPITAL (cont.)

During the year ended December 31, 2022, the Company:

vi)     Issued 18,229 units at a price of $384.00 per unit per unit for total proceeds of $7,000,000. Each unit consisted of one common share and one warrant, to purchase one common share at $460.80 per share until February 28, 2027. In connection with the offering, the Company incurred $900,720 in issuance costs as part of the transaction.

vii)    Issued 715 shares, which were converted from Versus Holdco shares.

viii)  Issued 2,461 shares at a price of $355.20 per unit for total proceeds of $874,125 as a result of the underwriter exercising the overallotment.

ix)     Issued 262 shares related to the Xcite acquisition and the vesting of key employee shares.

x)      Issued 17,271 units at a price of $124.80 per unit for total proceeds of $2,155,195. The offering consisted of 8,750 common shares and 8,521 pre-funded warrants. In connection with the offering, the Company incurred $313,482 in issuance costs as part of the transaction.

xi)     Issued 25,768 shares at $43.52 per share in a private placement offering for total proceeds of $1,119,373.

xii)    Issued 131,250 units at a price of $16.00 per unit for total proceeds of $2,099,866. The offering consisted of 18,750 common shares and 112,500 pre-funded warrants. In connection with the offering, the Company incurred $522,460 in issuance costs as part of the transaction.

c)      Stock options

The Company may grant incentive stock options to its officers, directors, employees, and consultants. The Company has implemented a rolling Stock Option Plan (the “Plan”) whereby the Company can issue up to 10% of the issued and outstanding common shares of the Company. Options have a maximum term of ten years and vesting is determined by the Board of Directors.

A continuity schedule of outstanding stock options is as follows:

	Number Outstanding	Weighted Average Exercise Price
		($)
Balance – December 31, 2021	8,091	1,017.60
Granted	6,533	99.04
Exercised	—	—
Forfeited	(386)	1,484.96
Balance – December 31, 2022	14,238	594.08
Granted	25,000	14.40
Exercised	—	—
Forfeited	(10,247)	392.60
Balance – December 31, 2023	28,990	165.38

During the year ended December 31, 2023, 25,000 stock options were granted by the Company, and the Company recorded share-based compensation of ($1,452,380) relating to options vested during the period.

During the year ended December 31, 2022, 6,533 stock options were granted by the Company, and the Company recorded share-based compensation of $1,567,583 relating to options vested during the period.

VERSUS SYSTEMS INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022 (Expressed in United States dollars)

13.    SHARE CAPITAL (cont.)

The Company used the following assumptions in calculating the fair value of stock options for the period ended:

	December 31, 2023	December 31, 2022
Risk-free interest rate	3.93%	2.14% – 4.03%
Expected life of options	3.69 years	5.0 years
Expected dividend yield	Nil	Nil
Volatility	132.65%	96.90% – 112.40%

At December 31, 2023, the Company had incentive stock options outstanding as follows:

Expiry Date	Options Outstanding	Exercise Price	Weighted Average Remaining Life
		($)	(years)
April 2, 2024	432	604.80	0.25
June 27, 2024	26	614.40	0.49
September 27, 2024	962	1,087.20	0.74
October 22, 2024	52	967.20	0.81
July 24, 2025	556	715.20	1.56
July 31, 2025	546	715.20	1.58
August 10, 2025	52	715.20	1.61
June 1, 2026	236	1,689.60	2.42
June 29, 2026	44	1,356.00	2.50
August 19, 2026	1,501	1,008.00	2.64
May 10, 2027	13	189.60	3.36
August 17, 2027	3,212	96.00	3.63
September 20, 2027	140	55.20	3.72
February 13, 2028	21,218	14.40	4.12
	28,990	165.38	3.69

d)      Share purchase warrants

A continuity schedule of outstanding share purchase warrants is as follows:

	Number Outstanding	Weighted Average Exercise Price
		($)
Balance – December 31, 2021	18,692	1,639.20
Exercised	—	—
Expired	(11,662)	1,540.80
Issued	322,878	54.72
Balance – December 31, 2022	329,908	91.84
Exercised	(283,875)	16.19
Expired	—	—
Issued	850,612	3.83
Balance – December 31, 2023(1)	896,645	32.36

____________

(1)      Unit A warrant balance is 7,030 as of December 31, 2023 and 2022.

VERSUS SYSTEMS INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022 (Expressed in United States dollars)

13.    SHARE CAPITAL (cont.)

During the year ended December 31, 2023, the Company:

i)       Issued 10,938 placement agent warrants in conjunction with a registered direct offering on February 2, 2023, with an exercise price of $14.40 per share.

ii)      Issued 815,217 warrants in conjunction with a public offering on October 17, 2023, with an exercise price of $3.68 per share.

iii)    Issued 24,457 placement agent warrants in conjunction with a public offering on October 17, 2023, with an exercise price of $4.05 per share.

During the year ended December 31, 2022, the Company:

iv)     Completed a public offering on February 28, 2022, and issued 18,229 units at a price of $384.00 per unit for total proceeds of $7,000,000. Each unit consisted of one common share and one warrant, to purchase one common share at $460.80 per share until February 28, 2027.

v)      Issued 2,461 units on March 24, 2022, at a price of $355.20 per unit for total proceeds of $874,125 because the underwriter exercised its overallotment option. Each unit consisted of one common share and one warrant, to purchase one common share at $460.80 per share until February 28, 2027.

vi)     Issued 25,906 warrants on July 18, 2022, to purchase common shares, each exercisable for one common share at an exercise price of $124.80 per share in an offer to an investor.

vii)    Completed a public offering on December 9, 2022 and issued 131,250 units for total proceeds of $2,099,866. Each unit consists of (1) either (a) one common share or (b) one pre-funded warrant to purchase one common share and (2) two warrants to purchase one common share each, at a public offering price of $16.00 per unit. The unit will have an exercise price of $17.60 per share, are exercisable immediately upon issuance, and will expire five years following the date of issuance. An additional 13,781 warrants were provided to placement agents with an exercise price of $20.00 per share.

The Company used the following assumptions in calculating the fair value of the warrants for the period ended:

	December 31, 2023	December 31, 2022
Risk-free interest rate	4.13% – 4.49%	3.99% – 4.22%
Expected life of warrants	2.06 – 4.80 years	3.06 – 5.05 years
Expected dividend yield	Nil	Nil
Volatility	132.78%	119% – 124.9%
Weighted average fair value per warrant	$4.69	$4.16

VERSUS SYSTEMS INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022 (Expressed in United States dollars)

13.    SHARE CAPITAL (cont.)

At December 31, 2023, the Company had share purchase warrants outstanding as follows:

Expiration Date	Warrants Outstanding	Exercise Price	Weighted Average Remaining Life
		($)	(years)
January 20, 2026(1)	7,030	1,800.00	2.06
February 28, 2027	20,689	460.80	3.16
December 6, 2027	13,781	20.00	3.93
December 9, 2027	9,876	17.60	3.94
January 18, 2028	25,906	124.80	4.05
February 2, 2028	10,938	14.40	4.10
October 17, 2028	783,968	3.68	4.80
October 17, 2028	24,457	4.05	4.80
	896,645	32.36	4.69

____________

(1)      Unit A warrant balance is 7,030 as of December 31, 2023 and 2022.

14.    RELATED PARTY TRANSACTIONS

The following summarizes the Company’s related party transactions, not disclosed elsewhere in these consolidated financial statements, during the years ended December 31, 2023 and 2022. Key management personnel includes the Chief Executive Officer (CEO), Chief Financial Officer (CFO) and certain directors and officers and companies controlled or significantly influenced by them.

Key Management Personnel

	2023	2022
	($)	($)
Short-term employee benefits paid or accrued to the CEO of the Company, including share-based compensation vested for incentive stock options and performance warrants.	342,275	350,657
Short-term employee benefits paid or accrued to the CFO of the Company, including share-based compensation vested for incentive stock options and performance warrants.	354,995	363,291
Short-term employee benefits paid or accrued to a member of the advisory board of the Company, including share-based compensation vested for incentive stock options and performance warrants.	54,518	215,038
Short-term employee benefits paid or accrued to the Chief Technology Officer of the Company, including share-based compensation vested for incentive stock options and performance warrants.	276,395	306,441
Short-term employee benefits paid or accrued to a Director of the Company, including share-based compensation vested for incentive stock options and performance warrants.	257,945	293,585
Short-term employee benefits paid or accrued to the Chief People Officer of the Company, including share-based compensation vested for incentive stock options and performance warrants.	205,112	205,681
Short-term employee benefits paid or accrued to other directors and officers of the Company, including share-based compensation vested for incentive stock options and performance warrants.	84,586	426,153
Total	1,575,826	2,160,846

VERSUS SYSTEMS INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022 (Expressed in United States dollars)

14.    RELATED PARTY TRANSACTIONS (cont.)

Other Related Party Payments

Office sharing and occupancy costs of $75,214 (December 31, 2022 — $64,741) were paid or accrued to a corporation that shares management in common with the Company.

Amounts Outstanding

a)      At December 31, 2023, a total of $177,500 (December 31, 2022 — $304,623) was included in accounts payable and accrued liabilities owing to officers, directors, or companies controlled by them. These amounts are unsecured and non-interest bearing (Note 11).

b)      At December 31, 2023, a total of $0 (December 31, 2022 — $2,604,713) of notes are payable to a director of the Company (Note 12).

15.    CONCENTRATION OF RISK

Credit risk

Credit risk is the risk of financial loss to the Company if a counterparty to a financial instrument fails to meet its payment obligations. The Company has no material counterparties to its financial instruments with the exception of the financial institutions which hold its cash. The Company manages its credit risk by ensuring that its cash is placed with a major financial institution with strong investment grade ratings by a primary ratings agency. The Company’s receivables consist of goods and services due from customers and tax due from the Canadian government.

Financial instrument risk exposure

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board approves and monitors the risk management processes.

Liquidity risk

The Company’s cash is invested in business accounts which are available on demand. The Company has raised additional capital during the years ended December 31, 2023 and 2022.

Interest rate risk

The Company’s bank account earns interest income at variable rates. The fair value of its portfolio is relatively unaffected by changes in short-term interest rates. A 1% change in interest rates would have no significant impact on profit or loss for the year ended December 31, 2023.

Foreign exchange risk

Foreign currency exchange rate risk is the risk that the fair value of financial instruments or future cash flows will fluctuate because of changes in foreign exchange rates. The Company operates in Canada and the United States.

VERSUS SYSTEMS INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022 (Expressed in United States dollars)

15.    CONCENTRATION OF RISK (cont.)

The Company was exposed to the following foreign currency risk as at December 31, 2023 and December 31, 2022:

	December 31, 2023	December 31, 2022
	($)	($)
Cash	1,630,841	245,858
Accounts payable and accrued liabilities	(105,941)	(93,630)
	1,524,900	152,228

As at December 31, 2023, with other variables unchanged, a +/- 10% change in the United States dollar to Canadian dollar exchange rate would impact the Company’s net loss by $152,500 (December 31, 2022 — $15,200).

16.    MANAGEMENT OF CAPITAL

The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company. Capital consists of items within equity (deficit). The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain future development of the business. The Company is not subject to any externally imposed capital requirements.

The Company remains dependent on external financing to fund its activities. In order to sustain its operations, the Company will spend its existing cash on hand and raise additional amounts as needed until the business generates sufficient revenues to be self-sustaining. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

In order to maximize ongoing corporate development efforts, the Company does not pay out dividends. The Company’s investment policy is to keep its cash treasury invested in certificates of deposit with major financial institutions.

There have been no changes to the Company’s approach to capital management during the year ended December 31, 2023.

17.    GEOGRAPHICAL SEGMENTED INFORMATION

The Company is engaged in three business activities, the live events business, which includes partnering with multiple professional sports franchises to drive in-stadium audience engagement; a software licensing business creating a recurring revenue stream; and a business-to-business software platform that allows video game publishers and developers to offer prize-based matches of their games to their players.

Details of identifiable assets by geographic segments are as follows:

	Restricted deposits	Deposits	Property and equipment	Intangible assets
December 31, 2023
Canada	$8,679	$—	$—	$—
USA	—	—	1,935	—
	$8,679	$—	$1,935	$—

December 31, 2022
Canada	$8,489	$—	$—	$—
USA	—	100,000	93,973	6,393,364
	$8,489	$100,000	$93,973	$6,393,364

VERSUS SYSTEMS INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022 (Expressed in United States dollars)

18.    SUPPLEMENTAL CASH FLOW INFORMATION

	December 31, 2023	December 31, 2022
	($)	($)
Non-cash investing and financing activities:
Shares issued to acquire Holdco shares	—	715
Shares issued in connection with Xcite acquisition	—	262
Shares issued to convert Class A shares	28,247	—

19.    LEASE OBLIGATIONS AND COMMITMENTS

Lease Liabilities

Lease liabilities recognized as of January 1, 2022	$367,884
Change in lease liabilities	(239,324)
Less: current portion	128,560
At December 31, non-current portion	—
Lease liabilities recognized as of January 1, 2023	128,560
Change in lease liabilities	(128,560)
At December 31, 2023	0

On August 1, 2015, the Company entered into a cost sharing arrangement agreement for the provision of office space and various administrative services. In May of 2018, the Company extended the cost sharing arrangement to July of 2022 at a monthly fee of CAD $7,000 plus GST per month.

On September 6, 2017, the Company entered into a rental agreement for office space in Los Angeles, California. Under the terms of the agreement the Company will pay $17,324 per month commencing on October 1, 2017 until June 30, 2023.

On April 30, 2023, the Company vacated its leased office space in Los Angeles, California in accordance with the termination of the lease. As of December 31, 2023, the Company operates using a fully remote workforce and does not have any long-term lease agreements for office space or other long-term assets. As such, the remaining right-of-use asset balance is $0.

20.    INCOME TAXES

a)      Provision for Income Taxes

The components of loss before income taxes are as follows:

	Year Ended December 31,
	2023	2022
Domestic	$(8,925,899)	$(20,999,110)
Foreign	(1,586,258)	(1,474,082)
Total	$(10,512,157)	$(22,473,192)

VERSUS SYSTEMS INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022 (Expressed in United States dollars)

20.    INCOME TAXES (cont.)

For purposes of reconciling the Company’s provision for income taxes at the statutory rate and the Company’s provision (benefit) for income taxes at the effective tax rate, a notional 27% tax rate was applied as follows:

	2023	2022
	($)	($)
Loss for the year	(10,512,157)	(22,473,192)

Income tax at federal statutory rate	(2,838,000)	(5,876,000)
Increase (decrease) in tax resulting from:
Change in statutory, foreign tax, foreign exchange rates and other	536,000	(12,000)
Permanent differences	(218,000)	1,875,000
Share issue costs	—	370,000
Change in unrecognized deductible temporary differences	2,686,000	3,643,000
Other	(166,000)	—
Income tax expense	—	—

The difference between the statutory federal income tax rate and the Company’s effective tax rate in 2023, and 2022 is primarily attributable to the difference between the U.S. and foreign tax rates, non-deductible officer compensation, share-based compensation, true up of deferred taxes, other non-deductible permanent items, and change in valuation allowance. Note that the statutory rate will be the Canadian rate as the parent (filer) is domiciled in Canada.

The net deferred tax assets (liabilities) are comprised of the following:

	2023	2022
	($)	($)
Deferred tax assets:
Non-capital losses carry-forward	15,769,000	14,379,000
Exploration and Evaluation assets	1,470,000	1,470,000
Share issuance costs	733,000	789,000
Intangible assets	2,047,000	622,000
Other deferreds	1,000	12,000
Allowable capital losses	3,635,000	3,558,000
Property and equipment	77,000	76,000
Valuation allowance	(23,732,000)	(20,906,000)
Total deferred income taxes	—	—

A valuation allowance is recorded to reduce deferred tax assets to the amount that is more likely than not to be realized based on an assessment of positive and negative evidence, including estimates of future taxable income necessary to realize future deductible amounts. A significant piece of objective negative evidence evaluated was the cumulative loss incurred over the three-year period ended December 31, 2023. Such objective evidence limits the ability to consider other subjective evidence such as its projections for future growth. On the basis of this evaluation, at December 31, 2023 and 2022, a valuation allowance of $23.7 million and $20.9 million, respectively, has been recorded.

As of December 31, 2023, the Company has accumulated federal and state net operating loss (“NOL”) carryforwards of $30.1 million and $15.6 million, respectively.

VERSUS SYSTEMS INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2023 AND 2022 (Expressed in United States dollars)

20.    INCOME TAXES (cont.)

The significant components of the Company’s temporary differences, unused tax credits and unused tax losses that have not been included on the consolidated balance sheets are as follows:

Temporary Differences	2023	Expiry Date Range	2022	Expiry Date Range
	($)		($)
Non-capital losses available for future periods – US	45,697,000	2036 to indefinite	41,188,000	2036 to indefinite
Non-capital losses available for future periods – Canada	22,862,000	2026 to 2043	21,739,000	2026 to 2041
Allowable capital losses	13,463,000	No expiry date	13,178,000	No expiry date
Property and equipment	280,000	No expiry date	270,000	No expiry date
Intangible assets	9,747,000	No expiry date	2,962,000	No expiry date
Exploration and evaluation assets	5,446,000	No expiry date	5,446,000	No expiry date
Share issuance costs	2,715,000	No expiry date	2,922,000	No expiry date

The Company is subject to taxation in the United States and various states along with other foreign countries. The Company has not been notified that it is under audit by the IRS or any state, however, due to the presence of NOL carryforwards, all the income tax years remain open for examination in each of these jurisdictions. There are no audits in any foreign jurisdictions. The Company does not believe that it is reasonably possible that the total amount of unrecognized tax benefits will significantly increase or decrease in the next 12 months.

Deferred income taxes have not been provided for undistributed earnings of the Company’s consolidated foreign subsidiaries because of the Company’s intent to reinvest such earnings indefinitely in active foreign operations.

Tax attributes are subject to review, and potential adjustment, by tax authorities. The Company files income tax returns with Canada, U.S. and state governments. With few exceptions, the Company is no longer subject to tax examinations by tax authorities for years before 2019.

21.    SUBSEQUENT EVENTS

The Company has evaluated subsequent events after the balance sheet date of December 31, 2023 through April 1, 2024, the date the consolidated financial statements were issued. Based upon its evaluation, management has determined that no subsequent events have occurred that would require recognition in the accompanying consolidated financial statements or disclosure in the notes thereto.

APPENDIX A

Form of Continuance Resolution

The following special resolutions, if approved by two-thirds or more of the holders of the issued shares present and entitled to vote on the issue at the meeting of the company, authorize Versus Systems Inc. to complete the Continuance out of British Columbia and the Domestication into Delaware (the “Continuance”).

CONTINUANCE RESOLUTION

“BE IT RESOLVED, AS A SPECIAL RESOLUTION:

THAT the Company files a written application to obtain an authorization letter from the Registrar of Companies for the Province of British Columbia (the “Registrar”) to proceed with the continuance (the “Continuance”) of the Company from the Business Corporations Act (British Columbia) to the Delaware General Corporation Law and proceed with the continuance of the Company under the laws of the state of Delaware;

THAT the shareholders authorize the continuance of the Company under the laws of the state of Delaware, namely under the Delaware General Corporation Law;

THAT the draft Certificate of Corporate Domestication and Certificate of Incorporation under the laws of the state of Delaware, namely under the Delaware General Corporation Law, that were submitted to the shareholders be and are hereby approved;

THAT, concurrently the occurrence of the continuance, the articles of the Company be and are hereby replaced with a new Certificate of Incorporation and new Bylaws that conform to and comply with the Delaware General Corporation Law, as provided for in the Certificate of Corporate Domestication;

THAT any director or officer of the Company be and is hereby authorized to sign any document, take any action and do anything necessary or merely useful, at his entire discretion, to give effect to this resolution, more specifically, to obtain from the Registrar an authorization letter respecting the continuance and, subsequently, a certificate of discontinuance;

THAT subject to, and conditional on, completion of the Continuance, the Bylaws relating generally to the conduct of the business and affairs of the Company, that was submitted to the shareholders be and is hereby ratified, confirmed and adopted, with such non-material amendments as the directors may approve;

THAT any director or officer of the Company be and is hereby authorized to sign any document, take any action and do anything necessary or merely useful, at his entire discretion, to give effect to these resolutions, more specifically, to obtain a certificate of continuance from the Secretary of State of the State of Delaware;

THAT the board of directors of the Company, in its sole discretion, is authorized to abandon the continuance without further approval of the shareholders of the Company any time prior to the endorsement by Secretary of State of the State of Delaware of a certificate of continuance.”

A-1

APPENDIX B

Form of Certificate of Corporate Domestication

CERTIFICATE OF CORPORATE DOMESTICATION
OF VERSUS SYSTEMS INC.

The undersigned, presently a corporation organized and existing under the laws of British Columbia, Canada, for the purposes of domesticating under the Delaware General Corporation Law (the “DGCL”), does certify that:

1. Versus Systems Inc. (the “Corporation”) was formed under the laws of British Columbia by way of an amalgamation under the name McAdam Resources, Inc. in the Province of Ontario on December 1, 1988, a subsequent extra-provincial registration in British Columbia on February 2, 1989, and a continuation into British Columbia on January 2, 2007.

2. The name of the corporation immediately prior to the filing of this certificate of corporate domestication was Versus Systems Inc.

3. The name of the corporation as set forth in its certificate of incorporation filed or to be filed in accordance with the DGCL is Versus Systems Inc.

4. The jurisdiction that constituted the seat, siege social, or principal place of business or central administration of the corporation, or other equivalent thereto under applicable law immediately prior to the filing of this certificate of corporate domestication pursuant to the provisions of the DGCL is British Columbia, Canada.

5. The domestication has been approved in the manner provided for by the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of the corporation and the conduct of its business or by applicable non-Delaware law, as appropriate.

6. All provisions of the plan of domestication have been approved in accordance with all applicable non-United States law, including any approval required under non-United States law for the authorization of the type of corporate action specified in the plan of domestication.

7. The effective time of this certificate of corporate domestication shall be ___________ __, 2024.

B-1

IN WITNESS WHEREOF, the corporation has caused this Certificate to be executed by its duly authorized officer on this ____ day of ___________, 2024.

VERSUS SYSTEMS INC.,
a British Columbia corporation

By:
Luis Goldner,
its Chief Executive Officer
B-2

APPENDIX C

Form of Certificate of Incorporation of Versus Systems Inc., a Delaware Corporation

CERTIFICATE OF INCORPORATION
OF
VERSUS SYSTEMS INC.

Versus Systems Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies that:

Article I

The name of this corporation is Versus Systems Inc.

Article II

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

Article III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

Article IV

A.      Classes of Stock and Authorized Shares. The Corporation is authorized to issue Common Stock, par value $0.0001 per share (the “Common Stock”), and Preferred Stock, par value $0.0001 per share (the “Preferred Stock”). The total number of shares which the Corporation is authorized to issue is three hundred million (300,000,000) shares, of which two hundred million (200,000,000) shares shall be Common Stock, and one hundred million (100,000,000) shares shall be Preferred Stock.

B.       Rights, Preferences and Restrictions of Preferred Stock. The Board of Directors of the corporation is hereby expressly authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to Section A of this Article IV, the Board is also expressly authorized to increase or decrease the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. Unless otherwise expressly provided in the certificate of designations in respect of any series of Preferred Stock, in case the number of shares of such series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

C.       Rights of Common Stock. The relative powers, rights, qualifications, limitations and restrictions granted to or imposed on the shares of the Common Stock are as follows:

1.     General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

2.     Voting Rights. The holders of the Common Stock shall have voting rights at all meetings of stockholders, each such holder being entitled to one vote for each share thereof held by such holder; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (this “Certificate”) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate or the General Corporation Law. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

3.     Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend or other rights of any then outstanding Preferred Stock and to the requirements of applicable law.

4.     Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then outstanding Preferred Stock.

Article V

In furtherance and not in limitation of the powers conferred upon it by the General Corporation Law, and subject to the terms of any series of Preferred Stock, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal the Bylaws of the Corporation. The stockholders may not adopt, amend, alter or repeal the Bylaws of the Corporation, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Certificate, by the affirmative vote of the holders of at least 66 2/3% in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon. Notwithstanding any other provisions of law, this Certificate or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least 66 2/3% in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article V.

Article VI

A.      Authority of Board. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred by statute or by this Certificate or the Bylaws of the Corporation, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B.       Board Size. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the total number of authorized directors constituting the Board of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors.

B.       Election.  Subject to the terms of any one or more series or classes of Preferred Stock, at each annual meeting of stockholders, each director shall be elected for a one-year term and each shall hold office until his or her term expires at the next annual meeting of stockholders and until his or her respective successor shall have been duly elected and qualified.

C.       Removal; Vacancies. Any director may be removed from office by the stockholders of the Corporation only for cause by the affirmative vote of the holders of at least a majority of the outstanding voting power of the stockholders. Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors. A person elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be duly elected and qualified.

Article VII

A.      Special Meetings. Special meetings of the stockholders may be called only by (i) the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors; (ii) the chairman of the Board of Directors; or (iii) the chief executive officer or president of the Corporation.

C.       Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for all “internal corporate claims.” “Internal corporate claims” means claims, including claims in the right of the Corporation, (a) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity, or (b) as to which Title 8 of the General Corporation Law confers jurisdiction upon the Court of Chancery, except for, as to each of (a) and (b) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VII (including each portion of any sentence of this Article VII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Article VIII

A.      The Corporation shall indemnify (and advance expenses to) its directors, officers, employees and agents to the full extent permitted by the General Corporation Law, as amended from time to time.

B.       To the fullest extent permitted by law, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision, nor the adoption of any provision of this Certificate inconsistent with this Article VIII, shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Article IX

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision of this Certificate or the Bylaws of the corporation and in addition to any affirmative vote of the holders of any particular class of stock of the corporation required by applicable law or by this Certificate, or the Bylaws of the corporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of the shares of the then outstanding voting stock of the corporation, voting together as a single class, shall be required to amend, repeal, or adopt any provisions of this Certificate.

[No Further Text. Signature Page Follows]

IN WITNESS WHEREOF, this Certificate of Incorporation has been signed on behalf of the Corporation by its duly authorized officer effective this ___ day of ___________, 2024

VERSUS SYSTEMS INC.

Name:	Luis Goldner
Title:	Chief Executive Officer

APPENDIX D

Form of Bylaws of Versus Systems Inc., a Delaware Corporation

BYLAWS
OF
VERSUS SYSTEMS INC.

ARTICLE I
Meeting of Stockholders

Section 1.1        Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

Section 1.2        Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, or by the Chief Executive Officer or President, or by a resolution adopted by a majority of the whole Board of Directors, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 1.3        Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation.

Section 1.4        Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 1.5        Quorum. Except as otherwise provided by law, the certificate of incorporation or these bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.4 of these bylaws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6        Organization. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors or, in his or her absence, by the Chief Executive Officer or, in his or her absence, by the President or, in his or her absence, by a Vice President or, in the absence of the foregoing persons, by a chairman designated by the Board of Directors or, in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7        Voting; Proxies. Except as otherwise provided by or pursuant to the provisions of the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the certificate of incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.

Section 1.8        Fixing Date for Determination of Stockholders of Record.

(a)        In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)        In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 1.9        List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.9 or to vote in person or by proxy at any meeting of stockholders.

Section 1.10      Inspectors of Election. The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.11      Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.12      Notice of Stockholder Business and Nominations.

(a)        Annual Meetings of Stockholders.

(1)       Nominations of persons for election to the Board of Directors of the corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any committee thereof or (c) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 1.12 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.12.

(2)       For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.12, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that no annual meeting was held in the previous year, the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the corporation, (v) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Section 1.12 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as the corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

(3)       Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 1.12 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 1.12 and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.12 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

(b)        Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 1.12 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.12. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 1.12 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)        General.

(1)       Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 1.12 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.12. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.12 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(vi) of this Section 1.12) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 1.12, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.12, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 1.12, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2)       For purposes of this Section 1.12, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3)       Notwithstanding the foregoing provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.12; provided however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.12 (including paragraphs (A)(1)(c) and (B) hereof), and compliance with paragraphs (A)(1)(c) and (B) of this Section 1.12 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of (A)(2), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 1.12 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

ARTICLE II
Board of Directors

Section 2.1        Number; Qualifications. Subject to the certificate of incorporation, the Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

Section 2.2        Election; Resignation; Vacancies. The Board of Directors shall initially consist of the persons named as directors in the certificate of incorporation or elected by the incorporator of the corporation, and each director so elected shall hold office until the first annual meeting of stockholders or until his or her successor is duly elected and qualified. The members of the Board of Directors shall be elected for staggered terms of three (3) years, with approximately one-third (1/3) of the Directors being elected annually. Any director may resign at any time upon notice to the corporation. Unless otherwise provided by law or the certificate of incorporation, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled only by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.

Section 2.3        Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.

Section 2.4        Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chief Executive Officer, the President, the Secretary, or by a majority of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.

Section 2.5        Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 2.6        Quorum; Vote Required for Action. At all meetings of the Board of Directors the directors entitled to cast a majority of the votes of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation, these bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.7        Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors or, in his or her absence, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8        Action by Unanimous Consent of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the board or committee in accordance with applicable law.

ARTICLE III
Committees

Section 3.1        Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

Section 3.2        Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws.

ARTICLE IV
Officers

Section 4.1        Officers. The officers of the corporation shall consist of a Chief Executive Officer, a Chief Financial Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, a Controller and such other officers as the Board of Directors may from time to time determine, each of whom shall be elected by the Board of Directors, each to have such authority, functions or duties as set forth in these bylaws or as determined by the Board of Directors. Each officer shall be chosen by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors and until such person’s successor shall have been duly chosen and qualified, or until such person’s earlier death, disqualification, resignation or removal. The Board of Directors may elect or appoint co-Chairmen of the Board, co-Presidents or co-Chief Executive Officers and, in such case, references in these bylaws to the Chairman of the Board, the President or the Chief Executive Officer shall refer to either such co-Chairman of the Board, co-President or co-Chief Executive Officer, as the case may be.

Section 4.2        Removal, Resignation and Vacancies. Any officer of the corporation may be removed, with or without cause, by the Board of Directors, without prejudice to the rights, if any, of such officer under any contract to which it is a party. Any officer may resign at any time upon written notice to the corporation, without prejudice to the rights, if any, of the corporation under any contract to which such officer is a party. If any vacancy occurs in any office of the corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly chosen and qualified.

Section 4.3        Chairman of the Board of Directors. The Chairman of the Board of Directors shall be subject to the control of the Board of Directors, and shall report directly to the Board of Directors.

Section 4.4        Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Chairman of the Board of Directors. Unless otherwise provided in these bylaws, all other officers of the corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief

Executive Officer. The Chief Executive Officer shall, if present and in the absence of the Chairman of the Board of Directors, preside at meetings of the stockholders and of the Board of Directors.

Section 4.5        Chief Financial Officer. The Chief Financial Officer shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 4.6        President. The President shall be the chief operating officer of the corporation, with general responsibility for the management and control of the operations of the corporation. The President shall have the power to affix the signature of the corporation to all contracts that have been authorized by the Board of Directors or the Chief Executive Officer. The President shall, when requested, counsel with and advise the other officers of the corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 4.7        Vice Presidents. The Vice President shall have such powers and duties as shall be prescribed by his or her superior officer or the Chief Executive Officer. A Vice President shall, when requested, counsel with and advise the other officers of the corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 4.8        Treasurer. The Treasurer shall supervise and be responsible for all the funds and securities of the corporation, the deposit of all moneys and other valuables to the credit of the corporation in depositories of the corporation, borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the corporation is a party, the disbursement of funds of the corporation and the investment of its funds, and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 4.9        Controller. The Controller shall be the chief accounting officer of the corporation. The Controller shall, when requested, counsel with and advise the other officers of the corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or the Chief Financial Officer or as the Board of Directors may from time to time determine.

Section 4.10      Secretary. The powers and duties of the Secretary are: (i) to act as Secretary at all meetings of the Board of Directors, of the committees of the Board of Directors and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; (ii) to see that all notices required to be given by the corporation are duly given and served; (iii) to act as custodian of the seal of the corporation and affix the seal or cause it to be affixed to all certificates of stock of the corporation and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws; (iv) to have charge of the books, records and papers of the corporation and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and (v) to perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 4.11      Additional Matters. The Chief Executive Officer and the Chief Financial Officer of the corporation shall have the authority to designate employees of the corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the corporation unless elected by the Board of Directors.

Article V
Stock

Section 5.1        Certificates. The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares that may be evidenced by a book-entry system. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation certifying the number of shares owned by such holder in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 5.2        Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Article VI
Indemnification and Advancement of Expenses

Section 6.1        Right to Indemnification. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the corporation.

Section 6.2        Prepayment of Expenses. The corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3        Claims. If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Article VI is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.4        Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5        Other Sources. The corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 6.6        Amendment or Repeal. Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

Section 6.7        Other Indemnification and Advancement of Expenses. This Article VI shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Article VII
Miscellaneous

Section 7.1        Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

Section 7.2        Manner of Notice. Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the corporation under any provision of applicable law, the certificate of incorporation, or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within sixty (60) days of having been given written notice by the corporation of its intention to send the single notice permitted under this Section 7.3, shall be deemed to have consented to receiving such single written notice. Notice to directors may be given by telecopier, telephone or other means of electronic transmission.

Section 7.3        Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

Section 7.4        Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Section 7.5        Amendment of Bylaws. These bylaws may be altered, amended or repealed, and new bylaws made, by the Board of Directors or by the affirmative vote of sixty-six and two-thirds percent of the outstanding voting power of the corporation.

APPENDIX E

Division 2 of Part 8 (ss. 237 to 247) of the BC Business Corporations Act SBC 2002, c.57

Definitions and application

237 (1) In this Division:

“dissenter” means a shareholder who, being entitled to do so, sends written notice of dissent when and as required by section 242;

“notice shares” means, in relation to a notice of dissent, the shares in respect of which dissent is being exercised under the notice of dissent;

“payout value” means,

(a) in the case of a dissent in respect of a resolution, the fair value that the notice shares had immediately before the passing of the resolution,

(b) in the case of a dissent in respect of an arrangement approved by a court order made under section 291 (2) (c) that permits dissent, the fair value that the notice shares had immediately before the passing of the resolution adopting the arrangement, or

(c) in the case of a dissent in respect of a matter approved or authorized by any other court order that permits dissent, the fair value that the notice shares had at the time specified by the court order, excluding any appreciation or depreciation in anticipation of the corporate action approved or authorized by the resolution or court order unless exclusion would be inequitable.

(2) This Division applies to any right of dissent exercisable by a shareholder except to the extent that

(a) the court orders otherwise, or

(b) in the case of a right of dissent authorized by a resolution referred to in section 238 (1) (g), the court orders otherwise or the resolution provides otherwise.

Right to dissent

238 (1) A shareholder of a company, whether or not the shareholder’s shares carry the right to vote, is entitled to dissent as follows:

(a) under section 260, in respect of a resolution to alter the articles to alter restrictions on the powers of the company or on the business it is permitted to carry on;

(b) under section 272, in respect of a resolution to adopt an amalgamation agreement;

(c) under section 287, in respect of a resolution to approve an amalgamation under Division 4 of Part 9;

(d) in respect of a resolution to approve an arrangement, the terms of which arrangement permit dissent;

(e) under section 301 (5), in respect of a resolution to authorize or ratify the sale, lease or other disposition of all or substantially all of the company’s undertaking;

(f) under section 309, in respect of a resolution to authorize the Continuance of the company into a jurisdiction other than British Columbia;

(g) in respect of any other resolution, if dissent is authorized by the resolution;

(h) in respect of any court order that permits dissent.

(2) A shareholder wishing to dissent must

(a) prepare a separate notice of dissent under section 242 for

(i) the shareholder, if the shareholder is dissenting on the shareholder’s own behalf, and

(ii) each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is dissenting,

(b) identify in each notice of dissent, in accordance with section 242 (4), the person on whose behalf dissent is being exercised in that notice of dissent, and

(c) dissent with respect to all of the shares, registered in the shareholder’s name, of which the person identified under paragraph (b) of this subsection is the beneficial owner.

(3) Without limiting subsection (2), a person who wishes to have dissent exercised with respect to shares of which the person is the beneficial owner must

(a) dissent with respect to all of the shares, if any, of which the person is both the registered owner and the beneficial owner, and

(b) cause each shareholder who is a registered owner of any other shares of which the person is the beneficial owner to dissent with respect to all of those shares.

Waiver of right to dissent

239 (1) A shareholder may not waive generally a right to dissent but may, in writing, waive the right to dissent with respect to a particular corporate action.

(2) A shareholder wishing to waive a right of dissent with respect to a particular corporate action must

(a) provide to the company a separate waiver for

(i) the shareholder, if the shareholder is providing a waiver on the shareholder’s own behalf, and

(ii) each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is providing a waiver, and

(b) identify in each waiver the person on whose behalf the waiver is made.

(3) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on the shareholder’s own behalf, the shareholder’s right to dissent with respect to the particular corporate action terminates in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and this Division ceases to apply to

(a) the shareholder in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and

(b) any other shareholders, who are registered owners of shares beneficially owned by the first mentioned shareholder, in respect of the shares that are beneficially owned by the first mentioned shareholder.

(4) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on behalf of a specified person who beneficially owns shares registered in the name of the shareholder, the right of shareholders who are registered owners of shares beneficially owned by that specified person to dissent on behalf of that specified person with respect to the particular corporate action terminates and this Division ceases to apply to those shareholders in respect of the shares that are beneficially owned by that specified person.

Notice of resolution

240 (1) If a resolution in respect of which a shareholder is entitled to dissent is to be considered at a meeting of shareholders, the company must, at least the prescribed number of days before the date of the proposed meeting, send to each of its shareholders, whether or not their shares carry the right to vote,

(a) a copy of the proposed resolution, and

(b) a notice of the meeting that specifies the date of the meeting, and contains a statement advising of the right to send a notice of dissent.

(2) If a resolution in respect of which a shareholder is entitled to dissent is to be passed as a consent resolution of shareholders or as a resolution of directors and the earliest date on which that resolution can be passed is specified in the resolution or in the statement referred to in paragraph (b), the company may, at least 21 days before that specified date, send to each of its shareholders, whether or not their shares carry the right to vote,

(a) a copy of the proposed resolution, and

(b) a statement advising of the right to send a notice of dissent.

(3) If a resolution in respect of which a shareholder is entitled to dissent was or is to be passed as a resolution of shareholders without the company complying with subsection (1) or (2), or was or is to be passed as a directors’ resolution without the company complying with subsection (2), the company must, before or within 14 days after the passing of the resolution, send to each of its shareholders who has not, on behalf of every person who beneficially owns shares registered in the name of the shareholder, consented to the resolution or voted in favour of the resolution, whether or not their shares carry the right to vote,

(a) a copy of the resolution,

(b) a statement advising of the right to send a notice of dissent, and

(c) if the resolution has passed, notification of that fact and the date on which it was passed.

(4) Nothing in subsection (1), (2) or (3) gives a shareholder a right to vote in a meeting at which, or on a resolution on which, the shareholder would not otherwise be entitled to vote.

Notice of court orders

241 If a court order provides for a right of dissent, the company must, not later than 14 days after the date on which the company receives a copy of the entered order, send to each shareholder who is entitled to exercise that right of dissent

(a) a copy of the entered order, and

(b) a statement advising of the right to send a notice of dissent.

Notice of dissent

242 (1) A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (a), (b), (c), (d), (e) or (f) must,

(a) if the company has complied with section 240 (1) or (2), send written notice of dissent to the company at least 2 days before the date on which the resolution is to be passed or can be passed, as the case may be,

(b) if the company has complied with section 240 (3), send written notice of dissent to the company not more than 14 days after receiving the records referred to in that section, or

(c) if the company has not complied with section 240 (1), (2) or (3), send written notice of dissent to the company not more than 14 days after the later of

(i) the date on which the shareholder learns that the resolution was passed, and

(ii) the date on which the shareholder learns that the shareholder is entitled to dissent.

(2) A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (g) must send written notice of dissent to the company

(a) on or before the date specified by the resolution or in the statement referred to in section 240 (2) (b) or (3) (b) as the last date by which notice of dissent must be sent, or

(b) if the resolution or statement does not specify a date, in accordance with subsection (1) of this section.

(3) A shareholder intending to dissent under section 238 (1) (h) in respect of a court order that permits dissent must send written notice of dissent to the company

(a) within the number of days, specified by the court order, after the shareholder receives the records referred to in section 241, or

(b) if the court order does not specify the number of days referred to in paragraph (a) of this subsection, within 14 days after the shareholder receives the records referred to in section 241.

(4) A notice of dissent sent under this section must set out the number, and the class and series, if applicable, of the notice shares, and must set out whichever of the following is applicable:

(a) if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner and the shareholder owns no other shares of the company as beneficial owner, a statement to that effect;

(b) if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner but the shareholder owns other shares of the company as beneficial owner, a statement to that effect and

(i) the names of the registered owners of those other shares,

(ii) the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii) a statement that notices of dissent are being, or have been, sent in respect of all of those other shares;

(c) if dissent is being exercised by the shareholder on behalf of a beneficial owner who is not the dissenting shareholder, a statement to that effect and

(i) the name and address of the beneficial owner, and

(ii) a statement that the shareholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the shareholder’s name.

(5) The right of a shareholder to dissent on behalf of a beneficial owner of shares, including the shareholder, terminates and this Division ceases to apply to the shareholder in respect of that beneficial owner if subsections (1) to (4) of this section, as those subsections pertain to that beneficial owner, are not complied with.

Notice of intention to proceed

243 (1) A company that receives a notice of dissent under section 242 from a dissenter must,

(a) if the company intends to act on the authority of the resolution or court order in respect of which the notice of dissent was sent, send a notice to the dissenter promptly after the later of

(i) the date on which the company forms the intention to proceed, and

(ii) the date on which the notice of dissent was received, or

(b) if the company has acted on the authority of that resolution or court order, promptly send a notice to the dissenter.

(2) A notice sent under subsection (1) (a) or (b) of this section must

(a) be dated not earlier than the date on which the notice is sent,

(b) state that the company intends to act, or has acted, as the case may be, on the authority of the resolution or court order, and

(c) advise the dissenter of the manner in which dissent is to be completed under section 244.

Completion of dissent

244 (1) A dissenter who receives a notice under section 243 must, if the dissenter wishes to proceed with the dissent, send to the company or its transfer agent for the notice shares, within one month after the date of the notice,

(a) a written statement that the dissenter requires the company to purchase all of the notice shares,

(b) the certificates, if any, representing the notice shares, and

(c) if section 242 (4) (c) applies, a written statement that complies with subsection (2) of this section.

(2) The written statement referred to in subsection (1) (c) must

(a) be signed by the beneficial owner on whose behalf dissent is being exercised, and

(b) set out whether or not the beneficial owner is the beneficial owner of other shares of the company and, if so, set out

(i) the names of the registered owners of those other shares,

(ii) the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii) that dissent is being exercised in respect of all of those other shares.

(3) After the dissenter has complied with subsection (1),

(a) the dissenter is deemed to have sold to the company the notice shares, and

(b) the company is deemed to have purchased those shares, and must comply with section 245, whether or not it is authorized to do so by, and despite any restriction in, its memorandum or articles.

(4) Unless the court orders otherwise, if the dissenter fails to comply with subsection (1) of this section in relation to notice shares, the right of the dissenter to dissent with respect to those notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares.

(5) Unless the court orders otherwise, if a person on whose behalf dissent is being exercised in relation to a particular corporate action fails to ensure that every shareholder who is a registered owner of any of the shares beneficially owned by that person complies with subsection (1) of this section, the right of shareholders who are registered owners of shares beneficially owned by that person to dissent on behalf of that person with respect to that corporate action terminates and this Division, other than section 247, ceases to apply to those shareholders in respect of the shares that are beneficially owned by that person.

(6) A dissenter who has complied with subsection (1) of this section may not vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, other than under this Division.

Payment for notice shares

245 (1) A company and a dissenter who has complied with section 244 (1) may agree on the amount of the payout value of the notice shares and, in that event, the company must

(a) promptly pay that amount to the dissenter, or

(b) if subsection (5) of this section applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(2) A dissenter who has not entered into an agreement with the company under subsection (1) or the company may apply to the court and the court may

(a) determine the payout value of the notice shares of those dissenters who have not entered into an agreement with the company under subsection (1), or order that the payout value of those notice shares be established by arbitration or by reference to the registrar, or a referee, of the court,

(b) join in the application each dissenter, other than a dissenter who has entered into an agreement with the company under subsection (1), who has complied with section 244 (1), and

(c) make consequential orders and give directions it considers appropriate.

(3) Promptly after a determination of the payout value for notice shares has been made under subsection (2) (a) of this section, the company must

(a) pay to each dissenter who has complied with section 244 (1) in relation to those notice shares, other than a dissenter who has entered into an agreement with the company under subsection (1) of this section, the payout value applicable to that dissenter’s notice shares, or

(b) if subsection (5) applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(4) If a dissenter receives a notice under subsection (1) (b) or (3) (b),

(a) the dissenter may, within 30 days after receipt, withdraw the dissenter’s notice of dissent, in which case the company is deemed to consent to the withdrawal and this Division, other than section 247, ceases to apply to the dissenter with respect to the notice shares, or

(b) if the dissenter does not withdraw the notice of dissent in accordance with paragraph (a) of this subsection, the dissenter retains a status as a claimant against the company, to be paid as soon as the company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the company but in priority to its shareholders.

(5) A company must not make a payment to a dissenter under this section if there are reasonable grounds for believing that

(a) the company is insolvent, or

(b) the payment would render the company insolvent.

Loss of right to dissent

246 The right of a dissenter to dissent with respect to notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares, if, before payment is made to the dissenter of the full amount of money to which the dissenter is entitled under section 245 in relation to those notice shares, any of the following events occur:

(a) the corporate action approved or authorized, or to be approved or authorized, by the resolution or court order in respect of which the notice of dissent was sent is abandoned;

(b) the resolution in respect of which the notice of dissent was sent does not pass;

(c) the resolution in respect of which the notice of dissent was sent is revoked before the corporate action approved or authorized by that resolution is taken;

(d) the notice of dissent was sent in respect of a resolution adopting an amalgamation agreement and the amalgamation is abandoned or, by the terms of the agreement, will not proceed;

(e) the arrangement in respect of which the notice of dissent was sent is abandoned or by its terms will not proceed;

(f) a court permanently enjoins or sets aside the corporate action approved or authorized by the resolution or court order in respect of which the notice of dissent was sent;

(g) with respect to the notice shares, the dissenter consents to, or votes in favour of, the resolution in respect of which the notice of dissent was sent;

(h) the notice of dissent is withdrawn with the written consent of the company;

(i) the court determines that the dissenter is not entitled to dissent under this Division or that the dissenter is not entitled to dissent with respect to the notice shares under this Division.

Shareholders entitled to return of shares and rights

247 If, under section 244 (4) or (5), 245 (4) (a) or 246, this Division, other than this section, ceases to apply to a dissenter with respect to notice shares,

(a) the company must return to the dissenter each of the applicable share certificates, if any, sent under section 244 (1) (b) or, if those share certificates are unavailable, replacements for those share certificates,

(b) the dissenter regains any ability lost under section 244 (6) to vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, and

(c) the dissenter must return any money that the company paid to the dissenter in respect of the notice shares under, or in purported compliance with, this Division.

APPENDIX F

Form of Issuance Resolution

The following special resolutions, if approved by a majority or more of the holders of the issued shares present and entitled to vote on the issue at the meeting of the company, authorize Versus Systems Inc. to complete the issuance of Company securities (the “Issuance”).

ISSUANCE RESOLUTION

“BE IT RESOLVED, AS A SPECIAL RESOLUTION:

THAT on August 22, 2024, the Company received a letter from The Nasdaq Capital Market (“Nasdaq”), notifying the Company that it is no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market.

THAT Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2.5 million, in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, the Company reported stockholders’ equity of approximately $1,797,764, which is below the minimum stockholders’ equity required for continued listing pursuant to Nasdaq Listing Rule 5550(b)(1), and, as of August 22, 2024, the Company does not meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations.

THAT, as part of a plan to regain compliance with Nasdaq rules, the Company entered into a Business Funding Agreement (the “Funding Agreement”) with ASPIS, pursuant to which ASPIS agreed to make a $2,500,000 investment in the Company; pursuant to the Funding Agreement, ASPIS has delivered to the Company $500,000 (with the remaining $2,000,000 to be delivered at a to-be-determined date).

THAT, in exchange therefor, the Company issued to ASPIS a senior convertible promissory note (the “Note”) that provides for, upon approval by the Company’s shareholders of the Issuance and the continuance of the Company as a Delaware corporation, the amount funded under the Funding Agreement plus, at ASPIS’s option, any unpaid interest, into units (“Units”) of the Company, each equal to (a) one common share and (b) a warrant to purchase one-half common share for $4.00 per share.

THAT, also pursuant to the Funding Agreement, the Company and ASPIS entered into a subscription agreement (the “Subscription Agreement”) pursuant to which ASPIS agreed to purchase from the Company and the Company agreed to sell to ASPIS the Note, the Units, and the common shares issuable upon exercise of the warrants (collectively, the “Securities”).

THAT, the Issuance requires shareholder approval under Nasdaq Listing Rules 5635(c) and 5635(d).

THAT, Nasdaq Listing Rule 5635(c) requires shareholder approval of security issuances at below fair market value made to officers, directors, employees or consultants, or affiliated entities of any such persons. The Issuance will result in shares of common stock being issued to ASPIS. Company director Luis Goldner, is also directors of ASPIS; therefore, the Issuance is subject to Nasdaq Listing Rule 5635(c).

THAT, Nasdaq Listing Rule 5635(d) requires shareholder approval in connection with a transaction other than a public offering involving the sale or issuance of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the greater of the “Minimum Price.” For purposes of Rule 5635(d), the “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (for the five trading days immediately preceding the signing of the binding agreement. The price of the common stock contained in the Units and issuable upon the exercise of the warrants contained in the Units will be below the Minimum Price

F-1

THAT the shareholders authorize the issuance by the Company of the Securities;

THAT any director or officer of the Company be and is hereby authorized to sign any document, take any action and do anything necessary or merely useful, at his entire discretion, to give effect to this resolution;

THAT any director or officer of the Company be and is hereby authorized to sign any document, take any action and do anything necessary or merely useful, at his entire discretion, to give effect to these resolutions;

THAT the board of directors of the Company, in its sole discretion, is authorized to abandon the Issuance without further approval of the shareholders of the Company any time prior to the consummation of the Issuance.

F-2

APPENDIX G

Business Funding Agreement

THIS BUSINESS FUNDING AGREEMENT (this “Agreement”) is made effective as of October 7, 2024 (the “Effective Date”), by and between ASPIS CYBER TECHNOLOGIES, INC. (“Aspis”), a Delaware corporation and VERSUS SYSTEMS, INC., a British Columbia corporation (the “Company”). Aspis and the Company are herein referred to collectively as the “Parties” and individually as a “Party”.

WHEREAS, the Company’s common stock is traded on NASDAQ under the symbol VS (the “Common Stock”);

WHEREAS, ASPIS is a Cloud Based Mobile Endpoint Cyber Security Technology Company for Anti Tapping, Antihacking within the Government, Finance, Gaming and Social Media sectors and who wishes to utilized the Company’s Gamification, Engagement and QR Code Technology for Mobile Platforms (the “ASPIS”);

WHEREAS, plans to do business with the Company and has agreed its in the best interest of Aspis to assist the Company with the NASDAQ listing requirements (the “Listing Requirements”);

WHEREAS, the Company has disclosed to Aspis it must submit a plan to NASDAQ to be compliant with the Listing Requirements on or before October 7, 2024 (the “Plan”); and

WHEREAS, the Company plans to schedule an annual general meeting of shareholders (on or about December 15, 2024, purpose of which is to approve (i) the domestication of the Company from British Columbia to Delaware, (ii) the conversion of the Note (as defined below) into Common Stock, and (iii) anything else the Board desires to have the stockholders approve.

NOW THEREFORE, for valuable consideration the receipt and sufficiency of which is hereby confirmed, the Parties agree as follows:

1. CONVERTIBLE LOAN. Aspis will deliver to the Company by wire transfer the Funding Amount as follows: (a) on or before October 9, 2024 (the date of the wire, the “Initial Funding Date”), Five Hundred Thousand U.S. Dollars (US$500,000.00) (the “Initial Funding Amount”), and (b) on or before November 15, 2024 (the “Second Funding Date”), the balance of Two Million U.S. Dollars (US$2,000,000.00) (the “Second Funding Amount”).

(a) Upon the Initial Funding, the Company will issue to Aspis a convertible promissory note in the form attached hereto as Exhibit A (the “Note”). The Note will be a Senior Note and will bear simple interest on the amounts funded at the rate of ten percent (10%) per annum until converted into equity or paid in cash at Aspis’ choice. On or about the Initial Funding Date, Aspis will deliver to the Company a subscription agreement in the form acceptable to the Company.

(b) Notwithstanding anything else in this Agreement to the contrary, if Nasdaq denies the Company’s plan to rectify its failure to meet Nasdaq’s continued listing requirement for stockholder equity (the “Plan”), then the amount due on the Second Funding Date will be suspended until the Plan is approved or the underlying deficiency is rectified.

2. CONVERSION. The amount of the Funding Amount actually funded will be convertible into Common Stock upon the occurrence of the Conditions Precedent. The Conditions Precedent include stockholder approval of: (a) the Company’s domestication to Delaware, and (b) the stockholder approval of the issuance of the underlying Common Stock. The Note will be convertible in its entirety at the greater of: (x) a prior 5-day VWAP of the Common Stock based on Initial Funding Date; or (z) US$1.16 per share of the Common Stock. Upon conversion, Aspis will also receive a five-year warrant to purchase one share of Common Stock for every two shares of Common Stock issued. The warrant will contain a cash exercise price of $4.00 per share.

3. ADDITIONAL LOAN. If NASDAQ determines for any reason that the Funding Amount is insufficient to meet the Company’s Stockholder Equity obligations and requires additional funding to meet the Company’s obligations (the “Additional Amount”), Aspis will have exclusive right and obligation to provide the Additional Amount on the same terms as the Funding Amount. If the Additional Amount is greater than US$500,000.00, Aspis will have the right, but not the obligation to fund the Additional Amount. Upon Aspis providing any Additional Amount, if the funding date of the Additional Amount is prior to conversion, the Note will be amended to reflect the change in the Funding Amount to include the Additional Amount. If the funding date of the Additional Amount is after the conversion, the Company will issue a new Note for the Additional Amount unless the Company’s outside security counsel opine that the Company can issue the relevant stock directly to Aspis without using the note/convert mechanism described herein.

4. CONFIDENTIALITY. Aspis and its employees, agents, designees, or representatives will not at any time or in any manner, either directly or indirectly, use for the personal benefit of Aspis divulge, disclose, or communicate in any manner, any information that is proprietary to the Company. Aspis and its employees, agents, designees, and representatives will protect such information and treat it as strictly confidential. This provision will remain in place indefinitely.

5. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the Parties, and there are no other promises or conditions in any other agreement whether oral or written concerning the subject matter of this Agreement. This Agreement supersedes any prior written or oral agreements between the Parties except for Section 4, Confidentiality, which recognizes that the Parties have a mutual NDA that remains in full force and effect.

6. SEVERABILITY. If any provision of this Agreement will be held to be invalid or unenforceable for any reason, the remaining provisions will continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision will be deemed to be written, construed, and enforced as so limited.

7. AMENDMENT. This Agreement may only be modified or amended in a writing signed by the Parties.

8. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York. Any disputes will be settled under the governing laws of the State of New York, City of Manhattan.

9. NOTICE. Any notice or communication required or permitted under this Agreement shall be sufficiently given if delivered in person or by certified mail, return receipt requested, to the address set forth in the opening paragraph or to such other address as one Party may have furnished to the other in writing.

10. ASSIGNMENT. Neither Party may assign or transfer this Agreement without the prior written consent of the non-assigning Party, which approval shall not be unreasonably withheld.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Parties have executed this Business Funding Agreement as of the Effective Date.

VERSUS SYSTEMS, INC.
By:	/s/ Curtis Wolfe
Name:	Curtis Wolfe
Title:	Interim CEO
ASPIS CYBER TECHNOLOGIES, INC.
By:	/s/ Brian Giammarella
Name:	Brian Giammarella
Title:	Executive Vice President

EXHIBIT A

SENIOR CONVERTIBLE PROMISSORY NOTE

SENIOR CONVERTIBLE PROMISSORY NOTE

US$2,500,000.00	October 7, 2024 New York, NY

For value received VERSUS SYSTEMS, INC., a corporation formed pursuant to the laws of British Columbia (the “Company”), promises to pay to ASPIS CYBER TECHNOLOGIES, INC. (“Holder”) the principal sum of US$2,500,000.00 (assuming the full Funding Amount is provided, or the lesser amount if less is funded) (the “Loan Amount”), convertible into equity of the Company in the manner set forth below.

This senior convertible promissory note (the “Senior Note”) is a Senior Note issued pursuant to the terms of that certain Funding Agreement (the “Funding Agreement”) dated October 7, 2024 between the Company and the Holder. Capitalized terms used herein without definition shall have the meanings given to such terms in the Funding Agreement.

1. Interest Rate. The Loan shall bear interest at the rate of 10% per annum.

2. Conversion.

(a) Upon the completion of the Conditions Precedent, contained in the Funding Agreement, the Loan Amount plus, at Holder’s option, any accrued and unpaid interest will be automatically converted to Common Stock of the Company and the Warrants, as provided in the Funding Agreement.

(b) If the conversion of this Senior Note would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then purchase price value of one share of the class and series of shares into which this Note has converted by such fraction, unless such amount is less than ten dollars (US$10.00).

3. Maturity. Unless this Senior Note has been previously converted in accordance with the terms of Section 2 above, the entire outstanding principal balance and all unpaid accrued interest shall become fully due and payable on the first anniversary of the date first written above (the “Maturity Date”).

4. Expenses. In the event of any default hereunder, the Company shall pay all reasonable legal fees and court costs incurred by Holder in enforcing and collecting this Senior Note.

5. Default. In the event that the Event of Default in 5(a) occurs, the Loan Amount shall be no longer convertible and shall be due and payable on the Maturity Date. If any of the Events of Default in 5(b) through 5(e) occur, then this Senior Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an Event of Default:

(a) The Company fails to re-domesticate to Delaware permitting the conversion of this Senior Note as provided above;

(b) The Company shall default in its performance of any covenant under the Funding Agreement;

(c) If any act, matter, or thing is done toward the termination of, or any action or proceeding is launched or taken to terminate the corporate existence of the Company, whether by winding-up, surrender, of charter, or otherwise;

(d) The Company ceases to carry on its business, commits an act of bankruptcy, becomes insolvent, makes an assignment or bulk sale of its assets without the prior written approval of the Holder, or makes a proposal, compromise, or arrangement with or to its creditors; or

(e) If any execution, sequestration, seizure, distress, or other analogous process becomes enforceable or is enforced against the Company to take possession, custody or control of any property of the Company.

(f) Notwithstanding anything else to the contrary in this Section 5, if a default under 5(a) occurs, the Company will use its best efforts to refinance the Loan Amount and pay off the Snior Note with the proceeds to such financing.

(g) Senior Note: The Company shall not issue any new indebtedness which is senior in rank to the Senior Note while the Senior Note is outstanding.

(h) Pursuant to Section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person pursuant to the Plan in the United States, including any Liens granted by the Debtors to secure the Funding Agreement and the Senior Note or to effectuate the purpose of the Funding Agreement Transactions, shall not be taxed under any law imposing a stamp tax or other similar tax.

6. Use of Proceeds. The Company shall use the Loan Amount as follows:

(a) $1,200,000 will be held as reserves to meet the stockholder equity requirements of Nasdaq;

(b) $900,000 will be used for G&A and general corporate needs; and

(c) $400,000 will be used for legal and other expenses related to the shareholder meeting and due diligence for potential business combinations.

7. Waiver. The Company hereby waives demand, notice, presentment, protest, and notice of dishonor.

8. Governing Law. This Senior Note shall be governed by the laws of the State of New York and the federal laws applicable therein.

9. Modification; Waiver. Any term of this Senior Note may be amended or waived with the mutual written consent of the Company and the Holder.

10. Assignment. This Senior Note may not be transferred to anyone other than the successor in interest of the Holder and then only when the Holder presents the Senior Note to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company and an opinion of counsel, in form and substance acceptable by the Company, that the transfer meets all applicable laws and regulations. Thereupon, this Senior Note shall be reissued to, and registered in the name of, the transferee, or a new Senior Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Senior Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

VERSUS SYSTEMS, INC.
By:
Name:	Curtis Wolfe
Title:	Interim CEO

APPENDIX H

SUBSCRIPTION AGREEMENT

in connection with

VERSUS SYSTEMS, INC.

Unsecured Promissory Note Convertible into

Up to 2,155,172 Units, Each Unit
Consisting of
One Share of
Common Stock
and
One Warrant to Purchase One-Half of One Share of Common Stock

Effective October 16, 2024

INSTRUCTIONS TO SUBSCRIPTION AGREEMENT

NAME OF SUBSCRIBER: ASPIS CYBER TECHNOLOGIES, INC.

SECURITIES OFFERED: Unsecured promissory note convertible (the “Note”) into up to 2,155,172 Units (the “Units”), each Unit at a conversion price of $1.16 and consisting of (i) one share of Common Stock of Versus Systems, Inc., a British Columbia corporation (the “Company”), and (ii) a warrant to purchase one-half of a share of Common Stock of the Company at a purchase price of $2.00 per one-half share, equal to $4.00 per one whole share (the “Offering”).

IMPORTANT INSTRUCTIONS FOR COMPLETION:

1.      COMPLETE YOUR NAME ABOVE; and

2.      PROVIDE THE DOLLAR VALUE OF THE NOTE AND NUMBER OF UNITS TO BE PURCHASED UPON CONVERSION OF THE NOTE AND ALL INFORMATION REQUESTED ON PAGES 9 AND 10, AND COMPLETE THE INVESTOR QUESTIONNAIRE ATTACHED AS ANNEX A; and

3.      SIGN THE SUBSCRIPTION AGREEMENT IN THE APPROPRIATE PLACE ON PAGE 10 AND IN THE APPROPRIATE PLACE ON PAGE A-3 OF ANNEX A; and

4.      MAKE YOUR CHECK PAYABLE TO “VERSUS SYSTEMS, INC.” OR WIRE PAYMENT OF FUNDS PURSUANT TO THE WIRING INSTRUCTIONS SET FORTH IN NO. 7 BELOW; and

5.      IF BY CHECK AND MAIL, DELIVER THE ORIGINAL SUBSCRIPTION AGREEMENT WITH CHECK PAYABLE TO “VERSUS SYSTEMS, INC.” TO THE FOLLOWING ADDRESS:

Versus Systems, Inc.
LOS ANGELES CA 90028-8529
Attention: Curtis Wolfe, Interim CEO

IF PAYMENT IS TO BE MADE BY WIRE TRANSFER, PLEASE WIRE FUNDS TO:

Chase Bank
509 Park Ave
New York, NY 10022
Tel: 212-559-0206

ABA No.:
Account Name:	Versus Systems, Inc.
Account No.:
Reference:	Versus Systems, Inc.

6.      EMAIL THE SIGNED PAGES 9, 10 AND ANNEX PAGES A1-A3:

To the Company:
Attention: Curtis Wolfe, Interim CEO
Email: @Versussystems.com

THE UNSECURED PROMISSORY NOTE AND UNITS AND SHARES OF COMMON STOCK AND WARRANTS ISSUABLE UPON CONVERSION OF THE NOTE, AND SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS (COLLECTIVELY, THE “SECURITIES”), HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE NOTES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (the “Agreement”) is executed by the undersigned (the “Subscriber”) in connection with the offering (the “Offering”) by Versus Systems, Inc., a British Columbia corporation (the “Company”), of an unsecured promissory note, convertible into up to 2,155,172 Units (the “Units”), each Unit at a conversion price of $1.16 and consisting of (i) one share of Common Stock, no par value (the “Common Stock”), of the Company, and (ii) a warrant (the “Warrants”) to purchase one-half of a share of Common Stock of the Company for a purchase price of $2.00 per one-half share ($4.00 per each full share). The Warrants shall be substantially on the terms and in the form attached hereto as Exhibit A.

SECTION 1

1.1     Subscription.    The Subscriber, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase the Note and number of Units indicated on Page 9 hereof, on the terms and conditions described herein.

1.2     Purchase.    The Subscriber understands and acknowledges that the purchase price of the Note shall be up to $2,5000,000, which shall be remitted to the Company. The Subscriber also understands that the conversion price for each Unit upon conversion of the Note shall be $1.16.

1.3     Payment for Purchase.    Payment for the Note and Units may be made by check or wire transfer as follows:

If by check, payable to: “Versus Systems, Inc.” and mailed to:

Versus, LLC. c/o Versus Systems, Inc.
LOS ANGELES CA 90028-8529
Attention: IR

If by wire:

Chase Bank
509 Park Ave
New York, NY 10022
Tel: 212-559-0206

ABA No.:
Account Name:	Versus, LLC
Account No.:
Reference:	Versus Systems, Inc.

SECTION 2

2.     Acceptance or Rejection.

(a)     The Subscriber understands and agrees that the Company reserves the right to reject this subscription for the Note and Units in whole or in part in any order, if, in its reasonable judgment, it deems such action in the best interest of the Company, notwithstanding prior receipt by the Subscriber of notice of acceptance of the Subscriber’s subscription.

(b)    In the event of rejection of this subscription, or in the event the sale of the Note and Units is not consummated by the Company for any reason (in which event this Agreement shall be deemed to be rejected), this Agreement and any other agreement entered into between the Subscriber and the Company relating to this subscription shall thereafter have no force or effect and the Company shall promptly return or cause to be returned to the Subscriber the purchase price remitted to the Company by the Subscriber in exchange for the Note and Units.

SECTION 3

3.      Subscriber Representations and Warranties. The Subscriber hereby acknowledges, represents and warrants to, and agrees with, the Company and its affiliates as follows:

(a)    The Subscriber is acquiring the Note and Units, and shares of Common Stock and Warrants comprising the Units (collectively, the “Securities”) for the Subscriber’s own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the securities comprising such securities. Further, the Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of such securities.

(b)    The Subscriber acknowledges the Subscriber’s understanding that the offering and sale of the Securities, is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) by virtue of Section 4(a)(2) of the Securities Act and Regulation D (“Regulation D”), or pursuant to an exemption to an offering of securities in an offshore transaction to persons who are not U.S. persons pursuant to Rule 903 of Regulation S under the Securities Act (“Regulation S”). In furtherance thereof, the Subscriber represents and warrants to and agrees with the Company and its affiliates as follows:

(i)     The Subscriber realizes that the basis for the Regulation D or Regulation S exemption may not be present, if, notwithstanding such representations, the Subscriber has in mind merely acquiring any of the Securities, for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Subscriber does not have any such intentions;

(ii)    The Subscriber has the financial ability to bear the economic risk of the Subscriber’s investment, has adequate means for providing for the Subscriber’s current needs and personal contingencies and has no need for liquidity with respect to the Subscriber’s investment in the Company; and

(iii)   The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. If other than an individual, the Subscriber also represents it has not been organized for the purpose of acquiring the Securities.

(c)     The Subscriber represents and warrants to the Company as follows:

(i)     Such Subscriber is authorized, empowered, and qualified to execute, deliver and perform this Agreement and other transaction documents to which such Subscriber is a party and to purchase and hold the Securities and such purchase will not contravene any law, rule or regulation binding on the Subscriber, or any investment guideline or restriction applicable to the Subscriber; and

(ii)    The Subscriber has been given the opportunity for a reasonable time prior to the date hereof to review the “Risk Factors” annexed hereto as Exhibit B and to ask questions of, and receive answers from, the Company or its representatives concerning the terms and conditions of the Offering, and other matters pertaining to this investment, and has been given the opportunity for a reasonable time prior to the date hereof to obtain such additional information in connection with the Company in order for the Subscriber to evaluate the merits and risks of purchase of the Securities, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense; and

(iii)   The Subscriber has not been furnished with any oral representation or oral information in connection with the offering of the Securities; and

(iv)    The Subscriber has determined that the Securities are a suitable investment for the Subscriber and that at this time the Subscriber can bear a complete loss of the Subscriber’s investment; and

(v)    The Subscriber is not relying on the Company, or its affiliates with respect to economic, tax or legal considerations involved in this investment and it is understood that information and explanations related to the terms and conditions of the Securities provided in the Agreement or otherwise by the Company or any of its affiliates or advisors shall not be considered investment, legal or tax advice or a recommendation to purchase the Securities, and that neither the Company nor any of its affiliates or advisors are acting or has acted as an advisor to the Subscriber in deciding to invest in the Securities; and

(vi)   The Subscriber realizes that it may not be able to resell readily any of the Securities purchased hereunder because (A) there may only be a limited market, if any exists, for any of the such securities and (B) none of such securities has been registered under the federal securities laws or any U.S. state’s “blue sky” laws; and

(vii)  The Subscriber understands that the Company has the absolute right to refuse to consent to the transfer or assignment of the Securities if such transfer or assignment does not comply with applicable state and federal securities laws; and

(viii) No representations or warranties have been made to the Subscriber by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company in this Agreement; and

(ix)   The Subscriber understands that the Securities are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the U.S. Securities and Exchange Commission (the “Commission”) provide in substance that the undersigned may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, and the undersigned understands that the Company has no obligation or intention to register any of the Securities or the offering or sale thereof, or to take action so as to permit offers or sales pursuant to the Securities Act or an exemption from registration thereunder (including pursuant to Rule 144 thereunder). Accordingly, the Subscriber understands that under the Commission’s rules, the undersigned may dispose of the Securities only in “private placements” which are exempt from registration under the Securities Act, in which event the transferee will acquire “restricted securities,” subject to the same limitations that apply to the Securities in the hands of the undersigned. Consequently, the undersigned understands that the Subscriber must bear the economic risks of the investment in the Securities for an indefinite period of time.

(x)    The Subscriber is an “accredited investor” (as defined in Rule 501(a) under the Securities Act. The undersigned agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities. The undersigned acknowledges that the undersigned has completed the Investor Questionnaire contained in Annex A and the information contained therein is complete and accurate as of the date thereof and is hereby affirmed as of the date hereof. Any information that has been furnished or that will be furnished by the undersigned to evidence its status as an accredited investor is accurate and complete and does not contain any misrepresentation or material omission.

(xi)   Any information which the Subscriber has heretofore furnished to the Company with respect to the Subscriber’s financial position and business experience is correct and complete as of the date of this Agreement and if there should be any material change in such information the Subscriber will immediately furnish such revised or corrected information to the Company; and

(xii)  The foregoing representations, warranties and agreements shall survive the sale of the Securities and acceptance by the Company of the Subscriber’s subscription.

(d)    There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Subscriber, threatened, against or affecting the Subscriber, or any of its properties, which could reasonably be expected to result in any material adverse change in the business, financial condition or results of operations of the Subscriber, or which could reasonably be expected to materially and adversely affect the properties or assets of the Subscriber.

(e)     The execution and delivery of this Agreement and the consummation of the issuance of the Securities and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by the Subscriber of any of the terms or provisions of, or constitute a default under, the organizational documents of the Subscriber, or any indenture, mortgage, deed of trust or other material agreement or instrument to which the Subscriber is a party or by which it or any of its properties or assets are bound, or any existing applicable decree, judgment or order of any court, Federal, State or other regulatory body, administrative agency or other governmental body having jurisdiction over the Subscriber or any of its properties or assets.

(f)     The Subscriber hereby represents that none of the “Bad Actor” disqualifying events described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”) is applicable to the Subscriber or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Subscriber hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Subscriber or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this paragraph (d), “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of the Subscriber’s securities for purposes of Rule 506(d) of the Act.

(g)    Confidential Treatment.

(i)     The Subscriber, its officers, directors and equity holders each acknowledge that Aspis has and will receive Confidential Information (as defined below) of significant value to the Company in connection with the purchase and ownership of the Securities. Subscriber shall, and Subscriber shall cause its officers, directors and equity holders to, at all times, keep documents or other materials containing such Confidential Information in a secure place, shall not use the Confidential Information for any purpose other than the evaluation of its investment in the Company, except as otherwise agreed to in a writing signed by the Company, and shall not disclose any of the Confidential Information in any manner whatsoever, in whole or in part, to any person for any reason or purpose whatsoever except (A) if such Subscriber is required by a court of competent jurisdiction to so disclose after notice has been given to the Company and the Company has had an opportunity to oppose such disclosure or seek a protective order to the extent practicable, (B) to employees and representatives of such Subscriber, if any, who need to know such information in connection with such Subscriber’s investment in the Company (“Necessary Agents”), provided that the Subscriber shall have informed each such Necessary Agent of the confidential nature of such information and obtained their agreement (the “Necessary Agent Confidentiality Agreement”) to hold all Confidential Information in strict confidence and not to use it for any purpose other than as permitted hereunder and shall ensure the performance by each Necessary Agent of such Necessary Agent Confidentiality Agreement. Subscriber and each of its officers, directors and equity holders and Necessary Agents understand that Confidential Information and other information available to the Subscriber may constitute material non-public information and that the federal and state securities laws contain restrictions on transacting in the Company’s securities or allowing or causing others to do so, while in possession of such material non-public information.

(ii)    “Confidential Information” means any and all information provided to the Subscriber by or on behalf of the Company in connection with the purchase and ownership of the Securities or otherwise, except for information that the Subscriber can establish (A) is generally known to the public other than as a result of the breach by the Subscriber or any affiliate of the Subscriber of an obligation of confidentiality to the Company, (B) was known by the Subscriber (as evidenced by written records) prior to its receipt by the Subscriber from the Company or (C) was disclosed to the Subscriber by a third party under no obligation of confidence.

(h)    Anti-Terrorism and Money Laundering Activities.

(i)     The Subscriber acknowledges that the Company is required by Federal law to obtain, verify and record information that identifies each person or entity who subscribes to purchase the Securities. The Subscriber acknowledges and agrees that it will furnish to the Company upon request a copy of the Subscriber’s identifying documents that will assist the Company to properly identify the Subscriber as required by Federal law. Such documents may include, without limitation, a copy of such entity’s organizational documents and evidence of the authority of the person executing this Agreement on behalf of such entity that such person has full authority to execute and deliver this Agreement on behalf of such entity and otherwise to act on behalf of such entity in connection with such entity’s subscription for the Securities.

(ii)    The Subscriber is not an individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity (collectively, a “Person”) with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC, such Persons, “Specially Designated Nationals and Blocked Persons”) or otherwise. Neither the Subscriber nor any Person who owns an interest in the Subscriber is a Person with whom a U.S. Person, including a United States financial institution as defined in 31 U.S.C. 5312, as periodically amended, is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.

SECTION 4

The Company represents and warrants to the Subscriber as follows:

Organization, Good Standing and Qualification.    The Company is an entity duly organized and validly existing under the laws of its jurisdiction of organization and has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company, as the case may be, and its subsidiaries taken as a whole. The Company is not the subject of any pending or, to the Company’s knowledge, threatened investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state, local or other jurisdiction, the Securities and Exchange Commission or the securities agency or commission of any state, local or other jurisdiction that has not been disclosed.

4.1    Authorization.    All organizational action on the part of the Company and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance (or reservation for issuance) and delivery of the Securities sold hereunder have been taken, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

4.2    Valid Issuance of Securities.    The Securities, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be validly issued, and, based in part upon the representations of the Subscriber in this Agreement, will be issued in compliance with all applicable U.S. federal and state securities laws.

4.3    Selling Efforts in Regard to this Transaction.    The Offering is not part of a plan or scheme to evade the registration provisions of the Securities Act. Neither the Company nor any person or entity acting on behalf of the Company has offered or sold any of the securities to be issued pursuant to this Agreement by any form of general solicitation or general advertising. The Company has offered the securities for sale only to each Subscriber in this Offering and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

4.4    No Conflicts.    The execution and delivery of this Agreement and the consummation of the issuance of the Securities and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the organizational documents of the Company, or any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or any existing applicable decree, judgment or order of any court, Federal, State or other regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets.

4.5    Compliance with Laws.    As of the date hereof, the conduct of the business of the Company complies in all material respects with all material statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto. The Company has not received notice of any alleged violation of any statute, law, regulations, ordinance, rule, judgment, order or decree from any governmental authority. The Company shall comply with all applicable securities laws with respect to the sale of the Securities.

4.6    Litigation.    There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company, or any of its properties, which could reasonably be expected to result in any material adverse change in the business, financial condition or results of operations of the Company, or which could reasonably be expected to materially and adversely affect the properties or assets of the Company.

4.7    No “Bad Actor” Disqualification.    The Company has exercised reasonable care, in accordance with Securities and Exchange Commission (“SEC”) final rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, (“Disqualification Events”). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act required to be complied with by the Company in connection with the issuance and sale of the Securities. For purposes hereof, “Covered Persons” means those Persons specified in the first paragraph of Rule 506(d)(1) under the Securities Act, including the Company and, to the extent applicable to the Company: (a) any predecessor or affiliate of the Company; (b) any director, executive officer, other officer participating in the offering of the Securities, general partner or managing member of the Company; (c) any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; (d) any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Securities; and (e) any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of the Units of any Solicitor or general partner or managing member of any Solicitor.

SECTION 5

5.1    Indemnity.    (a) The Subscriber agrees to indemnify and hold harmless the Company and its officers and directors, employees and their respective affiliates and each other person, if any, who controls any thereof, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

(b) The Company agrees to indemnify and hold harmless the Subscriber, its officers and directors, employees and its affiliates and each other person, if any, who controls any thereof, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Company to comply with any covenant or agreement made by the Company herein or in any other document furnished by the Company to any of the foregoing in connection with this transaction.

5.2    Modification.    Neither this Agreement nor any provisions hereof shall be waived, amended, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, amendment, modification, discharge or termination is sought.

5.3    Notices.    Any notice, demand or other communication that any party hereto may be required, or may elect, to give to anyone interested hereunder shall be in writing and shall be deemed given when (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, or (b) delivered personally, to the other party hereto at their address set forth in this Agreement or such other address as a party hereto may request by notifying the other party hereto, or (c) upon written return confirmation of a transmission when sent by e-mail to receiving parties email address set forth in this Agreement or such other e-mail address as a party hereto may request by notifying the other party hereto.

5.4    Counterparts.    This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

5.5    Binding Effect.    Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the Subscriber is more than one person, the obligation of the Subscriber shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

5.6    Entire Agreement.    The Exhibits attached hereto are hereby incorporated herein by reference. This Agreement together with the Annex and Exhibits, the Business Funding Agreement and Note, contain the entire agreement of the parties and there are no representations, covenants or other agreements except as stated or referred to herein.

5.7    Assignability.    This Agreement is not transferable or assignable by the Subscriber except as may be provided herein.

5.8    Applicable Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

6       Reserved.

6.1    Amendments.    The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and the Subscriber.

6.2    Neutral Gender.    The use in this Agreement of words in the male, female or neutral gender are for convenience only and shall affect or control any provisions of this Agreement.

6.3    Captions.    The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Remainder of page intentionally left blank

A.    SUBSCRIPTION:

Note and Number of Units Up to 2,155,172	X $1.16 =	Up to $2,500,000.00.

B.     MANNER IN WHICH TITLE IS TO BE HELD (Please check One):

1.	☐	Individual	7.	☐	Trust/Estate/Pension or Profit Sharing Plan, and Date Opened: _____________________
2.	☐	Joint Tenants with Rights of Survivorship	8.	☐	As a Custodian for ______________________ _____________________________________ UGMA __________________ (State)
3.	☐	Community Property	9.	☐	Married with Separate Property
4.	☐	Tenants in Common	10.	☐	Keogh
5.	X	Corporation/Partnership	11.	☐	Tenants by the Entirety
6.	☐	IRA
12.	Other_____________________________________________________________________________

C.     ACCREDITED INVESTOR REPRESENTATION:

Subscriber must complete and sign the Accredited Investor Questionnaire attached as Annex A to this Agreement.

D.     TITLE:

PLEASE GIVE THE EXACT AND COMPLETE NAME IN WHICH TITLE TO THE SECURITIES ARE TO BE HELD: ASPIS Cyber Technologies, Inc.

IN WITNESS WHEREOF, the Subscriber has executed this Agreement effective as of the 16th day of October, 2024

If an entity:

Name of entity: ASPIS Cyber Technologies, Inc.
By:
Name:	Brian Giammarella
Title:	EVP, Corporate Operations

If an individual:

Name:
Street Address:
590 Madison Ave 21st Floor
City:	New York	State:	NY	Zip:	10022
Telephone:	( )
Email Address:	IR@AspisCyber.com
Social Security or Federal Tax ID No.:

***DO NOT WRITE BELOW DOTTED LINE***
ACCEPTED ON BEHALF OF THE COMPANY:
Versus Systems, Inc.
By:	Note and Number of Units: Up to 2,155,172
Name: Curtis Wolfe	Total Purchase Price: Up to $2,500,000
Title: Interim Chief Executive Officer
E-mail: curtis.wolfe@versussystems.com

Effective Date: October 16, 2024

ANNEX A

ACCREDITED INVESTOR QUESTIONNAIRE

A.     APPLICABLE TO INDIVIDUALS ONLY. Please answer the following questions concerning your financial condition as an “accredited investor” (within the meaning of Rule 501 of Regulation D). If the Subscriber is more than one individual, each individual must initial an answer where the question indicates a “yes” or “no” response, indicating to which individual it applies. The Subscriber must answer “yes” in response to question 1, 2 or 3 below to be considered an “accredited investor.” If the Subscriber is purchasing jointly with his or her spouse, one answer may be indicated for the couple as a whole:

1.	Does your net worth*, or joint net worth with your spouse, exceed $1,000,000?
	Yes	No
2.

Did you have an individual income ** in excess of $200,000, or joint income together with your spouse in excess of $300,000, in each of the two most recent years (2022 and 2023) and do you reasonably expect to reach the same income level in the current year (2024)?

	Yes	No
3.	Are you an executive officer or director of Versus Systems, Inc.?
	Yes	No

*       For purposes hereof net worth shall be deemed to include ALL of your assets, liquid or illiquid (excluding the estimated fair market value of your primary residence and including such items as furnishings, automobile and restricted securities) MINUS any liabilities (excluding any indebtedness secured by your primary residence up to the estimated fair market value of your primary residence).

**     For purposes hereof the term “income” is not limited to “adjusted gross income” as that term is defined for federal income tax purposes, but rather includes certain items of income which are deducted in computing “adjusted gross income.” For investors who are salaried employees, the gross salary of such investor, minus any significant expenses personally incurred by such investor in connection with earning the salary, plus any income from any other source including unearned income, is a fair measure of “income” for purposes hereof. For investors who are self-employed, “income” is generally construed to mean total revenues received during the calendar year minus significant expenses incurred in connection with earning such revenues.

B.     APPLICABLE TO CORPORATIONS, PARTNERSHIPS AND OTHER ENTITIES ONLY:

The Subscriber is an accredited investor because the Subscriber falls within at least one of the following categories (Check all appropriate lines):

_______	(i)

a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

_______	(ii)	a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;
_______	(iii)	an insurance company as defined in Section 2(13) of the Securities Act;
_______	(iv)

an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in Section 29(a)(48) of the Investment Company Act;

_______	(v)	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;
_______	(vi)

a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, where such plan has total assets in excess of $5,000,000;

_______	(vii)

an employee benefit plan within the meaning of Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), where the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or an employee benefit plan that has total assets in excess of $5,000,000, or a self-directed plan the investment decisions of which are made solely by persons that are accredited investors;

_______	(viii)	a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;
✓	(ix)

an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

_______	(x)

a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a “sophisticated” person, who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

_______	(xi)	an entity in which all of the equity investors are persons or entities described above (“accredited investors”).

Subscriber(s):
If an entity:
Name of entity: ASPIS Cyber Technologies, Inc.
By:
Name:	Brian Giammarella
Title:	EVP, Corporate Operations

If an individual:

Name:

Owner of Accredited Investor:
If an entity:
Name of entity:
By:
Name:
Title:

If an individual:

Name:

EXHIBIT A

VERSUS SYSTEMS, INC. FORM
OF WARRANT

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS IN RELIANCE ON EXEMPTIONS FROM REGISTRATION REQUIREMENTS UNDER SAID LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

THE TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED HEREIN.

VERSUS SYSTEMS, INC.
Warrant for the Purchase of up to
[__________] Shares of Common
Stock, no par value

No.W-___________	Warrant Issue Date: ___________

THIS CERTIFIES that, for value received, ________________________ (including any transferee, the “Holder’’), is entitled to subscribe for and purchase from Versus Systems, Inc., a British Columbia corporation (the “Company”), pursuant to the terms and conditions set forth herein, on or prior to later of (i) [_____], 2029 (the “Exercise Period”), _____ (            ) shares of Common Stock, no par value (the “Common Stock”), of the Company at an initial exercise price equal to $2.00 per one-half share; provided, however, that this Warrant may only be exercised to purchase one or more whole shares of Common Stock for a purchase price of $4.00 per share, subject to adjustment pursuant to the terms hereof (the “Exercise Price”) upon a cash exercise basis as described in Section 1(b) hereof. As used herein, the term “this Warrant” shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part and the term “Warrant Shares” shall mean the shares of Common Stock issuable upon the exercise of this Warrant.

The number of shares of Common Stock issuable upon exercise of this Warrant (the “Warrant Shares”) and the Exercise Price may be adjusted from time to time as hereinafter set forth.

This Warrant may be exercised during the Exercise Period as to all or a lesser number of Warrant Shares by the surrender of this Warrant (with the Exercise Form attached hereto duly executed) to the Company at its principal executive office, which is located on the date hereof at 1370 N St Andrews Place, Los Angeles Ca 90028-8529, Attention: Curtis Wolfe, Interim Chief Executive Officer Versus Systems, Inc., or at such other place as is designated in writing by the Company, together with cash, a certified or bank cashier’s check or wire transfer of immediately available funds payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised.

1.           Upon each exercise of the Holder’s rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

2.           (a) This Warrant may be transferred by the Holder pursuant to this Section 3. Any Warrants issued upon the registration of transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. The transfer of this Warrant may be registered on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian or other legal representative, due authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company may require prior to registering any transfer of a Warrant an opinion of counsel reasonably satisfactory to the Company that such transfer complies with the provisions of the Securities Act, and the rules and regulations thereunder.

(b)         The Holder acknowledges that it has been advised by the Company that neither this Warrant nor the Warrant Shares have been registered under the Securities Act, that this Warrant is being or has been issued and the Warrant Shares may be issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Rule 506 of Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering. The Holder acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of this Warrant or the Warrant Shares issuable upon exercise hereof shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of this Warrant or such Warrant Shares is registered under the Securities Act, it being understood that neither this Warrant nor such Warrant Shares are currently registered for sale and that the Company has no obligation or intention to so register this Warrant or such Warrant Shares, or (ii) this warrant or such Warrant Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the time of the original issuance of this Warrant for the sale of this Warrant or such Warrant Shares and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Securities Act in the opinion of counsel reasonably acceptable to the Company.

3.           The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

4.           (a) In case the Company shall at any time after the date the Warrants were first issued (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price, and the number of Warrant Shares issuable upon exercise of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

(b)         Whenever there shall be an adjustment as provided in this Section 4 and 5, the Company shall promptly cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer’s certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer’s certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

(c)         The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Exercise Price of such share of Common Stock on the date of exercise of this Warrant.

(a)         In case of any consolidation or combination with or merger of the Company with or into another corporation or entity (other than a merger, consolidation or combination in which the Company is the surviving or continuing corporation), or in case of any sale, lease or conveyance to another corporation, entity or person of the property and assets of any nature of the Company as an entirety or substantially as an entirety, or any compulsory share exchange, pursuant to which share exchange the Common Stock is converted into other securities, cash or other property (collectively an “Extraordinary Event”), then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of this Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of this Warrant, had such Extraordinary Event not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such Extraordinary Event unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Extraordinary Event shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph shall similarly apply to successive Extraordinary Events.

(b)         In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation, combination or merger of another corporation or entity into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property or cash, or any combination thereof receivable upon such reclassification, change, consolidation, combination or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation, combination or merger. Thereafter, appropriate provision shall be made for adjustments, which shall be as nearly equivalent as practicable to the adjustments in Section 5.

(c)         The above provisions of this Section 5 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, combinations, mergers, sales, leases or conveyances.

5.           In case at any time the Company shall propose to:

(a)         pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

(b)         issue any rights, warrants or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants or other securities; or

(c)         effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease or conveyance of property or other Extraordinary Event; or

(d)         effect any liquidation, dissolution or winding-up of the Company; or

(e)         take any other action which would cause an adjustment to the Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder’s address as it shall appear in the Warrant Register, mailed at least 10 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (iii) the date of such action which would require an adjustment to the Exercise Price.

6.           The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

7.           The Warrant Shares issued upon exercise of this Warrant shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT’’), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.”

8.           Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor and denomination.

9.           The holder of this Warrant shall not have solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

10.         All notices and other communications given pursuant to this Warrant shall be in writing and shall be deemed to have been given when personally delivered or when mailed by prepaid registered, certified or express mail, return receipt requested. Notices should be addressed as follows:

(a)         If to Holder, then to:

Email:

(b)         If to the Company, then to:

Versus Systems, Inc.

LOS ANGELES CA 90028-8529

Attention: Curtis Wolfe, Interim Chief Executive Officer

E-mail: @VersusSystems.Com

Such addresses for notices may be changed by any party by notice to the other party pursuant to this Section.

11.         This Warrant may be amended only by an instrument in writing signed by the Company and the Holder.

12.         This Warrant has been negotiated and consummated in the State of New York and shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles governing conflicts of law. The Company and, by accepting this Warrant, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under the Subscription Agreements. The Company and, by accepting this Warrant, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Dated:	, 2024	Versus Systems, Inc.
By:
Name:
Title:

VERSUS SYSTEMS, INC.

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder
desires to transfer the attached Warrant)

To:         Versus Systems, Inc.

LOS ANGELES CA 90028-8529

Attention: Chief Executive Officer

FOR VALUE RECEIVED, _______________________ hereby sells, assigns and transfers unto _______________ that certain Warrant (Number W-__) to purchase ______________ shares of Common Stock, no par value per share of Versus Systems, Inc. (the “Company”), together with all right, title and interest therein, and does hereby irrevocably constitute and appoint the Company attorney to transfer such Warrant on the books of the Company with full power of substitution.

Dated: ______________
Signature: _______________________________

NOTICE:

The signature on the foregoing Assignment must correspond to the name as written upon the fact of this Warrant in every particular way, without alternation or enlargement or any change whatsoever.

VERSUS SYSTEMS, INC.

EXERCISE FORM

(To be completed and signed only upon exercise of the Warrants)

To:     Versus Systems, Inc.

LOS ANGELES CA 90028-8529

Attention: Chief Executive Officer

The undersigned hereby exercises his or its rights to purchase _______________________ Warrant Shares covered by the within Warrant and tenders payment herewith in the amount of $______________ by tendering cash, a wire of immediately available funds or delivering a certified check or bank cashier’s check, payable to the order of the Company in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

(Print Name, Address and Social Security or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated: ______________	Name:___________________________________
Address: _________________________________

(Signature)

EXHIBIT B

RISK FACTORS

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SPECULATIVE IN NATURE, INVOLVES A HIGH DEGREE OF RISK AND SHOULD NOT BE MADE BY ANY INVESTOR WHO CANNOT AFFORD THE LOSS OF HIS ENTIRE INVESTMENT. EACH PROSPECTIVE PURCHASER SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AND SPECULATIVE FACTORS ASSOCIATED WITH THIS OFFERING, AS WELL AS OTHERS DESCRIBED ELSEWHERE IN THIS SUBSCRIPTION AGREEMENT BEFORE MAKING ANY INVESTMENTS.

THIS DOCUMENT CONTAINS CERTAIN STATEMENTS RELATING TO FUTURE EVENTS OR THE FUTURE FINANCIAL PERFORMANCE OF OUR COMPANY. PROSPECTIVE INVESTORS ARE CAUTIONED THAT SUCH STATEMENTS ARE ONLY PREDICTIONS, INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. IN EVALUATING SUCH STATEMENTS, PROSPECTIVE INVESTORS SHOULD SPECIFICALLY CONSIDER THE VARIOUS FACTORS IDENTIFIED IN HEREIN, INCLUDING THE MATTERS SET FORTH BELOW, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS.

IN ADDITION TO THESE RISKS, THE SUBSCRIBER SHOULD ALSO CAREFULLY REVIEW THE RISKS DISCLOSED UNDER THE HEADING, “RISK FACTORS” IN THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2023, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 1, 2024, WHICH RISKS ARE INCORPORATED HEREIN BY REFERENCE AND MADE A PART OF THIS DOCUMENT.

RISKS RELATING TO THIS OFFERING AND AN INVESTMENT IN THE NOTE, UNITS, WARRANTS AND SHARES OF COMMON STOCK (COLLECTIVELY, THE “SECURITIES’’)

AN INVESTMENT IN THE SECURITIES IS SPECULATIVE AND THERE CAN BE NO ASSURANCE OF ANY RETURN ON ANY SUCH INVESTMENT.

An investment in the Securities is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

THE OFFERING PRICE OF THE SECURITIES HAS BEEN DETERMINED BY THE COMPANY AND MAY NOT BE INDICATIVE OF THE COMPANY’S ACTUAL VALUE OR THE VALUE OF THE SECURITIES.

The offering price of the Securities has been determined by the Company and may not be indicative of the Company’s actual value or the value of the Securities. The price of the Securities bears no relationship to the assets, book value, net worth or any other recognized criteria of the Company’s value. The offering price should not be considered as an indication of the Company’s actual value or the value of the Securities.

WE WILL HAVE BROAD DISCRETION ON HOW WE USE THE PROCEEDS WE RECEIVE IN THIS OFFERING.

Subject to the limitations on use of proceeds in the Note, our management will otherwise have broad discretion on how to use and spend any proceeds we receive from this Offering and may use the proceeds in ways that differ from the proposed uses discussed in herein. The Subscriber and our stockholders may not agree with our decision on how to use such proceeds. If we fail to spend the proceeds effectively, our business and financial condition could be harmed.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL, WHICH MAY NOT BE AVAILABLE ON ACCEPTABLE TERMS OR AT ALL.

We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations. We estimate that based on current plans and assumptions, that the net proceeds of the Offering will be sufficient to satisfy our cash requirements, without further financing, to comply with the plan of compliance required by Nasdaq. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to scale back our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING, OUR BUSINESS OPERATIONS WILL BE HARMED AND IF WE DO OBTAIN ADDITIONAL FINANCING, OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

We will continue to need additional funds for our operations and to pursue our growth strategy. Given our operating history of losses and limited revenue sources, there can be no assurance that we will be successful in obtaining additional financing or in growing our business. In addition, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any indebtedness or that we will not default on our debt obligations, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct our business. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

THE COMPANY IS A COMPANY WITH A HISTORY OF LOSSES AND LIMITED REVENUE AND THEREFORE IT CANNOT ENSURE THE LONG-TERM SUCCESSFUL OPERATION OF ITS BUSINESS.

The Company is a company with a history of losses and limited revenue and accordingly must address many risks and uncertainties particularly characteristic of small market cap companies. The success of the Company will be dependent, in large part, on the continuing development of the Company’s technology and on the development of the Company’s product offerings, implementation of the Company’s licensing and marketing-distribution model, which has not been proven, and the greater acceptance of the Company’s products and technology in the marketplace. The Company may not be able to successfully transition from the Company’s current stage of business as a company with only limited operations. While attempting to make this transition, the Company will be subject to all risks inherent in a growing business, including the need to complete the development of the Company’s technology, to develop and expand the Company’s technology licensees and customer base, to develop, maintain and enhance the Company’s proposed products and to build out the Company’s management and corporate infrastructure. The Company cannot assure that it will address such start-up risks successfully, and its failure to do so could cause substantial harm to the Company’s business and financial condition. In addition, there is no assurance that the Company will be able to attain profitability.

COMPETITION FROM PROVIDERS OF SIMILAR PRODUCTS AND SERVICES COULD MATERIALLY ADVERSELY AFFECT OUR REVENUES AND FINANCIAL CONDITION.

The industry in which we compete is a rapidly evolving, highly competitive, and fragmented market, which is based on consumer preferences and requires substantial human and capital resources. We expect competition to intensify in the future. There can be no assurance that we will be able to compete effectively. We believe that the main competitive factors in the entertainment, media, and communications industries include effective marketing and sales, brand recognition, product quality, product placement and availability, niche marketing and segmentation and value propositions. They also include benefits of one’s company, product and services, features and functionality, and cost. Many of our competitors are established, profitable and have strong attributes in many, most, or all of these areas. They may be able to leverage their existing relationships to offer alternative products or services at more attractive pricing or with better customer support. Other companies may also enter our markets with better products or services, greater financial and human resources and/or greater brand recognition. Competitors may continue to improve or expand current products and introduce new products. We may be perceived as relatively too small or untested to be awarded business relative to our competition. To be competitive, we will have to invest significant resources in business development, advertising, and marketing. We may also have to rely on strategic partnerships for critical branding and relationship leverage, which partnerships may or may not be available or sufficient. We cannot assure you that we will have sufficient resources to make these investments or that we will be able to make the advances necessary to be competitive. Increased competition may result in price reductions, reduced gross margin, and loss of market share. Failure to compete successfully against current or future competitors could have a material adverse effect on our business, operating results and financial condition.

THE SPECULATIVE NATURE OF THE INDUSTRY MAY RESULT IN OUR INABILITY TO PRODUCE PRODUCTS OR SERVICES THAT RECEIVE SUFFICIENT MARKET ACCEPTANCE FOR US TO BE SUCCESSFUL.

Certain segments of the digital media industry are highly speculative and historically have involved a substantial degree of risk. If we are unable to produce products or services that receive sufficient market acceptance, we may not generate sufficient revenues to maintain our operations and our business will be unsuccessful.

IF WE ARE NOT ABLE TO MAINTAIN AND ENHANCE OUR BRAND, OR IF EVENTS OCCUR THAT DAMAGE OUR REPUTATION AND BRAND, OUR ABILITY TO EXPAND OUR BASE OF USERS, DEVELOPERS, AND MARKETERS MAY BE IMPAIRED, AND OUR BUSINESS AND FINANCIAL RESULTS MAY BE HARMED.

We believe that maintaining and enhancing our brand is critical to expanding our base of users, developers, and marketers. We expect that many of our new users will be referred by existing users. Maintaining and enhancing our brand will depend largely on our ability to continue to provide useful, reliable, trustworthy, and innovative products and services, which we may not do successfully. We may introduce new products or terms of service that users do not like, which may negatively affect our brand. We also may fail to provide adequate customer service, which could erode confidence in our brand. Our brand may also be negatively affected by the actions of users that are deemed to be hostile or inappropriate to other users, or by users acting under false or inauthentic identities. Maintaining and enhancing our brand may require us to make substantial investments and these investments may not be successful. If we fail to successfully promote and maintain our brand or if we incur excessive expenses in this effort, our business and financial results may be adversely affected.

IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY, THE VALUE OF OUR BRAND AND OTHER INTANGIBLE ASSETS MAY BE DIMINISHED, AND OUR BUSINESS MAY BE ADVERSELY AFFECTED.

We rely and expect to continue to rely on a combination of confidentiality and license agreements with our employees, consultants, and third parties with whom we have relationships, as well as trademark, copyright, patent, trade secret, and domain name protection laws, to protect our proprietary rights. In the United States and internationally, we have filed various applications for protection of certain aspects of our intellectual property. Third parties may knowingly or unknowingly infringe our proprietary rights, third parties may challenge proprietary rights held by us, and pending and future trademark and patent applications may not be approved. In addition, effective intellectual property protection may not be available in every country in which we operate or intend to operate our business. In any or all of these cases, we may be required to expend significant time and expense in order to prevent infringement or to enforce our rights. Although we have taken measures to protect our proprietary rights, there can be no assurance that others will not offer products or concepts that are substantially similar to ours and compete with our business. If the protection of our proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of our brand and other intangible assets may be diminished and competitors may be able to more effectively mimic our service and methods of operations. Any of these events could have an adverse effect on our business and financial results.

OUR PRODUCTS AND INTERNAL SYSTEMS RELY ON SOFTWARE THAT IS HIGHLY TECHNICAL, AND IF IT CONTAINS UNDETECTED ERRORS, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

Our products and internal systems rely on software that is highly technical and complex. In addition, our products and internal systems depend on the ability of our software to store, retrieve, process, and manage immense amounts of data. Our software has contained, and may now or in the future contain, undetected errors, bugs, or vulnerabilities. Some errors in our software may only be discovered after the code has been released for external or internal use. Errors or other design defects within our software may result in a negative experience for users and marketers who use our products, delay product introductions or enhancements, or result in measurement or billing errors. Any errors, bugs, or defects discovered in our software could result in damage to our reputation, loss of users, loss of revenue, or liability for damages, any of which could adversely affect our business and financial results.

COMPUTER MALWARE, VIRUSES, HACKING AND PHISHING ATTACKS, AND SPAMMING COULD HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

Computer malware, viruses, and computer hacking and phishing attacks have become more prevalent in our industry and may occur on our systems in the future. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security, and availability of our products and technical infrastructure. Any such failure may harm our reputation, our ability to retain existing users and attract new users, and our results of operations.

CHANGES IN TECHNOLOGY MAY REDUCE THE DEMAND FOR OUR SERVICES.

The interactive digital media industries are substantially affected by rapid and significant changes in technology. These changes may reduce the demand for certain existing services and technologies used in these industries or render them obsolete. We cannot assure you that the technologies we use or rely upon will not be subject to such occurrence. While we may attempt to adapt our services to newer technologies, we cannot assure you that we will have sufficient resources to fund these changes or that these changes will ultimately prove successful. If we are unable to respond to quickly to changes in technology our business will fail.

WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS MODEL, WHICH IS SUBJECT TO INHERENT UNCERTAINTIES.

Our business model is predicated on our ability and the ability of our customers to attract advertisers in order to properly monetize and exploit our products and service offerings in the most appropriate medium. We cannot assure that there will be a large enough audience for our platform, or those prospective customers will agree to pay the prices that we propose to charge. In the event our customers resist paying the prices we set for our products, our business, financial condition, and results of operations will be materially and adversely affected.

FUTURE BUSINESS COMBINATIONS AND ACQUISITION TRANSACTIONS, IF ANY, MAY NOT SUCCEED IN GENERATING THE INTENDED BENEFITS AND MAY, THEREFORE, ADVERSELY AFFECT SHAREHOLDER VALUE OR OUR FINANCIAL RESULTS.

Integration of new businesses or technologies into our business may have any of the following adverse effects:

•        We may have difficulty transitioning customers and other business relationships.

•        We may have problems unifying management following a transaction.

•        We may lose key employees from our existing or acquired businesses.

•        We may experience intensified competition from other companies seeking to expand sales and market share during the integration period.

•        Our management’s attention may be diverted to the assimilation of the technology and personnel of acquired businesses or new product or service lines.

•        We may experience difficulties in coordinating geographically disparate organizations and corporate cultures and integrating management personnel with different business backgrounds.

•        We may face shareholder lawsuits, regulatory hurdles, government investigations or other legal claims.

The inability of our management to successfully integrate acquired businesses, and any of the above specified issues or unanticipated issues related to acquisitions or business combinations, could have a material adverse effect on our business, operating results and financial condition.

MANY OF OUR COMPETITORS ARE LARGER AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO, AND THOSE ADVANTAGES COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM.

The digital media industry is competitive. There are a substantial number of traditional and established companies and internet media companies with which we compete directly and indirectly, many of which have significantly greater financial resources, higher revenues, and greater economies of scale than us. We will attempt to distinguish ourselves from our competitors, but there can be no assurance that we will be able to penetrate the market. We believe that our intellectual property is attractive to an online audience in light of the recent worldwide trend to move publishing from print to electronic media. Nevertheless, there is no assurance that we will compete successfully with existing or future competitors in the industry. If we are not successful in competing with these traditional and established businesses, we will be unable to generate any revenues.

WE MUST RESPOND TO AND CAPITALIZE ON RAPID CHANGES IN CONSUMER BEHAVIOR RESULTING FROM NEW TECHNOLOGIES AND DISTRIBUTION PLATFORMS IN ORDER TO REMAIN COMPETITIVE AND EXPLOIT NEW OPPORTUNITIES.

Technology in the online and mobile arenas is changing rapidly. We must adapt to advances in technologies, distribution outlets and content transfer and storage (legally or illegally) to ensure that our platform remains desirable and widely available to our audiences while protecting our intellectual property interests. The ability to anticipate and take advantage of new and future sources of revenue from these technological developments will affect our ability to continue to increase our revenue and expand our business. If we cannot ensure that our content is responsive to the lifestyles of our target audiences and capitalize on technological advances, our revenues will decline which may cause us to curtail operations.

A DECLINE IN ADVERTISING EXPENDITURES COULD CAUSE OUR REVENUES AND OPERATING RESULTS TO DECLINE SIGNIFICANTLY IN ANY GIVEN PERIOD OR IN SPECIFIC MARKETS.

We anticipate deriving some of our revenues from the sale of advertising, either directly or by our customers or partners. A decline in advertising expenditures generally or in specific markets could significantly adversely affect our revenues and operating results in any given period. Declines can be caused by the economic prospects of advertisers or the economy in general could alter current or prospective advertisers’ spending priorities. Disasters, acts of terrorism, political uncertainty, or hostilities could lead to a reduction in advertising expenditures as a result of economic uncertainty. Our advertising revenues may also be adversely affected by changes in audience traffic, which advertisers rely upon in making decisions to purchase advertising. A decrease in our advertising revenues will adversely impact our results of operations.

IF WE DO NOT MAINTAIN THE CONTINUED SERVICE OF OUR EXECUTIVE OFFICERS, OUR BUSINESS OPERATIONS MAY BE AFFECTED.

Our success is substantially dependent on the performance of our management team. Given our early stage of development, we are dependent on our ability to retain and motivate high quality personnel. Although we believe we will be able to engage qualified personnel for such purposes, an inability to do so could materially adversely affect our ability to market, sell, and enhance our products. The loss of one or more of our key employees or our inability to hire and retain other qualified employees, including but not limited to development staff, business development staff, and digital publishing staff, could have a material adverse effect on our business.

WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS.

Despite our efforts to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property rights, or otherwise independently develop substantially equivalent products and services. The loss of intellectual property protection or the inability to secure or enforce intellectual property protection could harm our business and ability to compete. We rely on a combination of trademark and copyright laws, trade secret protection and confidentiality and license agreements to protect our trademarks, software and know-how. We may be required to spend significant resources to protect our trade secrets and monitor and police our intellectual property rights.

Third parties may assert infringement claims against us in the future. In particular, there has been a substantial increase in the issuance of business process patents for Internet-related business processes, which may have broad implications for all participants in Internet commerce. Claims for infringement of these patents are becoming an increasing source of litigation. If we become subject to an infringement claim, we may be required to modify our products, services and technologies or obtain a license to permit our continued use of those rights. We may not be able to do either of these things in a timely manner or upon reasonable terms and conditions. Failure to do so could seriously harm our business and operating results. In addition, future litigation relating to infringement claims could result in substantial costs to us and a diversion of management resources. Adverse determinations in any litigation or proceeding could also subject us to significant liabilities and could prevent us from using some of our products, services or technologies.

WE MAY INCUR UNINSURED LOSSES IN THE OPERATION OF OUR BUSINESS.

There is no assurance that we will not incur uninsured liabilities and losses as a result of the conduct of our business. We plan to maintain comprehensive liability and property insurance at customary levels. We will also evaluate the availability and cost of business interruption insurance. However, should uninsured losses occur we may be unable to cover these losses from our existing work capital which may cause us to incur significant losses?

WE MAY INCUR LIABILITIES THAT WE MAY BE UNABLE TO REPAY IN THE FUTURE.

We may incur liabilities with affiliated or unaffiliated lenders. These liabilities would represent fixed costs which would be required to be paid regardless of the level of our business or profitability. There is no assurance we will be able to pay all of our liabilities. An increase in our costs may cause us to increase the prices at which we charge our customers which may lead to our customers to seek alternatives to our products. In such event, our revenues will decrease, and we may be forced to curtail our operations.

WE MAY INCUR UNANTICIPATED COST OVERRUNS WHICH MAY SIGNIFICANTLY AFFECT OUR OPERATIONS.

We may incur substantial cost overruns in the development and enhancement of our Platform. Management is not obligated to contribute capital to us. Unanticipated costs may force us to obtain additional capital or financing from other sources if we are unable to obtain the additional funds necessary to implement our business plan. There is no assurance that we will be able to obtain sufficient capital to implement our business plan successfully. If a greater investment is required in the business because of cost overruns, the probability of earning a profit or a return of our shareholders’ investment will be diminished.

WE ARE INCREASINGLY DEPENDENT ON INFORMATION TECHNOLOGY SYSTEMS AND INFRASTRUCTURE (CYBER SECURITY).

We increasingly rely upon technology systems and infrastructure. Our technology systems are potentially vulnerable to breakdown or other interruption by fire, power loss, system malfunction, unauthorized access and other events such as computer hackings, cyber-attacks, computer viruses, worms or other destructive or disruptive software. Likewise, data privacy breaches by employees and others with permitted access to our systems may pose a risk that sensitive data may be exposed to unauthorized persons or to the public. While we have invested heavily in the protection of data and information technology and in related training, there can be no assurance that our efforts will prevent significant breakdowns, breaches in our systems or other cyber incidents that could have a material adverse effect upon our reputation, business, operations or financial condition of the Company. In addition, significant implementation issues may arise as we continue to consolidate and outsource certain computer operations and application support activities.

RISKS RELATING TO OUR SECURITIES AND COMMON STOCK

THERE ARE SIGNIFICANT RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES.

The offer and sale of the Securities is being made without registration under state and federal securities laws in reliance upon the “private offering” exemption of Section 4(a)(2) and/or Rule 506 of Regulation D under the Securities Act or pursuant to an exemption to an offering of securities in an offshore transaction to persons who are not U.S. persons pursuant to Rule 903 of Regulation S under the Securities Act, as well as available exemptions under applicable state securities laws. The Securities will be “restricted securities” under the Securities Act and cannot be resold or otherwise transferred unless they are registered under the Securities Act and any applicable state securities laws or are transferred in a transaction exempt from such registration.

THE ISSUANCE OF ADDITIONAL STOCK IN CONNECTION WITH FINANCINGS, ACQUISITIONS, INVESTMENTS, OUR STOCK INCENTIVE PLAN OR OTHERWISE WILL DILUTE ALL OTHER STOCKHOLDERS.

Our organizational documents authorize us to issue an unlimited number of shares of Common Stock. Subject to compliance with applicable rules and regulations, we may issue our shares of Common Stock or securities convertible into our Common Stock from time to time in connection with a financing, acquisition, investment, our stock incentive plans or otherwise. Any such issuance could result in substantial dilution to our existing stockholders and cause the trading price of our Common Stock to decline.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE; ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of the Board of Directors. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if and when our Common Stock commences trading, and our stock price appreciates.

YOU SHOULD CONSULT YOUR OWN TAX AND LEGAL ADVISORS CONCERNING INCOME TAX RISKS.

We urge each prospective subscriber to consult with its own representatives, including its own tax and legal advisors, with respect to the federal (as well as state and local) income tax consequences of this investment before purchasing any Securities. Prospective subscribers should not construe the information set forth in herein as providing any tax advice and this Agreement is not intended to be a complete or definitive summary of the tax consequences of an investment in the Units. Prospective subscribers are advised to consult with their own tax counsel concerning the tax aspects of the purchase of Securities.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.     Indemnification of Directors and Officers

The only statutes, charter provisions, bylaws, contracts or other arrangements under which any director, officer or control person is insured or indemnified in any manner against any liability which they may incur in their capacity as such are as follows:

•        Part 5, Division 5 of the Business Corporations Act (British Columbia) (the “BCBCA”); and

•        Part 15 of our Articles, filed as Exhibit 3.1 of a Current Report on Form 8-K filed with the SEC on December 12, 2008 which states that we may indemnify our directors and officers to the greatest extent permitted by the BCBCA.

Part 5, Division 5 of the BCBCA allows us to indemnify our directors and officers against losses incurred as a result of an action brought against them due to their position with us whether they are successful in defending the action or not. If an action is brought against one of our directors or officers and that director or officer is successful in the outcome of the proceeding, the BCBCA requires that we reimburse all costs associated with defending such action.

The BCBCA also provides that we must not indemnify or pay the expenses of one of our directors or officers if any of the following circumstances apply:

•        if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our articles;

•        if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our articles;

•        if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to our best interests or the associated corporation, as the case may be; or

•        in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Additionally, if a proceeding is brought against one of our directors or officers by or on our behalf, we must not:

•        indemnify the director or officer in respect of the proceeding; or

•        pay the expenses of the director or officer in respect of the proceeding.

At present, there is no pending litigation or proceeding involving any director, officer, employee or agent where indemnification would be required or permitted.

Item 21.     Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporation by Reference
		Form	Filing Date	Exhibit Number
2.1	Plan of Domestication		*
3.1	Form of Versus Systems Inc. Certificate of Incorporation		+
3.2	Form of Versus Systems Inc. Bylaws		*
3.3	Notice of Articles of Versus Systems Inc.	F-1	11/20/2020	3.1
3.4	Articles of Versus Systems Inc.	F-1	11/20/2020	3.1
3.5	Form of Certificate of Corporate Domestication to be filed under the DGCL.		*
4.1	Specimen Stock Certificate evidencing common shares.	F-1/A	1/11/2021	4.1
4.2	Warrant Agent Agreement dated January 20, 2021 between Versus System Inc. and Computershare, including forms of Unit A Warrants and Unit B Warrants.	6-K	1/21/2021	99.2
4.3	Representative Warrant Agreement dated January 20, 2021.	F-1/A	12/14/2020	4.3
5.1	Legal Opinion of Igler and Pearlman, P.A.		+
10.1	Form of Loan Agreement, including form of promissory note, between Versus Systems Inc. and Brian Tingle.	F-1	11/20/2020	10.1
10.2	Form of Loan Agreement, including form of promissory note, between Versus Systems Inc. and The Sandoval Pierce Family Trust Established May 20, 2015.	F-1	11/20/2020	10.2
10.3	Subscription Agreement and form of Warrant with ASPIS Cyber Technologies, Inc., dated as of October 16, 2024.		+
10.4	Technology License and Software Development Agreement with ASPIS Cyber Technologies, Inc., dated as of October 7, 2024.		+
10.5	Business Funding Agreement with ASPIS Cyber Technologies, Inc. with ASPIS Cyber Technologies, Inc., dated as of October 7, 2024.		+
10.6	Form of Warrant of Versus Systems Inc.	F-1	11/20/2020	10.6
10.7	Versus Systems Inc. 2017 Stock Option Plan.	F-1	11/20/2020	10.7
10.8	Acquisition Agreement dated as of March 16, 2016 among Versus Systems Inc. (formerly Opal Energy Corp.), Versus Systems (Holdco) Corp. (formerly Opal Energy (Holdco) Corp.), Versus LLC and the selling members of Versus LLC	F-1	11/20/2020	10.8
10.9	Software License, Marketing and Linking Agreement dated as of March 6, 2019 between HP Inc. and Versus LLC.	F-1	11/20/2020	10.9
14.1	Code of Conduct and Ethics.	F-1/A	1/11/2021	14.1
21.1	List of Subsidiaries of Versus Systems Inc.		*
23.1	Consent of Igler and Pearlman, P.A. (included in Exhibit 5.1)		+
23.2	Consent of Ramirez Jimenez International CPAs.		+
24.1	Power of Attorney (included on signature page).		*
101 SCH	XBRL Taxonomy Extension Schema Document
101 CAL	XBRL Taxonomy Calculation Linkbase Document
101 LAB	XBRL Taxonomy Labels Linkbase Document
101 PRE	XBRL Taxonomy Presentation Linkbase Document
101 DEF	XBRL Taxonomy Extension Definition Linkbase Document
107	Filing Fee Table		*

____________

*        Previously filed.

+        Filed herewith.

#        Portions of this exhibit have been redacted in compliance with Item 601(b)(10) of Regulation S-K. Schedules, exhibits and similar supporting attachments to this exhibit are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

Item 22.     Undertakings

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes:

(1)    That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2)    That every prospectus (i) that is filed pursuant to paragraph (h)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (§230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on November 8, 2024.

VERSUS SYSTEMS INC.
By:	/s/ Luis Goldner
Luis Goldner
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Geoff Deller	Chief Financial Officer	November 8, 2024
Geoff Deller	(Principal Financial and Accounting Officer)
/s/ David Catzel	Director	November 8, 2024
David Catzel
/s Juan Carlos Barrera	Director	November 8, 2024
Juan Carlos Barrera
/s/ Luis Goldner	Director and Chief Executive Officer	November 8, 2024
Luis Goldner	(Principal Executive Officer)

Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Versus Systems Inc. has signed this registration statement on November 8, 2024.

By:	/s/ Luis Goldner
Name:	Luis Goldner